   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 1998
                                                      REGISTRATION NO. 333-28081
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                               BANCORPSOUTH, INC.
             (Exact name of Registrant as specified in its charter)

         MISSISSIPPI                                6712                                64-0659571
(State or other jurisdiction of          (Primary Standard Industrial       (I.R.S. Employer Identification No.)
 incorporation or organization)           Classification Code Number)

                              ONE MISSISSIPPI PLAZA
                            TUPELO, MISSISSIPPI 38801
                                 (601) 680-2000
          (Address, Including Zip Code, and Telephone Number, including
             Area Code, of registrant's principal executive offices)

                               AUBREY B. PATTERSON
                               BANCORPSOUTH, INC.
                              ONE MISSISSIPPI PLAZA
                            TUPELO, MISSISSIPPI 38801
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                -----------------

                                 With copies to:

      THEODORE W. LENZ, ESQ.                            PAUL S. WARE, ESQ.
WALLER LANSDEN DORTCH & DAVIS, PLLC               BRADLEY ARANT ROSE & WHITE LLP
   511 UNION STREET, SUITE 2100                    2001 PARK PLACE, SUITE 1400
    NASHVILLE, TENNESSEE 37219                    BIRMINGHAM, ALABAMA 35203-2736


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Post-Effective Amendment becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                              --------------------------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     [HIGHLAND BANK LOGO] [ALABAMA BANCORP LOGO] [FIRST COMMUNITY BANK LOGO]


                 MERGERS PROPOSED -- YOUR VOTE IS VERY IMPORTANT

         Alabama Bancorp., Inc. and its subsidiary banks, Highland Bank and First Community Bank of The South, have entered into a merger agreement with BancorpSouth, Inc. The merger agreement provides that, subject to shareholder and regulatory approval and other conditions, Alabama Bancorp will merge into BancorpSouth. In addition, Highland Bank and First Community Bank of The South will merge into BancorpSouth Bank, a subsidiary of BancorpSouth. The combined companies would have banking operations in Mississippi, Tennessee and Alabama, and, based upon the companies' June 30, 1998 balance sheets, total assets of about $4.8 billion, deposits of about $4.1 billion and shareholders' equity of about $406.1 million.

         If the mergers are completed, shareholders of Alabama Bancorp, Highland Bank and First Community Bank of The South will receive shares of BancorpSouth common stock in exchange for their shares of common stock of Alabama Bancorp, Highland Bank and First Community Bank of The South. BancorpSouth common stock is listed on the New York Stock Exchange under the symbol "BXS." On _______, 1998, the closing price per share of BancorpSouth common stock reported on the New York Stock Exchange was $______.

         The mergers cannot be completed without the approval of shareholders of each of Alabama Bancorp, Highland Bank and First Community Bank of The South. Each of these companies has scheduled a special meeting for its shareholders to vote on the mergers. In addition, shareholders of Alabama Bancorp will vote upon the approval of certain change of control payments that will be made to Mr. Larry R. Mathews, the President of Alabama Bancorp, upon completion of the mergers, as provided in Mr. Mathews' employment agreement with Alabama Bancorp. The dates, times and places of the special meetings are as follows:

         Alabama Bancorp:                              ______________, 1998
                                                       ______ __.m. (local time)
                                                       2211 Highland Avenue
                                                       Birmingham, Alabama

         Highland Bank:                                ______________, 1998
                                                       ______ __.m. (local time)
                                                       2211 Highland Avenue
                                                       Birmingham, Alabama

         First Community Bank of The South:            ______________, 1998
                                                       ______ __.m. (local time)
                                                       2211 Highland Avenue
                                                       Birmingham, Alabama

         YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your special shareholders meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the mergers and, for shareholders of Alabama Bancorp, as a vote in favor of approving the payments to Mr. Mathews under his employment agreement. If you don't return your card, the effect will be a vote against the mergers and the payments to Mr. Mathews.

         The attached Prospectus Supplement/Proxy Statement provides you with detailed information about the proposed mergers, the companies involved and the change of control payments to Mr. Mathews. You can also obtain information about BancorpSouth from documents it has filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

         The Boards of Directors of each of Alabama Bancorp, Highland Bank and First Community Bank of The South unanimously recommend that shareholders vote in favor of their respective merger. In addition, the Board of Directors of Alabama Bancorp unanimously recommends that the Alabama Bancorp shareholders vote in favor of approving the change of control payments to Mr. Mathews.

                                        Very truly yours,



                                        Elton B. Stephens
                                        Chairman


                                 ---------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSIONER HAS APPROVED OR DISAPPROVED OF THE SHARES OF BANCORPSOUTH COMMON STOCK TO BE ISSUED UNDER THIS PROSPECTUS SUPPLEMENT/PROXY STATEMENT OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT/PROXY STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                 ---------------


         SHARES OF BANCORPSOUTH COMMON STOCK ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                             [ALABAMA BANCORP LOGO]

                     NOTICE OF SPECIAL SHAREHOLDERS MEETING
                          TO BE HELD ON ________, 1998

TO THE SHAREHOLDERS OF ALABAMA BANCORP., INC.:

         This serves as notice to you that a special meeting of shareholders of Alabama Bancorp., Inc. will be held on ___________, 1998 at ____ __.m., local time, for the purpose of considering and voting upon the following matters:

         1. Mergers. Approval and adoption of the Agreement and Plan of Merger, dated as of June 19, 1998, among Alabama Bancorp, Highland Bank, First Community Bank of The South and BancorpSouth, Inc., and the transactions contemplated in that agreement, including the merger of Alabama Bancorp with and into BancorpSouth and the mergers of Highland Bank and First Community Bank of The South with and into BancorpSouth Bank.

         2. Change of Control Payments. To consider and vote upon a proposal to approve certain change of control payments that will be made to Mr. Larry R. Mathews, the President of Alabama Bancorp, upon completion of the mergers with BancorpSouth, as provided in Mr. Mathews' employment agreement with Alabama Bancorp. These payments are more completely described in the accompanying Prospectus Supplement/Proxy Statement. A copy of Mr. Mathews' employment agreement is attached hereto as Annex F.

         3. Other Matters. To consider and vote on other matters that properly come before the special meeting or any adjournments or postponements of the special meeting.

         Only holders of record of Alabama Bancorp common stock at the close of business on ________, 1998 are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.

         Under Section 262 of the Delaware General Corporation Law (the "DGCL"), holders of Alabama Bancorp common stock who comply with the requirements of
Section 262 of the DGCL will have the right to dissent from the merger and to obtain payment of the fair value of their shares. A copy of Section 262 of the DGCL is attached as Annex B to the attached Prospectus Supplement/Proxy Statement. In addition, please see the section entitled "THE MERGERS - Dissenters' Rights" in the attached Prospectus Supplement/Proxy Statement for a discussion of the procedures to be followed in asserting these dissenters' rights.

         PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. All shareholders are cordially invited to attend the special meeting. To ensure your representation at the special meeting, please complete and promptly mail the enclosed proxy in the enclosed return envelope. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted. Please review the Prospectus Supplement/Proxy Statement accompanying this notice for more complete information regarding the merger and the special meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Larry R. Mathews
                                        President
__________, 1998

THE BOARD OF DIRECTORS OF ALABAMA BANCORP UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF (1) THE MERGER AGREEMENT AND (2) THE CHANGE OF CONTROL PAYMENTS TO MR. MATHEWS.

                              [HIGHLAND BANK LOGO]


                     NOTICE OF SPECIAL SHAREHOLDERS MEETING
                          TO BE HELD ON ________, 1998

TO THE SHAREHOLDERS OF HIGHLAND BANK:

         This serves as notice to you that a special meeting of shareholders of Highland Bank will be held on ___________, 1998 at ____ __.m., local time, for the purpose of considering and voting upon the following matters:

         1. Mergers. Approval and adoption of the Agreement and Plan of Merger, dated as of June 19, 1998, among Alabama Bancorp., Inc., Highland Bank, First Community Bank of The South and BancorpSouth, Inc., and the transactions contemplated in that agreement, including the merger of Alabama Bancorp with and into BancorpSouth and the mergers of Highland Bank and First Community Bank of The South with and into BancorpSouth Bank.

         2. Other Matters. To consider and vote on other matters that properly come before the special meeting or any adjournments or postponements of the special meeting.

         Only holders of record of Highland Bank common stock at the close of business on ________, 1998 are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.

         Under Article 13 of the Alabama Business Corporation Act (the "ABCA"), holders of Highland Bank common stock who comply with the requirements set forth in Article 13 of the ABCA will have the right to dissent from the merger and to obtain payment of the fair value of their shares. A copy of Article 13 of the ABCA is attached as Annex C to the attached Prospectus Supplement/Proxy Statement. In addition, please see the section entitled "THE MERGERS - Dissenters' Rights" in the attached Prospectus Supplement/Proxy Statement for a discussion of the procedures to be followed in asserting these dissenters' rights.

         PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. All shareholders are cordially invited to attend the special meeting. To ensure your representation at the special meeting, please complete and promptly mail the enclosed proxy in the enclosed return envelope. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted. Please review the Prospectus Supplement/Proxy Statement accompanying this notice for more complete information regarding the merger and the special meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Larry R. Mathews
                                        President and Chief Executive Officer
__________, 1998

THE BOARD OF DIRECTORS OF HIGHLAND BANK UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

                           [FIRST COMMUNITY BANK LOGO]


                     NOTICE OF SPECIAL SHAREHOLDERS MEETING
                          TO BE HELD ON ________, 1998


TO THE SHAREHOLDERS OF FIRST COMMUNITY BANK OF THE SOUTH:

         This serves as notice to you that a special meeting of shareholders of First Community Bank of The South will be held on ___________, 1998 at ____ __.m., local time, for the purpose of considering and voting upon the following matters:

         1. Mergers. Approval and adoption of the Agreement and Plan of Merger, dated as of June 19, 1998, among Alabama Bancorp., Inc., Highland Bank, First Community Bank of The South and BancorpSouth, Inc., and the transactions contemplated in that agreement, including the merger of Alabama Bancorp with and into BancorpSouth and the mergers of Highland Bank and First Community Bank of The South with and into BancorpSouth Bank.

         2. Other Matters. To consider and vote on other matters that properly come before the special meeting or any adjournments or postponements of the special meeting.

         Only holders of record of First Community Bank common stock at the close of business on ________, 1998 are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.

         Under Article 13 of the Alabama Business Corporation Act (the "ABCA"), holders of First Community Bank common stock who comply with the requirement set forth in Article 13 of the ABCA will have the right to dissent from the merger and to obtain payment of the fair value of their shares. A copy of Article 13 of the ABCA is attached as Annex C to the attached Prospectus Supplement/Proxy Statement. In addition, please see the section entitled "THE MERGERS - Dissenters' Rights" in the attached Prospectus Supplement/Proxy Statement for a discussion of the procedures to be followed in asserting these dissenters' rights.

         PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. All shareholders are cordially invited to attend the special meeting. To ensure your representation at the special meeting, please complete and promptly mail the enclosed proxy in the enclosed return envelope. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted. Please review the Prospectus Supplement/Proxy Statement accompanying this notice for more complete information regarding the merger and the special meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Elton B. Stephens
                                        Chairman
__________, 1998

THE BOARD OF DIRECTORS OF FIRST COMMUNITY BANK OF THE SOUTH UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
QUESTIONS AND ANSWERS ABOUT THE MERGERS........................................................................   6

SUMMARY........................................................................................................   7

SELECTED FINANCIAL DATA........................................................................................  19

THE SPECIAL MEETINGS...........................................................................................  26
         General...............................................................................................  26
         Proxies...............................................................................................  27
         Solicitation Of Proxies...............................................................................  28
         Record Date And Voting Rights.........................................................................  28
         Recommendation Of The Boards Of Directors.............................................................  31
         Dissenters' Rights....................................................................................  31

THE MERGERS....................................................................................................  39
         Description Of The Mergers............................................................................  39
         Background Of The Mergers.............................................................................  41
         Reasons For The Mergers; Recommendation Of The Boards Of Directors....................................  43
         Fairness Opinion......................................................................................  46
         Regulatory Approval...................................................................................  52
         Accounting Treatment..................................................................................  52
         Certain Federal Income Tax Consequences...............................................................  52
         Interests Of Certain Persons In The Mergers...........................................................  54
         Comparison Of Rights Of Shareholders..................................................................  55
         Restrictions On Resales By Affiliates.................................................................  55

THE MERGER AGREEMENT...........................................................................................  57
         Exchange Of Certificates..............................................................................  57
         Conditions To The Mergers.............................................................................  58
         Termination Of The Merger Agreement...................................................................  59
         Conduct Of Business Prior To The Mergers And Other Covenants..........................................  60
         Amendment Of The Merger Agreement; Waiver; Expenses...................................................  62
         Stock Option Agreement................................................................................  62

PROPOSAL TO APPROVE CHANGE OF CONTROL PAYMENTS.................................................................  65

PRICE RANGE OF COMMON STOCK AND DIVIDENDS......................................................................  67
         Market Prices.........................................................................................  67
         Dividends.............................................................................................  68

ALABAMA BANCORP MANAGEMENT'S DISCUSSION AND ANALYSIS OF  FINANCIAL CONDITION AND RESULTS OF
OPERATIONS.....................................................................................................  70
         Results Of Operations and Financial Condition.........................................................  70
         Average Balances And Interest Rates, Interest Yield/Rates On Taxable Equivalents......................  74
         Liabilities And Stockholders' Equity..................................................................  74
         Rate/Volume Analysis..................................................................................  75
         Allowance and Provision For Loan Losses...............................................................  75
         Noninterest Income....................................................................................  76
         Noninterest Expense...................................................................................  77

         Income Taxes..........................................................................................  78
         Loans.................................................................................................  78
         Nonperforming Assets..................................................................................  79
         Securities............................................................................................  79
         Deposits..............................................................................................  79
         Liquidity.............................................................................................  80
         Capital...............................................................................................  80
         Interest Sensitivity..................................................................................  81
         Year 2000.............................................................................................  82

INFORMATION ABOUT ALABAMA BANCORP, HIGHLAND BANK AND FIRST COMMUNITY BANK OF THE SOUTH.........................  83
         General...............................................................................................  83
         Employees.............................................................................................  84
         Description Of Properties.............................................................................  84
         Legal Proceedings.....................................................................................  84
         Supervision And Regulation............................................................................  84
         Risk-Based Capital Guidelines.........................................................................  85
         Source Of Strength....................................................................................  86
         Certain Relationships And Related Party Transactions..................................................  86
         Principal Shareholders And Management.................................................................  87

COMPARISON OF RIGHTS OF SHAREHOLDERS...........................................................................  92
         Change Of Control.....................................................................................  92
         Board Of Directors....................................................................................  93
         Removal Of Directors..................................................................................  93
         Authorized Capital Stock..............................................................................  94
         Rights Of Shareholders To Call Special Meetings.......................................................  94

WHERE YOU CAN FIND MORE INFORMATION............................................................................  95
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION....................................................  96

LEGAL MATTERS..................................................................................................  97

EXPERTS........................................................................................................  97

ALABAMA BANCORP AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS............................................. F-1

PROSPECTUS, DATED ____________, 1998........................................................................... P-1


ANNEX A      -  AGREEMENT AND PLAN OF MERGER................................................................... A-1

ANNEX B      -  PROVISIONS OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW,
                RELATING TO DISSENTERS' APPRAISAL RIGHTS....................................................... B-1

ANNEX C      -  PROVISIONS OF ARTICLE 13 OF THE ALABAMA BUSINESS CORPORATION ACT,
                RELATING TO DISSENTERS' RIGHTS................................................................. C-1

ANNEX D      -  FAIRNESS OPINION OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING................................... D-1

ANNEX E      -  STOCK OPTION AGREEMENT......................................................................... E-1

ANNEX F      -  EMPLOYMENT AGREEMENT BETWEEN ALABAMA BANCORP AND MR. LARRY R. MATHEWS.......................... F-1

ANNEX G      -  PERFORMANCE REWARD AGREEMENT BETWEEN ALABAMA BANCORP AND MR. LARRY R.
                MATHEWS........................................................................................ G-1

                              QUESTIONS AND ANSWERS
                                ABOUT THE MERGERS

Q:       WHAT DO I NEED TO DO NOW?

A: Just indicate on the enclosed proxy card how you want to vote, and sign and mail the proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the applicable special shareholders meeting. If you sign and send in your proxy but don't indicate how you want to vote, your proxy will be counted as a vote in favor of your merger. If you don't vote on your merger or if you abstain, the effect will be a vote against the merger.

         You are invited to your special shareholders meeting to vote your shares in person, rather than signing and mailing your proxy card. If you do sign your proxy card, you can take back your proxy at any time until the special shareholders meeting and either change your vote or attend the special shareholders meeting and vote in person.

         EACH OF THE BOARDS OF DIRECTORS OF ALABAMA BANCORP, HIGHLAND BANK AND FIRST COMMUNITY BANK OF THE SOUTH UNANIMOUSLY RECOMMENDS VOTING IN FAVOR OF THE PROPOSED MERGERS.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Only if you provide instructions to your broker on how to vote by following the directions your broker provides. Without instructions from you to your broker, your shares will not be voted and this will effectively be a vote against your merger.

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the mergers are completed, you will be sent written instructions on how to exchange your shares of common stock of Alabama Bancorp, Highland Bank and First Community Bank of The South for BancorpSouth common stock.

Q.       WHOM DO I CONTACT IF I HAVE QUESTIONS ABOUT MY MERGER?

A:       If you have more questions about the mergers, you should contact:

                             Alabama Bancorp., Inc.
                              2211 Highland Avenue
                            Birmingham, Alabama 35255
                           Attention: Larry R. Mathews
                          Phone Number: (205) 933-8080.

                                     SUMMARY


         This summary highlights selected information from this document. It does not contain all of the information that is important to you. You should carefully read this entire document and the documents to which it refers you in order to understand fully the mergers and the change of control payments to Mr. Mathews, and to obtain a more complete description of the companies and the legal terms of the mergers. See "WHERE YOU CAN FIND MORE INFORMATION." Each item in this summary includes a page reference that directs you to a more complete description in this document of the topic discussed.


THE COMPANIES (PAGE 83)

BANCORPSOUTH, INC.
One Mississippi Plaza
Tupelo, Mississippi 38801
(601) 680-2000

         BancorpSouth is incorporated in the State of Mississippi and is a bank holding company. Through its wholly-owned bank subsidiary, BancorpSouth Bank, and its banking-related subsidiaries, BancorpSouth serves customers primarily in Mississippi and west Tennessee. BancorpSouth Bank conducts a commercial banking and trust business through 137 offices in 69 municipalities or communities in 43 counties throughout Mississippi and west Tennessee. It operates under the trade names "Bank of Mississippi" in Mississippi and "Volunteer Bank" in Tennessee. BancorpSouth's principal assets are the stock of its subsidiaries. As of June 30, 1998, BancorpSouth had total assets of about $4.5 billion, deposits of about $3.9 billion and shareholders' equity of about $378.9 million.

         On May 2, 1998, BancorpSouth entered into a merger agreement with Merchants Capital Corporation, a bank holding company based in Vicksburg, Mississippi. The merger agreement provides for the merger of Merchants Capital Corporation into BancorpSouth, and the merger of Merchants Bank (a wholly-owned subsidiary of Merchants Capital Corporation) into BancorpSouth Bank. Merchants Bank operates six banking locations in the Vicksburg, Mississippi area and a loan production office in Jackson, Mississippi. As of June 30, 1998, Merchants Capital Corporation and its subsidiaries had total assets of about $222.2 million and total deposits of about $184.8 million.

         On August 12, 1998, BancorpSouth entered into a merger agreement with The First Corporation, a bank holding company based in Opelika, Alabama. The merger agreement provides for the merger of The First Corporation into BancorpSouth, and the merger of The First National Bank of Opelika, Alabama (a wholly-owned subsidiary of The First Corporation) into BancorpSouth Bank. The First National Bank of Opelika operates two banking locations in Opelika, Alabama and one banking location in Auburn, Alabama. As of June 30, 1998, The First Corporation and its subsidiaries had total assets of about $147.2 million and total deposits of about $125.5 million.

         These mergers, which are subject to regulatory approval and other conditions described in the merger agreement, are expected to be completed during 1998. The parties have structured the mergers as tax-free exchanges of common stock and intend to account for the mergers as a pooling of interests.

ALABAMA BANCORP., INC.
2211 Highland Avenue
Birmingham, Alabama  35255
(205) 939-4229

         Alabama Bancorp is incorporated in the State of Delaware and is a bank holding company. It is based in Birmingham, Alabama and is the controlling shareholder of Highland Bank and First

Community Bank of The South. Alabama Bancorp's principal assets are the stock of its subsidiaries. As of June 30, 1998, Alabama Bancorp and its subsidiaries had total assets of about $279.1 million, deposits of about $242.8 million and shareholders' equity of about $19.0 million.

HIGHLAND BANK
2211 Highland Avenue
Birmingham, Alabama  35205-2901
(205) 933-8080

         Highland Bank is an Alabama state bank and a subsidiary of Alabama Bancorp. Highland Bank provides banking and other financial services at seven locations in the Birmingham, Alabama area. As of June 30, 1998, Highland Bank had total assets of about $206.3 million, deposits of about $193.3 million and shareholders' equity of about $15.3 million.

FIRST COMMUNITY BANK OF THE SOUTH
307 Jones Street
Fort Deposit, Alabama 36032
(334) 227-4306

         First Community Bank is an Alabama state bank and a subsidiary of Alabama Bancorp. First Community Bank provides banking and other financial services at four locations in the Fort Deposit, Alabama area. As of June 30, 1998, First Community Bank had total assets of about $70.2 million, deposits of about $59.1 million and shareholders' equity of about $5.6 million.

THE MERGERS (PAGE 39)

         BancorpSouth, Alabama Bancorp, Highland Bank and First Community Bank entered into a merger agreement whereby Alabama Bancorp will merge into BancorpSouth, and whereby Highland Bank and First Community Bank will merge into BancorpSouth Bank, subject to shareholder and regulatory approval and other conditions. The merger agreement is attached to this Prospectus Supplement/Proxy Statement as Annex A. You should read it carefully.

         If these mergers are completed, the businesses and operations of BancorpSouth and Alabama Bancorp will be combined into a single, larger company and Highland Bank and First Community Bank will combine with BancorpSouth Bank into a single, larger bank. The parties hope to complete the mergers by the end of October 1998, after obtaining approvals from the shareholders of Alabama Bancorp, Highland Bank and First Community Bank, the Federal Deposit Insurance Corporation and Mississippi and Alabama banking authorities.

         If the mergers are completed:

         1.       Alabama Bancorp shareholders will receive a maximum of
                  176.2398 shares and a minimum of 130.2642 shares of BancorpSouth common stock for each share of Alabama Bancorp common stock they own;

         2. Highland Bank shareholders will receive a maximum of 1.5485 shares and a minimum of 1.1445 shares of BancorpSouth common stock for each share of Highland Bank common stock they own; and

         3.       First Community Bank shareholders will receive a maximum of
                  11.2597 shares and a minimum of 8.3224 shares of BancorpSouth common stock for each share of First Community Bank common stock they own.

         BancorpSouth won't issue any fractional shares of BancorpSouth common stock. Instead, you will receive cash equal to $21.5625 multiplied by the fraction of a share of BancorpSouth common stock to which you otherwise would be entitled.

         The number of shares of BancorpSouth common stock to be exchanged for each share (which is referred to as the exchange ratio) of common stock of Alabama Bancorp, Highland Bank and First Community Bank will be determined based upon the average closing price of BancorpSouth common stock on the New York Stock Exchange over the last 10 consecutive full trading days ending on the third business day before the special meetings. The exchange ratios for each merger will be determined as follows:

                                                                    Exchange Ratio
                                                                    --------------
           Alabama Bancorp....................           $3,304.5000 / (average closing price)

           Highland Bank......................           $   29.0347 / (average closing price)

           First Community Bank...............           $  211.1193 / (average closing price)

         For example, if the average closing price of BancorpSouth common stock is equal to $24.00, the exchange ratio for Alabama Bancorp common stock would be about 137.6875 (or $3,304.50 / $24.00), and 137.6875 shares of BancorpSouth common stock would be issued for each share of Alabama Bancorp common stock. In addition, the exchange ratio for Highland Bank common stock would be about
1.2098 (or $29.0347/$24.00) and the exchange ratio for First Community Bank common stock would be about 8.7966 (or $211.1193/$24.00). If the average closing price is equal to $19.00, the exchange ratio for each share of Alabama Bancorp common stock would be about 173.9211 (or $3,304.50 / $19.00), and 173.9211 shares of BancorpSouth common stock would be issued for each share of Alabama Bancorp common stock. In addition, the exchange ratio for Highland Bank common stock would be about 173.9211 (or $29.0347/$19.00) and the exchange ratio for First Community Bank common stock would be about 11.1115 (or $211.1193/$19.00).

         The exchange ratios will be fixed on the third business day before the special meetings. Until that time, fluctuations in the market price of BancorpSouth common stock will cause the exchange ratios to increase or decrease, depending upon whether the market price decreases or increases. After the exchange ratios become fixed, the market value of the BancorpSouth common stock received in the merger may increase or decrease.

         The range of exchange ratios is designed to reduce the risk of fluctuations in the market price of BancorpSouth common stock prior to completion of the mergers. The following table shows the market value of the consideration that shareholders of Alabama Bancorp, Highland Bank and First Community Bank will receive in the mergers for each share of Alabama Bancorp, Highland Bank or First Community Bank common stock (assuming that the exchange ratio formulas result in a number between the minimum and maximum exchange ratio amounts).


                                                   Minimum                                    Maximum
                                      ---------------------------------          ----------------------------------
                                                           Market Value                                Market Value
                                                            of Shares                                   of Shares
                                      Exchange Ratio       Received(1)           Exchange Ratio        Received(1)
                                      --------------       -----------           --------------        -----------
Alabama Bancorp..................        130.2642          $3,304.5000              176.2398           $3,304.5000
Highland Bank....................          1.1445          $   29.0347                1.5485           $   29.0347
First Community Bank.............          8.3224          $  211.1193               11.2597           $  211.1193

--------------------
(1) Assumes that the average closing price per share of BancorpSouth common stock for purposes of computing the exchange ratios is not less than about $18.75 or more than about $25.368, which would result in the minimum and maximum exchange ratios.

         Each of the applicable exchange ratios is limited by a minimum and maximum amount, even if the exchange ratio formula results in a number outside of that range. For example, the exchange ratio for Alabama Bancorp common stock cannot be more than 176.2398 or less than 130.2642. If the average closing price of BancorpSouth common stock is equal to $18.00, the exchange ratio for Alabama Bancorp common stock would be 176.2398, even though the exchange ratio formula would result in about 183.5833 (or $3,304.50 / $18.00).

SPECIAL SHAREHOLDERS MEETINGS (PAGE 26)

         Special meetings of the shareholders of each of Alabama Bancorp, Highland Bank and First Community Bank will be held on ______, 1998 at the following times and places. At the special meetings, shareholders will be asked to approve the merger agreement among Alabama Bancorp, Highland Bank, First Community Bank and BancorpSouth. In addition, shareholders of Alabama Bancorp will be asked to approve certain change of control payments to Mr. Larry R. Mathews, the President of Alabama Bancorp, that will result from the mergers under the terms of Mr. Mathews' employment agreement with Alabama Bancorp.

         Alabama Bancorp:                   ______________, 1998
                                            ______ __.m. (local time)
                                            2211 Highland Avenue
                                            Birmingham, Alabama

         Highland Bank:                     _______, 1998
                                            ______ __.m. (local time)
                                            2211 Highland Avenue
                                            Birmingham, Alabama

         First Community Bank :             _______, 1998
                                            ______ __.m. (local time)
                                            2211 Highland Avenue
                                            Birmingham, Alabama

RECOMMENDATION TO SHAREHOLDERS (PAGE 43)

         The Boards of Directors of Alabama Bancorp, Highland Bank and First Community Bank believe that the mergers between Alabama Bancorp and BancorpSouth and between their subsidiary banks are fair to their respective shareholders and in their best interests, and unanimously recommend that you vote "FOR" the proposal to approve the merger agreement. In addition, the Board of Directors of Alabama Bancorp unanimously recommends that shareholders of Alabama Bancorp vote "FOR" the proposal to approve the change of control payments to Mr. Mathews.

RECORD DATE; VOTING POWER (PAGE 28)

         You can vote at the special meeting for shareholders of each of Alabama Bancorp, Highland Bank and First Community Bank if you owned common stock of the relevant company as of the close of business on the record date set forth below. Each share of common stock of Alabama Bancorp, Highland Bank and First Community Bank is entitled to one vote.


                                                                                                     First
                                                 Alabama                  Highland                 Community
                                                 Bancorp                    Bank                      Bank
                                                 -------                    ----                      ----
Record date...........................       _________, 1998          _________, 1998           _________, 1998

Shares outstanding on
     the record date..................           20,799                  2,132,942                   71,385


VOTE REQUIRED (PAGE 28)

         In order for the mergers to be approved, a majority of the outstanding shares of common stock of Alabama Bancorp and at least two-thirds of the outstanding shares of common stock of each of Highland Bank and First Community Bank must be voted in favor of their respective merger. Alabama Bancorp, the controlling shareholder of Highland Bank and First Community Bank, intends to vote all of its shares in favor of the mergers. In addition, each company expects that its officers and directors will vote all of their shares in favor of its respective merger.

         In order for the change of control payments to Mr. Mathews to be approved, the holders of more than 75% of the shares of Alabama Bancorp common stock entitled to vote at the special meeting (excluding shares held by Mr. Mathews) must be voted in favor of approving the payments. Alabama Bancorp expects that its officers and directors will vote all of their shares in favor of approving the change of control payments to Mr. Mathews. Shareholders of Highland Bank and First Community Bank will not vote on the change of control payments to Mr. Mathews.

         The following chart describes the voting requirements for the mergers.

                                                                                      First
                                                  Alabama          Highland         Community
                                                  Bancorp            Bank             Bank
                                                  -------            ----             ----
Number of shares outstanding on
September __, 1998...........................      20,799          2,132,942          71,385

Number of votes necessary to approve
the mergers..................................      10,400          1,421,962          47,591

Percentage of votes that Alabama
Bancorp can cast.............................          --              87.69%           96.0%

Percentage of votes that officers and
directors can cast ..........................       76.04% (1)          7.32%           1.43%

------------

(1) Based on beneficial ownership.

BACKGROUND OF THE MERGERS (PAGE 41)

         During 1996 and 1997, management of Alabama Bancorp received unsolicited inquiries from BancorpSouth and several other financial institutions (or consultants or brokers on behalf of institutions) about the possibility of a business combination with Alabama Bancorp. Representatives of Alabama Bancorp and BancorpSouth engaged in informal discussions during 1997. Management of Alabama Bancorp indicated to BancorpSouth and the other financial institutions that Alabama Bancorp was not interested in engaging in such a transaction at that time.

         In April 1998, Alabama Bancorp received a written proposal from a financial institution (other than BancorpSouth) desiring to acquire Alabama Bancorp. Management of Alabama Bancorp contacted BancorpSouth about its interest in acquiring Alabama Bancorp and, in May 1998, BancorpSouth submitted a written acquisition proposal to Alabama Bancorp. Alabama Bancorp engaged legal counsel and a financial advisory firm, and conducted a due diligence review and evaluation of BancorpSouth and the other potential acquirers. In June 1998, BancorpSouth amended its original proposal to increase the purchase price that it was willing to pay to acquire Alabama Bancorp and its subsidiaries. The other potential acquirer declined to increase the amount of its offer, which was below the amount of BancorpSouth's increased proposal. On June 19, 1998, the Boards of Directors of Alabama Bancorp, Highland Bank and First Community Bank met separately with their legal counsel and financial advisors to discuss the acquisition proposals. At these meetings, the Boards approved the proposed mergers with BancorpSouth and BancorpSouth Bank. Each of the parties executed the merger agreement on June 19, 1998.

REASONS FOR THE MERGERS (PAGE 43)

         The mergers will combine the strengths of BancorpSouth and Alabama Bancorp and that of their subsidiary banks. The combined companies resulting from the mergers should be able to achieve superior financial performance compared to the individual companies on their own. One reason for this is that the combined companies should be able to reduce costs substantially by eliminating overlap in the companies' operations and by applying BancorpSouth's investments in technology to Alabama Bancorp's operations. Another reason is that the companies should have opportunities to increase revenue by bringing a larger universe of customers in contact with a broader range of products and services. The competitiveness of the financial services industry is increasing continually, and the greater strength realized through combining the companies should enable them to provide superior products and services to their customers and substantial benefits to their shareholders.

FEDERAL INCOME TAX CONSEQUENCES (PAGE 52)

         The parties have structured the mergers with the intent that Alabama Bancorp, Highland Bank, First Community Bank, their respective shareholders, BancorpSouth and its shareholders will not recognize any gain or loss for U.S. federal income tax purposes in the mergers, except in connection with cash received instead of fractional shares by shareholders of Alabama Bancorp, Highland Bank or First Community Bank, or with respect to shareholders of Alabama Bancorp, Highland Bank and First Community Bank who dissent from their merger under applicable state law. The mergers are conditioned on receipt of legal opinions that this will be the case, but these opinions won't bind the Internal Revenue Service, which could take a different view. Determining the actual tax consequences of the mergers to you can be complicated. They will depend on your specific situation and many variables not within the companies' control. You should consult your own tax advisor for a full understanding of the mergers' tax consequences.

ACCOUNTING TREATMENT (PAGE 52)

         The parties expect that the merger of Alabama Bancorp into BancorpSouth will qualify as a pooling of interests, which means that, for accounting and financial reporting purposes, BancorpSouth will treat the combined companies as if they had always been one company. However, the parties expect to use the purchase method of accounting for BancorpSouth's acquisition of the shares of Highland Bank common stock and First Community Bank common stock that are not owned by Alabama Bancorp.

FAIRNESS OPINION (PAGE 46)

         Alex Sheshunoff & Co. Investment Banking rendered an opinion to the respective Boards of Directors of Alabama Bancorp, Highland Bank and First Community Bank that, as of the date of the opinion, the applicable exchange ratio was fair from a financial point of view to the respective shareholders of Alabama Bancorp, Highland Bank and First Community Bank. This opinion is attached as Annex D to this document. You should read it carefully.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS (PAGE 54)

         Directors and officers of Alabama Bancorp, Highland Bank and First Community Bank will be issued shares of BancorpSouth common stock in the mergers as follows:

                                                                                                      First
                                                         Alabama               Highland             Community
                                                         Bancorp                 Bank                  Bank
                                                         -------                 ----                  ----
Shares of common stock
beneficially owned by officers and
directors on September ___, 1998...............            15,815.25          156,206.00             1,022.00

Maximum number of shares of BancorpSouth common
stock that may be received by officers and
directors......................................         2,787,276.50          241,885.00            11,507.41

Minimum number of shares of BancorpSouth common
stock that may  be received by officers and
directors......................................         2,060,160.89           178,777.77             8,505.49

         Mr. Larry R. Mathews, who is Alabama Bancorp's President and Highland Bank's President and Chief Executive Officer, will become Alabama Division President of BancorpSouth Bank after the mergers. In addition, BancorpSouth agreed to cooperate with Alabama Bancorp, Highland Bank and First Community Bank in establishing a "stay pay" bonus program, whereby certain employees of Alabama Bancorp, Highland Bank and First Community Bank would be paid up to three months of compensation as an incentive to remain employed with the companies through the completion of the mergers.

         Mr. Mathews' employment agreement with Alabama Bancorp provides that upon a change of control of Alabama Bancorp (such as the proposed merger with BancorpSouth), Alabama Bancorp will pay Mr. Mathews a cash bonus equal to the greater of $1 million or 2% of the value of the purchase price paid for Alabama Bancorp. Based upon the total purchase price to be paid by BancorpSouth, Mr. Mathews will be paid about $1,540,000 in cash upon completion of the mergers. Copies of Mr. Mathews' employment agreement and performance reward agreement are attached to this document as Annex F and Annex G.

CHANGE OF CONTROL PAYMENTS (PAGE 65)

         Section 280G of the U.S. Internal Revenue Code provides that payments to an individual in connection with a change of control may be considered an excess parachute payment if the payments exceed a certain amount. This would result in the recipient of the payments being subject to a 20% excise tax on the amount by which the payments exceed reasonable compensation to the individual. In addition, the company and its acquirer would not be permitted to deduct the payments for federal income tax purposes. Section 280G provides for an exemption, however, for payments by small business corporations whose capital stock is not readily tradeable (such as Alabama Bancorp) if the payment is approved by the affirmative vote of the holders of more than 75% of the corporation's voting stock (excluding shares held by the individual receiving the payment).

         Accordingly, in order to qualify for this exemption, at the Alabama Bancorp special shareholders meeting, shareholders of Alabama Bancorp will be asked to approve the change of control payments that will be made to Mr. Mathews upon completion of the mergers, as provided in his employment agreement with Alabama Bancorp. The holders of more than 75% of the shares of Alabama Bancorp common stock entitled to vote at the meeting (excluding shares held by Mr. Mathews) must approve the change of control payment to Mr. Mathews in order for Alabama Bancorp to qualify for the small business corporation exemption in
Section 280G and avoid the excise tax and loss of deduction.

DISSENTERS' RIGHTS (PAGE 31)

         Alabama Bancorp Shareholders. Delaware law permits you to dissent from your merger and to have the fair value of your Alabama Bancorp common stock appraised by a court and paid to you in cash. To do this, you must follow certain procedures, including filing certain notices with Alabama Bancorp and refraining from voting your shares in favor of your merger. If you dissent from the merger, your shares of Alabama Bancorp common stock will not be exchanged for shares of BancorpSouth common stock in the merger, and your only right will be to receive the appraised fair value of your shares of Alabama Bancorp common stock in cash.

         Highland Bank and First Community Bank Shareholders. Alabama law permits you to dissent from your merger and to have the fair value of your Highland Bank common stock or First Community Bank common stock appraised by a court and paid to you in cash. To do this, you must follow certain procedures, including filing certain notices with Highland Bank or First Community Bank, as applicable, and refraining from voting your shares in favor of your merger. If you dissent from the merger, your shares of Highland Bank common stock or First Community Bank common stock will not be exchanged for shares of BancorpSouth common stock in the merger, and your only right will be to receive the appraised fair value of your shares of Highland Bank common stock or First Community Bank common stock in cash.

REGULATORY APPROVAL (PAGE 52)

         The companies cannot complete the mergers unless they obtain the approval of the FDIC. The U.S. Department of Justice has input into the FDIC's approval process. Federal law requires the companies to wait for up to 30 days before completing the mergers after the FDIC has approved them. BancorpSouth expects to obtain approval from the FDIC on or about September 16, 1998, and that the waiting period will have expired by October 2, 1998.

         In addition, the mergers are subject to the approval of the Mississippi Department of Banking and Consumer Finance and the Alabama Banking Department. The companies have filed all of the required notices with these state regulatory authorities.

         While the companies are not aware of any reason why they shouldn't obtain the remaining regulatory approvals in a timely manner, they cannot be certain when they will obtain the approvals or that the companies will obtain them.

CONDITIONS TO COMPLETION OF THE MERGERS (PAGE 58)

         The completion of the mergers depends on a number of conditions being met, including the following:

         1. Shareholders of Alabama Bancorp, Highland Bank and First Community Bank approving the mergers;

         2. The New York Stock Exchange having authorized for listing the shares of BancorpSouth common stock to be issued to shareholders of Alabama Bancorp, Highland Bank and First Community Bank in the mergers;

         3. Receipt of all required regulatory approvals, including that of the FDIC, and the expiration of any regulatory waiting periods;

         4. The absence of any governmental order blocking completion of the mergers, or of any proceedings by a government body trying to block it;

         5. Receipt of opinions of legal counsel to each company that the U.S. federal income tax treatment in the mergers will generally be as described in this document;

         6. Receipt of letters from the certified public accountants to each company opining that the merger of Alabama Bancorp into BancorpSouth will qualify for pooling of interests accounting treatment under applicable accounting standards if the merger is consummated in accordance with the merger agreement;

         7. Mr. Larry R. Mathews, the President of Alabama Bancorp and the President and Chief Executive Officer of Highland Bank, entering into an employment agreement with BancorpSouth Bank, or the existing employment agreement between Alabama Bancorp and Mr. Mathews having been amended to delete a provision that would terminate Mr. Mathews' covenant not to compete upon completion of the mergers; and

         8. Shareholders of Alabama Bancorp approving the change of control payments to Mr. Mathews under the terms of his employment agreement with Alabama Bancorp.

         In cases where the law permits, a party to the merger agreement could elect to waive a condition that has not been satisfied and complete the mergers although it is entitled not to. The companies cannot be certain whether or when any of these conditions will be satisfied (or waived, where permissible), or that the mergers will be completed.

TERMINATION OF THE MERGER AGREEMENT (PAGE 59)

         The companies can agree at any time to terminate the merger agreement without completing the mergers, even if the shareholders of Alabama Bancorp, Highland Bank and First Community Bank have already voted to approve it. Also, BancorpSouth can terminate the merger agreement if Alabama Bancorp's, Highland Bank's or First Community Bank's Board of Directors withdraws, or modifies in any way adverse to BancorpSouth, its recommendation that its respective shareholders approve the mergers.

         Moreover, either company can terminate the merger agreement in the following circumstances:

         1. After a final decision by a governmental authority to prohibit the mergers, or after the rejection of an application for a governmental approval required to complete the mergers (but in the latter case, only after waiting 60 days);

         2.       If the mergers aren't completed by January 31, 1999;

         3. If the shareholders of Alabama Bancorp, Highland Bank or First Community Bank do not approve the mergers; or

         4. If the other party violates, in a significant way, any of its representations, warranties or obligations contained in the merger agreement.

Generally, a party can only terminate the merger agreement in one of the preceding four situations if that party isn't in violation of the merger agreement or if its violations of the merger agreement aren't the cause of the event permitting termination.

         In addition, if the computed amount of the exchange ratio for shares of common stock of Alabama Bancorp, Highland Bank and First Community Bank is less than the applicable minimum exchange ratio, BancorpSouth can elect to terminate the merger agreement unless Alabama Bancorp agrees to lower the minimum exchange ratio amount. This would occur if the average closing price per share of BancorpSouth common stock used to compute the exchange ratios was more than about $25.368. Similarly, if the computed exchange ratio is more than the maximum exchange ratio, Alabama Bancorp can elect to terminate the merger agreement unless BancorpSouth agrees to increase the maximum exchange ratio amount. This would occur if the average closing price per share of BancorpSouth common stock used to compute the exchange ratios was less than about $18.75.

         For example, if the average closing price of BancorpSouth common stock was equal to $25.62, the exchange ratio applied to each share of Alabama Bancorp common stock would be about 129. Since the minimum exchange ratio for Alabama Bancorp is 130.2642, BancorpSouth would have the right to terminate the merger agreement unless Alabama Bancorp agrees to decrease the minimum exchange ratio to an amount proposed by BancorpSouth that is not less than 129 or more than
130.2642. If the average closing price of BancorpSouth common stock was equal to $18.36, the exchange ratio applied to each share of Alabama Bancorp common stock would be about 180. Since the maximum exchange ratio for Alabama Bancorp is 176.2398, Alabama Bancorp would have the right to terminate the merger agreement unless BancorpSouth agrees to increase the maximum exchange ratio to an amount proposed by Alabama Bancorp that is not less than 176.2398 or more than 180.

BANCORPSOUTH'S OPTION TO PURCHASE ALABAMA BANCORP COMMON STOCK (PAGE 62)

         To induce BancorpSouth to enter into the merger agreement, Alabama Bancorp granted a stock option to BancorpSouth to purchase up to 5,167 shares of Alabama Bancorp common stock at a price of $2,400 per share. The number of shares of Alabama Bancorp common stock that may be acquired upon exercise of the stock option may not exceed 19.9% of the issued and outstanding shares of Alabama Bancorp common stock (without counting shares that are exerciseable under the stock option).

         BancorpSouth cannot exercise the stock option unless certain specific events take place. These events are generally related to a competing transaction involving a merger, business combination or other acquisition of Alabama Bancorp or its stock or assets. As of the date of this Prospectus Supplement/Proxy Statement, the companies are not aware that any event of that kind has occurred. The stock option could have the effect of discouraging other companies that might want to combine with or acquire Alabama Bancorp from doing so. The stock option agreement is attached as Annex E to this Prospectus Supplement/Proxy Statement.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 67)

         Shares of BancorpSouth common stock are listed on the New York Stock Exchange. On June 19, 1998, the last full trading day prior to the public announcement of the mergers, BancorpSouth common stock closed at $21.5625 per share. On _____, 1998, BancorpSouth common stock closed at $_____ per share. Of course, the market price of BancorpSouth common stock will fluctuate after completion of the mergers, while each of the exchange ratios will be fixed prior to the completion of the mergers. You should obtain current stock price quotations for BancorpSouth common stock.

         There is no established trading market for shares of Alabama Bancorp common stock, Highland Bank common stock or First Community Bank common stock, each of which is inactively traded in private transactions. Therefore, reliable information is not available about the prices at which shares of Alabama Bancorp common stock, Highland Bank common stock and First Community Bank common stock have been bought and sold.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE (PAGE 96)

         This document, and other documents to which you are referred in this document, contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the companies' operations or the performance of the combined companies after the mergers. Forward-looking statements generally include any of the words "believes," "expects," "anticipates" or similar expressions. Many possible events or factors could affect the future financial results and performance of each of the companies and the combined company after the mergers and could cause those results or performance to differ materially from those expressed in forward-looking statements. These possible events or factors include the following:

         1. Problems or delays in bringing the companies together, either before or after the mergers are consummated;

         2.       Legal and regulatory risks and uncertainties;

         3. Economic, political and competitive forces affecting the companies' businesses, markets, constituencies or securities; and

         4. Inaccuracies in the companies' analyses of these risks and forces, and lack of success of strategies developed to deal with them.

COMPARATIVE UNAUDITED PER SHARE DATA

         The following table shows information, for the periods indicated, about BancorpSouth's, Alabama Bancorp's, Highland Bank's and First Community Bank's historical net income per share, dividends per share and book value per share. The table also provides similar information that reflects the merger of BancorpSouth and Alabama Bancorp (which is referred to as "pro forma" information). In presenting the comparative pro forma information for certain time periods, it is assumed that Alabama Bancorp and BancorpSouth had been merged throughout those periods for accounting and financial reporting purposes (a method which is referred to as the "pooling of interests" method of accounting). In addition, the table provides "pro forma equivalent" information for each of Alabama Bancorp, Highland Bank and First Community Bank, which was obtained by multiplying the BancorpSouth and Alabama Bancorp pro forma amounts by an assumed exchange ratio equal to the midpoint of the range of the applicable exchange ratio. It is intended to reflect the fact that shareholders will be receiving more than one share of BancorpSouth common stock for each share of common stock exchanged in the mergers.

BOOK VALUE PER SHARE:                                                 DECEMBER 31, 1997               JUNE 30, 1998
                                                                      -----------------               -------------
BancorpSouth historical (1)...............................            $       8.09                   $       8.48
Alabama Bancorp historical................................                  848.60                         912.26
Highland Bank historical..................................                    6.63                           7.16
First Community Bank historical...........................                   73.97                          77.93
BancorpSouth and Alabama Bancorp pro
     forma (2)............................................                    8.03                           8.42
Alabama Bancorp pro forma equivalent (3)..................                1,230.61                       1,289.64
Highland Bank pro forma equivalent (4)....................                   10.81                          11.33
First Community Bank pro forma equivalent (5).............                   78.62                          82.39

                                                                                                       SIX-MONTHS
NET INCOME PER SHARE:                                              YEAR ENDED DECEMBER 31,           ENDED JUNE 30,
                                                                   -----------------------           --------------
                                                                1995        1996         1997             1998
                                                                ----        ----         ----             ----
BancorpSouth historical (1)...............................    $   0.84   $   1.02     $    1.02         $   0.59
Alabama Bancorp historical................................       92.70      87.79         88.95            53.85
Highland Bank historical..................................        0.89       0.94          0.77             0.50
First Community Bank historical...........................        9.93       8.57          7.48             3.52
BancorpSouth and Alabama Bancorp pro
     forma (2)............................................        0.82       0.97          0.97             0.56
Alabama Bancorp pro forma equivalent (3)..................      125.31     149.10        148.62            85.89
Highland Bank pro forma equivalent (4)....................        1.10       1.31          1.31             0.75
First Community Bank pro forma equivalent (5).............        8.01       9.53          9.50             5.49

                                                                                                       SIX-MONTHS
CASH DIVIDENDS PER SHARE:                                          YEAR ENDED DECEMBER 31,           ENDED JUNE 30,
                                                                   -----------------------           --------------
                                                                1995        1996         1997             1998
                                                                ----        ----         ----             ----
BancorpSouth historical (1)...............................    $   0.31   $   0.35      $  0.395       $   0.22
Alabama Bancorp historical................................       26.25      26.25         26.25             --
Highland Bank historical..................................        0.44       0.53          0.56             --
First Community Bank historical...........................        6.26       4.95          3.15             --
BancorpSouth and Alabama Bancorp pro forma (2)............        0.31       0.35         0.395           0.22
Alabama Bancorp pro forma equivalent (3)..................       47.51      53.64         60.53          33.72
Highland Bank pro forma equivalent (4)....................        0.42       0.47          0.53           0.30
First Community Bank pro forma equivalent (5).............        3.04       3.43          3.87           2.15

--------------------
(1) Adjusted to reflect a two-for-one stock split of BancorpSouth common stock, effected in the form of a 100% stock dividend as of May 15, 1998.
(2) Presented as if the merger of Alabama Bancorp into BancorpSouth had been effective throughout the periods presented.
(3) Calculated by multiplying the BancorpSouth and Alabama Bancorp pro forma amount by 153.252, the midpoint of the range of the Alabama Bancorp exchange ratio.
(4) Calculated by multiplying the BancorpSouth and Alabama Bancorp pro forma amount by 1.3465, the midpoint of the range of the Highland Bank exchange ratio.
(5) Calculated by multiplying the BancorpSouth and Alabama Bancorp pro forma amount by 9.791, the midpoint of the range of the First Community Bank exchange ratio.

                             SELECTED FINANCIAL DATA

         The following tables show summarized unaudited historical consolidated financial data for BancorpSouth and for Alabama Bancorp and also show similar pro forma information reflecting the merger of the two companies. The pro forma information reflects the "pooling of interests" method of accounting for the merger of Alabama Bancorp into BancorpSouth.

         BancorpSouth and Alabama Bancorp expect to incur merger-related expenses as a result of combining the companies. The companies also anticipate that the mergers will provide the combined company with financial benefits such as reduced operating expenses and the opportunity to earn more revenue. However, none of these anticipated expenses or benefits has been factored into the pro forma income statement information. For that reason, the pro forma information, while helpful in illustrating the financial attributes of the combined company under one set of assumptions, doesn't attempt to predict or suggest future results. Also, the information set forth for the six-month period ended June 30, 1998 doesn't indicate what the results will be for the full 1998 fiscal year.

         The information in the following tables is based on the historical financial information of BancorpSouth that has been presented in its prior filings with the Securities and Exchange Commission (and which has been incorporated by reference into this Prospectus Supplement/Proxy Statement) and on the historical financial information of Alabama Bancorp included in this Prospectus Supplement/Proxy Statement. All of the summary financial information provided in the following tables should be read in connection with this historical financial information. See "WHERE YOU CAN FIND MORE INFORMATION." The financial information as of or for the interim periods ended June 30, 1998 and 1997 has not been audited and in the respective opinions of management reflects all adjustments (consisting only of normal recurring adjustments) necessary to a fair presentation of such data.

                               BancorpSouth, Inc.
                 Selected Historical Consolidated Financial Data
                     (in thousands except per share amounts)

                                                                                                          For the Six
                                                                                                          Months Ended
                                                                                                            June 30,
                                                    For the Years Ended December 31,                       (Unaudited)
                                    --------------------------------------------------------------   -----------------------
EARNINGS SUMMARY:                       1993         1994         1995         1996         1997         1997         1998
                                        ----         ----         ----         ----         ----         ----         ----
    Interest revenue .............  $  193,869   $  207,895   $  252,427   $  277,919   $  307,094   $  147,992   $  165,833
    Interest expense .............      78,715       85,029      114,457      126,505      144,055       69,249       81,163
                                    ----------   ----------   ----------   ----------   ----------   ----------   ----------
      Net interest revenue .......     115,154      122,866      137,970      151,414      163,039       78,743       84,670
    Provision for credit losses ..       9,032        5,946        6,206        8,804        9,008        3,649        6,013
    Other revenue ................      26,776       26,012       31,240       40,745       43,667       21,178       23,323
    Other expense ................      93,176       99,372      111,750      118,472      131,988       60,754       62,343
                                    ----------   ----------   ----------   ----------   ----------   ----------   ----------
      Income before income tax and
         accounting change .......      39,722       43,560       51,254       64,883       65,710       35,518       39,637
    Applicable income taxes ......      10,216       12,832       15,750       22,000       20,360       11,631       13,240
                                    ----------   ----------   ----------   ----------   ----------   ----------   ----------
      Income before accounting
      change......................      29,506       30,728       35,504       42,883       45,350       23,887       26,397
    Accounting change, net of tax        3,429           --           --           --           --           --           --
                                    ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Net income ...................  $   32,935   $   30,728   $   35,504   $   42,883   $   45,350   $   23,887   $   26,397
                                    ==========   ==========   ==========   ==========   ==========   ==========   ==========

PER SHARE DATA:
    Basic earnings ...............  $     0.83   $     0.75   $     0.85   $     1.02   $     1.02   $     0.54   $     0.59
    Diluted earnings .............        0.82         0.75         0.84         1.01         1.01         0.53         0.59
    Cash dividends ...............        0.27       0.2775         0.31         0.35        0.395         0.19         0.22
    Book value ...................        5.91         6.22         6.86         7.51         8.09         7.79         8.48

BALANCE SHEET DATA (PERIOD END):
    Total assets .................  $2,802,044   $3,019,118   $3,306,159   $3,617,239   $4,180,143   $3,821,106   $4,504,403
    Loans, net of unearned income    1,785,933    2,025,614    2,295,166    2,469,334    2,759,027    2,584,607    2,907,802
    Allowance for credit losses ..      27,468       30,830       34,636       37,272       39,877       38,721       42,256
    Securities ...................     664,741      746,861      679,058      760,805      939,631      895,702    1,161,991
    Deposits .....................   2,466,285    2,598,669    2,863,612    3,161,379    3,540,255    3,342,763    3,852,327
    Long-term debt
      Parent .....................      24,508       24,508       24,508           --           --           --           --
      Subsidiaries ...............          --       23,520       49,116       55,778       47,539       48,928      170,928
    Total stockholders' equity ...     233,168      252,852      288,095      315,324      360,422      346,089      378,866

BALANCE SHEET DATA (AVERAGES):
    Total assets .................  $2,659,785   $2,884,539   $3,151,297   $3,452,921   $3,853,818   $3,760,026   $4,319,651
    Total stockholders' equity ...  $  218,504   $  240,929   $  268,395   $  299,749    $ 344,166   $  335,672   $  367,461
    Average number of diluted
      shares outstanding .........      40,103       40,780       42,031       42,259       44,789       44,723       45,066

SELECTED RATIOS (ANNUALIZED):

    Return on average assets .....        1.24%        1.07%        1.13%        1.24%        1.18%        1.27%        1.22%
    Return on average
      stockholders' equity .......       15.07        12.75        13.23        14.31        13.18        14.23        14.37
    Net interest margin ..........        4.89         4.76         4.86         4.81         4.64         4.70         4.33
    Net charge-offs to average
      loans.......................        0.34         0.14         0.15         0.26         0.27         0.22         0.26
    Tier 1 capital to
      risk-weighted assets .......       11.00        11.31        12.11        12.14        12.49        12.69        12.11
    Total capital to risk-weighted
      assets......................       13.70        13.49        13.97        13.39        13.74        13.94        13.36
    Leverage ratio ...............        8.30         8.33         8.56         8.56         8.82         8.87         8.38

                              Alabama Bancorp, Inc.
                 Selected Historical Consolidated Financial Data
                     (in thousands except per share amounts)

                                                                                                      For the Six
                                                                                                      Months Ended
                                                                                                        June 30,
                                                  For the Years Ended December 31,                    (Unaudited)
                                    ----------------------------------------------------------   ---------------------
                                       1993         1994        1995        1996        1997        1997        1998
                                       ----         ----        ----        ----        ----        ----        ----
EARNINGS SUMMARY:
    Interest revenue .............  $  11,787    $  13,105   $  17,424   $  17,970   $  18,801   $   9,030   $   9,959
    Interest expense .............      5,186        6,206       9,655       9,511       9,813       4,665       5,221
                                    ---------    ---------   ---------   ---------   ---------   ---------   ---------
      Net interest revenue .......      6,601        6,899       7,769       8,459       8,988       4,365       4,738
    Provision for credit losses ..        112          296          72         401         179          85         117
    Other revenue ................      1,562        1,421       1,735       1,852       1,946         902       1,219
    Other expense ................      6,209        5,749       6,882       7,064       7,863       3,948       4,037
                                    ---------    ---------   ---------   ---------   ---------   ---------   ---------
      Income before income tax ...      1,842        2,275       2,550       2,846       2,892       1,234       1,803
    Applicable income taxes ......        530          594         622       1,020       1,042         447         683
                                    ---------    ---------   ---------   ---------   ---------   ---------   ---------
    Net income ...................  $   1,312    $   1,681   $   1,928   $   1,826   $   1,850   $     787   $   1,120
                                    =========    =========   =========   =========   =========   =========   =========

PER SHARE DATA:
    Basic earnings ...............  $   63.07    $   80.82   $   92.70   $   87.79   $   88.95   $   37.84   $   53.85
    Diluted earnings .............      63.07        80.82       92.70       87.79       88.95       37.84       53.85
    Cash dividends ...............      19.71        26.25       26.25       26.25       26.20          --          --
    Book value ...................     577.91       584.40      723.73      769.70      848.60      802.54      912.26

BALANCE SHEET DATA (PERIOD END):
    Total assets .................  $ 173,282    $ 221,013   $ 250,793   $ 248,107   $ 282,209   $ 258,308   $ 279,104
    Loans, net of unearned income     100,179      124,489     143,261     157,964     176,845     162,928     183,341
    Allowance for credit losses ..      1,580        1,664       1,621       1,549       1,519       1,515       1,597
    Securities ...................     60,262       70,993      85,530      68,686      73,039      64,808      74,190
    Deposits .....................    153,739      202,458     228,563     224,162     248,050     230,061     242,825
    Long-term debt ...............      1,100        2,667       2,667       2,425      11,183       6,254      10,687
    Total stockholders' equity ...     12,020       12,155      15,053      16,009      17,650      16,828      18,974

BALANCE SHEET DATA (AVERAGES):
    Total assets .................  $ 154,353    $ 197,765   $ 235,054   $ 245,321   $ 257,923   $ 249,368   $ 273,930
    Total stockholders' equity ...  $  10,572    $  12,706   $  13,722   $  15,475   $  17,092   $  16,692   $  18,235
    Average number of diluted
      shares outstanding .........         21           21          21          21          21          21          21

SELECTED RATIOS (ANNUALIZED):
    Return on average assets .....       0.78%        0.85%       0.82%       0.74%       0.72%       0.64%       0.82%
    Return on average
      stockholders' equity .......      12.41        13.23       14.05       11.80       10.82        9.51       12.39
    Net interest margin ..........       4.52         4.05        3.71        3.47        3.62        3.65        3.45
    Net charge-offs to average
      loans ......................      (0.21)        0.31        0.18        0.19        0.13        0.07        0.02
    Tier 1 capital to
      risk-weighted assets .......      11.03         9.59        9.83       10.07        9.98       10.15       10.38
    Total capital to risk-weighted
      assets .....................      12.28        10.79       10.80       11.04       10.82       11.05       11.25
    Leverage ratio ...............       7.43         6.22        5.91        6.57        6.57        6.89        6.84

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997
                                   (UNAUDITED)

                                                            Historical
                                                 ---------------------------------
                                                 BancorpSouth      Alabama Bancorp      Adjustments            Pro Forma
                                                 ------------      ---------------      -----------            ---------
                                                                             (In thousands)
ASSETS
Cash and due from banks.................          $  292,772              $ 11,550                             $  304,322
Held-to-maturity securities.............             533,419                36,912                                570,331
Available-for-sale securities...........             406,212                36,127                                442,339
Federal funds sold......................                  --                10,718                                 10,718
Loans and leases........................           2,852,885               176,864                              3,029,749
Less:   Unearned discount...............              93,858                    19                                 93,877
        Allowance for credit losses.....              39,877                 1,519                                 41,396
                                                  ----------              --------                             ----------
  Net loans and leases..................           2,719,150               175,326                              2,894,476
Mortgages held for sale.................              39,134                    --                                 39,134
Premises and equipment, net.............             101,373                 6,383                                107,756
Other assets............................              88,083                 5,193          $ 6,155 (1)            99,431
                                                  ----------              --------          -------            ----------
  Total assets..........................          $4,180,143              $282,209          $ 6,155            $4,468,507
                                                  ==========              ========          =======            ==========

LIABILITIES
Deposits
  Non-interest bearing..................          $  467,962              $ 37,931                             $  505,893
  Interest bearing......................           3,072,293               210,119                              3,282,412
                                                  ----------              --------                             ----------
  Total deposits........................           3,540,255               248,050                              3,788,305
Short-term borrowings...................             177,450                 9,000                                186,450
Long-term debt..........................              47,539                 3,797                                 51,336
Other liabilities.......................              54,477                 1,597                                 56,074
                                                  ----------              --------                             ----------
  Total liabilities.....................           3,819,721               262,444                              4,082,165

Minority interest in subsidiary banks...                  --                 2,115          $(2,115)(1)                --

STOCKHOLDERS' EQUITY
Common stock............................             111,980                     5              959 (1)
                                                                                              7,963 (2)           120,907
Capital surplus.........................              95,699                 6,927            7,311 (1)
                                                                                             (7,963)(2)           101,974
Unrealized gain on available-for-sale
    securities..........................               4,482                   528                                  5,010
Retained earnings.......................             150,580                10,190                                160,770
Less cost of treasury stock.............              (2,319)                   --                                 (2,319)
                                                  ----------              --------          -------            ----------
  Total stockholders' equity............             360,422                17,650            8,270               386,342
                                                  ----------              --------          -------            ----------
  Total liabilities and stockholders'
    equity..............................          $4,180,143              $282,209          $ 6,155            $4,468,507
                                                  ==========              ========          =======            ==========


----------------------
(1) Redemption of minority interests in subsidiary banks by issuing BancorpSouth common stock.
(2) Reclassification of capital accounts to reflect the exchange of Alabama Bancorp common stock for BancorpSouth common stock.

                 Pro Forma Condensed Consolidated Balance Sheet
                                  June 30, 1998
                                   (Unaudited)

                                                          Historical
                                                 ----------------------------------
                                                 BancorpSouth       Alabama Bancorp      Adjustments           Pro Forma
                                                 ------------       ---------------      -----------           ---------
                                                                               (In thousands)
ASSETS
Cash and due from banks.................          $  164,675              $ 10,006                             $  174,681
Held-to-maturity securities.............             784,279                38,875                                823,154
Available-for-sale securities...........             377,712                35,316                                413,028
Federal funds sold......................              47,000                 1,915                                 48,915
Loans and leases........................           3,005,395               183,558                              3,188,953
Less:   Unearned discount...............              97,593                     9                                 97,602
        Allowance for credit losses.....              42,256                 1,597                                 43,853
                                                   ---------               -------                             ----------
  Net loans and leases..................           2,865,546               181,952                              3,047,498
Mortgages held for sale.................              59,415                    --                                 59,415
Premises and equipment, net.............             106,153                 6,285                                112,438
Other assets............................              99,623                 4,743          $ 5,993 (1)           110,359
                                                  ----------              --------          -------            ----------
  Total assets..........................          $4,504,403              $279,092          $ 5,993            $4,789,488
                                                  ==========              ========          =======            ==========
LIABILITIES
Deposits
  Non-interest bearing..................          $  488,974              $ 36,876                             $  525,850
  Interest bearing......................           3,363,353               205,937                              3,569,290
                                                  ----------              --------                             ----------
  Total deposits........................           3,852,327               242,813                              4,095,140
Short-term borrowings...................              47,680                 2,376                                 50,056
Long-term debt..........................             170,928                10,687                                181,615
Other liabilities.......................              54,602                 1,966                                 56,568
                                                  ----------              --------                             ----------
  Total liabilities.....................           4,125,537               257,842                              4,383,379
                                                  ----------              --------                              ---------
Minority interest in subsidiary banks...                  --                 2,276         $(2,276)(1)                 --

STOCKHOLDERS' EQUITY
Common stock............................             111,980                     5              959 (1)           112,944
                                                                                              7,963 (2)
Capital surplus.........................              96,130                 6,927            7,311 (1)           110,368
                                                                                            (7,963) (2)
Unrealized gain on available-for-sale
    securities..........................               6,092                   732                                  6,824
Retained earnings.......................             165,666                11,310                                176,976
Less cost of treasury stock.............             (1,002)                    --                                (1,002)
                                                  ----------              --------          -------             ---------
  Total stockholders' equity............             378,866                18,974            8,270               406,110
                                                  ----------              ---------         -------             ---------
  Total liabilities and stockholders'
    equity..............................          $4,504,403              $279,092           $5,994            $4,789,489
                                                  ==========              ========          =======            ==========

-------------------------
(1) Redemption of minority interests in subsidiary banks by issuing BancorpSouth common stock.
(2) Reclassification of capital accounts to reflect the exchange of Alabama Bancorp common stock for BancorpSouth common stock.

              Pro Forma Condensed Consolidated Statements of Income
                                   (Unaudited)

                                                           For the years ended December 31,
                        --------------------------------------------------------------------------------------------------------
                                              1995                                                  1996
                        --------------------------------------------------   ---------------------------------------------------
                                        Alabama                                             Alabama
                        BancorpSouth    Bancorp                              BancorpSouth   Bancorp
                         Historical    Historical  Adjustments   Pro Forma    Historical   Historical   Adjustments    Pro Forma
                        ------------   ----------  -----------   ---------   ------------  ----------   -----------    ---------
                                                        (In thousands except per share amounts)
Interest revenue.......     $252,427     $17,424                  $269,851      $277,919      $17,970                   $295,889
Interest expense.......      114,457       9,655                   124,112       126,505        9,511                    136,016
                            --------     -------                  --------      --------      -------                   --------
Net interest revenue...      137,970       7,769                   145,739       151,414        8,459                    159,873
Provision  for credit
  losses...............        6,206          72                     6,278         8,804          401                      9,205
                            --------     -------                  --------      --------      -------                   --------
Net interest revenue,
  after provision for
  credit losses........      131,764       7,697                   139,461       142,610        8,058                    150,668
Other revenue..........       31,240       1,735                    32,975        40,745        1,852                     42,597
Other expense..........      111,750       6,882    $(256)(1)                    118,472        7,064     $(278)(1)
 .......................                               400 (2)      118,776                                  400 (2)      125,658
                            --------     -------    -----         --------      --------      -------     -----         --------
Income before income
  tax..................       51,254       2,550     (144)          53,660        64,883        2,846      (122)          67,607
Applicable income
  taxes................       15,750         622       --           16,372        22,000        1,020        --           23,020
                            --------     -------    -----         --------      --------      -------     -----         --------

Net income.............     $ 35,504     $ 1,928    $(144)        $ 37,288      $ 42,883      $ 1,826     $(122)        $ 44,587
                            ========     =======    =====         ========      ========      =======     =====         ========

EARNINGS PER SHARE
  Basic................     $   0.85     $ 92.70                  $   0.82      $   1.02      $ 87.79                   $   0.98
  Diluted..............     $   0.84     $ 92.70                  $   0.82      $   1.02      $ 87.79                   $   0.97

AVERAGE SHARES
  Basic................       41,749          21                    45,320        41,991           21                     45,562
  Diluted..............       42,031          21                    45,602        42,259           21                     45,830

                                           For the year ended December 31, 1997
                                    -------------------------------------------------
                                                  Alabama
                                    BancorpSouth  Bancorp
                                     Historical  Historical  Adjustments    Pro Forma
                                    ------------ ----------  -----------    ---------
Interest revenue................       $307,094     $18,801                  $325,895
Interest expense................        144,055       9,813                   153,868
                                       --------     -------                  --------
Net interest revenue............        163,039       8.988                   172,027
Provision for credit losses.....          9,008         179                     9,187
                                       --------     -------                  --------
Net interest revenue, after
  provision for credit losses...        154,031       8,809                   162,840
Other revenue...................         43,667       1,946                    45,613
Other expense...................        131,988       7,863   $ (98)(1)
                                                                400 (2)       140,153
                                       --------     -------   -----          --------
Income before income tax........         65,710       2,892    (302)           68,300
Applicable income taxes.........         20,360       1,042      --            21,402
                                       --------     -------   -----          --------

Net income......................       $ 45,350     $ 1,850   $(302)         $ 46,898
                                       ========     =======   =====          ========

EARNINGS PER SHARE
  Basic.........................       $   1.02     $ 88.95                  $   0.98
  Diluted.......................       $   1.01     $ 88.95                  $   0.97

AVERAGE SHARES
  Basic.........................         44,427          21                    47,998
  Diluted.......................         44,789          21                    48,360

-------------------------
(1)      Minority interest in net income of consolidated subsidiaries.
(2) Amortization of cost in excess of book value of minority interest purchased.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                 For the six months ended June 30,
                                  ----------------------------------------------------------------------------------------------
                                                       1997                                            1998
                                  ----------------------------------------------- ----------------------------------------------
                                                Alabama                                         Alabama
                                  BancorpSouth  Bancorp                           BancorpSouth  Bancorp
                                   Historical  Historical  Adjustments  Pro Forma  Historical  Historical Adjustments  Pro Forma
                                  ------------ ----------  -----------  --------- ------------ ---------- -----------  ---------
                                                      (In thousands except per share amounts)
Interest revenue................    $147,992     $9,030                 $157,022    $165,833     $9,959                 $175,792
Interest expense................      69,249      4,665                   73,914      81,163      5,221                   86,384
                                    --------     ------                 --------    --------     ------                 --------
Net interest revenue............      78,743      4,365                   83,108      84,670      4,738                   89,408
Provision for credit losses.....       3,649         85                    3,734       6,013        117                    6,130
                                    --------     ------                 --------    --------     ------                 --------
Net interest revenue, after
  provision for credit losses...      75,094      4,280                   79,374      78,657      4,621                   83,278
Other revenue...................      21,178        902                   22,080      23,323      1,219                   24,542
Other expense...................      60,754      3,948    $ (98)(1)                  62,343      4,037    $(142)(1)
                                                             400 (2)      65,004                             400 (2)      66,638
                                    --------     ------    -----        --------    --------     ------    -----        --------
Income before income tax........      35,518      1,234     (302)         36,450      39,637      1,803     (258)         41,182
Applicable income taxes.........      11,631        447       --          12,078      13,240        683       --          13,923
                                    --------     ------    -----        --------    --------     ------    -----        --------

Net income......................    $ 23,887     $  787    $(302)       $ 24,372    $ 26,397     $1,120    $(258)       $ 27,259
                                    ========     ======    =====        ========    ========     ======    =====        ========

-----------------------------
(1)      Minority interest in net income of consolidated subsidiaries.
(2) Amortization of cost in excess of book value of minority interest purchased.


EARNINGS PER SHARE
  Basic.........................    $   0.54     $37.84                 $   0.51    $   0.59     $53.85                 $   0.57
  Diluted.......................    $   0.53     $37.84                 $   0.50    $   0.59     $53.85                 $   0.56

AVERAGE SHARES
  Basic.........................      44,407         21                   47,978      44,551         21                   48,122
  Diluted.......................      44,723         21                   48,294      45,066         21                   48,637

                              THE SPECIAL MEETINGS


GENERAL

         This Prospectus Supplement/Proxy Statement is first being mailed, on or about __________, 1998, to the following:

         1. Holders (the "Alabama Bancorp Shareholders") of shares of common stock, $0.25 par value per share ("Alabama Bancorp Common Stock"), of Alabama Bancorp., Inc., a Delaware corporation ("Alabama Bancorp");

         2. Holders (the "Highland Bank Shareholders") of shares of common stock, $0.06 par value per share ("Highland Bank Common Stock"), of Highland Bank, an Alabama banking corporation ("Highland Bank"); and

         3. Holders (the "First Community Bank Shareholders") of shares of common stock, $5.00 par value per share ("First Community Bank Common Stock"), of First Community Bank of The South, an Alabama banking corporation ("First Community Bank").

         This Prospectus Supplement/Proxy Statement is accompanied by a Notice of Special Meeting from, and form of proxy that is solicited by, the respective Boards of Directors of Alabama Bancorp (the "Alabama Bancorp Board"), Highland Bank (the "Highland Bank Board") and First Community Bank (the "First Community Bank Board") for use at the respective special meetings of Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders, and at any adjournments or postponements thereof.

         A special meeting of Alabama Bancorp Shareholders (the "Alabama Bancorp Special Meeting") is to be held as follows:

                                    ___________, 1998
                                    ______ _.m. (local time)
                                    2211 Highland Avenue
                                    Birmingham, Alabama.

         A special meeting of Highland Bank Shareholders (the "Highland Bank Special Meeting") is to be held as follows:

                                    ___________, 1998
                                    ______ _.m. (local time)
                                    2211 Highland Avenue
                                    Birmingham, Alabama.

         A special meeting of First Community Bank Shareholders (the "First Community Bank Special Meeting") is to be held as follows:

                                    ___________, 1998
                                    ______ _.m. (local time)
                                    2211 Highland Avenue
                                    Birmingham, Alabama.

         At each of the special shareholders meetings, the respective shareholders will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of June 19, 1998 (the "Merger Agreement"), among Alabama Bancorp, Highland Bank, First Community Bank and BancorpSouth, Inc., a Mississippi corporation ("BancorpSouth"), and the transactions contemplated thereby, including the merger of Alabama Bancorp with and into BancorpSouth (the "Holding Company Merger") and the mergers of Highland Bank and First Community Bank with and into BancorpSouth Bank (the "Bank Mergers," and together with the Holding Company Merger, the "Mergers").

         In addition, at the Alabama Bancorp Special Meeting, Alabama Bancorp Shareholders will consider and vote upon a proposal to approve certain payments that will be made to Mr. Larry R. Mathews, the President of Alabama Bancorp, upon completion of the Mergers in accordance with the terms of Mr. Mathews' Employment Agreement, dated as of January 1, 1998 (the "Mathews Employment Agreement"), with Alabama Bancorp. The Mathews Employment Agreement provides that upon a change of control of Alabama Bancorp (such as the Holding Company Merger), Alabama Bancorp will pay Mr. Mathews a cash bonus equal to the greater of $1 million or 2% of the value of the purchase price paid for Alabama Bancorp (the "Change of Control Payments"). Based upon the total consideration to be paid by BancorpSouth in the Mergers, Mr. Mathews would be paid about $1,540,000 in cash upon completion of the Mergers.

PROXIES

         Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders may use the accompanying proxy solicited by their respective boards of directors if any such shareholder is unable to attend the Alabama Bancorp Special Meeting, Highland Bank Special Meeting or First Community Bank Special Meeting, as applicable, in person or wishes to have his or her shares voted by proxy even if such shareholder does attend the meeting. Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders may revoke any proxy given pursuant to this solicitation by delivering to the respective corporate Secretary of their company prior to the taking of the vote at the special meetings, a written notice revoking the proxy or a duly executed proxy relating to the same shares bearing a later date or by attending the meeting and voting in person; however, attendance at the special meetings will not in and of itself constitute a revocation of a proxy.

         All written notices of revocation and other communications with respect to the revocation of proxies should be addressed to the following:

Alabama Bancorp:                      Highland Bank:                       First Community Bank:
Alabama Bancorp., Inc.                Highland Bank                        First Community Bank of The South
2211 Highland Avenue                  2211 Highland Avenue                 307 Jones Street
Birmingham, Alabama 35255             Birmingham, Alabama 35205            Fort Deposit, Alabama  36032
Attention:  Secretary                 Attention:  Secretary                Attention:  Secretary

         For such notice of revocation or later proxy to be valid, however, it must actually be received by Alabama Bancorp, Highland Bank or First Community Bank, as applicable, prior to the vote of the shareholders at the respective special shareholders meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of approval of the Merger Agreement. In addition, proxies of Alabama Bancorp Shareholders will be voted in favor of the Change of Control Payments.

         Alabama Bancorp, Highland Bank and First Community Bank are currently unaware of any other matters that may be presented for action at the respective special meetings. If other matters do properly come before the special meetings, however, shares represented by proxies will be voted (or not voted) by the persons named in the proxies in their discretion.

SOLICITATION OF PROXIES

         The cost of soliciting proxies from the Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders will be borne by the parties to the Merger Agreement. In addition to the solicitation of proxies by mail, Alabama Bancorp, Highland Bank and First Community Bank will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Alabama Bancorp, Highland Bank and First Community Bank will reimburse such record holders for their reasonable expenses in so doing. If necessary, each of Alabama Bancorp, Highland Bank and First Community Bank may also use several of its regular employees, who will not be specially compensated, to solicit proxies from Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders, either personally or by telephone, telegram, facsimile or special delivery letter.

RECORD DATE AND VOTING RIGHTS

         ALABAMA BANCORP

         The Alabama Bancorp Board has fixed ____________, 1998 as the record date (the "Alabama Bancorp Record Date") for the determination of the Alabama Bancorp Shareholders entitled to receive notice of and to vote at the Alabama Bancorp Special Meeting. Accordingly, only Alabama Bancorp Shareholders of record at the close of business on the Alabama Bancorp Record Date will be entitled to notice of and to vote at the Alabama Bancorp Special Meeting. At the close of business on the Alabama Bancorp Record Date, there were 20,799 shares of Alabama Bancorp Common Stock entitled to vote at the Alabama Bancorp Special Meeting held by approximately 23 holders of record.

         The presence, in person or by proxy, of shares of Alabama Bancorp Common Stock representing a majority of the votes entitled to be cast at the Alabama Bancorp Special Meeting is necessary to constitute a quorum. Each share of Alabama Bancorp Common Stock outstanding on the Alabama Bancorp Record Date entitles its holder to one vote as to the approval of (1) the Merger Agreement and the Mergers, (2) the Change of Control Payments, and (3) any other proposal that may properly come before the Alabama Bancorp Special Meeting.

         Alabama Bancorp will count shares of Alabama Bancorp Common Stock present in person at the Alabama Bancorp Special Meeting but not voting, and shares of Alabama Bancorp Common Stock for which it has received proxies but with respect to which holders of such shares have abstained, as present at the Alabama Bancorp Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as present at the Alabama Bancorp Special Meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don't have discretionary voting authority and haven't received instructions as to how to vote on those proposals (so-called "broker non-votes") will be counted as present at the Alabama Bancorp Special Meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any proposal as to which instructions on how to vote were not provided.

         Under the Delaware General Corporation Law (the "DGCL"), approval of the Merger Agreement requires the affirmative vote of the holders of a majority of all votes entitled to be cast on the Merger Agreement at the Alabama Bancorp Special Meeting. Because approval of the Merger Agreement requires the affirmative vote of the holders of a majority of outstanding shares of Alabama Bancorp Common Stock, abstentions and broker non-votes will have the same effect as negative votes. Accordingly, the Alabama Bancorp Board urges Alabama Bancorp Shareholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

         In addition, Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), requires that the Change of Control Payments be approved by the affirmative vote of the holders of more than 75% of the shares of Alabama Bancorp Common Stock entitled to vote at the Alabama Bancorp Special Meeting (excluding shares of Alabama Bancorp Common Stock beneficially owned by Mr. Mathews), in order for Alabama Bancorp to qualify for an exemption in the Code from excise taxes and loss of deductibility imposed upon excess change of control payments. Because approval of the Change of Control Payments requires the affirmative vote of the holders of more than 75% of the outstanding shares of Alabama Bancorp Common Stock (excluding Mr. Mathews' shares), abstentions and broker non-votes will have the same effect as negative votes. Accordingly, the Alabama Bancorp Board urges Alabama Bancorp Shareholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

         As of the Alabama Bancorp Record Date, approximately 15,815.25 shares of Alabama Bancorp Common Stock, or approximately 76.04% of the shares entitled to vote at the Alabama Bancorp Special Meeting, were beneficially owned by directors and executive officers of Alabama Bancorp. It is expected that each director and executive officer of Alabama Bancorp will vote the shares of Alabama Bancorp Common Stock beneficially owned by him or her for approval of
(1) the Merger Agreement and the Mergers, and (2) the Change of Control
Payments.

         HIGHLAND BANK

         The Highland Bank Board has fixed ____________, 1998 as the record date (the "Highland Bank Record Date") for the determination of the Highland Bank Shareholders entitled to receive notice of and to vote at the Highland Bank Special Meeting. Accordingly, only Highland Bank Shareholders of record at the close of business on the Highland Bank Record Date will be entitled to notice of and to vote at the Highland Bank Special Meeting. At the close of business on the Highland Bank Record Date, there were 2,132,942 shares of Highland Bank Common Stock entitled to vote at the Highland Bank Special Meeting held by approximately 104 holders of record.

         The presence, in person or by proxy, of shares of Highland Bank Common Stock representing a majority of the votes entitled to be cast on the Merger Agreement and the Mergers on the Highland Bank Record Date is necessary to constitute a quorum at the Highland Bank Special Meeting. Each share of Highland Bank Common Stock outstanding on the Highland Bank Record Date entitles its holder to one vote as to the approval of the Merger Agreement and the Mergers and any other proposal that may properly come before the Highland Bank Special Meeting.

         Highland Bank will count shares of Highland Bank Common Stock present in person at the Highland Bank Special Meeting but not voting, and shares of Highland Bank Common Stock for which it has received proxies but with respect to which holders of such shares have abstained, as present at the Highland Bank Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as present at the Highland Bank Special Meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don't have discretionary voting authority and haven't received instructions as to how to vote on those proposals (so-called "broker non-votes") will be counted as present at the Highland Bank Special Meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any proposal as to which instructions on how to vote were not provided.

         Under the Alabama Business Corporation Act (the "ABCA") and the Alabama Banking Code (the "ABC"), approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds of all votes entitled to be cast on the Merger Agreement at the Highland Bank Special Meeting. Because approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Highland Bank Common Stock, abstentions and broker non-votes will have the same effect as negative votes. Accordingly, the Highland Bank Board urges

Highland Bank Shareholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

         As of the Highland Bank Record Date, approximately 156,206 shares of Highland Bank Common Stock, or approximately 7.32% of the shares entitled to vote at the Highland Bank Special Meeting, were beneficially owned by directors and executive officers of Highland Bank, and 1,870,455 shares of Highland Bank Common Stock, or approximately 87.69% of the shares entitled to vote at the Highland Bank Special Meeting, were beneficially owned by Alabama Bancorp. It is expected that Alabama Bancorp and each director and executive officer of Highland Bank will vote the shares of Highland Bank Common Stock beneficially owned by such person for approval of the Merger Agreement and the Mergers.

         FIRST COMMUNITY BANK

         The First Community Bank Board has fixed ____________, 1998 as the record date (the "First Community Bank Record Date") for the determination of the First Community Bank Shareholders entitled to receive notice of and to vote at the First Community Bank Special Meeting. Accordingly, only First Community Bank Shareholders of record at the close of business on the First Community Bank Record Date will be entitled to notice of and to vote at the First Community Bank Special Meeting. At the close of business on the First Community Bank Record Date, there were 71,385 shares of First Community Bank Common Stock entitled to vote at the First Community Bank Special Meeting held by approximately 19 holders of record.

         The presence, in person or by proxy, of shares of First Community Bank Common Stock representing a majority of the votes entitled to be cast on the Merger Agreement and the Mergers on the First Community Bank Record Date is necessary to constitute a quorum at the First Community Bank Special Meeting. Each share of First Community Bank Common Stock outstanding on the First Community Bank Record Date entitles its holder to one vote as to the approval of the Merger Agreement and the Mergers and any other proposal that may properly come before the First Community Bank Special Meeting.

         First Community Bank will count shares of First Community Bank Common Stock present in person at the First Community Bank Special Meeting but not voting, and shares of First Community Bank Common Stock for which it has received proxies but with respect to which holders of such shares have abstained, as present at the First Community Bank Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as present at the First Community Bank Special Meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don't have discretionary voting authority and haven't received instructions as to how to vote on those proposals (so-called "broker non-votes") will be counted as present at the First Community Bank Special Meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any proposal as to which instructions on how to vote were not provided.

         Under the ABCA and the ABC, approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds of all votes entitled to be cast on the Merger Agreement at the First Community Bank Special Meeting. Because approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of First Community Bank Common Stock, abstentions and broker non-votes will have the same effect as negative votes. Accordingly, the First Community Bank Board urges First Community Bank Shareholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

         As of the First Community Bank Record Date, approximately 1,022 shares of First Community Bank Common Stock, or approximately 1.43% of the shares entitled to vote at the First Community Bank Special Meeting, were beneficially owned by directors and executive officers of First Community Bank, and 68,313 shares of First Community Bank Common Stock, or approximately 96.0% of the shares entitled to vote at the First Community Bank Special Meeting, were beneficially owned by Alabama Bancorp. It is expected that Alabama Bancorp and each director and executive officer of First Community Bank will vote the shares of First Community Bank Common Stock beneficially owned by such person for approval of the Merger Agreement and the Mergers.

RECOMMENDATION OF THE BOARDS OF DIRECTORS

         ALABAMA BANCORP

         The Alabama Bancorp Board has unanimously approved the Merger Agreement and the Mergers. The Alabama Bancorp Board believes that the Mergers are fair to and in the best interests of Alabama Bancorp and the Alabama Bancorp Shareholders and unanimously recommends that the Alabama Bancorp Shareholders vote "FOR" approval and adoption of the Merger Agreement and Mergers. See "THE MERGERS -- Reasons for the Mergers."

         In addition, the Alabama Bancorp Board has unanimously approved the Change of Control Payments, and unanimously recommends that the Alabama Bancorp Shareholders vote "FOR" approval of the Change of Control Payments. See "PROPOSAL TO APPROVE CHANGE OF CONTROL PAYMENTS."

         HIGHLAND BANK

         The Highland Bank Board has unanimously approved the Merger Agreement and the Mergers. The Highland Bank Board believes that the Mergers are fair to and in the best interests of Highland Bank and the Highland Bank Shareholders and unanimously recommends that the Highland Bank Shareholders vote "FOR" approval and adoption of the Merger Agreement and the Mergers. See "THE MERGERS -- Reasons for the Mergers."

         FIRST COMMUNITY BANK

         The First Community Bank Board has unanimously approved the Merger Agreement and the Mergers. The First Community Bank Board believes that the Mergers are fair to and in the best interests of First Community Bank and the First Community Bank Shareholders and unanimously recommends that the First Community Bank Shareholders vote "FOR" approval and adoption of the Merger Agreement and Mergers. See "THE MERGERS -- Reasons for the Mergers."

DISSENTERS' RIGHTS

         ALABAMA BANCORP APPRAISAL RIGHTS

         Any holder of Alabama Bancorp Common Stock is entitled to appraisal rights under Section 262 of the DGCL ("Section 262") as a result of the Mergers. All references in Section 262 and in this summary to an "Alabama Bancorp Shareholder" are to the record holder of Alabama Bancorp Common Stock as to which appraisal rights are being asserted. A person having a beneficial interest in shares of Alabama Bancorp Common Stock that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

         The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL. Any Alabama Bancorp Shareholder who wishes to exercise such appraisal rights or who wishes to preserve his or her right to do so, should review Section 262, a copy of which is attached as Annex B to this Prospectus Supplement/Proxy Statement, and the following discussion carefully because failure to timely and properly comply with the procedures specified will result in the complete loss of appraisal rights under the DGCL.

         The availability of appraisal rights is conditioned upon compliance with applicable law. Accordingly, any Alabama Bancorp Shareholder who wishes to dissent from the Mergers and receive the value of such Alabama Bancorp Shareholder's Alabama Bancorp Common Stock in cash should consult with his or her counsel.

         Under the DGCL, any Alabama Bancorp Shareholder who follows the procedures set forth in Section 262 will be entitled to have his or her shares of Alabama Bancorp Common Stock appraised by the Delaware Court of Chancery (the "Chancery Court") and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by such court. In order for an Alabama Bancorp Shareholder to perfect his or her appraisal rights, such Alabama Bancorp Shareholder's Alabama Bancorp Common Stock must not be voted in favor of adopting the Merger Agreement. Because a proxy which does not contain voting instructions will, unless revoked, be voted for approval of the Merger Agreement, an Alabama Bancorp Shareholder who votes by proxy and who wishes to exercise his or her appraisal rights must (1) vote against approval of the Merger Agreement, or (2) abstain from voting on approval of the Merger Agreement. However, an Alabama Bancorp Shareholder's failure to vote against the Mergers will not constitute a waiver of his or her appraisal or similar rights. Additionally, a vote against the Mergers by an Alabama Bancorp Shareholder will not be deemed to satisfy all of the notice requirements under Delaware law with respect to appraisal rights.

         Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of Section
262. This Prospectus Supplement/Proxy Statement constitutes such notice to the Alabama Bancorp Shareholders.

         Each Alabama Bancorp Shareholder electing to demand the appraisal of his or her shares of Alabama Bancorp Common Stock must deliver to Alabama Bancorp, before the taking of the vote on the Merger Agreement, a written demand for appraisal of such shares. Such written demand:

         1. Should be sent to Alabama Bancorp, 2211 Highland Avenue, Birmingham, Alabama 35255, Attention: Secretary;

         2. Must be received by Alabama Bancorp prior to the vote being taken on the Merger Agreement at the Alabama Bancorp Special Meeting; and

         3. Will be sufficient if it reasonably informs Alabama Bancorp of the identity of the Alabama Bancorp Shareholder and that the Alabama Bancorp Shareholder intends thereby to demand the appraisal of his or her shares of Alabama Bancorp Common Stock.

         Appraisal rights may be exercised only by an Alabama Bancorp Shareholder who holds his or her shares of Alabama Bancorp Common Stock on the date of making the demand for appraisal and who continuously holds such shares through the Effective Date. A vote against adoption of the Merger Agreement, in person or by proxy, will not in and of itself constitute a demand for appraisal satisfying the requirements of Section 262. An Alabama Bancorp Shareholder wishing to take such action must do so by a separate written demand.

         Only a holder of record of Alabama Bancorp Common Stock is entitled to assert appraisal rights for the shares of Alabama Bancorp Common Stock registered in such Alabama Bancorp Shareholder's name. A demand for appraisal should be exercised by or on behalf of the Alabama Bancorp Shareholder of record, fully and correctly, as his or her name appears on his or her certificates representing the shares of Alabama Bancorp Common Stock. If such Alabama Bancorp Shareholder's shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or a tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder, such as a broker, who holds shares of Alabama Bancorp Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners. In such case, the written demand should set forth the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner. Alabama Bancorp Shareholders who hold their shares of Alabama Bancorp Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

         Within ten days after the effective date of the Holding Company Merger, BancorpSouth must send a notice stating the date on which the Holding Company Merger has become effective to each person who has made demand for appraisal and otherwise satisfied the foregoing provisions of Section 262. Within 120 days after the effective date of the Holding Company Merger, but not thereafter, BancorpSouth or any Alabama Bancorp Shareholder who is entitled to appraisal rights and who has complied with the provisions of Section 262 may file a petition in the Chancery Court demanding a determination of the "fair value" of the shares. Notwithstanding the foregoing, at any time within 60 days after the effective date of the Holding Company Merger any Alabama Bancorp Shareholder has the right to withdraw his or her previously made demand for appraisal and accept the Holding Company Merger consideration. After such 60-day period, an Alabama Bancorp Shareholder may only withdraw his or her demand for appraisal of the Alabama Bancorp Common Stock with the consent of BancorpSouth.

         Within 120 days after the effective date of the Holding Company Merger, any Alabama Bancorp Shareholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from BancorpSouth, as the surviving corporation of the Holding Company Merger, a statement setting forth the aggregate number of shares not voted in favor of adoption of the Holding Company Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within ten days after a written request therefor has been received by BancorpSouth or within ten days after expiration of the period for delivery of demands for appraisal, whichever is later.

         If a petition for an appraisal is timely filed, after a hearing on such petition, the Chancery Court will determine whether the Alabama Bancorp Shareholder is entitled to appraisal rights and, if he or she is so entitled to appraisal rights, the Chancery Court will determine the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Holding Company Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Alabama Bancorp Shareholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as, or less than the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares, and that investment banking opinions as to fairness are not necessarily opinions as to "fair value" under Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceeding. The Chancery Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares have been appraised. The costs of the action may be determined by the Chancery Court and borne by the parties as the Chancery Court deems equitable. Upon application of a stockholder, the Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding be charged pro rata against the value of all the shares entitled to appraisal.

         Any Alabama Bancorp Shareholder who has duly demanded an appraisal in compliance with Section 262 will not, after the effective date of the Holding Company Merger, be entitled to vote the shares of Alabama Bancorp Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record as of a date prior to the effective date of the Holding Company Merger).

         If any Alabama Bancorp Shareholder who demands appraisal of his or her shares under Section 262 fails to perfect, or effectively withdraws or loses, his or her right to appraisal, the shares of such Alabama Bancorp Shareholder will be converted into the right to receive BancorpSouth Common Stock and/or cash in accordance with the Merger Agreement. An Alabama Bancorp Shareholder will fail to perfect, and therefore lose, his or her right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Holding Company Merger, or if the Alabama Bancorp delivers to BancorpSouth a written withdrawal of his demand for appraisal and his acceptance of the Mergers, except that any such attempt to withdraw made more than 60 days after the effective date of the Holding Company Merger will require the written approval of BancorpSouth.

         Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights will result in loss of such rights.

         HIGHLAND BANK AND FIRST COMMUNITY BANK DISSENTERS' RIGHTS

         Any holder of Highland Bank Common Stock or First Community Bank Common Stock is entitled to dissenters' rights under Article 13 of the ABCA ("Article 13") as a result of the Bank Mergers. All references in Article 13 and in this summary to a "Highland Bank Shareholder" or to a "First Community Bank Shareholder" are to the record holders of Highland Bank Common Stock or First Community Bank Common Stock as to which dissenters' rights are being asserted. A person having a beneficial interest in shares of Highland Bank Common Stock or First Community Bank Common Stock that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever dissenters' rights the beneficial owner may have.

         The following discussion is not a complete statement of the law pertaining to dissenters' rights under the ABCA. Any Highland Bank Shareholder or First Community Bank Shareholder who wishes to exercise such dissenters' rights or who wishes to preserve his or her right to do so, should review
Article 13, a copy of which is attached as Annex C to this Prospectus Supplement/Proxy Statement and the following discussion carefully because failure to timely and properly comply with the procedures specified will result in the complete loss of dissenters' rights under the ABCA.

         The availability of dissenters' rights is conditioned upon compliance with applicable law. Accordingly, any Highland Bank Shareholder or First Community Bank Shareholder who wishes to dissent from the Mergers and receive the value of his or her Highland Bank Common Stock or First Community Bank Common Stock in cash should consult with his or her counsel.

         A Highland Bank Shareholder's or First Community Bank Shareholder's failure to vote against the Mergers will not constitute a waiver of his or her appraisal or similar rights. A vote against the Mergers will not be deemed to satisfy all of the notice requirements under Alabama law with respect to appraisal rights.

         In order to be eligible to exercise the right to dissent, a Highland Bank Shareholder or First Community Bank Shareholder must:

         1. Give notice in writing to Highland Bank or First Community Bank, respectively, prior to the vote on the Mergers that such Highland Bank Shareholder or First Community Bank Shareholder intends to demand payment for his or her shares of Highland Bank Common Stock or First Community Bank Common Stock if the Mergers are consummated, and

         2. Not vote such shares of Highland Bank Common Stock or First Community Bank Common Stock in favor of the Mergers.

         If the Mergers are approved at the Highland Bank Special Meeting or First Community Bank Special Meeting, BancorpSouth must deliver a written notice (the "Dissenters' Notice") to all Highland Bank Shareholders and First Community Bank Shareholders who satisfied the requirements referred to in the preceding paragraph within ten days after the Effective Date. This notice must:

         1. State where the payment demand ("Payment Demand") must be sent and where Highland Bank Certificates or First Community Bank Certificates must be deposited;

         2. Inform holders of shares of Highland Bank Common Stock and First Community Bank Common Stock to what extent transfer of the shares will be restricted after the payment demand is received;

         3. Supply a form for demanding payment that includes the date of the first announcement to the news media or to Highland Bank Shareholders and First Community Bank Shareholders of the terms of the Mergers and requires that the Highland Bank Shareholder and First Community Bank Shareholder asserting dissenters' rights certify whether he or she acquired beneficial ownership of the shares of Highland Bank Common Stock or First Community Bank Common Stock before that date;

         4. Set a date by which BancorpSouth must receive the Payment Demand, which date may not be fewer than 30 nor more than 60 days after the date the Dissenters' Notice is delivered; and

         5.       Be accompanied by a copy of Article 13 of the ABCA.

         A shareholder who is sent a Dissenters' Notice must demand payment in accordance with the terms of the Dissenters' Notice and certify that he or she acquired beneficial ownership of the shares of Highland Bank Common Stock or First Community Bank Common Stock, as applicable, before the date required to be set forth in the Dissenters' Notice. The dissenting shareholder must, within 20 days of making such demand for payment, submit his or her stock certificates to BancorpSouth. BancorpSouth shall make a notation on the shareholder's stock certificates indicating that a demand for payment has been made and shall return such certificates to the shareholder. Failure to submit the Highland Bank Common Stock certificates or First Community Bank Common Stock certificates to BancorpSouth for notation will result in the forfeiture by such shareholder of the right to receive payment for such shares, unless a court of competent jurisdiction otherwise directs for good and sufficient cause.

         A Highland Bank Shareholder or First Community Bank Shareholder who demands payment and deposits his or her stock certificates in accordance with the previous paragraph retains all other rights of a Highland Bank Shareholder or First Community Bank Shareholder, as applicable, until those rights are canceled or modified by the consummation of the Mergers.

         A shareholder who does not demand payment or deposit his or her stock certificates where required, in each case by the date set forth in the Dissenters' Notice, is not entitled to payment for his or her shares of Highland Bank Common Stock or First Community Bank Common Stock.

         As soon as the Mergers are effective, or upon receipt of a Payment Demand, BancorpSouth is required to offer to pay each dissenting Highland Bank Shareholder or First Community Bank Shareholder who has complied with his or her obligations under Section 10-2B-13.23 of the ABCA the amount BancorpSouth estimates to be the fair value of such Highland Bank Shareholder's or First Community Bank Shareholder's shares of Highland Bank Common Stock or First Community Bank Common Stock, plus accrued interest. This offer of payment must be accompanied by the following:

         1. Highland Bank's or First Community Bank's consolidated balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer of payment, an income statement for that year and the latest available interim financial statements, if any;

         2. A statement of BancorpSouth's estimate of the fair value of the shares of Highland Bank Common Stock or First Community Bank Common Stock;

         3.       An explanation of how the interest was calculated;

         4. A statement of the dissenting shareholder's right to demand payment under ABCA Section 10-2B-13.28; and

         5.       A copy of Article 13 of the ABCA.

         Each dissenter who agrees to accept BancorpSouth's offer of payment in full satisfaction of his or her demand must surrender to BancorpSouth his or her certificate or certificates in accordance with the terms of the Dissenters' Notice. Upon receipt of the certificate or certificates, BancorpSouth will pay the dissenter the fair value of his or her shares, plus accrued interest.

         BancorpSouth may elect to withhold an offer of payment from a dissenter who was not the beneficial owner of the shares of Highland Bank Common Stock or First Community Bank Common Stock on the date set forth in the Dissenters' Notice as the date of the first announcement to news media or to the Highland Bank Shareholders or First Community Bank Shareholders of the terms of the Mergers.

         To the extent BancorpSouth elects to withhold payment as described in the immediately preceding paragraph, after consummation of the Mergers, BancorpSouth shall estimate the fair value of the shares of Highland Bank Common Stock or First Community Bank Common Stock, plus accrued interest, and shall pay this amount to each dissenting Highland Bank Shareholder and First Community Bank Shareholder, respectively, who agrees to accept it in full satisfaction of such shareholder's demand. BancorpSouth shall send with its offer a statement of its estimate of the fair value of the shares of Highland Bank Common Stock or First Community Bank Common Stock, an explanation of how the interest was calculated and a statement of the dissenting Highland Bank Shareholder's or First Community Bank Shareholder's right to demand payment pursuant to ABCA
Section 13.28.

         A dissenting shareholder may notify BancorpSouth in writing of such shareholder's own estimate of the fair value of his or her shares of Highland Bank Common Stock or First Community Bank Common Stock and amount of interest due, and demand payment of such estimate (less any payments previously made) or reject BancorpSouth's offer and demand payment of the fair value of such shares and interest due, if:

         1. The dissenting shareholder believes that the amount offered to be paid by BancorpSouth is less than the fair value of such shares or that the interest due is incorrectly calculated;

         2. BancorpSouth fails to make payment within 60 days after the date set forth demanding payment; or

         3. BancorpSouth, having failed to take the proposed corporate action, does not release the transfer restrictions imposed on the shares of Highland Bank Common Stock or First Community Bank Common Stock within 60 days after the date set for demanding payment.

However, a dissenting shareholder waives the right to demand such payment unless such shareholder notifies BancorpSouth of such demand in writing within 30 days after BancorpSouth offered payment for such shareholder's shares of Highland Bank Common Stock or First Community Bank Common Stock.

         If BancorpSouth does not take the proposed corporate action within 60 days after the date set for demanding payment of such dissenting shareholder's shares of Highland Bank Common Stock or First Community Bank Common Stock, BancorpSouth shall release the transfer restrictions imposed on such shares of common stock. If BancorpSouth, after releasing the transfer restrictions imposed upon the shareholder's shares of Highland Bank Common Stock or First Community Bank Common Stock, takes the proposed corporate action, a new Dissenters' Notice must be delivered to the shareholder and the payment demand procedure discussed above must be repeated.

         If a demand for payment under Section 10-2B-13.28 of the ABCA remains unsettled, BancorpSouth must commence a proceeding within 60 days after receiving the Payment Demand and petition the court to determine the fair value of the shares of Highland Bank Common Stock or First Community Bank Common Stock and accrued interest. If BancorpSouth does not commence this proceeding within this 60-day period, it shall pay each dissenting Highland Bank Shareholder whose demand remains unsettled the amount demanded.

         BancorpSouth must commence any such proceeding relating to Highland Bank Common Stock in the circuit court of Jefferson County, Alabama and must commence any such proceeding relating to First Community Bank Common Stock in the circuit court of Lowndes County, Alabama (each, the "Circuit Court"). BancorpSouth must make all dissenting shareholders whose demands remain unsettled parties to the proceeding and all parties must be served with a copy of the petition. After the dissenting shareholders have been properly served a copy of the petition, BancorpSouth shall deposit with the clerk of court an amount sufficient to pay unsettled claims of all dissenting shareholders in an amount equal to its prior estimate of fair value, plus accrued interest. The Circuit Court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. Dissenting shareholders are entitled to the same discovery rights as parties to other civil proceedings.

         Each dissenting Highland Bank Shareholder or First Community Bank Shareholder made a party to the proceeding is entitled to judgment for the amount the Circuit Court finds the fair value of such shareholder's shares of Highland Bank Common Stock or First Community Bank Common Stock, plus interest.

         The Circuit Court in an appraisal proceeding shall determine all costs of the proceeding including the compensation and expense of appraisers appointed by the Circuit Court. The Circuit Court shall assess these costs against BancorpSouth, except that the Circuit Court may assess costs against all or some of the dissenting shareholders, in amounts the Circuit Court finds equitable, to the extent the court finds the dissenting shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment.

         The Circuit Court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

         1. Against BancorpSouth and in favor of any and all dissenting shareholders if the court finds that BancorpSouth did not substantially comply with the requirements of ABCA Sections 10-2B-13.20 through 10-2B-13.28; or

         2. Against either BancorpSouth or a dissenting shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Article 13 of the ABCA.

         If the Circuit Court finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should not be assessed against BancorpSouth, the Circuit Court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefited.

                                   THE MERGERS

DESCRIPTION OF THE MERGERS

         At the effective time of the Mergers (the "Effective Time"), Alabama Bancorp will merge into BancorpSouth, the separate corporate existence of Alabama Bancorp will cease, and BancorpSouth will be the surviving corporation (the "Surviving Corporation") and will continue to exist as a Mississippi corporation. In addition, each of Highland Bank and First Community Bank will merge into BancorpSouth Bank, and BancorpSouth Bank will be the surviving bank (the "Surviving Bank") and shall continue its existence under the laws of the State of Mississippi. Subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Holding Company Merger will become effective upon the filing of articles of merger (the "Articles of Merger") in the offices of the Secretary of State of the State of Delaware and the offices of the Secretary of State of the State of Mississippi in accordance with the DGCL and the Mississippi Business Corporation Act (the "MBCA"), and the Bank Mergers will become effective upon the filing of Articles of Merger in the offices of the Mississippi Department of Banking and Consumer Finance, the Secretary of State of the State of Alabama and the Alabama Banking Department. See "THE MERGER AGREEMENT-- Conditions to the Mergers."

         The Holding Company Merger will have the effects set forth in Sections 4-11-01 and 81-5-85 of the Mississippi Code and Section 252 of the DGCL. The Bank Mergers will have the effects set forth in Sections 10-2B-11.01 et seq. of the ABCA, Sections 5-7A-1 et seq. of the Alabama Banking Code ("ABC") and Sections 5-13B-20 et seq. of the ABC.

         BancorpSouth's amended and restated articles of incorporation (the "BancorpSouth Articles") and bylaws (the "BancorpSouth Bylaws") as in effect at the Effective Time will be those of the Surviving Corporation, while BancorpSouth Bank's amended and restated articles of incorporation and bylaws will be those of the Surviving Bank.

         At the Effective Time, automatically by virtue of the Mergers and without any action on the part of any party or shareholder, each share of Alabama Bancorp Common Stock, Highland Bank Common Stock and First Community Bank Common Stock (excluding shares with respect to which appraisal or dissenters' rights have been properly demanded in accordance with Section 262 of the DGCL and Article 13 of the ABCA, as applicable ("Dissenting Shares"), or held by Alabama Bancorp or any of its subsidiaries, in each case, other than shares held in a fiduciary capacity ("Trust Account Shares") or in respect of a debt previously contracted ("DPC Shares")) issued and outstanding immediately prior to the Effective Time will become and be converted into the right to receive shares of common stock, $2.50 par value per share (the "BancorpSouth Common Stock"), of BancorpSouth in the amounts set forth below. If, prior to the Effective Time, shares of BancorpSouth Common Stock are changed into a different number or class of shares due to any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend is declared on the shares of Alabama Bancorp Common Stock, Highland Bank Common Stock and First Community Bank Common Stock with a record date prior to the Effective Time, the applicable exchange ratio will be adjusted accordingly.

                                                      Minimum Number of                   Maximum Number of
                                                    Shares to be Received               Shares to be Received
                                                    ---------------------               ---------------------
Alabama Bancorp Exchange Ratio...................        130.2642                              176.2398

Highland Bank Exchange Ratio.....................          1.1445                                1.5485

First Community Bank Exchange Ratio..............          8.3224                               11.2597

         The market price of BancorpSouth Common Stock is expected to fluctuate between the date of this Prospectus Supplement/Proxy Statement, the date on which the Mergers are consummated and thereafter, and may decrease. Each of the exchange ratios is flexible within a specified range in order to assure that, within the range, the market value of BancorpSouth Common Stock received by you will remain the same despite fluctuations in the market price between the date of this Proxy Statement/Prospectus Supplement and the Effective Time. For further information concerning the historical market prices of BancorpSouth Common Stock, Alabama Bancorp Common Stock, Highland Bank Common Stock and First Community Bank Common Stock, see "PRICE RANGE OF COMMON STOCK AND DIVIDENDS." No assurance can be given concerning the market price of BancorpSouth Common Stock before or after the Effective Time.

         For purposes of calculating the exchange ratios:

                 1. "Alabama Bancorp Exchange Ratio" means the quotient, rounded to the nearest 1/10,000, equal to (x) $3,304.50, divided by (y) the Average Closing Price (as defined in paragraph 4 below);

                 2. "Highland Bank Exchange Ratio" means the quotient, rounded to the nearest 1/10,000, equal to (x) $29.0347, divided by (y) the Average Closing Price;

                 3. "First Community Bank Exchange Ratio" means the quotient, rounded to the nearest 1/10,000, equal to (x) $211.1193, divided by (y) the Average Closing Price;

                 4. "Average Closing Price" means the average of the daily last sale prices of BancorpSouth Common Stock as reported on the New York Stock Exchange Composite Transactions tape (as reported in the Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 10 consecutive full trading days in which shares of BancorpSouth Common Stock are traded on the New York Stock Exchange ending at the close of trading on the third business day prior to each of the Alabama Bancorp Special Meeting, the Highland Bank Special Meeting and the First Community Bank Special Meeting.

         In the event that, without giving effect to the minimum and maximum exchange ratio limitations, the exchange ratios computed in accordance with the formulas in the Merger Agreement exceed the maximum exchange ratios (or 176.2398, 1.5485 or 11.2597 for Alabama Bancorp, Highland Bank and First Community Bank, respectively), then Alabama Bancorp may, at its option and without penalty, terminate the Merger Agreement by giving prior written notice to BancorpSouth, unless within 24 hours after such notice is given, BancorpSouth agrees to increase the maximum exchange ratios to amounts proposed by Alabama Bancorp that are not greater than the computed amounts of the exchange ratios. If, however, these computed exchange ratios are less than the minimum exchange ratios (or 130.2642, 1.1445 or 8.3224, for Alabama Bancorp, Highland Bank and First Community Bank, respectively), then BancorpSouth may, at its option and without penalty, terminate the Merger Agreement by giving prior written notice to Alabama Bancorp, unless within 24 hours after such notice is given, Alabama Bancorp agrees to lower the minimum exchange ratios to amounts proposed by BancorpSouth that are not less than the computed amounts of the exchange ratios. See "THE MERGER AGREEMENT -- Termination of the Merger Agreement."

         At the Effective Time, Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders, other than those who perfect appraisal rights under the DGCL or dissenters' rights under the ABCA, as applicable (see "THE SPECIAL MEETING -- Dissenters' Rights"), will cease to be, and will have no rights as, Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders, respectively, other than to receive the consideration to be issued to them in the Mergers (the "Merger Consideration"). After the Effective Time, there will be no transfers on the stock transfer books of Alabama Bancorp, Highland Bank or First Community Bank of shares of Alabama Bancorp Common Stock, Highland Bank Common Stock and First Community Bank Common Stock, respectively. If, after the Effective Time, Alabama Bancorp Certificates, Highland Bank Certificates and First Community Bank Certificates (each as defined herein) are presented for transfer to SunTrust Bank, Atlanta (the "Exchange Agent"), they will be canceled and exchanged for certificates representing shares of BancorpSouth Common Stock as provided in the Merger Agreement.

         In addition, at the Effective Time, all employee stock options to purchase shares of Highland Bank Common Stock (each, an "Employee Stock Option") that are then outstanding and unexercised will cease to represent rights to acquire such shares and will be replaced by a stock option issued under BancorpSouth's appropriate stock option plan. The duration and other terms of the new option will be the same as the original Employee Stock Option, except that all references to Highland Bank will be deemed to be references to BancorpSouth. The number of shares of BancorpSouth Common Stock purchasable upon exercise of such Employee Stock Option will be equal to the number of shares of Highland Bank Common Stock purchasable under such Employee Stock Option immediately prior to the Effective Time multiplied by the applicable exchange ratio, and rounding down to the nearest whole share. The per share exercise price under each such Employee Stock Option will be adjusted by dividing such exercise price by the applicable exchange ratio, and rounding up to the nearest cent. Notwithstanding the foregoing, any Employee Stock Options that are "incentive stock options" under Section 422 of the Code will be adjusted in a manner consistent with Section 422(a) of the Code. In connection with the conversion of the Employee Stock Options in the Mergers, BancorpSouth will reserve for issuance a sufficient number of shares of BancorpSouth Common Stock necessary to satisfy Highland Bank's obligations with respect to the Employee Stock Options.

         At the Effective Time, all shares of Alabama Bancorp Common Stock, Highland Bank Common Stock and First Community Bank Common Stock held by Alabama Bancorp, Highland Bank or First Community Bank, or by any of their subsidiaries, other than Trust Account Shares or DPC Shares, will be canceled and will cease to exist, and no BancorpSouth Common Stock or other consideration will be delivered in exchange for such shares. Also at the Effective Time, all shares of BancorpSouth Common Stock held by Alabama Bancorp, Highland Bank or First Community Bank or their subsidiaries, other than Trust Account Shares or DPC Shares, will become treasury stock and all other shares of BancorpSouth Common Stock outstanding as of the Effective Time will remain outstanding.

         Alabama Bancorp Dissenting Shares, Highland Bank Dissenting Shares and First Community Bank Dissenting Shares (collectively, "Dissenting Shares") will not be converted into the right to receive, or be exchangeable for, the Merger Consideration. Instead, the holders of Dissenting Shares will be entitled to payment of the appraised value of the Dissenting Shares in accordance with
Section 262 of the DGCL and Article 13 of the ABCA, as applicable. Notwithstanding the foregoing, if any holder of Dissenting Shares subsequently delivers a written withdrawal of such holder's demand for appraisal thereof, or if any such holder fails to establish such holder's entitlement to dissenters' rights under Section 262 of the DGCL and Article 13 of the ABCA, as applicable, such holder will forfeit the right to appraisal and such shares will be deemed to have been converted into the right to receive, and to have become exchangeable for, the Merger Consideration. See "THE SPECIAL MEETING -- Dissenters' Rights."

BACKGROUND OF THE MERGERS

         During 1996, management of Alabama Bancorp received several unsolicited inquiries regarding a possible business combination with Alabama Bancorp from several financial institutions, or consultants or brokers on behalf of financial institutions, other than BancorpSouth. In response to such unsolicited inquiries, however, management of Alabama Bancorp indicated that it had no present interest in such a transaction, and no further discussions were conducted.

         In the first part of 1997, management of Alabama Bancorp received additional unsolicited inquiries from other institutions, including BancorpSouth, interested in possible business combinations with Alabama Bancorp. Management of Alabama Bancorp again indicated that it had no present interest in such a transaction, but, at the request of representatives of BancorpSouth, agreed to meet with such representatives in Birmingham, Alabama. Accordingly, in June 1997, Larry R. Mathews, President of Alabama Bancorp, and James T. Stephens, Vice Chairman of the Board of Directors of Alabama Bancorp, met in Birmingham, Alabama with Aubrey B. Patterson, Chairman of the Board and Chief Executive Officer of BancorpSouth, and L. Nash Allen, Chief Financial Officer of BancorpSouth. The parties discussed the banking industry generally and the business and operating philosophies of their respective companies. No formal proposals were made or discussed at such time, and no further discussions or meetings were scheduled at that time. Between June 1997 and Spring 1998, representatives of BancorpSouth and Alabama Bancorp exchanged several telephone calls; however, no formal negotiations or discussions were conducted or ongoing.

         In mid-April 1998, Alabama Bancorp received a specific written proposal from a financial institution (other than BancorpSouth) regarding the possible acquisition of Alabama Bancorp. Subsequent to receipt of this written proposal, Mr. Mathews contacted Mr. Allen regarding whether BancorpSouth was interested in discussing a possible business combination involving their companies. Thereafter, in mid-May 1998, Mr. Patterson and Mr. Allen met in Birmingham with Mr. Mathews and Mr. Stephens, at which time BancorpSouth presented a written proposal regarding the acquisition of Alabama Bancorp. At that time, the proposal from BancorpSouth represented a premium for the acquisition of Alabama Bancorp that was approximately 20% below the proposal made by the other institution in April 1998.

         Subsequent to receiving these proposals, Mr. Stephens informed the Board of Directors of Alabama Bancorp of the two specific proposals regarding a possible business combination with Alabama Bancorp. Mr. Stephens and the other directors of Alabama Bancorp discussed the contacts by BancorpSouth and the other institution and the appropriate response to them. Subsequent to these discussions, the Board of Directors of Alabama Bancorp authorized Mr. Mathews and Mr. Stephens to meet with representatives of both companies to explore the details of a possible transaction. The Board of Directors also authorized and directed Mr. Mathews and Mr. Stephens to engage special legal counsel and a financial advisor to assist the Board of Directors in its assessment and analysis of the proposals.

         On or about May 10, 1998, Mr. Mathews engaged Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") to advise Alabama Bancorp in connection with the evaluation of the specific proposals and the possible acquisition of Alabama Bancorp. In addition, on or about May 10, 1998, Mr. Mathews retained the law firm of Bradley Arant Rose & White LLP ("Special Counsel") as special counsel to Alabama Bancorp with respect to the proposals and the possible sale of Alabama Bancorp.

         During the last two weeks of May 1998 and the first week of June 1998, management of Alabama Bancorp, in conjunction with representatives of Sheshunoff and Special Counsel, conducted certain preliminary due diligence reviews of the entities that had made specific proposals; however, because the BancorpSouth proposal was approximately 20% below the other proposal, management's analysis and review focused primarily on the other institution and its proposal. During this three week period, Mr. Mathews engaged in negotiations with the other entity, which resulted, on or about June 4, 1998, in an increased proposed purchase price approximately 20% greater than in the original proposal from such entity.

         From June 4, 1998 through June 9, 1998, management of Alabama Bancorp, along with representatives of Special Counsel and Sheshunoff, conducted additional due diligence with respect to the other institution. These parties also reviewed a draft of a definitive merger agreement proposed by the other institution. On or about June 9, 1998, Mr. Allen, on behalf of BancorpSouth, telephoned Mr. Mathews regarding the possibility of BancorpSouth increasing its proposal to acquire Alabama Bancorp. Mr. Mathews indicated to Mr. Allen that the previous proposal from BancorpSouth was significantly lower than another proposal currently being reviewed by management. Subsequent to this conversation, Mr. Mathews received a second telephone call from Mr. Allen communicating a proposal to acquire Alabama Bancorp for $77 million in BancorpSouth common stock. Mr. Mathews and Mr. Stephens communicated this information to representatives of Special Counsel and Sheshunoff, and the parties reviewed and discussed the proposal, as well as conducted additional due diligence and analysis of BancorpSouth and its financial condition, relative to the other proposal. It was determined that Mr. Mathews would communicate to representatives of the other institution the fact of receipt of the proposal from BancorpSouth and the fact that it was now significantly greater than the other proposal, although neither the identity of BancorpSouth nor the exact amount of its proposal was disclosed. On or about June 10, 1998, Mr. Mathews communicated such information to the other institution, which indicated that it would not increase its offer.

         On June 11, 1998, representatives of BancorpSouth and its counsel met in Birmingham, Alabama with Mr. Mathews, Mr. Stephens and Special Counsel. The parties discussed the BancorpSouth proposal and its elements, including the anticipated treatment of employee benefit matters, the treatment of certain Highland Bank stock options, employment and stay pay arrangements, Mr. Mathews' current employment agreement, and accounting and tax treatment expected in the proposed transaction. The parties also discussed additional due diligence activities, when such activities could be conducted and concluded and the time frame for executing a definitive agreement. Following these discussions, Alabama Bancorp and BancorpSouth executed a confidentiality agreement regarding further due diligence review, and agreed to commence on-site due diligence of Alabama Bancorp by BancorpSouth over the weekend of June 13 and June 14, 1998.

         From June 13, 1998 through June 16, 1998, representatives of BancorpSouth conducted on-site due diligence of Alabama Bancorp and its subsidiary banks. Also during this period, representatives of Sheshunoff and Special Counsel conducted additional due diligence of BancorpSouth and BancorpSouth Bank, including reviewing public filings and discussing operations and the financial condition and prospects with certain management of BancorpSouth.

         Between June 16, 1998 and June 19, 1998, representatives of BancorpSouth and Alabama Bancorp engaged in discussions and negotiations with respect to the draft Merger Agreement and Stock Option Agreement. On June 19, 1998 each of the Boards of Directors of Alabama Bancorp, Highland Bank and First Community Bank held a special meeting to consider the proposed transaction with BancorpSouth. At these meetings, Messrs. Mathews and Stephens, together with representatives of Sheshunoff and Special Counsel, outlined the terms and conditions of the proposed transaction. Representatives from Special Counsel advised each of the Boards of Directors with regard to their fiduciary duties to their respective shareholders in the context of evaluating the terms of the transaction. Management of Alabama Bancorp also summarized their findings with respect to the due diligence investigation of BancorpSouth. In addition, Sheshunoff made a presentation to each of the Boards of Directors and discussed in detail the methodologies and considerations underlying its analyses and delivered its oral opinion as to the fairness of the consideration to be received in the transaction from a financial point of view to the shareholders of Alabama Bancorp, Highland Bank and First Community Bank. Members of the Boards of Directors asked detailed questions of management and Sheshunoff and deliberated upon the merits of the transaction. Thereafter, each of the Boards of Directors unanimously approved the Merger Agreement and the Mergers, and, in the case of the Board of Directors of Alabama Bancorp, the Stock Option Agreement. During the evening of June 19, 1998, representatives of BancorpSouth met in Birmingham, Alabama with representatives of Alabama Bancorp, and the parties executed and delivered the Merger Agreement and the Stock Option Agreement.

REASONS FOR THE MERGERS; RECOMMENDATION OF THE BOARDS OF DIRECTORS

         The Board of Directors of BancorpSouth (the "BancorpSouth Board") believes that the market areas of Alabama Bancorp and its subsidiary banks are comparable to certain of BancorpSouth's existing market areas. In addition, it perceives that economies of scale and cost savings available through combining administrative functions and increased competitiveness resulting from combined marketing efforts and budgets, should significantly enhance the operations and financial results of BancorpSouth and BancorpSouth Bank. In addition, the BancorpSouth Board believes that the Mergers should strengthen both Highland Bank's and First Community Bank's ability (as a part of BancorpSouth Bank) to compete and be successful in their existing markets, in that BancorpSouth Bank offers services that are not currently available to customers of either Highland Bank or First

Community Bank, and BancorpSouth Bank possesses technology that is not currently possessed by either Highland Bank or First Community Bank.

         The Alabama Bancorp Board, Highland Bank Board and First Community Bank Board separately deliberated and approved the Merger Agreement at separate meetings held by each Board. In reaching their determination to approve and adopt the Merger Agreement, the Alabama Bancorp Board, the Highland Bank Board and the First Community Bank Board each consulted with their respective management and financial and legal advisors, and considered a number of factors. The following is a discussion of the information and factors considered by the Alabama Bancorp Board, the Highland Bank Board and the First Community Bank Board in reaching this determination. This discussion is not intended to be exhaustive but includes all of the material factors considered by these Boards. In the course of their deliberations with respect to the Mergers, each of these boards discussed the anticipated impact of the Mergers on their respective company, shareholders and various other constituencies, and no material disadvantages expected to result from the Mergers were identified during these discussions. In reaching their determination to approve and recommend the Mergers, none of these Boards assigned any relative or specific weights to the factors considered in reaching such determination, and individual directors may have given differing weights to different factors.

         The following include the material factors that were considered by each of the Alabama Bancorp Board, the Highland Bank Board and the First Community Bank Board:

         1. Their review, based in part on presentations by their respective management and financial advisor, of the business, operations, technology, dividends, financial condition and earnings of BancorpSouth on an historical and a prospective basis and of the combined company on a pro forma basis, and the historical stock price performance of BancorpSouth Common Stock and the potential impact on the market value of BancorpSouth Common Stock following the Mergers;

         2. The resulting relative interests of their shareholders in the common stock of the combined companies following the Mergers;

         3. The fact that the Mergers would allow their shareholders to become shareholders in a well-capitalized company, whose stock is traded on the New York Stock Exchange with sufficient trading volume to provide liquidity for shareholders;

         4. The presentations of Sheshunoff to each of the Alabama Bancorp Board, Highland Bank Board and First Community Bank Board, the financial information reviewed by Sheshunoff at the meetings of the companies' boards of directors, each held on June 19, 1998, and the opinion of Sheshunoff rendered on June 19, 1998, that, as of such date and based upon and subject to the procedures followed, assumptions made, matters considered, and limitations on the analyses undertaken, the Alabama Bancorp Exchange Ratio, Highland Bank Exchange Ratio and First Community Bank Exchange Ratio was fair from a financial point of view to Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders, respectively (see "--Fairness Opinion");

         5. The process conducted by their management and financial advisor in exploring and determining the potential value which could be realized by their shareholders in a business combination transaction, including the contacts with certain bank holding companies determined to be the most likely companies to be both interested in and financially and otherwise capable of engaging in a business combination transaction with Alabama Bancorp and its subsidiaries, the terms of the proposals received from such bank holding companies and the fact that the indicated value of the exchange ratios in the BancorpSouth proposal was higher as of June 19, 1998 than the indicated values of the per share consideration offered in the other submitted proposal (see "-- Background of the Mergers");

         6. The terms of the Merger Agreement and the Mergers, including the amount and form of consideration to be received by Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders in the Mergers, and the expectation that the Mergers will be a tax-free transaction to Alabama Bancorp, Highland Bank, First Community Bank, Alabama Bancorp Shareholders, Highland Bank Shareholders, First Community Bank Shareholders and BancorpSouth to the extent Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders receive shares of BancorpSouth Common Stock;

         7. The current and prospective economic and competitive environment facing the financial services industry generally, and Alabama Bancorp, Highland Bank or First Community Bank in particular, including the continued rapid consolidation in the industry and the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term and in being able to capitalize on technological developments which significantly impact industry competition;

         8. Their review, based in part on the presentations of Sheshunoff, of alternatives to the Mergers for enhancing shareholder value, the range of possible values to Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders obtainable through implementation of such alternatives, and the timing and likelihood of actually achieving such value, and the Alabama Bancorp Board's, Highland Bank Board's or First Community Bank Board's belief, based upon such review, that such alternatives were not likely to result in greater value for Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders, respectively, than the value to be realized in the Mergers. In this regard, the Alabama Bancorp Board, Highland Bank Board and First Community Bank Board considered, among other things, variables relating to the ability to continue to generate revenue growth, improved profitability and superior stockholder returns on a stand-alone basis, and the availability of attractive acquisition opportunities for Alabama Bancorp, Highland Bank and First Community Bank, respectively;

         9. The general impact that the Mergers could be expected to have on the respective constituencies served by Alabama Bancorp, Highland Bank and First Community Bank, including their customers, employees and communities;

         10. The anticipated cost savings, operating efficiencies and opportunities for revenue enhancement available to the combined companies from the Mergers, and the likelihood of the foregoing being achieved following consummation of the Mergers;

         11. The fact that Mr. Larry R. Mathews, President of Alabama Bancorp and President and Chief Executive Officer of Highland Bank, would serve as Alabama Division President of BancorpSouth Bank following the Mergers and would be entitled to the Change of Control Payments upon completion of the Mergers, and that the directors and officers of Alabama Bancorp, Highland Bank and First Community Bank might be deemed to have interests in the Mergers other than their interests generally as Alabama Bancorp Shareholders, Highland Bank Shareholders or First Community Bank Shareholders (see "-- Interests of Certain Persons in the Mergers"); and

         12. The terms of the Stock Option Agreement, dated as of June 19, 1998, by and between BancorpSouth and Alabama Bancorp (the "Stock Option Agreement"), including the risk that the Stock Option Agreement might discourage third parties from offering to acquire Alabama Bancorp, Highland Bank or First Community Bank by increasing the cost of such an acquisition, and recognizing that the execution of the Stock Option Agreement was a condition to BancorpSouth's willingness to enter into the Merger Agreement (see "THE MERGER AGREEMENT -- Stock Option Agreement").

         THE ALABAMA BANCORP BOARD BELIEVES THE MERGERS ARE FAIR TO, AND IN THE BEST INTERESTS OF, ALABAMA BANCORP AND THE ALABAMA BANCORP SHAREHOLDERS. THE ALABAMA BANCORP BOARD UNANIMOUSLY RECOMMENDS THAT ALABAMA BANCORP SHAREHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE CONSUMMATION OF THE MERGERS.

         THE HIGHLAND BANK BOARD BELIEVES THE MERGERS ARE FAIR TO, AND IN THE BEST INTERESTS OF, HIGHLAND BANK AND THE HIGHLAND BANK SHAREHOLDERS. THE HIGHLAND BANK BOARD UNANIMOUSLY RECOMMENDS THAT HIGHLAND BANK SHAREHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE CONSUMMATION OF THE MERGERS.

         THE FIRST COMMUNITY BANK BOARD BELIEVES THE MERGERS ARE FAIR TO, AND IN THE BEST INTERESTS OF, FIRST COMMUNITY BANK AND THE FIRST COMMUNITY BANK SHAREHOLDERS. THE FIRST COMMUNITY BANK BOARD UNANIMOUSLY RECOMMENDS THAT FIRST COMMUNITY BANK SHAREHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE CONSUMMATION OF THE MERGERS.

FAIRNESS OPINION

         Alabama Bancorp, Highland Bank and First Community Bank retained Sheshunoff to provide its opinion of the fairness from a financial viewpoint, of the Merger Consideration to be received by Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders, respectively, in connection with the Mergers. Sheshunoff was not retained to market these companies and did not participate in negotiation of the terms and conditions of the Merger Agreement. As part of its investment banking business, Sheshunoff is regularly engaged in the valuation of securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. The companies retained Sheshunoff based upon its experience as a financial advisor in mergers and acquisitions of financial institutions and its knowledge of financial institutions. On June 19, 1998, Sheshunoff rendered its oral opinion that, as of such date, the Merger Consideration was fair, from a financial point of view, to the Alabama Bancorp Shareholders, the Highland Bank Shareholders and the First Community Bank Shareholders. Sheshunoff rendered its written Fairness Opinion Letter (the "Opinion Letter") as of June 19, 1998.

         The full text of Sheshunoff's Opinion Letter, which sets forth, among other things, assumptions made, procedures followed, matters considered, and limitations on the review undertaken, is attached as Annex D to this Prospectus Supplement/Proxy Statement. Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders are urged to read the Opinion Letter carefully and in its entirety. The Opinion Letter is addressed to the Boards of Directors of each of Alabama Bancorp, Highland Bank and First Community Bank and does not constitute a recommendation to any Alabama Bancorp Shareholder, Highland Bank Shareholder or First Community Bank Shareholder as to how such shareholder should vote at the respective special shareholders meetings.

         In connection with its Opinion Letter, Sheshunoff:

         1. Reviewed the Merger Agreement;

         2. Reviewed certain publicly available financial statements and other information concerning Alabama Bancorp and BancorpSouth, respectively;

         3. Reviewed certain internal financial statements and other financial and operating data of Alabama Bancorp provided to Sheshunoff by Alabama Bancorp's management;

         4. Reviewed the reported market prices and trading activity for BancorpSouth Common Stock;

         5. Discussed the past and current operations, financial condition, and future prospects of Alabama Bancorp with its executive management;

         6. Compared Alabama Bancorp and BancorpSouth from a financial point of view with certain other banking companies that Sheshunoff deemed to be relevant;

         7. Compared the financial performance of BancorpSouth and the market prices and trading activity of BancorpSouth Common Stock with that of certain other indices of publicly traded equity securities;

         8. Reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions in the Southeastern United States and in Alabama; and

         9. Performed such other analyses and reviews as Sheshunoff deemed appropriate.

         In connection with its review, Sheshunoff relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or made publicly available, and Sheshunoff did not assume any responsibility for independent verification of such information. With respect to internal confidential financial projections provided by Alabama Bancorp, Sheshunoff assumed that such projections were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the future financial performance of Alabama Bancorp and its subsidiaries and did not independently verify the validity of such assumptions. Sheshunoff did not make any independent evaluation or appraisal of the assets or liabilities of Alabama Bancorp, nor was Sheshunoff furnished with any such appraisals. Sheshunoff did not examine any individual loan files of Alabama Bancorp or its subsidiary banks. Sheshunoff is not an expert in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for losses with respect thereto and has assumed that such allowances for each of the banks are, in the aggregate, adequate to cover such losses.

         With respect to BancorpSouth, Sheshunoff relied solely upon publicly available data regarding BancorpSouth's financial condition and performance. Sheshunoff did not meet with or discuss this publicly available information with the management of BancorpSouth. Sheshunoff did not conduct any independent evaluation or appraisal of the assets, liabilities or business prospects of BancorpSouth, was not furnished with any evaluations or appraisals, and did not review any individual credit files of BancorpSouth.

         The Opinion Letter is necessarily based on economic, market and other conditions as in effect on, and the information made available to Sheshunoff as of July 17, 1998.

         In connection with rendering its Opinion Letter, Sheshunoff performed a variety of financial analyses. The preparation of an opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an Opinion Letter is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of fairness, from a financial point of view, of the consideration to be received by the Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders is to some extent subjective, based on the experience and judgment of Sheshunoff, and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Sheshunoff believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Sheshunoff's view of the actual value of Alabama Bancorp.

         In performing its analyses, Sheshunoff made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Alabama Bancorp. The analyses performed by Sheshunoff are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses, nor are they appraisals. In addition, Sheshunoff's analyses should not be viewed as determinative of the opinions of the management or Boards of Directors of Alabama Bancorp, Highland Bank or First Community Bank with respect to the value of such entities.

         The following is a summary of the analyses performed by Sheshunoff in connection with its Opinion Letter. The following discussion contains financial information concerning Alabama Bancorp and BancorpSouth as of March 31, 1998 and market information as of July 17, 1998.

         Analysis of Selected Transactions. Sheshunoff performed an analysis of premiums paid in selected pending or recently completed acquisitions of banking organizations in Alabama and in the Southeastern United States, with comparable characteristics to Alabama Bancorp and BancorpSouth transaction. Two sets of comparable transactions were analyzed to ensure a thorough comparison.

         The first set of comparable transactions (the "State Transactions") consisted of a group of comparable transactions based upon the geographical market area of Alabama. The State Transactions specifically consisted of three mergers and acquisitions of banks located in Alabama with total assets between $150 million and $500 million, which sold between June 1, 1997 and July 17, 1998, for which pricing information was available. The analysis yielded multiples of the State Transactions' purchase price relative to: (i) book value ranging from 2.08 times to 2.33 times with an average of 2.24 times and a median of 2.30 times (compared with the multiple implied in the Mergers of 4.06 times June 30, 1998 book value); (ii) last 12 months earnings ranging from 19.3 times to 22.7 times with an average of 20.7 times and a median of 20.1 times (compared with the multiple implied in the Mergers of 35.2 times last 12 months earnings as of June 30, 1998); (iii) total assets ranging between 21.0% and 28.1% with an average of 24.9% and a median of 25.6% (compared with the multiple implied in the Mergers of 27.6% of June 30, 1998 total assets); and (iv) total deposits ranging from 25.1% to 34.0% with an average of 29.9% and a median of 30.7% (compared with the multiple implied in the Mergers of 31.7% of deposits as of June 30, 1998).

         The second set of comparable transactions (the "Southeastern Transactions") consisted of a narrowly defined group of comparable transactions based upon the profitability, asset size and geographical market area of Alabama Bancorp. The Southeastern Transactions specifically consisted of 28 mergers and acquisitions of banks in the Southeast United States with total assets between $150 million and $500 million and which sold between June 1, 1997 and July 17, 1998, for which pricing information was available. The analysis yielded multiples of the regional transactions' purchase price relative to: (i) book value ranging from 1.51 times to 5.59 times with an average of 2.97 times and a median of 2.97 times (compared with the multiple implied in the Mergers of 4.06 times June 30, 1998 book value); (ii) last 12 months earnings ranging from 15.4 times to 36.5 times with an average of 23.5 times and a median of 22.4 times (compared with the multiple implied in the Mergers of 35.2 times last 12 months earnings as of June 30, 1998); (iii) total assets ranging between 15.1% and 60.6% with an average of 28.2% and a median of 27.5% (compared with the multiple implied in the Mergers of 27.6% of June 30, 1998 total assets); and (iv) total deposits ranging from 17.2% to 68.5% with an average of 32.6% and a median of 31.4% (compared with the multiple implied in the Mergers of 31.7% of deposits as of June 30, 1998.

         Discounted Cash Flow Analysis. Using discounted cash flow analysis, Sheshunoff estimated the present value of the future stream of after-tax cash flow that Alabama Bancorp could produce through the year 2002, under various circumstances, assuming that Alabama Bancorp performed in accordance with the earnings/return projections of management. Sheshunoff estimated the terminal value for Alabama Bancorp at the end of the period by applying multiples of earnings ranging from 24 times to 26 times and then discounting the cash flow streams, dividends paid to the shareholders (assuming all earnings in excess of that required to maintain a tangible equity to tangible asset percentage of 6.0% are paid out in dividends) and terminal value using discount rates ranging from 12% to 16% chosen to reflect different assumptions regarding the required rates of return of Alabama Bancorp and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a range of $1,732.20 per share to $2,215.49 per share based on 20,799 fully diluted shares outstanding, compared to the value of the Merger Consideration for Alabama Bancorp of $3,304.50 per share, based on the total Merger Consideration of $77 million.

         Sheshunoff also performed a cash flow analysis using an estimated terminal value for Alabama Bancorp at the end of the period by applying multiples of book value ranging from 2.40 times to 2.60 times and then discounting the cash flow streams, dividends paid to the shareholders (assuming all earnings in excess of that required to maintain a tangible equity to tangible asset percentage of 6.0% are paid out in dividends) and terminal value using discount rates ranging from 12% to 16% chosen to reflect different assumptions regarding the required rates of return of Alabama Bancorp and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a range of $1,464.16 per share to $2,030.19 per share, compared to the value of the Merger Consideration for Alabama Bancorp of $3,304.50 per share, based on the total Merger Consideration of $77 million.

         Comparable Company Analysis. Sheshunoff compared selected stock market results of BancorpSouth to the publicly available corresponding data of other composites which Sheshunoff deemed to be relevant, including SNL Securities, L.P.'s ("SNL") index of all publicly traded banks, the SNL index of banks with assets between $1 billion and $5 billion and the S&P 500. Results from indexing the SNL's index of all publicly traded banks, the SNL index of banks with assets between $1 billion and $5 billion, the S&P 500 and BancorpSouth Common Stock from December 1, 1996 to July 17, 1998 revealed that the price of BancorpSouth Common Stock outperformed the price movements of the SNL index of all publicly traded banks and the S&P 500, but under-performed the SNL index of banks with assets between $1 billion and $5 billion.

         Analysis of Allocation of Purchase Price Between Highland Bank and First Community Bank. Sheshunoff performed an analysis of the allocation of the Merger Consideration between Highland Bank Shareholders and First Community Bank Shareholders.

         The allocation of the Merger Consideration between Highland Bank and First Community Bank is as follows:

         First Community Bank of The South..................................    $15,070,750

         Highland Bank .....................................................    $61,929,250

         Total Purchase Price ..............................................    $77,000,000

         In performing its analysis of the allocation of the Merger Consideration, Sheshunoff compared premiums paid in selected pending or recently completed acquisitions of banking organizations in Alabama and in the Southeastern United States to the premiums derived from the allocation of the Merger Consideration to each subsidiary bank.

         The first set of comparable transactions (the "Subsidiary State Transactions") consisted of a group of comparable transactions based upon the geographical market area of Alabama. The Subsidiary State Transactions specifically consisted of ten mergers and acquisitions of banks located in Alabama with assets less than $250 million which sold between June 1, 1997 and July l7, 1998. The analysis yielded multiples of the Subsidiary State Transactions' purchase price relative to: (i) book value ranging from 1.30 times to 3.46 times with an average of 2.28 times and a median of 2.30 times (compared with the implied multiples in the Mergers of 4.06 times June 30, 1998 book value for Highland Bank and of 2.71 times June 30, 1998 book value for First Community
Bank); (ii) last 12 months earnings range from 14.2 times to 35.1 times with an average of 22.8 times and a median of 22.7 times (compared with the implied multiples in the Mergers of 31.2 times last 12 months earnings as of June 30, 1998 for Highland Bank and 26.3 times last 12 months earnings as of June 30, 1998 for First Community Bank); (iii) total assets ranging between 13.0% and 45.8% with an average of 25.8% and a median of 26.3% (compared with the implied multiples in the Mergers of 29.9% of June 30, 1998 total assets for Highland Bank and 21.5% of June 30, 1998 for First Community Bank); and (iv) total deposits ranging from 14.6% to 54.7% with an average of 30.3% and a median of 30.7% (compared with the implied multiples in the Mergers of 33.6% of deposits as of June 30, 1998 for Highland Bank and 25.5% of deposits as of June 30, 1998 for First Community Bank).

         The second set of comparable transactions (the "Subsidiary Southeastern Transactions") consisted of a narrowly defined group of comparable transactions based upon the profitability, asset size and geographical market area of Highland Bank and First Community Bank. The Subsidiary Southeastern Transactions specifically consisted of 94 mergers and acquisitions of banks in the Southeast with total assets less than $250 million and which sold between June l, 1997 and July 17, 1998. The analysis yielded multiples of the Subsidiary Southeastern Transactions' purchase price relative to: (i) book value ranging from 1.14 times to 5.59 times with an average of 2.66 times and a median of 2.68 times (compared with the multiples implied in the Mergers of 4.06 times June 30, 1998 book value for Highland Bank and 2.71 times June 30, 1998 book value for First Community
Bank), (ii) last 12 months earnings ranging from 12.4 times to 57.0 times with an average of 23.3 times and a median of 21.4 times (compared with the multiples implied in the Mergers of 31.2 times last 12 months earnings as of June 30, 1998 for Highland Bank and 26.3 times last 12 months earnings as of June 30, 1998 for First Community Bank); (iii) total assets ranging between 11.6% and 60.6% with an average of 26.2% and a median of 25.9% (compared with the multiples implied in the Mergers of 29.9% of June 30, 1998 total assets for Highland Bank and 27.6% of June 30, 1998 total assets for First Community Bank); and (iv) total deposits ranging from 13.4% to 68.5% with an average of 30.3% and a median of 30.6% (compared with the multiples implied in the Mergers of 33.6% of deposits as of June 30, 1998 for Highland Bank and 23.5% of deposits as of June 30, 1998 for First Community Bank).

         Discounted Cash Flow Analysis of Highland Bank and First Community Bank. Using discounted cash flow analysis, Sheshunoff estimated the present value of the future after-tax cash flow streams that Highland Bank and First Community Bank could produce through the year 2002, under various circumstances, assuming that each subsidiary bank performed in accordance with the earnings/return projections of management.

         Sheshunoff estimated the terminal value for Highland Bank at the end of the period by applying multiples of earnings ranging from 24 times to 26 times and then discounting the cash flow streams, dividends paid to Highland Bank Shareholders (assuming all earnings in excess of that required to maintain a tangible equity to asset percentage of 6.0% are paid out in dividends) and terminal value using discount rates ranging from 12% to 16% chosen to reflect different assumptions regarding the required rates of return of Highland Bank and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a range of $15.74 per share to $19.96 per share based on 2,152,442 fully-diluted shares outstanding, compared to the value of the Merger Consideration for Highland Bank of $28.77 per share, based on the allocation of $61,929,250 of the Merger Consideration to Highland Bank.

         Sheshunoff also performed a cash flow analysis using an estimated terminal value for Highland Bank at the end of the period by applying multiples of book value ranging from 2.20 times to 2.60 times and then discounting the cash flow streams, dividends paid to Highland Bank Shareholders (assuming all earnings in excess of that required to maintain a tangible equity to tangible asset percentage of 6.0% are paid out in dividends) and terminal value using discount rates range from 12% to 16% chosen to reflect different assumptions regarding the required rates of return of Highland Bank and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a range of $11.52 per share to $15.67 per share based on 2,152,442 fully-diluted shares outstanding, compared to the value of the Merger Consideration for Highland Bank of $28.77 per share, based on the allocation of $61,929,250 of the Merger Consideration to Highland Bank.

         Sheshunoff estimated the terminal value for First Community Bank at the end of the period by applying multiples of earnings ranging from 24 times to 26 times and then discounting the cash flow streams, dividends paid to First Community Bank Shareholders (assuming all earnings in excess of that required to maintain a tangible equity to asset percentage of 6.0% are paid out in dividends) and terminal value using discount rates ranging from 13% to 17% chosen to reflect different assumptions regarding the required rates of return of First Community Bank and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a range of $141.32 per share to $174.45 per share based on 71,385 fully-diluted shares outstanding, compared to the value of the Merger Consideration for First Community Bank of $211.12 per share, based on the allocation of $15,070,750 of the Merger Consideration to First Community Bank.

         Sheshunoff also performed a cash flow analysis using an estimated terminal value for First Community Bank at the end of the period by applying multiples of book value ranging from 2.20 times to 2.60 times and then discounting the cash flow streams, dividends paid to First Community Bank Shareholders (assuming all earnings in excess of that required to maintain a tangible equity to tangible asset percentage of 6.0% are paid out in dividends) and terminal value using discount rates ranging from 13% to 17% chosen to reflect different assumptions regarding the required rates of return of First Community Bank and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a range of $106.98 per share to $138.99 per share based on 71,385 fully-diluted shares outstanding, compared to the value of the Merger Consideration for First Community Bank of $211.12 per share, based on the allocation of $15,070,750 of the Merger Consideration to First Community Bank.

         No company or transaction used in the comparable company and comparable transaction analyses is identical to Alabama Bancorp, Highland Bank, First Community Bank, BancorpSouth or the Mergers. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Alabama Bancorp, Highland Bank, First Community Bank and BancorpSouth, and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

         Pursuant to an engagement letter dated June 18, 1998 between Alabama Bancorp and Sheshunoff, Alabama Bancorp agreed to pay Sheshunoff a fee of $100,000. Alabama Bancorp also agreed to indemnify and hold harmless Sheshunoff and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the negligence of Sheshunoff. Sheshunoff has provided Alabama Bancorp with valuations for various purposes over the past five years and received aggregate fees of $7,500 for its services.

REGULATORY APPROVAL

         Consummation of the Mergers is conditioned on, among other things, the receipt of approvals by governmental authorities required in connection with the Mergers ("Requisite Regulatory Approvals"), including approvals by the Federal Deposit Insurance Corporation ("FDIC"), the Mississippi Department of Banking and Consumer Finance and the Alabama Banking Department.

         As a state non-member bank, BancorpSouth Bank must file an application with the FDIC for approval of the Mergers pursuant to Sections 18(c) and 18(d) of the Federal Deposit Insurance Act. The FDIC may disapprove the application if it finds that the Mergers tend to create or result in a monopoly, substantially lessen competition or would be in restraint of trade. BancorpSouth Bank filed such application with the FDIC on July 31, 1998. Following approval of the application by the FDIC, the United States Department of Justice would have between 15 and 30 calendar days to submit any adverse comments with regard to the Mergers relating to competitive factors. Such approval is expected to be obtained from the FDIC on or about September 16, 1998, and the waiting period is expected to have expired by October 2, 1998.

         BancorpSouth must file an application with the Mississippi Department of Banking and Consumer Finance for approval of the Bank Mergers. BancorpSouth expects to file such application on or about September 9, 1998.

         Alabama Bancorp, Highland Bank, First Community Bank and BancorpSouth also must file an application with the Alabama Banking Department for approval of the Mergers. Such application consists primarily of providing to the Alabama Banking Department a copy of the application filed with the FDIC, and paying any applicable application fees. Such application was provided to the Alabama Banking Department on August 3, 1998.

ACCOUNTING TREATMENT

         It is intended that the Holding Company Merger will be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP"). However, the parties expect to use the purchase method of accounting for BancorpSouth's acquisition in the Bank Mergers of the 12.31% of the outstanding shares of Highland Bank Common Stock and the 4.0% of the outstanding shares of First Community Bank Common Stock that are not held by Alabama Bancorp, which would result in the recognition and amortization of goodwill by BancorpSouth with respect to a portion of the Merger Consideration exchanged for such shares. The Mergers are conditioned upon receipt by BancorpSouth of a letter from each of KPMG Peat Marwick LLP, certified public accountants for BancorpSouth, and Ernst & Young LLP, certified public accountants for Alabama Bancorp, to the effect that the Holding Company Merger will qualify for pooling of interests accounting treatment under applicable accounting standards if it is consummated in accordance with the Merger Agreement (collectively, the "Pooling Letters"). The unaudited pro forma financial information included in this Prospectus Supplement/Proxy Statement reflects the Holding Company Merger using the "pooling of interests" method of accounting. See "SUMMARY -- Comparative Unaudited Per Share Data" and "SELECTED FINANCIAL DATA."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the material anticipated U.S. federal income tax consequences of the Mergers to Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders who hold Alabama Bancorp Common Stock, Highland Bank Common Stock and First Community Bank Common Stock, respectively, as a capital asset. The summary is based on the Code, Treasury regulations thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the consequences of the Mergers and, in particular, may not address U.S. federal income tax considerations applicable to shareholders subject to special treatment under U.S. federal income tax law (including, for example, non-U.S. persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, holders who acquired Alabama Bancorp Common Stock, Highland Bank Common Stock and First Community Bank Common Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold Alabama Bancorp Common Stock, Highland Bank Common Stock and First Community Bank Common Stock, as part of a hedge, straddle or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the Mergers under applicable foreign, state or local laws. SHAREHOLDERS OF ALABAMA BANCORP, HIGHLAND BANK AND FIRST COMMUNITY BANK ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGERS TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.

         BancorpSouth has received an opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, special counsel to BancorpSouth, dated the date hereof, addressing the U.S. federal income tax consequences of the Mergers described below. Such opinion has been rendered on the basis of facts, representations and assumptions set forth or referred to in such opinion which are consistent with the expected state of facts existing at the Effective Time. In rendering this opinion, such counsel has required and relied upon representations and covenants, including those contained in certificates of officers of Alabama Bancorp, Highland Bank, First Community Bank and BancorpSouth. The opinion is to the effect that, for U.S. federal income tax purposes:

         1. The Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code;

         2. No gain or loss will be recognized by BancorpSouth or Alabama Bancorp, Highland Bank or First Community Bank as a result of the Mergers;

         3. No gain or loss will be recognized by the Alabama Bancorp Shareholders, Highland Bank Shareholders or First Community Bank Shareholders who exchange all of their respective common stock solely for BancorpSouth Common Stock pursuant to the Mergers (except with respect to cash received in lieu of a fractional share interest in BancorpSouth Common Stock); and

         4. The aggregate tax basis of the BancorpSouth Common Stock received by Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders who exchange all of their respective shares of common stock solely for BancorpSouth Common Stock pursuant to the Mergers will be the same as the aggregate tax basis of the Alabama Bancorp Common Stock, Highland Bank Common Stock or First Community Bank Common Stock, as applicable, surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

         Alabama Bancorp's obligation to consummate the Mergers is conditioned upon the receipt of an opinion of Bradley Arant Rose & White LLP, and BancorpSouth's obligation to consummate the Mergers is conditioned upon the receipt of an opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, in each case dated as of the Effective Time, opining as to the same U.S. federal income tax consequences discussed in the immediately preceding paragraph and as further described under the caption "THE MERGER AGREEMENT -- Conditions to the Mergers." None of the tax opinions to be delivered to the parties in connection with the Mergers as described herein are binding on the Internal Revenue Service (the "IRS") or the courts, and the parties do not intend to request a ruling from the IRS with respect to the Mergers. Accordingly, there can be no assurance that the IRS will not challenge the conclusions reflected in such opinions or that a court will not sustain such challenge.

         Generally, cash received by an Alabama Bancorp Shareholder, a Highland Bank Shareholder or a First Community Bank Shareholder in lieu of a fractional share interest in BancorpSouth Common Stock will be treated as received in redemption of such fractional share interest, and such Alabama Bancorp Shareholder, Highland Bank Shareholder or First Community Bank Shareholder should generally recognize capital gain or loss for federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the share of Alabama Bancorp Common Stock, Highland Bank Common Stock or First Community Bank Common Stock, as applicable, treated as redeemed. Such gain or loss should be a long-term capital gain or loss if the holding period for shares of Alabama Bancorp Common Stock, Highland Bank Common Stock or First Community Bank Common Stock, as applicable, is greater than one year at the Effective Time. Generally, in the case of individual shareholders, such capital gain will be taxed at a maximum rate of 20% (10%, if the gain would be taxed at 15% if it were treated as ordinary income) if such shareholder's holding period is more than one year. The holding period of a share of BancorpSouth Common Stock received in the Mergers (including a fractional share interest deemed received and redeemed as described above) will include the holder's holding period in the Alabama Bancorp Common Stock, Highland Bank Common Stock or First Community Bank Common Stock surrendered in exchange therefor.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

         Certain members of management of Alabama Bancorp, Highland Bank and First Community Bank and the Alabama Bancorp Board, Highland Bank Board and First Community Bank Board may be deemed to have certain interests in the Mergers that are in addition to their interests as shareholders generally. The Alabama Bancorp Board, Highland Bank Board and First Community Bank Board were aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

         In particular, Mr. Larry R. Mathews, who is Alabama Bancorp's President and Highland Bank's President and Chief Executive Officer, will become Alabama Division President of BancorpSouth Bank after the Merger. Mr. Mathews will enter into an employment agreement with BancorpSouth Bank effective upon completion of the Merger, or alternatively, the parties will amend the existing employment agreement between Alabama Bancorp and Mr. Mathews to delete a provision in the agreement that would terminate Mr. Mathews' covenant not to compete upon completion of the Mergers.

         In addition, the Mathews Employment Agreement provides that upon a change of control of Alabama Bancorp (such as the Holding Company Merger), Alabama Bancorp will pay Mr. Mathews a lump sum equal to the greater of $1 million or 2% of the value of the purchase price paid for Alabama Bancorp. Based upon the total Merger Consideration to be paid by BancorpSouth, Mr. Mathews would be paid about $1,540,000 in cash upon completion of the Mergers. The Mathews Employment Agreement has been amended to condition Mr. Mathews' right to receive the Change of Control Payments upon the approval of such payments by more than 75% of the shares of Alabama Bancorp Common Stock entitled to vote at the Alabama Bancorp Special Meeting (excluding any shares beneficially owned by Mr. Mathews). At the Alabama Bancorp Special Meeting, Alabama Bancorp Shareholders will be asked to approve the Change of Control Payments in order for Alabama Bancorp to qualify for an exemption in the Code from excise taxes and loss of deductibility imposed upon excess change of control payments. See "PROPOSAL TO APPROVE CHANGE OF CONTROL PAYMENTS."

         BancorpSouth agreed to cooperate with Alabama Bancorp, Highland Bank and First Community Bank in establishing a "stay pay" bonus program, whereby certain employees of Alabama Bancorp, Highland Bank and First Community Bank would be paid up to three months of compensation as an incentive to remain employed with the companies through the completion of the Mergers.

         Directors and officers of Alabama Bancorp, Highland Bank and First Community Bank will be issued shares of Bancorp Common Stock in the Mergers as follows:

                                                                                  First
                                                  Alabama        Highland       Community
                                                  Bancorp          Bank           Bank
                                                  -------          ----           ----
Beneficial ownership by officers and
directors ...................................      15,815.25     156,206.00      1,022.00

Shares of BancorpSouth Common Stock
to be received at the Effective Time
(based on current beneficial ownership):
   Minimum ..................................   2,060,160.89     178,777.77      8,505.49
   Maximum ..................................   2,787,276.50     241,885.00     11,507.41


COMPARISON OF RIGHTS OF SHAREHOLDERS

         At the Effective Time, Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders will automatically become BancorpSouth Shareholders (except for those shareholders who exercise Dissenters' Rights). BancorpSouth is a Mississippi corporation governed by provisions of the MBCA, the BancorpSouth Articles and the BancorpSouth Bylaws. Alabama Bancorp is a Delaware corporation governed by provisions of the DGCL, the Certificate of Incorporation of Alabama Bancorp., Inc. (the "Alabama Bancorp Articles") and the Bylaws of Alabama Bancorp (the "Alabama Bancorp Bylaws"). First Community Bank and Highland Bank are Alabama banking corporations governed by provisions of the ABCA and the ABC. Highland Bank is also governed by the Articles of Incorporation of Highland Bank (the "Highland Bank Articles") and the Bylaws of Highland Bank (the "Highland Bank Bylaws"), while First Community Bank is governed by the Articles of Incorporation of First Community Bank (the "First Community Bank Articles") and the Bylaws of First Community Bank (the "First Community Bank Bylaws"). See "COMPARISON OF RIGHTS OF SHAREHOLDERS."

RESTRICTIONS ON RESALES BY AFFILIATES

         The shares of BancorpSouth Common Stock issuable to Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders upon consummation of the Mergers have been registered under the Securities Act of 1933 (the "Securities Act"). Such securities may be traded freely without restriction by those shareholders who are not deemed to be "affiliates" of Alabama Bancorp, Highland Bank, First Community Bank or BancorpSouth, as that term is defined in the rules promulgated under the Securities Act.

         Shares of BancorpSouth Common Stock received by those Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders who are deemed to be affiliates of Alabama Bancorp, Highland Bank or First Community Bank at the time of the Alabama Bancorp Special Meeting, Highland Bank Special Meeting or First Community Bank Special Meeting may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted thereunder. Securities and Exchange Commission (the "SEC") guidelines regarding qualifying for the "pooling of interests" method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. SEC guidelines also indicate that the "pooling of interests" method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if such affiliates do not dispose of any of the shares of the corporation they own, or shares of a corporation they receive in connection with a merger, during the period beginning 30 days before the merger is consummated and ending when financial results covering at least 30 days of post-merger operations of the combined companies have been published.

         Each of the parties has agreed in the Merger Agreement to use its reasonable best efforts to cause each person who is an affiliate (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Holding Company Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party a written agreement intended to ensure compliance with the Securities Act (in the case of Alabama Bancorp, Highland Bank and First Community Bank affiliates) and to preserve the ability of the Holding Company Merger to be accounted for as a "pooling-of-interests."

         BancorpSouth has agreed in the Merger Agreement to use its best efforts to publish, not later than 15 days after the end of the first full calendar month following the month in which the Effective Time occurs, financial results covering at least 30 days of post-Mergers combined operations, as contemplated by Accounting Series Release No. 135 issued by the SEC.

                              THE MERGER AGREEMENT

         The following summary of certain terms and provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is incorporated into this document by reference and, with the exception of certain exhibits and schedules thereto, is attached as Annex A to this Prospectus Supplement/Proxy Statement.

EXCHANGE OF CERTIFICATES

         At or prior to the Effective Time, BancorpSouth will deposit, or will cause to be deposited, with the Exchange Agent, certificates representing the shares of BancorpSouth Common Stock (collectively, "BancorpSouth Certificates") and cash to be paid in lieu of fractional shares to which a holder of certificates formerly representing Alabama Bancorp Common Stock ("Alabama Bancorp Certificates"), Highland Bank Common Stock ("Highland Bank Certificates") and First Community Bank Common Stock ("First Community Bank Certificates") (Alabama Bancorp Certificates, Highland Bank Certificates and First Community Bank Certificates, collectively referred to as the "Alabama Certificates") would otherwise be entitled based on the applicable exchange ratio (such cash and BancorpSouth Certificates, together with any dividends or distributions with respect thereto, the "Exchange Fund").

         As soon as practicable, but in no event more than three business days after the date on which the Effective Time occurs (the "Effective Date"), the Exchange Agent will mail to each holder of record of an Alabama Certificate a letter of transmittal for use in exchanging such shareholder's Alabama Certificates for the Merger Consideration. Upon surrender of an Alabama Certificate for exchange and cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of an Alabama Certificate will be entitled to receive in exchange for such Alabama Certificate a BancorpSouth Certificate representing the number of whole shares of BancorpSouth Common Stock to which such holder has become entitled pursuant to the Merger Agreement and a check in the amount of cash in lieu of fractional shares, if any, of BancorpSouth Common Stock to which such holder has become entitled pursuant to the Merger Agreement. Alabama Certificates so surrendered will immediately be canceled. No interest will be paid or accrued on any cash to be paid upon such surrender, whether in lieu of fractional shares of BancorpSouth Common Stock or with respect to unpaid dividends or distributions thereon.

         ALABAMA BANCORP SHAREHOLDERS, HIGHLAND BANK SHAREHOLDERS AND FIRST COMMUNITY BANK SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT.

         No fractional shares of BancorpSouth Common Stock, and no BancorpSouth Certificates or scrip representing such fractional shares, will be issued in the Mergers, nor will any dividend or distribution be payable on or with respect thereto, nor will any such fractional share entitle the holder thereof to vote or to any other rights of a BancorpSouth Shareholder. Instead, BancorpSouth will pay to each Alabama Bancorp Shareholder, Highland Bank Shareholder and First Community Bank Shareholder who would otherwise be entitled to a fractional share of BancorpSouth Common Stock (after taking into account all Alabama Certificates delivered by such shareholder) an amount in cash to be paid in lieu of fractional shares (without interest) determined by multiplying such fraction by $21.5625.

         Any part of the Exchange Fund that remains unclaimed by Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders for 12 months after the Effective Time will be paid to BancorpSouth, and after such time Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders may look only to BancorpSouth for payment of the Merger Consideration and unpaid dividends and distributions, if any, on Alabama Bancorp Common Stock, Highland Bank Common Stock or First Community Bank Common Stock deliverable in respect of each share of Alabama Bancorp Common Stock, Highland

Common Stock or First Community Bank Common Stock held by such shareholder, in each case, without interest thereon. None of Alabama Bancorp, Highland Bank, First Community Bank, BancorpSouth or the Exchange Agent, or any other person, will be liable to any former Alabama Bancorp Shareholder, Highland Bank Shareholder or First Community Bank Shareholder for any amounts properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         In the event that any Alabama Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the same, and if required by BancorpSouth, the posting of a bond by such person in an amount that BancorpSouth or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Alabama Certificate, the Exchange Agent will issue in exchange for such Alabama Certificate the shares of BancorpSouth Common Stock and cash in lieu of fractional shares deliverable in respect thereof.

         No dividends or other distributions with respect to BancorpSouth Common Stock declared after the Effective Time and payable to BancorpSouth Shareholders of record will be paid to the holder of any unsurrendered Alabama Certificate until the holder thereof surrenders such Alabama Certificate in accordance with the Merger Agreement. After the proper surrender of an Alabama Certificate, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of BancorpSouth Stock represented by such Alabama Certificate.

CONDITIONS TO THE MERGERS

         The obligations of Alabama Bancorp and BancorpSouth to consummate the Mergers are subject to the satisfaction (or waiver, where legally allowed), at or prior to the Effective Time, of a number of conditions, which are set forth in the Merger Agreement. These conditions include:

         1. Approval of the Merger Agreement by Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders;

         2. Receipt of the Requisite Regulatory Approvals, the absence of any legal prohibition to consummation of the Mergers;

         3. BancorpSouth's receipt of the Pooling Letters;

         4. The accuracy of the parties' representations and performance of the parties' obligations under the Merger Agreement;

         5. Mr. Larry R. Mathews, the President of Alabama Bancorp and the President and Chief Executive Officer of Highland Bank, entering into an employment agreement with BancorpSouth Bank, or the existing employment agreement between Alabama Bancorp and Mr. Mathews having been amended to delete a provision that would terminate Mr. Mathews' covenant not to compete upon completion of the Mergers;

         6. Shareholders of Alabama Bancorp approving the Change of Control Payments to Mr. Mathews;

         7. Highland Bank redeeming all of its outstanding shares of preferred stock at a redemption price of not more than $100 per share; and

         8. Alabama Bancorp conveying to a third party for fair value all of its shares of capital stock of EBSCO Industries, Inc. and Shrewsbury Bank.

         In addition, the obligation of each party to consummate the Mergers is conditioned upon receipt of an opinion from their respective legal counsel to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes:

         1. No gain or loss will be recognized by BancorpSouth, Alabama Bancorp, Highland Bank or First Community Bank as a result of the Mergers;

         2. No gain or loss will be recognized by Alabama Bancorp Shareholders, Highland Bank Shareholders or First Community Bank Shareholders who exchange all of their respective shares of common stock solely for BancorpSouth Common Stock pursuant to the Mergers (except with respect to cash received in lieu of a fractional share interest in BancorpSouth Common Stock); and

         3. The aggregate tax basis of the BancorpSouth Common Stock received by Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders who exchange all of their respective shares of common stock solely for BancorpSouth Common Stock pursuant to the Mergers will be the same as the aggregate tax basis of the Alabama Bancorp Common Stock, Highland Bank Common Stock or First Community Bank Common Stock, as applicable, surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

         Further, the obligation of Alabama Bancorp to consummate the Mergers is conditioned upon receipt by Alabama Bancorp of an opinion from Sheshunoff to the effect that as of the date of the opinion and based upon and subject to the matters set forth in the opinion, the Mergers are fair to the Alabama Bancorp Shareholders, the Highland Bank Shareholders and the First Community Bank Shareholders from a financial point of view. See "THE MERGERS--Fairness Opinion."

         The parties cannot guarantee that the Requisite Regulatory Approvals will be obtained or that all of the other conditions precedent to the Mergers will be satisfied or, where legally permitted, waived by the party permitted to do so.

TERMINATION OF THE MERGER AGREEMENT

         The Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Mergers by the Alabama Bancorp Shareholders, Highland Bank Shareholders or First Community Bank Shareholders, as set forth in the Merger Agreement, including by mutual consent of BancorpSouth and Alabama Bancorp. In addition, the Merger Agreement may be terminated by either party if a governmental entity issues a final order prohibiting the Mergers or (subject to a 60 day waiting period) rejects an application for a Requisite Regulatory Approval, the Mergers are not consummated on or before January 31, 1999, Alabama Bancorp Shareholders, Highland Bank Shareholders or First Community Bank Shareholders fail to approve the Mergers or the other party materially breaches its representations or covenants set forth in the Merger Agreement and fails to cure that breach within the prescribed time limit. BancorpSouth may terminate the Merger Agreement if the Alabama Bancorp Board, Highland Bank Board or First Community Bank Board have withdrawn, modified or changed in a manner adverse to BancorpSouth their approvals of, or recommendations to their shareholders that such shareholders approve the Merger Agreement and the transactions contemplated thereby.

         In the event that, without giving effect to the minimum and maximum exchange ratio limitations, the exchange ratios computed in accordance with the formulas in the Merger Agreement exceed the maximum exchange ratios (or 176.2398, 1.5485 or 11.2597 for Alabama Bancorp, Highland Bank and First Community Bank, respectively), then Alabama Bancorp may, at its option and without penalty, terminate the Merger Agreement by giving prior written notice to BancorpSouth, unless written 24 hours after such notice is given, BancorpSouth agrees to increase the maximum exchange ratios to amounts proposed by Alabama Bancorp that are not greater than the computed amounts of the exchange ratios. If, however, these exchange ratios are less than the minimum exchange ratios (or 130.2642, 1.1445 or 8.3224, for Alabama Bancorp, Highland Bank and First Community Bank, respectively), then BancorpSouth may, at its option and without penalty, terminate the Merger Agreement by giving prior written notice to Alabama Bancorp, unless within 24 hours after such notice is given, Alabama Bancorp agrees to lower the minimum exchange ratios to amounts proposed by BancorpSouth that are not less than the computed amounts of the exchange ratios.

         In the event of termination of the Merger Agreement pursuant to its terms, the Merger Agreement will become void and have no effect, except with respect to the parties' obligations with respect to confidential information and expenses as set forth in the Merger Agreement and except that termination will not relieve or release a breaching party from liability or damages for its willful breach of the Merger Agreement.

CONDUCT OF BUSINESS PRIOR TO THE MERGERS AND OTHER COVENANTS

         In the Merger Agreement, each of the parties agreed that, prior to the Effective Time and except as expressly contemplated or permitted by the Merger Agreement or the Stock Option Agreement or with the prior written consent of the other party, such party and its subsidiaries will carry on their businesses in the ordinary course consistent with past practice. Each of the parties also agreed to refrain from engaging in, or permitting its subsidiaries to engage in, certain activities which are described in the Merger Agreement.

         Alabama Bancorp, Highland Bank and First Community Bank agreed to refrain from:

         1. Declaring or paying dividends at a rate inconsistent with past practice;

         2.  Issuing or acquiring their capital stock;

         3. Issuing any options or other securities convertible into or exchangeable for their capital stock;

         4.  Amending their certificates or articles of incorporation or bylaws;

         5.  Making any capital expenditure in excess of $100,000;

         6.  Engaging in a material acquisition of another business;

         7. Adopting or amending any employee benefit plan or compensation arrangement;

         8. Entering into any loans in an original principal amount in excess of $2,000,000;

         9. Incurring any indebtedness other than in the ordinary course of business consistent with past practice;

         10. Disposing of any material assets other than in the ordinary course of business consistent with past practice; or

         11. Entering into, renewing, amending or terminating any material contract.

         In addition, Alabama Bancorp, Highland Bank and First Community Bank agreed that, prior to the Effective Time, they will not authorize or permit any of their officers, directors, employees or agents to, directly or indirectly, solicit, initiate, facilitate, encourage or participate in any inquiries, proposals, discussions or negotiations relating to a tender or exchange offer, merger, consolidation or other business combination involving Alabama Bancorp, Highland Bank and First Community Bank or the acquisition of a substantial portion of their capital stock or assets (a "Takeover Proposal"). The companies agreed to immediately cease and terminate any existing activities, discussions or negotiations previously conducted with any parties other than BancorpSouth with respect to any Takeover Proposal, and to notify BancorpSouth immediately if they receive any Takeover Proposal, inquiry or request for information. The companies also agreed to promptly inform BancorpSouth in writing of all of the relevant details with respect to any Takeover Proposal or request for information, including the material terms and conditions and the identity of the person or group making such request or proposal, and to keep BancorpSouth fully informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

         Alabama Bancorp, Highland Bank and First Community Bank further agreed that each would not provide third parties with any nonpublic information relating to any such Takeover Proposal. They may, however, communicate information about any such Takeover Proposal to their respective shareholders if, in the judgment of their respective boards of directors, such communication is required under applicable law. In addition, they may, and may authorize and permit their officers, directors, employees or agents to, provide or cause to be provided such information and participate in such discussions or negotiations if their respective boards of directors has determined that the failure to do so could cause the members of the board to breach their fiduciary duties under applicable laws.

         The Merger Agreement also contains certain other agreements relating to the conduct of the parties prior to the Effective Time, including, among other things, those requiring each party:

         1. To apply for and obtain all consents and approvals required to consummate the Mergers;

         2. Except for privileged or confidential information, to afford to the other party and its representatives access during normal business hours to all of such party's information concerning its business, properties and personnel as such other party may reasonably request;

         3. To cause each director, executive officer and other person who is an "affiliate" of such party for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Holding Company Merger for "pooling-of-interests" accounting treatment, to deliver to the other party to the Holding Company Merger a written agreement intended to ensure compliance with the Securities Act (in the case of Alabama Bancorp, Highland Bank and First Community Bank affiliates) and to preserve the ability of the Holding Company Merger to be accounted for as a "pooling-of-interests"; and

         4. To take all actions required to comply with any legal requirements to consummate the Mergers.

         Each of Alabama Bancorp, Highland Bank and First Community Bank also agreed to call and hold special shareholders meetings and to recommend for approval to their respective shareholders, through their respective Boards of Directors, the Merger Agreement and the Mergers.

         BancorpSouth also agreed that employees of Alabama Bancorp, Highland Bank and First Community Bank ("Alabama Employees") will be eligible to participate in BancorpSouth's employee benefit plans in a manner comparable to that of similarly situated employees of BancorpSouth or BancorpSouth Bank, with prior service with Alabama Bancorp, Highland Bank and First Community Bank to be treated as service with BancorpSouth for all such purposes (other than for accrual of pension benefits and 401(k) plan eligibility) and except to the extent that such treatment would result in a duplication or increase in benefits. Alabama Employees are to be given credit for amounts paid under an employee benefit plan period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of BancorpSouth's employee benefit plan.

         At the Effective Time, BancorpSouth and its subsidiaries are to assume and honor all employment, severance and other compensation agreements and arrangements existing prior to June 19, 1998 between Alabama Bancorp, Highland Bank and First Community Bank and any director, officer or employee thereof that were disclosed to BancorpSouth. The parties also agreed to cooperate and take all reasonable actions after the Effective Time to effect the merger of any Alabama Bancorp, Highland Bank and First Community Bank employee benefit plan that is intended to be qualified under Section 401(a) of the Code into BancorpSouth's appropriate tax-qualified retirement plan, so that the merger of such plan satisfies the requirements of Section 414(l) of the Code, unless the Alabama Bancorp plan is not fully funded under Section 412 of the Code and
Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the merger of the plan would jeopardize the tax-qualified status of a BancorpSouth plan.

         In addition, BancorpSouth agreed to provide indemnification to the officers, directors and employees of Alabama Bancorp, Highland Bank and First Community Bank to the full extent permitted by law from and after the Effective Time and to provide, for a period of three years after the Effective Time, directors' and officers' liability insurance for the directors and officers of Alabama Bancorp to the maximum extent available at an annual premium not to exceed 125% of the amount expended by Alabama Bancorp as of the date of the Merger Agreement. BancorpSouth also agreed to cause the shares of BancorpSouth Common Stock to be issued in the Mergers to be approved for listing on the New York Stock Exchange.

AMENDMENT OF THE MERGER AGREEMENT; WAIVER; EXPENSES

         Subject to compliance with applicable law, the Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Mergers by the Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders; provided, however, that after any approval of the transactions contemplated by the Merger Agreement by the Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders, there may not be, without further approval of such shareholders, any amendment of the Merger Agreement which reduces the amount or changes the form of the Merger Consideration. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

         Prior to the Effective Time, each of the parties to the Merger Agreement may extend the time for the performance of any of the obligations or other acts of the other party to the Merger Agreement, waive any inaccuracies in the representations or warranties of the other party contained in the Merger Agreement or waive compliance with any of the agreements or conditions of the other party contained in the Merger Agreement.

         Each party to the Merger Agreement will bear all expenses incurred by it in connection with the Merger Agreement and the Mergers.

STOCK OPTION AGREEMENT

         Concurrently with the execution of the Merger Agreement, BancorpSouth and Alabama Bancorp executed and delivered the Stock Option Agreement, pursuant to which Alabama Bancorp granted to BancorpSouth an option (the "Option") to purchase from Alabama Bancorp up to 5,167 shares of Alabama Bancorp Common Stock (the "Option Shares") (subject to adjustment in certain circumstances, but in no event to exceed 19.9% of the shares of Alabama Bancorp Common Stock issued and outstanding immediately prior to exercise thereof), at a price of $2,400 per share. Alabama Bancorp approved and entered into the Stock Option Agreement as an inducement to BancorpSouth to enter into the Merger Agreement. The Stock Option Agreement is included as Annex E to this Prospectus Supplement/Proxy Statement and this description is qualified in its entirety by reference to the full text of such agreement.

         The Stock Option Agreement is intended to increase the likelihood that the Mergers will be consummated. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or at any other time prior to the Effective Time be interested in acquiring all of or a significant interest in Alabama Bancorp from considering or proposing such an acquisition. The acquisition of Alabama Bancorp other than by BancorpSouth could cause the Option to become exercisable. The existence of the Option could significantly increase the cost to a potential acquirer of acquiring Alabama Bancorp compared to its cost had the Stock Option Agreement and the Merger Agreement not been entered into. Such increased cost might discourage a potential acquirer from considering or proposing an acquisition or might result in a potential acquirer proposing to pay a lower per share price to acquire Alabama Bancorp than it might otherwise have proposed to pay. The exercise or repurchase of the Option may prohibit any other acquirer of Alabama Bancorp from accounting for an acquisition thereof using the "pooling of interests" accounting method for a period of two years.

         The number of shares of Alabama Bancorp Common Stock subject to the Option will be increased or decreased, as appropriate, to the extent that additional shares of Alabama Bancorp

Common Stock are either (1) issued or otherwise become outstanding after June 19, 1998 or (2) redeemed, repurchased, retired or otherwise cease to be outstanding after June 19, 1998, such that, after such issuance, the number of Option Shares will continue to equal 19.9% of the shares of Alabama Bancorp Common Stock then issued and outstanding. In the event of any change in, or distributions in respect of, the number of shares of Alabama Bancorp Common Stock that would be prohibited by the Merger Agreement, the type and number of Option Shares purchasable upon exercise of the Option, and the option price, will also be adjusted in such a manner as will fully preserve the economic benefits of the Option.

         The Stock Option Agreement provides that BancorpSouth may exercise the Option, in whole or in part, subject to regulatory approval, if both an Initial Triggering Event (as defined in Section 2(b) of the Stock Option Agreement) and a Subsequent Triggering Event (as defined in Section 2(c) of the Stock Option Agreement) have occurred prior to the occurrence of an Exercise Termination Event (as defined in Section 2(a) of the Stock Option Agreement), provided that BancorpSouth has sent to Alabama Bancorp written notice of such exercise within 90 days following such Subsequent Triggering Event (subject to extension as provided in the Stock Option Agreement). The terms "Initial Triggering Event" and "Subsequent Triggering Event" generally relate to attempts by one or more third parties to acquire a significant interest in Alabama Bancorp. Any exercise of the Option will be deemed to occur on the date such notice of exercise is sent.

         As of the date of this Prospectus Supplement/Proxy Statement, BancorpSouth is not aware that an Initial Triggering Event or Subsequent Triggering Event has occurred.

         Immediately prior to the occurrence of a Repurchase Event (as defined in Section 7(d) of the Stock Option Agreement), (1) following a request of BancorpSouth, delivered prior to an Exercise Termination Event (as defined in Section 2(a) of the Stock Option Agreement), Alabama Bancorp (or any successor thereto) will repurchase the Option from BancorpSouth at a price (the "Option Repurchase Price") equal to the amount by which the Market/Offer Price (as defined in Section 7(a) of the Stock Option Agreement) exceeds the option exercise price, multiplied by the number of shares for which the Option may then be exercised and (2) at the request of BancorpSouth from time to time, delivered within 90 days of such occurrence (or such longer period as necessary to obtain any required regulatory approvals or to avoid liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), Alabama Bancorp will repurchase such number of the Option Shares from BancorpSouth as BancorpSouth designates at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated.

         Within 90 days after the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Date (as defined in Section 2(a) of the Stock Option Agreement), subject to extension as provided in the Stock Option Agreement, BancorpSouth may request Alabama Bancorp to prepare, file and keep current with respect to the Option Shares, a registration statement with the SEC. Alabama Bancorp is required to use its reasonable best efforts to cause such registration statement to become effective and then to remain effective for 180 days or such shorter time as may be reasonably necessary to effect such sales or other disposition of Option Shares. BancorpSouth has the right to demand two such registrations.

         Neither BancorpSouth nor Alabama Bancorp may assign any of its rights and obligations under the Stock Option Agreement or the Option to any other person without the express written consent of the other party, except that if a Subsequent Triggering Event occurs prior to an Exercise Termination Event, BancorpSouth, subject to the terms of the Stock Option Agreement, may assign, in whole or in part, its rights and obligations thereunder, within 90 days (subject to extension to obtain necessary regulatory approvals or to avoid liability under Section 16(b) of the Exchange Act) of such Subsequent Triggering Event; provided that until the date 15 days after the date on which the Board of Governors of the Federal Reserve System ("Federal Reserve") approves an application by BancorpSouth to acquire the Option Shares, BancorpSouth may not assign its rights under the Option except in:

         1. A widely dispersed public distribution;

         2. A private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Alabama Bancorp;

         3. An assignment to a single party for the purpose of conducting a widely dispersed public distribution on BancorpSouth's behalf; or

         4. Any other manner approved by the Federal Reserve.

         Certain rights and obligations of Alabama Bancorp under the Stock Option Agreement are subject to receipt of required regulatory approvals. The approval of the Federal Reserve is required for the acquisition by BancorpSouth of more than 5% of the outstanding shares of Alabama Bancorp Common Stock. Accordingly, BancorpSouth has included or will include in its applications with the Federal Reserve a request for approval of the right of BancorpSouth to exercise its rights under the Stock Option Agreement, including its right to purchase more than 5% of the outstanding shares of Alabama Bancorp Common Stock.

                 PROPOSAL TO APPROVE CHANGE OF CONTROL PAYMENTS

         Section 3(c) of the Mathews Employment Agreement provides that upon a "change of control" of Alabama Bancorp (such as the Holding Company Merger), Alabama Bancorp will pay Mr. Mathews a cash bonus equal to the greater of (1) $1 million, or (2) 2% of the fair value of the purchase price paid in connection with a change of control of Alabama Bancorp, minus any earnings by Mr. Mathews under the Performance Award Agreement, dated as of January 1, 1998 (the "Performance Award Agreement"), between Mr. Mathews and Alabama Bancorp. Based upon the total Merger Consideration to be paid by BancorpSouth, Mr. Mathews would be paid about $1,540,000 in cash upon completion of the Mergers.

         The definition of a "change of control" of Alabama Bancorp in the Mathews Employment Agreement includes (1) the acquisition by a third party of 20% or more of Alabama Bancorp's or Highland Bank's voting securities, and (2) approval by the Alabama Bancorp Shareholders of a merger involving Alabama Bancorp that results in Alabama Bancorp Shareholders holding less than two-thirds of the outstanding voting securities of the surviving corporation. Upon completion of the Holding Company Merger, Alabama Bancorp Shareholders would hold less than two-thirds of the outstanding shares of BancorpSouth Common Stock. Mr. Mathews will not be paid the Change of Control Payments in connection with the Mergers if the Alabama Bancorp Shareholders, Highland Bank Shareholders and the First Community Bank Shareholders do not approve the Merger Agreement.

         The Mathews Employment Agreement has been amended to condition Mr. Mathews' right to receive the Change of Control Payments upon the approval of such payments by more than 75% of the shares of Alabama Bancorp Common Stock entitled to vote at the Alabama Bancorp Special Meeting (excluding shares beneficially owned by Mr. Mathews).

         A copy of the Mathews Employment Agreement is attached as Annex F. A copy of the Performance Award Agreement is attached as Annex G. We encourage you to read them.

         Section 280G of the Code provides that payments to an individual in connection with a change of control may be considered an excess parachute payment if the total payments received in connection with the change of control exceed three times the individual's average taxable compensation during the prior five years. This would result in the recipient of the payments being subject, under Section 4999 of the Code, to a 20% excise tax on the amount by which the payments exceed the amount of reasonable compensation to the individual. In addition, the company and its acquirer would not be able to deduct the payments for federal income tax purposes. Section 280G provides for an exemption, however, for payments by small business corporations whose capital stock is not readily tradeable (such as Alabama Bancorp) if the payment is approved by the affirmative vote of the holders of more than 75% of the corporation's voting stock (excluding shares beneficially owned by the individual receiving the payment), following adequate disclosure to the shareholders of all material facts concerning the payments.

         Accordingly, in order to qualify for the small business corporation exemption in Section 280G of the Code, Alabama Bancorp is seeking approval by the Alabama Bancorp Shareholders of the Change of Control Payments to Mr. Mathews. The holders of more than 75% of the shares of Alabama Bancorp Common Stock entitled to vote at the Alabama Bancorp Special Meeting (excluding shares beneficially owned by Mr. Mathews) must approve the Change of Control Payments to Mr. Mathews in order for Alabama Bancorp to qualify for the small business corporation exemption in Section 280G and avoid the resulting excise tax and loss of deduction.

         In addition, BancorpSouth's obligation to complete the Mergers is conditioned upon prior approval of the Change of Control Payments by the Alabama Bancorp Shareholders. If the Change of Control Payments are not approved by the Alabama Bancorp Shareholders, BancorpSouth could elect not to complete the Mergers.

               THE ALABAMA BANCORP BOARD UNANIMOUSLY RECOMMENDS THAT ALABAMA BANCORP SHAREHOLDERS VOTE TO APPROVE THE CHANGE OF CONTROL PAYMENTS.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

MARKET PRICES

         ALABAMA BANCORP, HIGHLAND BANK AND FIRST COMMUNITY BANK

         There is no established trading market for shares of Alabama Bancorp Common Stock, Highland Bank Common Stock or First Community Bank Common Stock, which are inactively traded in private transactions. Therefore, reliable information is not available about the prices at which shares of Alabama Bancorp Common Stock, Highland Bank Common Stock and First Community Bank Common Stock, have been bought and sold. As of _______________, 1998, Alabama Bancorp Common Stock, Highland Bank Common Stock and First Community Bank Common Stock was held of record by approximately 23, 104 and 19 persons, respectively.

         BANCORPSOUTH

         BancorpSouth is listed on the New York Stock Exchange under the symbol "BXS." As of __________, 1998, BancorpSouth Common Stock was held of record by approximately ________ persons. The following table sets forth the high and low closing sale prices for BancorpSouth Common Stock as reported on the New York Stock Exchange since May 15, 1997 and on the Nasdaq Stock Market before May 15, 1997 for the periods indicated:

                                                                                                           HIGH (1)       LOW (1)
                                                                                                           ----           ---
                1998
                ----
                      First Quarter...................................................................     $ 24.0000    $ 20.6250
                      Second Quarter..................................................................       23.0625      20.3125
                      Third Quarter (through August 5, 1998)..........................................       22.4375      19.0625

                1997
                ----
                      First Quarter...................................................................     $ 15.0000    $ 13.25000
                      Second Quarter..................................................................       14.7500      13.25000
                      Third Quarter...................................................................       18.0000      14.50000
                      Fourth Quarter..................................................................       24.1875      17.59375

                1996
                ----
                      First Quarter...................................................................     $ 12.750    $  11.2500
                      Second Quarter..................................................................       12.875       10.6875
                      Third Quarter...................................................................       12.000       10.7500
                      Fourth Quarter..................................................................       14.250       11.8750

               ----------------------
               (1) Adjusted to reflect a two-for-one stock split of the BancorpSouth Common Stock, effected in the form of a 100% stock dividend as of May 15, 1998.

DIVIDENDS

         The following table sets forth cash dividends declared per share of BancorpSouth Common Stock, Alabama Bancorp Common Stock, Highland Bank Common Stock and First Community Bank Common Stock, respectively, for the periods indicated. The ability of any of these companies to pay dividends to its respective shareholders is subject to certain restrictions, as described below.

               BANCORPSOUTH

                                                                                              DIVIDENDS
                                                                                             PER SHARE(1)
                                                                                             ------------
                  1998
                  ----
                        First Quarter...........................................                $0.11
                        Second Quarter..........................................                 0.11
                        Third Quarter (through _______, 1998)...................                 0.11

                  1997
                  ----
                        First Quarter...........................................                $0.095
                        Second Quarter..........................................                 0.095
                        Third Quarter...........................................                 0.095
                        Fourth Quarter..........................................                 0.11

                  1996
                  ----
                        First Quarter...........................................                $0.085
                        Second Quarter..........................................                 0.085
                        Third Quarter...........................................                 0.085
                        Fourth Quarter..........................................                 0.095

               ------------------------
               (1) Adjusted to reflect a two-for-one stock split of the BancorpSouth Common Stock, effected in the form of a 100% stock dividend as of May 15, 1998.





               ALABAMA BANCORP

                                                                                             DIVIDENDS
                                                                                             PER SHARE
                                                                                             ---------
                  1998
                  ----
                        First Quarter...........................................                  --
                        Second Quarter..........................................                  --
                        Third Quarter (through _______, 1998)...................                  --

                  1997
                  ----
                        First Quarter...........................................                  --
                        Second Quarter..........................................                  --
                        Third Quarter...........................................                  --
                        Fourth Quarter..........................................               $26.25

                  1996
                  ----
                        First Quarter...........................................                  --
                        Second Quarter..........................................                  --
                        Third Quarter...........................................                  --
                        Fourth Quarter..........................................               $26.25

               HIGHLAND BANK

                                                                                          DIVIDENDS
                                                                                          PER SHARE
                                                                                          ---------
                  1998
                  ----
                        First Quarter...........................................              --
                        Second Quarter..........................................              --
                        Third Quarter (through _______, 1998)...................              --

                  1997
                  ----
                        First Quarter...........................................              --
                        Second Quarter..........................................              --
                        Third Quarter...........................................              --
                        Fourth Quarter..........................................            $0.56

                  1996
                  ----
                        First Quarter...........................................              --
                        Second Quarter..........................................              --
                        Third Quarter...........................................              --
                        Fourth Quarter..........................................            $0.53


               FIRST COMMUNITY BANK

                                                                                           DIVIDENDS
                                                                                           PER SHARE
                                                                                           ---------

                  1998
                  ----
                        First Quarter...........................................               --
                        Second Quarter..........................................               --
                        Third Quarter (through _______, 1998)...................               --

                  1997
                  ----
                        First Quarter...........................................               --
                        Second Quarter..........................................               --
                        Third Quarter...........................................               --
                        Fourth Quarter..........................................            $3.15

                  1996
                  ----
                        First Quarter...........................................               --
                        Second Quarter..........................................               --
                        Third Quarter...........................................               --
                        Fourth Quarter..........................................            $4.95

               Dividends paid by Alabama Bancorp on the Alabama Bancorp Common Stock are at the discretion of Alabama Bancorp's Board of Directors and are affected by certain legal restrictions on the payment of dividends as described below, Alabama Bancorp's earnings and financial condition and other relevant factors. The current policy of Alabama Bancorp is to pay dividends on an annual basis.

               There are certain limitations on the payment of dividends to Alabama Bancorp by Highland Bank and First Community Bank. As state banking corporations, the amount of dividends that Highland Bank and First Community Bank may declare in one year, without approval of the Alabama Banking Department, is $3,194,000. Under the foregoing laws and regulations, at June 30, 1998, approximately $2,375,000 was available for payment of dividends to Alabama Bancorp by Highland Bank, and approximately $819,000 was available for payment of dividends to Alabama Bancorp by First Community Bank.

                     ALABAMA BANCORP MANAGEMENT'S DISCUSSION
          AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the consolidated financial statements of Alabama Bancorp and its subsidiaries and related Notes appearing elsewhere in this Prospectus Supplement/Proxy Statement. The information is presented on a consolidated basis for Alabama Bancorp and its subsidiaries.

RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         RESULTS OF OPERATIONS FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998 AS COMPARED TO THE SIX MONTH PERIOD ENDED JUNE 30, 1997

         Alabama Bancorp and its subsidiaries reported net income of approximately $1,120,000 or $53.85 per share for the six months ended June 30, 1998, compared to net income of approximately $787,000 or $37.84 per share for the six months ended June 30, 1997. Net income increased 42.3% in 1998 as compared to the comparable period in 1997.

         The most significant factors affecting net income for the periods mentioned include: (1) an increase in loans, net of unearned interest of 12.53% from the comparable period in 1997; (2) an increase in average interest-earning assets as a percentage of average assets to 93.79% in 1998 from 92.91% in 1997; and (3) an increase in noninterest income of 34.99% from the comparable period in 1997.

         Net earnings for the six months ended June 30, 1998 resulted in an annualized return on average assets of 0.82% compared to 0.64% in 1997. The annualized return on average stockholders' equity was 12.39% in 1998 and 9.51% in 1997.

         Net Interest Income. Net interest income is the difference between interest and fees earned on loans, securities and other interest-earning assets (interest income) and interest paid on deposits (interest expense) and represents the principal source of earnings for Alabama Bancorp and its subsidiaries. Net interest income is affected by changes in the volume of interest-earning assets and interest-bearing liabilities, and the rates earned or paid thereon.

         For the purposes of this earnings analysis, net interest income has been adjusted to a taxable equivalent basis for certain investments included in interest-earning assets. Interest-earning assets, including loans, have been presented as averages, net of unearned income.

         Net interest income on a tax equivalent basis for the six months ended June 30, 1998 increased 8.52% to $4,738,000 from $4,366,000 for the same period in 1997. The annualized net interest margin decreased to 3.45% for the six months ended June 30, 1998 from 3.65% for the six months ended June 30, 1997. The annualized net yield on interest-earning assets was 7.85% in 1998 compared to 7.87% in 1997. The net interest spread and net yield on interest-earning assets are affected by several factors, including Federal Reserve monetary policies, competitive pressures and the composition of interest-earning assets and interest-bearing liabilities. The annualized net interest margin and the annualized net yield on interest-earning assets for 1998 and 1997 remained virtually consistent when considering the stability of interest rates in 1998 and 1997.

         Interest income on a tax equivalent basis increased approximately $928,000 to $9,959,000 for the six months ended June 30, 1998 from $9,031,000 for the comparable period in 1997. This increase was attributable primarily to the increase of 10.9% in the average interest-earning assets for the period ended June 30, 1998 as compared to the period ended June 30, 1997. The annualized yield on average loans was 8.68% for the six months ended June 30, 1998 compared to 8.64% for the six months ended June 30, 1997. For the periods ended June 30, 1998 and 1997, investment securities represented 28.5% and 27.1%, respectively, of interest-earning assets. For the six months ended June 30, 1998 and 1997, the annualized yield on investment securities on a tax equivalent basis was 6.10% and 6.23%, respectively. Interest-earning assets as a percentage of total average assets increased from 92.91% in 1997 to 93.79% in 1998.

         Interest expense increased approximately $556,000 or 11.9% to approximately $5,221,000 for the six months ended June 30, 1998, from approximately $4,665,000 for the comparable 1997 period. The fluctuation in interest expense from 1997 to 1998 was primarily attributable to the increase in the volume of interest-bearing liabilities. The annualized average rate paid on interest-bearing liabilities was 4.83% and 4.72% for the six months ended June 30, 1998 and 1997, respectively. During the six months ended June 30, 1998, the volume of interest-bearing liabilities averaged $217.9 million, or 11.1% higher than the $196.1 million average for the six months ended June 30, 1997. Interest-bearing demand deposits represented 35.05% of interest-bearing liabilities during the 1998 period as compared to 36.40% during the period ended June 30, 1997. The annualized yields paid on these deposits were 4.77% and 4.68% for the six months ended June 30, 1998 and 1997, respectively. Time deposits represented 53.49% of interest-bearing liabilities during the 1998 period as compared to 53.77% during the period ended 1997. The annualized yields paid on time deposits during the six months ended June 30, 1998 and 1997 were 5.65% and 5.57%, respectively.

         Noninterest Income. Alabama Bancorp derives a significant portion of its noninterest income from traditional retail banking services including various account charges and service fees.

         Noninterest income from deposit accounts is significantly affected by competitive pricing of these services and the volume of noninterest-bearing accounts. Service charge income was $625,000 and $597,000 for the six months ended June 30, 1998 and 1997, respectively.

         Noninterest Expense. Noninterest expense was $4,037,000 for the six months ended June 30, 1998, 2.25% higher than the six months ended June 30, 1997. Noninterest expense for the six months ended June 30, 1997 was $3,948,000. Annualized noninterest expense as a percentage of average assets was 2.97% in 1998 and 3.19% in 1997. Salaries and employee benefits amounted to $2,146,000 and $2,051,000 for the six months ended June 30, 1998 and 1997, respectively. Occupancy expense was $597,000 in 1998 and $609,000 in 1997. Other expense decreased $40,000 or 3.4% to $1,137,000 for the six months ended June 30, 1998. Other expense for the six months ended June 30, 1997 was $1,177,000.

         Income Taxes. The provision for income taxes for the six months ended June 30, 1998 and 1997 was $683,000 and $449,000, respectively. Alabama Bancorp is subject to federal and state taxes at combined rates of approximately 39.5%. These rates are reduced or increased for certain nontaxable income or nondeductible expenses.

         There were no tax credits or loss carryforwards available in 1998 or 1997 for financial reporting purposes. Alabama Bancorp accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach for financial accounting and reporting for income taxes.

    FINANCIAL CONDITION FOR THE PERIOD ENDED JUNE 30, 1998 AS COMPARED TO THE PERIOD ENDED JUNE 30, 1997

         Securities. Alabama Bancorp's investment securities portfolio increased 14.48% or $9.4 million to $74,191,000 as of June 30, 1998 from $64,808,000 at
June 30, 1997. Alabama Bancorp maintains an investment strategy of seeking portfolio yields within acceptable risk levels, as well as providing liquidity. Alabama Bancorp maintains two classifications of securities: available for sale and investment securities. Securities available for sale represent those securities that Alabama Bancorp intends to hold for an indefinite period of time or that may be sold in response to changes in interest rates, liquidity needs, prepayment risk and other similar factors. Investment securities represent those securities that Alabama Bancorp plans to hold until maturity.

         Loans. Loans, net of unearned interest, increased $20.4 million or 12.53% to $183.3 million at June 30, 1998 from $162.9 million for the comparable 1997 period. The allowance for loan losses was $1.6 million and $1.5 million as of June 30, 1998 and 1997, respectively. The most significant concentration of loans consisted of commercial, agricultural and industrial loans.

         Alabama Bancorp seeks to maintain adequate liquidity and minimize exposure to interest rate volatility. Contractual maturities may vary significantly from actual maturities due to loan extensions, early pay-offs due to refinancing or other factors. Fluctuations in interest rates are also a major factor in early loan pay-offs. The uncertainties, particularly with respect to interest rates, of future events make it difficult to predict actual maturities. Alabama Bancorp has not maintained records related to trends of early-payoff since management does not believe such trends would present a significantly more accurate estimate of actual maturities than contractual maturities.

         Deposits. Total deposits increased $12.7 million or 5.55% to $242.8 million at June 30, 1998 from $230.1 million for the comparable 1997 period. Time deposits at June 30, 1998 and 1997 were $117.6 million and $112.9 million, respectively. Time deposits represent 48.4% and 49.1% of total deposits at June 30, 1998 and 1997, respectively. Interest-bearing demand deposits increased $3.7 million or 5.13% to $75.5 million for the period ended June 30, 1998 from $71.8 million for the comparable period in 1997. Savings as a percentage of total deposits remained at a consistent level in 1998 and 1997. Savings totaled $12.9 million at June 30, 1998 and $12.8 million at June 30, 1997. Demand deposits were $36.9 million and $32.6 million at June 30, 1998 and 1997, respectively.

   RESULTS OF OPERATIONS FOR THE FISCAL YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

         Earnings Summary. Alabama Bancorp reported net income of approximately $1,850,000 or $88.95 per share for the year ended December 31, 1997, compared to net income of approximately $1,826,000 or $87.79 per share for the year ended December 31, 1996. Net income for 1995 was approximately $1,928,000 or $92.70 per share. Net income increased 1.31% in 1997, decreased 5.29% in 1996, and increased 14.69% in 1995. The most significant factors affecting net income for the periods mentioned include: (1) average loan growth in 1997 of 11.7% following an increase of 11.5% in 1996; and (2) loan provisions of $179,000 and $401,000 were made in the years ending December 31, 1997 and 1996, while the provision for loan losses was $72,000 for the year ended December 31, 1995. The higher provision in 1996 was in response to the charge off of two loans.

         Net earnings in 1997 resulted in an annualized return on average assets of 0.72% compared to 0.74% and 0.82% during 1996 and 1995, respectively. The return on average stockholders' equity was 10.82% in 1997, 11.80% in 1996, and 14.05% in 1995.

         Net Interest Income. Net interest income on a tax equivalent basis increased 6.25% to $8.99 million in 1997 from $8.46 million in 1996 and 8.88% in 1996 from $7.77 million in 1995. The net interest margin between interest-earning assets and interest-bearing liabilities increased to 3.62% for the year ended December 31, 1997 from 3.54% for the year ended December 31, 1996. The net interest margin in 1995 was 3.31%. The net yield on interest-earning assets was 7.91% in 1997 compared to 8.00% in 1996 and 8.18% in 1995. The net interest margin and net yield on interest-earning assets are affected by several factors, including Federal Reserve monetary policies, competitive pressures and the composition of interest-earning assets and interest-bearing liabilities.

         Interest income increased approximately $831,000 to $18.8 million for the year ended December 31, 1997 from $18.0 million for the comparable period in 1996. Interest income for 1995 was $17.4 million. These increases were attributable primarily to the increase in the average interest-earning assets of 4.37% and 4.41% for the year ended December 31, 1997 and 1996, respectively. The yield on average loans was 8.67% for the year ended December 31, 1997 compared to 8.96% and 9.12% for the comparable periods ended December 31, 1996 and 1995, respectively. For the year ended December 31, 1997, investment securities represented 30.42% of average interest-earning assets. For the comparable 1996 and 1995 periods, investment securities represented 29.86% and 38.82%, respectively, of average interest-earning assets. For the years ended December 31, 1997, 1996 and 1995, the yield on investment securities on a tax equivalent basis was 6.17%, 6.36% and 6.89%, respectively. Interest-earning assets as a percentage of total average assets increased from 93.73% in 1995 to 93.76% in 1996 and then decreased to 93.08% in 1997.

         Interest expense increased approximately $302,000 or 3.18% to approximately $9.81 million for the year ended December 31, 1997, from approximately $9.51 million for the comparable 1996 period. Interest expense for 1995 was $9.66 million. The fluctuations in interest expense from 1995 through 1997 were attributable to increases and decreases in the volume of interest-bearing liabilities. The average rate paid on interest-bearing liabilities was 4.70%, 4.77% and 5.02% for the years ended December 31, 1997, 1996 and 1995, respectively. During the year ended December 31, 1997, the volume of interest-bearing liabilities averaged $204.0 million, or 4.27% more than the $195.7 million average for the year ended December 31, 1996. The volume of interest-bearing liabilities averaged $188.3 million in 1995. Interest-bearing demand deposits represented 35.96% of interest-bearing liabilities for the year ended December 31, 1997 as compared to 36.37% and 32.73% for the years ended December 31, 1996 and 1995, respectively. The yields paid on these deposits were 4.65%, 4.77% and 5.02% for the years ended December 31, 1997, 1996 and 1995, respectively. Time deposits represented 53.68% of average interest-bearing liabilities for the year ended December 31, 1997 as compared to 56.68% and 60.50% for the years ended December 31, 1996 and 1995, respectively. The yields paid on time deposits during the years ended December 31, 1997, 1996 and 1995 were 5.47%, 5.67% and 5.82%, respectively.

AVERAGE BALANCES AND INTEREST RATES, INTEREST YIELD/RATES ON TAXABLE EQUIVALENTS

         The following table details average balances of interest-earning assets and interest-bearing liabilities, the taxable equivalent amount of interest earned/paid thereon, and the taxable equivalent yield/rate for each of the three years ended December 31, 1997.

                                               1997                               1996                            1995
                                 ------------------------------  ----------------------------------  -------------------------------
                                   Average              Yield/       Average                Yield/     Average               Yield/
                                   Balance   Interest    Rate        Balance     Interest    Rate      Balance   Interest     Rate
                                 ---------- ---------- --------  ------------   ---------  --------  ---------- ---------- ---------
                                                                 (In thousands)

ASSETS
Interest-earning assets:
Loans...........................  $165,347   $14,339    8.67%     $147,989      $13,051     8.81%    $132,696     $11,928     8.99%
Investment securities-Taxable...    68,549     4,108    5.99        72,253        4,552     6.30       77,111       4,831     6.26
Federal funds sold..............     5,301       291    5.49         6,906          367     5.31       10,506         665     6.33
FHLB stock......................       866        63    7.27            --           --       --          --       --           --
Total interest-earning assets...   240,063    18,801    7.83       227,148       17,970     7.91      220,313      17,424     7.91
Total assets....................   257,923                         245,321                            235,054


            LIABILITIES AND STOCKHOLDERS' EQUITY

                                               1997                             1996                            1995
                                 ------------------------------  --------------------------------  --------------------------------
                                   Average              Yield/    Average                Yield/      Average               Yield/
                                   Balance   Interest    Rate     Balance     Interest    Rate       Balance   Interest     Rate
                                 ---------- ---------- --------  ---------   ---------- ---------- ---------- ---------- ----------
Interest-bearing liabilities:
Savings deposits...............  $  12,744  $   359     2.82%     $ 13,021   $    371     2.85%    $  12,741   $   378      2.97%
Interest-bearing demand
deposits.......................     73,379    2,733     3.72        71,173      2,652     3.73        61,636     2,439      3.96
Time deposits..................    109,534    6,221     5.68       110,907      6,283     5.67       113,926     6,632      5.82
Other..........................        749       30     4.00            --         --       --            --        --        --

Total deposits.................    196,406    9,343     4.76       195,101      9,306     4.77       188,303     9,449      5.02

Other borrowings...............      7,629      470     6.16         2,667        205     7.69         2,667       206      7.72

Total interest-bearing
    liabilities................    204,035    9,813     4.80       197,768      9,511     4.81       190,970     9,655      5.06

Total liabilities and
    stockholders' equity.......    257,923                         245,321                           235,054

Net interest income............               8,988                             8,459                            7,769

Net interest spread............                         3.03                              3.10                              2.85
Net interest margin............                         3.74                              3.72                              3.53

RATE/VOLUME ANALYSIS

         The following table provides the components of changes in net interest income in the format of a rate/volume analysis and analyzes the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities.

                                                                    1997                              1996
                                                     ----------------------------------  -----------------------------------
                                                       Volume       Rate       Total       Volume      Rate         Total
                                                     ----------   --------  ----------   ---------   --------   ------------
                                                                                  (In thousands)
Interest-bearing assets:

Loans, Net of unearned income..................      $1,508       $(212)    $1,296       $1,352      $ (237)      $1,115
Investment securities - Taxable................        (343)        (38)      (381)        (140)       (139)        (279)
Federal funds sold.............................         (88)          4        (84)        (177)       (113)        (290)
                                                     ------       -----     ------       ------      ------       ------
Total interest-earning assets..................       1,077        (246)       831        1,035        (489)         546
                                                     ------       -----     ------       ------      ------       ------

Interest-bearing liabilities:

Savings deposits...............................          (4)         16         12           18         (11)           7
Interest-bearing demand deposit................        (392)         96       (296)         307        (522)        (215)
Time deposits..................................        (101)        348        247          175         176          351
Other borrowings...............................        (381)        116       (265)           1           0            1
                                                     ------       -----     ------       ------      ------       ------

Total interest-bearing liabilities.............        (878)        576       (302)         501        (357)         144
                                                     ------       -----     ------       ------      ------       ------

Net change in interest income..................      $  199       $ 330     $  529       $1,536       $(846)      $  690
                                                     ======       =====     ======       ======      ======       ======



ALLOWANCE AND PROVISION FOR LOAN LOSSES

         The provision for loan losses was $179,000 in 1997, $401,000 in 1996 and $72,000 in 1995. The following table summarizes information concerning the allowance for loan losses for the three years ended December 31, 1997. Alabama Bancorp management's estimate of the allowance for loan losses and the provision for loan losses is based on evaluation of the collectibility of loans, past loan loss experience, changes in the nature and volume of the loan portfolio, current economic conditions that may affect a borrower's ability to pay, review of specific problem loans and the relationship of the allowance for loan losses to outstanding loans.

         Net charge-offs for the year ended December 31, 1997 totaled $209,000, a decrease of $72,000 from $281,000 as of the year ended December 31, 1996. The net charge-offs for 1995 and 1994 were $236,000 and $329,000, respectively. Alabama Bancorp management considers the allowance for loan losses as of December 31, 1997 to be adequate.

         The following table summarizes information concerning the allowance for loan losses:

                                                      1997           1996             1995
                                                   ---------    -------------      ---------
                                                                (In thousands)
Loans, net of unearned income
    outstanding - year end ...................     $ 176,845       $ 157,964       $ 143,261

Average net loans - during year ..............       165,347         147,989         132,696

Allowance for loan losses:
    Balance - beginning of year ..............         1,549           1,429           1,593

    Provision charged to expense .............           179             401              72

    Recoveries on loans previously charged off           312             235             186

    Loans charged off ........................          (521)           (516)           (422)

                                                   ---------       ---------       ---------
    Balance - end of year ....................     $   1,519       $   1,549       $   1,429
                                                   =========       =========       =========

For the period:
    Net charge-offs as a % of average loans ..          0.13%           0.19%           0.18%

Provision for loan losses as a % of net
    charge-offs ..............................         85.65%         142.70%          30.51%

Provision for loan losses as a % of net
    average loans ............................          0.11%           0.27%           0.05%

Period End:
    Allowance as a % of loans, net of unearned
        income ...............................          0.86%           0.98%           0.99%


NONINTEREST INCOME

         Alabama Bancorp and its subsidiaries derive a significant portion of their noninterest income from traditional retail banking services including various account charges and service fees.

         Noninterest income from deposit accounts is significantly affected by competitive pricing of these services and the volume of various deposit accounts. Service charge income decreased 2.0% to $1,265,000 in 1997 from $1,291,000 in 1996, and increased 16.5% in 1996 from $1,108,000 in 1995.

         The gains realized on the sale of investment securities were $13,000, $17,000 and $79,000 for the years ended December 31, 1997, 1996 and 1995.

         The following table presents an analysis of noninterest income for 1997, 1996 and 1995 together with the amount and percent change from the prior year for 1997 and 1996:

                                                                                      Change from Prior Year
                                                                           -----------------------------------------
                                              Year Ended December 31                1997                  1996
                                         -------------------------------   ------------------    -------------------
                                            1997       1996       1995       Amount      %         Amount        %
                                         ---------   --------- ---------   ---------- -------    ----------   ------
                                                                    (In thousands)
Service charges.......................   $1,265       $1,291    $1,108       $(26)     (2.01)%     $ 183        16.52%

Net investment securities gains.......       13           17        79         (4)    (23.53)        (62)      (78.48)

Other.................................      668          544       548        124      22.79          (4)       (0.73)
                                         ------       ------    ------
Total noninterest income..............   $1,946       $1,852    $1,735         94       5.08         117         6.74
                                         ======       ======    ======


NONINTEREST EXPENSE

         Noninterest expense was $7,863,000 in 1997, 11.31% higher than 1996. Noninterest expense for the years ending December 31, 1996 and 1995 was $7,064,000 and $6,882,000, respectively. Noninterest expense as a percentage of average assets was 3.05% in 1997, 2.79% in 1996, and 2.84% in 1995. Salaries and employee benefits increased $598,000 or 17.26% in 1997 and increased $325,000 or 10.35% in 1996. Net occupancy expense was $1,212,000 in 1997, $1,138,000 in 1996 and $946,000 in 1995. Other expense increased $163,000 or 7.48% to $2,341,000 for the year ended December 31, 1997 from $2,178,000 for the comparable 1996 period. Other expenses for the year ended December 31, 1995 were $2,307,000.

         The following table presents an analysis of noninterest expense for 1997, 1996 and 1995 together with the amount and percent change from the prior year for 1997 and 1996:

                                                                                              Change from Prior Year
                                                                                   -----------------------------------------
                                                      Year Ended December 31                1997                  1996
                                                 -------------------------------   ------------------    -------------------
                                                    1997       1996       1995       Amount      %         Amount        %
                                                 ---------   --------- ---------   ---------- -------    ----------   ------

Salaries and employee benefits............        $4,063     $3,465      $3,140      $598      17.26%       $325       10.35%

Net occupancy expense.....................         1,212      1,138         946        74       6.50         192       20.30

FDIC insurance expense....................            22          5         233        17        340        (228)     (97.85)

Minority interest in net income of
  consolidated subsidiaries...............           225        278         256       (53)    (19.06)         22        8.59

Other expenses............................         2,341      2,178       2,307       163       7.48        (129)      (5.59)
                                                  ------     ------      ------
Total noninterest expense.................        $7,863     $7,064      $6,882       799      11.31         182        2.64
                                                  ======     ======      ======

INCOME TAXES

         The provision for income taxes for the years ended December 31, 1997, 1996 and 1995 was $1,042,000, $1,020,000 and $622,000, respectively. Alabama
Bancorp and its subsidiaries are subject to federal and state taxes at combined rates of approximately 39.5%. These rates are reduced or increased for certain nontaxable income or nondeductible expenses.

         There were no tax credits or loss carryforwards available in 1997, 1996 or 1995 for financial reporting purposes. Effective January 1, 1993, Alabama Bancorp adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach for financial accounting and reporting for income taxes.

LOANS

         Loans, net of unearned interest, increased $18.9 million or 11.95% to $176.8 million at December 31, 1997 from $157.9 million for the comparable 1996 period. Loans, net of unearned interest, was $143.3 million at December 31, 1995. The allowance for loan losses was $1,519,000 for 1997, $1,549,000 for 1996, and $1,429,000 for 1995. The most significant concentration of loans consisted of commercial, agricultural and industrial loans.

         A summary of the loan portfolio at December 31, 1995, 1996 and 1997 follows:

                                                                                        December 31,
                                                                        ---------------------------------------------
                                                                             1997            1996             1995
                                                                        -------------   ---------------  ------------
                                                                                         (In thousands)
Commercial, agricultural and industrial........................            $ 94,293         $ 80,851        $ 77,349

Real estate....................................................              70,003           63,054          56,968

Consumer.......................................................              12,384           13,904           7,755

Other..........................................................                 184              223           1,447
                                                                           --------         --------        --------
Total Loans....................................................             176,864          158,032         143,519

Unearned income................................................                 (19)             (68)           (258)
                                                                           --------         --------        --------

Total loans, net of unearned income............................            $176,845         $157,964        $143,261
                                                                           ========         ========        ========

               A summary of loan interest rate sensitivity at December 31, 1997 follows:

                                                                                        December 31, 1997
                                                                                      --------------------
Fixed rate loan maturity:                                                                 (In thousands)

    Three months or less..............................................                     $  11,631

    Over three through twelve months..................................                        18,146

    Over one through five years.......................................                        50,373

    Over five years...................................................                        12,455
                                                                                           ---------
                      Total fixed rate loans..........................                        92,605

Variable rate loans repricing in three months or less.................                        46,037

Variable rate loans repricing annually or more frequently, but
 less frequently than quarterly........................................                       38,203
                                                                                           ---------
Total loans, net of unearned income...................................                     $ 176,845
                                                                                           =========


NONPERFORMING ASSETS

         The following table summarizes Alabama Bancorp and its subsidiaries' nonaccrual loans and other real estate owned as of December 31 for the last five years.

                                                                            December 31,
                                                       --------------------------------------------------
                                                         1997       1996       1995      1994      1993
                                                       --------   --------   -------   --------  --------
                                                                         (In thousands)

Nonaccrual loans.......................                $775       $1,187     $1,586      $923       $898

Other real estate owned................                 559          154         60       291         84

SECURITIES

         Alabama Bancorp and its subsidiaries' investment securities portfolio increased 6.34% or $4.35 million to $73,039,000 as of December 31, 1997 from $68,686,000 at December 31, 1996. Alabama Bancorp and its subsidiaries maintain an investment strategy of seeking portfolio yields within acceptable risk levels, as well as providing liquidity. Alabama Bancorp and its subsidiaries maintain two classifications of securities: (1) available for sale and (2) investment securities. Securities available for sale represent those securities that Alabama Bancorp and its subsidiaries intend to hold for an indefinite period of time or that may be sold in response to changes in interest rates, liquidity needs, prepayment risk and other similar factors. Investment securities represent those securities that Alabama Bancorp and its subsidiaries plan to hold until maturity.

DEPOSITS

         Total deposits increased $23.9 million or 10.66% to $248.1 million at December 31, 1997 from $224.2 million for the comparable 1996 period. Total deposits at December 31, 1995 were $228.6 million. Time deposits at December 31, 1997, 1996 and 1995 were $116.3 million $108.3 million, and $115.3 million, respectively. Time deposits represented 46.9%, 48.3% and 50.4% of total deposits at December 31, 1997, 1996 and 1995, respectively. Interest bearing demand deposits increased 13.63% in 1997 to $81.3 million while increasing 3.20% in 1996 to $71.5 million. Savings as a percentage of total deposits was 5.07%, 5.61% and 5.62% at December 31, 1997, 1996 and 1995, respectively. Savings totaled $12.57 million at December 31, 1997, $12.56 million at December 31, 1996 and $12.8 million at December 31,1995. Non-interest bearing demand deposits were $37.9 million, $31.8 million and $31.2 million at December 31, 1997, 1996 and 1995, respectively.

        A summary of the daily average balance of interest-bearing deposits follows:

                                                                     1997            1996            1995
                                                                -------------   --------------   -----------
                                                                                (In thousands)
Interest-bearing demand......................                     $ 49,407        $ 45,699        $ 34,724

Money market demand..........................                       23,972          25,474          26,913

Savings......................................                       12,744          13,021          12,740

Time.........................................                      109,534         110,907         113,926

Other........................................                          749              --              --
                                                                  --------        --------        --------
Total........................................                     $196,406        $195,101        $188,303
                                                                  ========        ========        ========

         Maturities of time deposits of $100,000 or more at December 31, 1997 are as follows:

                                             December 31, 1997
                                             -----------------
                                              (In thousands)
Three months or less ...................         $34,106

Over three through six months ..........           2,259

Over six through twelve months .........           5,238

Over twelve months .....................           5,686
                                                 -------
    Total ..............................         $47,289
                                                 =======

LIQUIDITY

         Of primary importance to depositors, creditors and regulators is the ability to have readily available funds sufficient to repay fully maturing liabilities. Alabama Bancorp and its subsidiaries liquidity, represented by cash and due from banks, is a result of its operating, investing and financing activities. In order to insure funds are available at all times, Alabama Bancorp and its subsidiaries devote resources to projecting on a monthly basis the amount of funds which will be required and maintains relationships with a diversified customer base so funds are accessible. Liquidity requirements can also be met through short-term borrowings or the disposition of short-term assets which are generally matched to correspond to the maturity of liabilities.

         Alabama Bancorp and its subsidiaries have a formal liquidity policy, and in the opinion of management, their liquidity levels are considered adequate. Alabama Bancorp and its subsidiaries are not subject to any specific regulatory liquidity requirements imposed by regulatory authorities. Alabama Bancorp and its subsidiaries are subject to general FDIC guidelines. Management believes its liquidity ratios meet or exceed these guidelines. Management does not know of any trends or demands which are reasonably likely to result in liquidity increasing or decreasing in any material manner. The following are Alabama Bancorp and its subsidiaries' liquidity ratios for the periods indicated:

                                                       1997         1996           1995
                                                    ----------   ----------     ----------
Average loans to average deposits................      84.2%        75.9%          70.5%

CAPITAL

         The Federal Reserve has adopted capital guidelines governing the activities of bank holding companies. These guidelines require the maintenance of an amount of capital based on risk-adjusted assets so that categories of assets with potentially higher credit risk will require more capital backing than assets with lower risk. In addition, bank and bank holding companies are required to maintain capital to support, on a risk-adjusted basis, certain off-balance sheet activities such as loan commitments.

         Minimum capital requirements for all banks are Tier I capital of at least 4% risk-weighted assets, total capital of at least 8% of risk-weighted assets and a leverage ratio of 3%, plus an additional 100 to 200 basis point cushion in certain circumstances, of adjusted quarterly average assets.

               The following table provides information regarding Alabama Bancorp's, Highland Bank's and First Community Bank's capital ratios:

                                                                             December 31,
                                                                         -------------------
                                                                           1997       1996
                                                                         ---------  --------
Tier I risk based capital ratio:
        Alabama Bancorp............................................        9.71%     10.07%
        Highland Bank..............................................        9.36      10.57
        First Community Bank.......................................       13.96      12.95

Total risk based capital ratio:
        Alabama Bancorp............................................       10.53%     10.97%
        Highland Bank..............................................       10.10      11.27
        First Community Bank.......................................       15.16      14.20

Tier I leverage ratio:
        Alabama Bancorp............................................        6.57%      6.57%
        Highland Bank..............................................        6.58       7.19
        First Community Bank.......................................        7.67       7.33

         Each of these capital levels at December 31, 1997 and 1996 exceeded the "well capitalized" levels under the regulatory framework.

INTEREST SENSITIVITY

         Alabama Bancorp monitors and manages the repricing and maturity of its assets and liabilities through an asset/liability management committee formed by its Board of Directors. In order to diminish the potential adverse impact that changes in interest rates could have on its net interest income, the asset/liability management committee uses a traditional gap analysis which compares the repricings, maturities and payments, as applicable, of Alabama Bancorp's interest earning assets ("RSA") to interest bearing liabilities ("RSL"). The asset/liability management committee uses a GAP analysis to monitor changes in net interest income due to changes in market interest rates. Alabama Bancorp's GAP target is to maintain a GAP-to-assets ratio of +/- 15% for the One Year category. At December 31, 1997, the ratio was 92 basis points outside of the target range.

                             Cumulative GAP Analysis

                                                                                As of December 31, 1997
                                                          --------------------------------------------------------------------
                                                                                   (In thousands)
                                                            Three          Six             One          Five          Thirty
                                                            Months       Months           Year          Years          Years
                                                          ---------     ---------       --------      ----------     ---------
Rate Sensitive Assets (RSA):
      Fixed rate securities ..........................     $  1,268      $  1,789       $  4,715       $ 39,290      $ 49,820
      Floating rate securities and fed funds sold.....       32,889        32,889         33,382         33,382        33,382
      Fixed rate loans ...............................       11,631        17,082         29,777         80,150        92,605
      Floating rate loans ............................       46,037        56,925         73,922         83,949        84,240
                                                           --------      --------       --------       --------      --------
Total Rate Sensitive Assets ..........................     $ 91,825      $108,685       $141,796       $236,771      $260,047
                                                           ========      ========       ========       ========      ========

Rate Sensitive Liabilities (RSL):
      Fixed rate deposits ............................     $ 28,141      $ 37,595       $ 58,565       $ 92,393      $ 95,119
      Floating rate deposits and borrowed funds ......      127,797       127,797        127,797        127,797       127,797
                                                           --------      --------       --------       --------      --------
Total Rate Sensitive Liabilities .....................     $155,938      $165,392       $186,362       $220,190      $222,916
                                                           ========      ========       ========       ========      ========

GAP ..................................................     $(64,113)     $(56,707)      $(44,566)      $ 16,581      $ 37,131

GAP/Assets ...........................................       (22.90)%      (20.26)%       (15.92)%         5.92%        13.27%

GAP Target ...........................................                                    +/- 15%

         As of December 31, 1997, the cumulative GAP analysis indicated that Alabama Bancorp was liability sensitive in relation to changes in market interest rates, meaning that increases in market rates would have a negative impact, and increases in market interest rates would have a positive impact, on net interest income.

YEAR 2000

         The Year 2000 issue concerns the inability of certain computer and operational systems to properly perform calculations and process information containing four-digit date fields. Alabama Bancorp has developed and implemented an enterprise-wide strategy to address and mitigate potential risks resulting from the Year 2000 issue, which encompasses the following components:

         1. Awareness of the Year 2000 issue and communication/education of key personnel on the approach to address potential problems;
         2. Identification of significant systems, including both system hardware and software, and interfaces to and from these systems;
         3. Inventory and assessment of potentially affected operational systems;
         4. Establishment of a testing plan to test key internal systems and a remediation plan to address any problems identified;
         5. Evaluation, and testing when applicable, of the Year 2000 efforts of significant vendors and outside service organizations providing processing for Alabama Bancorp; and
         6. Development of contingency plans, where necessary, to address potential unidentified problems in both significant internal and external systems.


         Alabama Bancorp is currently in the renovation phase of its strategy and is scheduled to begin testing of changes made in the fourth quarter of 1998.

         Alabama Bancorp is also assessing the risk of borrowers being unable to meet their obligations due to a Year 2000 related problem by contacting customers to determine their awareness of the Year 2000 issue, gaining an understanding of the impact of Year 2000 on the customers' operations and determining whether the customer has a plan and timetable to address the Year 2000 issue. The Year 2000 risk relating to customers is mitigated by the fact that Alabama Bancorp's loan portfolio is primarily secured by asset-based collateral where the fair market value of such assets is typically equal to or greater than the outstanding loan balance.

         Alabama Bancorp has estimated its total costs for the Year 2000 project to be between $250,000 and $350,000, of which $5,000 was incurred in 1997 and approximately $190,000 has been incurred year-to-date in 1998. Given the nature and scope of the project, it is not feasible at this stage to estimate the degree of success of the project. However, management of Alabama Bancorp believes an adequate plan is in place to address the issue and the final outcome is not anticipated to have a material adverse effect on its operations.

                INFORMATION ABOUT ALABAMA BANCORP, HIGHLAND BANK
                            AND FIRST COMMUNITY BANK

GENERAL

         Alabama Bancorp was incorporated as Leeds Bancgroup, Inc. in 1981 under the laws of the State of Delaware to own, operate and support banks in the State of Alabama. Leeds Bancgroup, Inc. changed its name to Alabama Bancorp., Inc. in 1986. Initially, Alabama Bancorp owned Citizens Bank of Leeds which operated a single office in the city of Leeds in Jefferson County, Alabama. In 1986, Alabama Bancorp acquired The Fort Deposit Bank (now named First Community Bank of The South) which operated two banking offices in Lowndes County, Alabama. In 1988, Highland Bank was incorporated in Jefferson County, Alabama, with Alabama Bancorp owning a controlling interest.

         Highland Bank's primary market focus is providing high quality financial services to owner-managed businesses and high net worth individuals in and around the Birmingham, Alabama area. Since its inception, Highland Bank has grown both internally and through one acquisition and one merger. In 1994, Highland Bank acquired Steiner Bank in Birmingham from Union Planters Corporation. In 1996, Citizens Bank of Leeds merged into Highland Bank. Highland Bank currently operates seven offices in the greater Birmingham, Alabama area. Six of the offices are located in Jefferson County, Alabama and the seventh is located in Moody, Alabama in the contiguous St. Clair County. The majority of Highland Bank's loan portfolio is composed of secured and unsecured commercial loans, commercial real estate loans and other real estate related loans. Although commercially focused, Highland Bank offers a wide variety of consumer products including mortgage lending, equity lines, credit cards, installment consumer loans and competitive deposit products.

         First Community Bank, formerly named The Fort Deposit Bank, was incorporated in 1904 to serve Lowndes County, Alabama. Lowndes County is located just south of Montgomery County, in which Montgomery, Alabama, the state capital, is located. Until recently, First Community Bank operated only two offices, one in Fort Deposit, Alabama, and the other in Hayneville, Alabama, which is the Lowndes County seat. In 1991, First Community Bank opened an office in the city of Burkeville in northern Lowndes County. In 1994, First Community Bank opened an office in the city of Greenville, Alabama, which is located in Butler County. The Greenville branch is located in one of the more rapidly growing markets in the area. First Community Bank provides a wide variety of both commercial and consumer products in both Lowndes and Butler County. The majority of the bank's loan portfolio consists of commercial loans in several counties, including Lowndes, Butler, Montgomery, Elmore and Autauga, Alabama. A majority of First Community Bank's loans are secured by real estate. Consumer deposits comprise most of the bank's deposit base, with the volume centered in Lowndes County, Alabama.

         Highland Bank and First Community Bank offer a wide variety of traditional banking services, including depository services such as checking accounts, savings accounts, certificates of deposit and individual retirement accounts, as well as mortgage lending, equity lines and installment loans. Each of the banks acts as issuing agents for U. S. Savings Bonds and travelers checks, and offers collection teller services, direct deposit services, wire transfer facilities, safe deposit boxes, 24 hour voice response and night depositing facilities. The banks also offer ATM cards (with access to local, state and nationwide networks), and both personal and corporate VISA credit cards. Deposits of Highland Bank and First Community Bank are insured by the FDIC.

         On June 30, 1998, Alabama Bancorp, Highland Bank and First Community Bank had the following total assets, total deposits and stockholders' equity:

                                                                                 June 30, 1998
                                                           ----------------------------------------------------------
                                                             Alabama Bancorp    Highland Bank    First Community Bank
                                                            ----------------    -------------    --------------------
Total assets.........................................         $279,105,000       $206,289,007        $70,158,000

Total deposits.......................................          242,826,000        193,341,162         59,131,000

Stockholders' equity.................................           18,975,000         15,267,761          5,563,000

         Highland Bank and First Community Bank encounter competition both in lending funds and attracting deposits. In one or more aspects of their businesses, the banks compete with other commercial banks, savings and loan associations, credit unions, finance companies, insurance companies and other financial institutions in their respective markets. The Birmingham banking market is currently concentrated, and is dominated by several super-regional banks such as SouthTrust Bank, AmSouth Bank, Regions Bank and Compass Bank. In Lowndes County, First Community Bank's primary competition is another locally owned independent bank as well as other banks from surrounding counties and in Butler County. The competition generally is based on the level of interest rates charged on loans or paid on deposits.

EMPLOYEES

         As of June 30, 1998, Alabama Bancorp, Highland Bank and First Community Bank had, collectively, 119 full-time and 12 part-time employees, none of whom is represented by collective bargaining agreement. Management of these companies believes that employee relations are excellent.

DESCRIPTION OF PROPERTIES

         Highland Bank and First Community Bank own all of the properties where their offices are located, with the exception of Highland Bank's 3rd Avenue North office in downtown Birmingham, which is leased. Alabama Bancorp leases office space from its subsidiary banks at a market rental rate. With the exception of Highland Bank's downtown office, all of Highland Bank's and First Community Bank's offices are equipped with private offices, walk-in vaults, safe deposit boxes, teller stations and covered drive-through banking lanes.

LEGAL PROCEEDINGS

         Highland Bank and First Community Bank are involved in routine legal proceedings occurring in the ordinary course of business that, in the aggregate, are not believed by management of these companies to be material to the consolidated financial condition and results of operation of the banks.

SUPERVISION AND REGULATION

         Alabama Bancorp. Alabama Bancorp is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and it operates two banking subsidiaries, Highland Bank and First Community Bank. As a registered bank holding company, Alabama Bancorp is subject to supervision and regulation by the Federal Reserve under the Bank Holding Company Act. As a bank holding company, Alabama Bancorp is required to furnish the Federal Reserve an annual report of its operations at the end of each fiscal year and to furnish such additional information as the Federal Reserve may require pursuant to the Bank Holding Company Act. The Federal Reserve may also make examinations of Alabama Bancorp.

         The Bank Holding Company Act requires, subject to certain exceptions, every bank holding company to obtain the prior approval of the Federal Reserve
(1) before it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, such bank holding company will directly or indirectly own or control more than five percent of the voting shares of such bank; (2) before it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of a bank; or (3) before it may merge or consolidate with any other bank holding company.

         In addition, the Bank Holding Company Act prohibits (with specific exceptions) Alabama Bancorp from engaging in nonbanking activities or from acquiring or retaining direct or indirect control of any company engaged in nonbanking activities. The Federal Reserve by regulation or order may make exceptions for activities determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve considers whether the performance of such an activity can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. For example, making, acquiring or servicing loans, leasing personal property, providing certain investment or financial advice, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions by the bank holding company and certain limited insurance underwriting activities have all been determined by regulations of the Federal Reserve to be permissible activities. The Bank Holding Company Act does not place territorial limitations on permissible bank-related activities of bank holding companies. However, despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity, or terminate its ownership or control of any subsidiary, when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that holding company.

         Highland Bank and First Community Bank. Each of Highland Bank and First Community Bank is an Alabama state banking corporation. As state banking corporations, Highland Bank and First Community Bank are subject to supervision by the Alabama Banking Department and have their deposits insured by the FDIC. Each of the banks is regulated and subject to periodic examination by these governmental authorities, each of which imposes regulations related to reserves, investments, loans, issuance of securities, establishment of branches and other aspects of operation.

RISK-BASED CAPITAL GUIDELINES

         Under the Federal Reserve's and the FDIC's risk-based capital guidelines applicable to Alabama Bancorp, the minimum ratio of capital to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) is 8%. To be considered a "well capitalized" bank under the guidelines, a bank must have a total risk-based capital ratio in excess of 10%. At December 31, 1997, under these guidelines, each of Highland Bank and First Community Bank was considered "well capitalized." At least half of the total capital is to be comprised of common equity, retained earnings and a limited amount of perpetual preferred stock, after subtracting goodwill, and certain other adjustment ("Tier 1 capital"). The remainder may consist of perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock not qualifying for Tier 1 capital and a limited amount of loan loss reserves ("Tier 2 capital"). In addition, the Federal Reserve and the FDIC have adopted a minimum leverage ratio (Tier 1 capital to total assets) of 3%. Generally, banking organizations are expected to operate well above the minimum required capital level of 3% unless they meet certain specified criteria, including that they have the highest regulatory ratings. Most banking organizations are required to maintain a leverage ratio of 3% plus an additional cushion of at least 1% to 2%. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance upon intangible assets. On December 31, 1997, Alabama Bancorp had a Tier 1 capital ratio of 9.71%, a total risk-based capital ratio of 10.53%, and a leverage ratio of 6.57%.

         Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, failure to meet the capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC. The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") substantially revised the depository institution regulatory and funding provisions of the Federal Deposit Insurance Act as well as several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take prompt corrective action in respect of depository institutions that do not meet minimum capital requirements.

SOURCE OF STRENGTH

         According to Federal Reserve policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. In the event of a loss suffered or anticipated by the FDIC, either as a result of default of a banking subsidiary of Alabama Bancorp or related to FDIC assistance provided to a subsidiary in danger of default, the banking subsidiaries of Alabama Bancorp may be assessed for the FDIC's loss, subject to certain exceptions.

         Alabama Bancorp is regulated by the Federal Reserve. As state banking corporations, Highland Bank and First Community Bank are subject to regulation by the Alabama Banking Department and the FDIC. Periodic examinations of Alabama Bancorp, Highland Bank and First Community Bank are performed by their respective regulators to monitor their compliance with applicable rules and regulations.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Highland Bank's and First Community Bank's directors and officers and certain business organizations and individuals associated with them have been customers and have had banking relationships with Highland Bank and First Community Bank. EBSCO Industries, Inc., which is an affiliate of Alabama Bancorp and its subsidiary banks through common ownership, has maintained certain deposit arrangements with certain of its vendors at Highland Bank to facilitate payment of its trade payables. Highland Bank's and First Community Bank's directors and officers from time to time have borrowed funds from Highland Bank and First Community Bank. The extensions of credit made by Highland Bank and First Community Bank to its directors and officers (1) were made in the ordinary course of business, (2) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (3) did not involve more than a normal risk of collect ability or present other unfavorable features.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT


         The following tables set forth, as of the date of this Prospectus Supplement/Proxy Statement, (1) certain information regarding those persons known by Alabama Bancorp, Highland Bank and First Community Bank to be beneficial owners of more than 5% of the outstanding shares of Alabama Bancorp Common Stock, Highland Bank Common Stock and First Community Bank Common Stock, respectively, and (2) the number and percentage of outstanding shares of Alabama Bancorp Common Stock, Highland Bank Common Stock and First Community Bank Common Stock beneficially owned by each director and executive officer of Alabama Bancorp, Highland Bank and First Community Bank, respectively, and their respective directors, executive officers and 5% shareholders as a group.


                                 ALABAMA BANCORP

                                                                                       SHARES            PERCENTAGE
                                                                                     BENEFICIALLY         OF SHARES
    BENEFICIAL OWNER                               POSITION                             OWNED            OUTSTANDING
    ----------------                               --------                             -----            -----------
Richard L. Bozzelli .............     Director (1)                                      34.50               0.17%

Dell S. Brooke
3204 Fernway Road
Birmingham, AL 36223 ............     Director (1), (2), (3)                         3,684.25              17.71

Jane Comer
3152 Pine Ridge Road
Birmingham, AL 35213 ............     Shareholder (4)                                2,931.25              14.09

Larry R. Mathews ................     President & Director (1)                          34.50               0.17

Elton B. Stephens
3200 Fernway Road
Birmingham, AL 35225 ............     Chairman & Director (1), (2)                   3,395.50              16.33

Elton B. Stephens, Jr ...........
3300 Westbury Road
Birmingham, AL 35223 ............     Director (1), (2), (5)                         2,894.25              13.92

James T. Stephens
3710 Redmont Road
Birmingham, AL 35213 ............     Vice Chairman & Director (1), (2), (6)         5,772.25              27.76

All Directors, Executive Officers
and 5% Shareholders
as a group (seven persons) .................................................        18,746.50              90.15
-------------------

(1)    Member of the Board of Directors of Alabama Bancorp.
(2)    Elton B. Stephens and Dell S. Brooke are father and daughter.  Elton B. Stephens and Jane Comer are father and daughter.  Elton B. Stephens and Elton B. Stephens, Jr. are father and son.  Elton B. Stephens and James
       T. Stephens are father and son.
(3)    The amount shown includes 1,045 shares owned by Dell S. Brooke individually; 46 shares held in trust for the benefit of Alyson Carter Brooke over which Dell S. Brooke is the trustee and has the power to vote; 83 shares held in trust under an Indenture of Trust for the benefit of Alyson Carter Brooke over which Dell S. Brooke is the custodian and trustee and has the power to vote; 46 shares held in trust for the benefit of Nelson O'Hara Brooke over which Dell S. Brooke is the trustee and has the power to vote; 83 shares held in trust under an Indenture of
       Trust for the benefit of Nelson O'Hara Brooke over which Dell S. Brooke is the custodian and trustee and has the power to vote; 1,905 shares of 7,620 shares

       held by the Elton B. Stephens Charitable Lead Annuity Trust over which Dell S. Brooke is a trustee and has the power to vote; and 476.25 shares held in the Elton B. Stephens, GST Trust for the benefit of Dell S. Brooke over which
       Dell S. Brooke is the trustee and has the power to vote.
(4)    The amount shown includes 550 shares owned by Jane Comer individually; 1,905 shares of 7,620 shares held by the Elton B.
       Stephens Charitable Lead Annuity Trust over which Jane Comer is a trustee and has the power to vote; and 476.25 shares held in the Elton B. Stephens, GST Trust for the benefit of Jane Comer over which Jane Comer is the trustee and has the power to vote.
(5)    The amount shown includes 430 shares owned by Elton B. Stephens, Jr. individually; 1,905 shares of 7,620 shares held by the Elton B. Stephens Charitable Lead Annuity Trust over which Elton B. Stephens, Jr. is a trustee and has the power to vote; 83 shares held in the Elton B. Stephens, GST Trust for the benefit of Dell S. Brooke over which
       Elton B. Stephens, Jr. is trustee and has the power to vote; and 476.25 shares held in the Elton B. Stephens, GST Trust for the benefit of Elton B. Stephens, Jr. over which Elton B. Stephens, Jr. is the trustee and has the power to vote.
(6)    The amount shown includes 3,094 shares owned by James T. Stephens individually; 1,905 shares of 7,620 shares held by the
       Elton B. Stephens Charitable Lead Annuity Trust over which James T. Stephens is a trustee and has the power to vote; 476.25 shares held in the Elton B. Stephens, GST Trust for the benefit of James T. Stephens over which James T. Stephens is the trustee and has the power to vote; 214 shares held in trust for the benefit of Alys F. Stephens of which James T. Stephens is trustee and has the power to vote; and 83 shares held in trust under an Indenture of Trust for the benefit of Alys Fay
       Stephens over which James T. Stephens is custodian and trustee and has the power to vote.

                                  HIGHLAND BANK

                                                                                 SHARES OF            SHARES OF
                                                                              PREFERRED STOCK       COMMON STOCK     PERCENTAGE OF
        BENEFICIAL                                                             BENEFICIALLY         BENEFICIALLY       SHARES
          OWNER                                          POSITION                 OWNED(1)              OWNED        OUTSTANDING(2)
          -----                                          --------                  -----                -----        -----------
Alabama Bancorp., Inc.
2211 Highland Avenue
Birmingham, AL 35205.................................. Shareholder (5)                  --               1,870,455         87.69%

Virginia B. Austin.................................... Director (3)                      2                     484          0.02

Dell S. Brooke........................................ Director (3), (4), (5), (8)       2                   3,934          0.18

David E. Dixon
2830 Cahaba Rd.
Birmingham, AL 35223.................................. Shareholder (3), (7)              2                   4,000          0.18

William M. Foshee..................................... C.F.O. (6)                       --                   3,555          0.17

Thomas F. Hinton...................................... Director (3), (9)                 2                   1,000          0.05

Charles O. Huffstutler................................ Director (3)                      2                     605          0.03

C. Stuart Johnson..................................... Director (3)                      2                   3,750          0.18

L. Paul Kassouf....................................... Director (3), (10)                2                  61,598          2.89

Larry R. Mathews...................................... President, C.E.O. & Director (3)  2                  33,632          1.58

David R. Pittman...................................... Director (3), (11)                2                  22,975          1.10

Wilmer S. Poynor...................................... Director (3)                      2                   4,573          0.21

Don H. Pruett......................................... E.V.P./Senior Lender (6)         --                  10,418          0.49

Randy J. Smith........................................ Director (3)                      2                     484          0.02

Elton B. Stephens..................................... Chairman & Director (3), (4), (5) 2                   8,010          0.38

Elton B. Stephens, Jr................................. Director (2), (4), (5), (12)      2                   7,591          0.35

James T. Stephens..................................... Director (3), (4), (5), (13)      2                   3,920          0.18

All Directors, Executive Officers
and 5% Shareholders as a Group
(17 Persons).....................................................................       28               2,030,661         95.21

--------------------

 (1) All shares of Highland Bank Preferred Stock will be redeemed by Highland Bank prior to the Mergers.
 (2) Based upon aggregate of outstanding shares of Highland Bank Common Stock and Highland Bank Preferred Stock.
 (3) Each director has purchased two shares of Highland Bank's Class A Preferred Stock, par value $100 per share, which stock is non-voting and not entitled to dividends. This stock is "director's stock," which is purchased by directors to ensure compliance with Section 5-6A-1, Code of Alabama (1975).
 (4) Elton B. Stephens and Dell S. Brooke are father and daughter. Elton B. Stephens and Elton B. Stephens, Jr. are father and son. Elton B. Stephens and James T. Stephens are father and son.
 (5) Elton B. Stephens, Dell S. Brooke, Elton B. Stephens, Jr., James T. Stephens, their family members and affiliates collectively own or control approximately 100% of the capital stock of Alabama Bancorp. Alabama Bancorp also owns 87.69% of the Highland Bank Common Stock. Accordingly, and pursuant to the provisions of the Depository Institution Management Interlocks Act, set forth in 12 U.S.C.ss.3201 et seq., Alabama Bancorp, its subsidiary banks and Highland Bank are "affiliates" for purposes of determining management interlock and other issues established under such Act.
 (6) William M. Foshee has received options from Highland Bank to purchase 3,555 shares of Highland Bank Common Stock. Don H. Pruett has received options from Highland Bank to purchase 6,768 shares of Highland Bank Common Stock. The respective number and percentage of shares of Highland Bank Common Stock reflected in the table as beneficially owned by Mr. Foshee and Mr. Pruett include the shares of Highland Bank Common Stock subject to these options.
 (7) David E. Dixon submitted his resignation as a member of Highland Bank's Board of Directors in January 1998.
 (8) The number shown includes 1,320 shares owned by Dell S. Brooke individually; 1,000 shares held in trust for the benefit of Alyson Carter Brooke over which Dell S. Brooke is the trustee and has the power to vote; 1,000 shares held in trust for the benefit of Nelson O'Hara Brooke over which Dell S. Brooke is the trustee and has the power to vote; 307 shares held in trust under an Indenture of Trust for the benefit of Alyson Carter Brooke over which F. Dixon Brooke, Jr., spouse of Dell S. Brooke, is trustee and has the power to vote; 307 shares held in trust under an Indenture of Trust for the benefit of Nelson O'Hara Brooke over which F. Dixon Brooke, Jr., spouse of Dell S. Brooke, is trustee and has the power to vote.
 (9) The number shown includes 1,000 shares owned by Patricia G. Hinton, spouse of Thomas F. Hinton, individually.
 (10) The number shown includes 20,598 shares owned by L. Paul Kassouf individually; 41,000 shares owned by Naomi H. Kassouf, spouse of L. Paul Kassouf.
 (11) The number shown includes 8,000 shares owned by Pittman & Associates, Inc.; 2,452 shares owned by David R. Pittman, CLU, Inc.; 6,533 shares owned by David R. Pittman, CLU, Inc., Pension Trust; 798 shares held in trust for the benefit of Carlin Mallory Gray over which David R. Pittman is the trustee and has the power to vote; 798 shares held in trust for the benefit of Caroline Ivy Pittman over which David R. Pittman is the trustee and has the power to vote; 798 shares held in trust for the benefit of Lacey Denise Gray over which David R. Pittman is the trustee and has the power to vote; 798 shares held in trust for the benefit of Leslie Meredith Pittman over which David R. Pittman is the trustee and has the power to vote; 798 shares held in trust for the benefit of Rand Pittman Mitchell over which David R. Pittman is the trustee and has the power to vote; 1,000 shares held in trust for the benefit of Caroline Ivy Pittman over which Dede H. Pittman, spouse of David R. Pittman, is trustee and has the power to vote; 1,000 shares held in trust for the benefit of Leslie Meredith Pittman over which Dede H. Pittman, spouse of David R. Pittman, is trustee and has the power to vote.
 (12) The number shown includes 2,484 shares owned by Elton B. Stephens, Jr., individually; 3,607 shares held in trust for the benefit of Elton B. Stephens Educators Trust over which Elton B. Stephens, Jr. is trustee and has the power to vote; 1,500 shares held in trust for the benefit of Forrest Walter Stephens over which Elton B. Stephens, Jr. is trustee and has the power to vote.
 (13) The number includes 2,613 shares owned by James T. Stephens individually; 1,307 shares held in trust for the benefit of Alys Fay Stephens over which James T. Stephens is trustee and has the power to vote.

                              FIRST COMMUNITY BANK

                                                                                                   SHARES            PERCENTAGE OF
                                                                                                BENEFICIALLY             SHARES
          BENEFICIAL OWNER                                      POSITION                           OWNED              OUTSTANDING
          ----------------                                       --------                          -----              -----------
Alabama Bancorp., Inc.
2211 Highland Avenue
Birmingham, AL 35205......................................     Stockholder                          68,313              96.0000%

Danny Flowers.............................................     President & Director (1)                718               0.0100

Beebe R. Frederick, Jr....................................     Director                                 40               0.0006

WM Henry Holson...........................................     Director                                 40               0.0006

C. B. Haigler, Jr.........................................     Director                                 40               0.0006

Larry R. Mathews..........................................     Director (1)                             40               0.0006

Daisy G. Norman...........................................     Director                                 50               0.0007

Elton B. Stephens.........................................     Chairman & Director (1)                  40               0.0006

J. W. Wimble..............................................     Director                                 54               0.0007

All Directors, Executive Officers and 5% Shareholders
as a group (nine persons)...............................................................            69,335              96.0100

--------------------

(1)       Executive Officer and Director.

                      COMPARISON OF RIGHTS OF SHAREHOLDERS

         Alabama Bancorp Shareholders, whose rights are governed by the Alabama Bancorp Articles, Alabama Bancorp Bylaws and the DGCL, will become BancorpSouth Shareholders upon consummation of the Mergers. As such, the rights of the former Alabama Bancorp Shareholders will be governed by the BancorpSouth Articles, the BancorpSouth Bylaws and the MBCA.

         Highland Bank Shareholders, whose rights are governed by the Highland Bank Articles, Highland Bank Bylaws, ABCA and the ABC, and First Community Bank Shareholders, whose rights are governed by the First Community Bank Articles, First Community Bank Bylaws, ABCA and ABC, will become BancorpSouth Shareholders upon consummation of the Mergers. As such, the rights of the former Highland Bank Shareholders and First Community Bank Shareholders will be governed by the BancorpSouth Articles, the BancorpSouth Bylaws and the MBCA.

         While it is impractical to summarize all such differences, set forth below are the material differences between the rights of Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders under their governing documents and governing law and the rights of BancorpSouth Shareholders under the BancorpSouth Articles, BancorpSouth Bylaws and the MBCA.

CHANGE OF CONTROL

         Alabama Bancorp, Highland Bank and First Community Bank. The governing documents of each of Alabama Bancorp, Highland Bank and First Community Bank do not contain provisions relating to a change in control.

         BancorpSouth. The BancorpSouth Articles contain several provisions which make a change of control of BancorpSouth more difficult to accomplish without the approval of the Board of Directors of BancorpSouth, including the following:

         1. The BancorpSouth Board is divided into three classes so that approximately one-third of the directors will be subject to reelection at each annual meeting of the shareholders of BancorpSouth;

         2. The BancorpSouth Bylaws provide that a vote of at least 80% of the outstanding shares of BancorpSouth Common Stock is required to increase the maximum number of members of the BancorpSouth Board unless the BancorpSouth Board recommends such an increase;

         3. The BancorpSouth Articles provide that the affirmative vote of the holders of not less than 80% of the outstanding shares of voting stock of BancorpSouth is required in the event that the BancorpSouth Board does not recommend to BancorpSouth Shareholders a vote in favor of a merger or consolidation of BancorpSouth with, or a sale or lease of all or substantially all of the assets of BancorpSouth to, any person or entity;

         4. The affirmative vote of the holders of not less than 80% of the outstanding shares of voting stock of BancorpSouth, as well as at least 67% of the outstanding shares of voting stock of BancorpSouth not held by a person owning or controlling 20% or more of BancorpSouth's voting stock ("Controlling Person"), shall be required for the approval of a merger, consolidation, or sale or lease of all or substantially all of BancorpSouth's assets with or to a Controlling Person, except in certain instances; and

         5. BancorpSouth has implemented a shareholders' rights plan under which a common stock purchase right ("BancorpSouth Right") attaches to and trades with each share of BancorpSouth Common Stock. Upon the occurrence of certain events, including the acquisition of or tender for 20% or more of the outstanding shares of BancorpSouth Common Stock by any person, then the holders of each such purchase right (except those held by the acquiring person) will be entitled to purchase a share of BancorpSouth Common Stock at 50% of the then current market price.

BOARD OF DIRECTORS

         Alabama Bancorp. The Alabama Bancorp Articles provide that the Alabama Bancorp Board is to consist of three members. Any vacancy on the Alabama Bancorp Board may be filled by a majority vote of the remaining directors. Directors of Alabama Bancorp are not required to be Alabama Bancorp Shareholders.

         Highland Bank. The Highland Bank Articles provide that the Highland Bank Board is to consist of five to 11 members, as determined from time to time by the Highland Bank Board. On the date of this Prospectus Supplement/Proxy Statement, the Highland Bank Board consisted of ____ members.

         First Community Bank. The First Community Bank Board is to consist of five to eight members, each of whom is to own at least $200 of par value of unencumbered shares of First Community Bank Common Stock. On the date of this Prospectus Supplement/Proxy Statement the First Community Bank Board consisted of seven members. Any vacancy arising from any cause is to be filled by a majority vote of the remaining directors.

         BancorpSouth. The BancorpSouth Board is to consist of nine to 24 members, as determined from time to time by the BancorpSouth Board, and on the date of this Prospectus Supplement/Proxy Statement consisted of 11 members. The vote of at least 80% of the outstanding shares of BancorpSouth Common Stock is required to increase the maximum number of members of the BancorpSouth Board unless the BancorpSouth Board recommends such an increase. Any vacancy arising from a director's early retirement from the BancorpSouth Board or an increase in the number of members of the BancorpSouth Board is to be filled by vote of the shareholders of BancorpSouth. The members of the BancorpSouth Board are divided into three classes, with the classes elected for staggered three-year terms. Each director of BancorpSouth must own at least $200 of par value of unencumbered shares of BancorpSouth Common Stock.

REMOVAL OF DIRECTORS

         Alabama Bancorp. The Alabama Bancorp Bylaws provide that a director of Alabama Bancorp may be removed by the affirmative vote of a majority of the quorum present or represented by proxy at a special meeting called for the purpose of such removal.

         Highland Bank. The Highland Bank Bylaws provide that a director of Highland Bank may be removed by the Highland Bank Shareholders with or without cause.

         First Community Bank. The First Community Bank Articles and First Community Bank Bylaws do not address the removal of directors from the First Community Bank Board.

         BancorpSouth. The BancorpSouth Articles provide that a director of BancorpSouth may be removed for cause by the affirmative vote of a majority of the entire BancorpSouth Board, and may be removed by the BancorpSouth Shareholders only for cause.

AUTHORIZED CAPITAL STOCK

                                                                          Par Value per
                                                   Authorized Shares         Share
                                                  --------------------  -----------------
Alabama Bancorp ........................                   40,000         $     0.25

Highland Bank:
        Common Stock ...................                3,000,000               0.06
        Preferred Stock ................                       50             100.00

First Community Bank ...................                   80,000               5.00

BancorpSouth ...........................              500,000,000               2.50

RIGHTS OF SHAREHOLDERS TO CALL SPECIAL MEETINGS

         Alabama Bancorp. The Alabama Bancorp Bylaws provide that a special meeting of the Alabama Bancorp Shareholders may be called, for any purpose, by the President of Alabama Bancorp, and shall be called by the Chairman of the Alabama Bancorp Board, the President or Secretary of Alabama Bancorp upon the written request, stating the purpose for such special meeting, of a majority of directors on the Alabama Bancorp Board or at the request of the holders of not less than a majority of the total amount of Alabama Bancorp Common Stock issued, outstanding and entitled to vote at such special meeting.

         Highland Bank. The Highland Bank Bylaws provide that special meetings of the Highland Bank Shareholders may be called by the Chairman of the Highland Bank Board, the President of Highland Bank, the Highland Bank Board or by the holders of not less than 10% of the outstanding shares of Highland Bank Common Stock entitled to vote at such meeting.

         First Community Bank. The First Community Bank Bylaws provide that special meetings of the First Community Bank Shareholders may be called by the President of First Community Bank, by direction of the First Community Bank Board, at any time the First Community Bank Board deems that such meeting is in the best interests of First Community Bank.

         BancorpSouth. The BancorpSouth Articles provide that a special meeting of the BancorpSouth Shareholders may be called by the Chief Executive Officer or Secretary of BancorpSouth, or by the holders of not less than a majority of the shares of BancorpSouth Common Stock entitled to vote at such meeting.

                       WHERE YOU CAN FIND MORE INFORMATION

         BancorpSouth has filed with the SEC under the Securities Act a Registration Statement on Form S-4 and a Post-Effective Amendment No. 2 thereto that registers the distribution to Alabama Bancorp Shareholders, Highland Bank Shareholders and First Community Bank Shareholders of the shares of BancorpSouth Common Stock to be issued in connection with the Mergers (collectively, the "Registration Statement"). The Registration Statement, including the attached exhibits and schedules, contain additional relevant information about BancorpSouth, Alabama Bancorp, Highland Bank, First Community Bank and the BancorpSouth Common Stock. The rules and regulations of the SEC allow the companies to omit certain information included in the Registration Statement from this Prospectus Supplement/Proxy Statement.

         In addition, BancorpSouth files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following locations of the SEC:

Public Reference Room                  New York Regional Office              Chicago Regional Office
450 Fifth Street, N.W.                 7 World Trade Center                  Citicorp Center
Room 1024                              Suite 1300                            500 West Madison Street
Washington, D.C. 20549                 New York, New York 10048              Suite 1400
                                                                             Chicago, Illinois 60661-2511


         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like BancorpSouth, who file electronically with the SEC. The address of that site is http://www.sec.gov.

         You can also inspect reports, proxy statements and other information about BancorpSouth at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The SEC allows BancorpSouth to "incorporate by reference" information into this Prospectus Supplement/Proxy Statement from documents that BancorpSouth has previously filed with the SEC. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. These documents contain important information about the company and its financial condition. The information incorporated by reference is considered to be a part of this Prospectus Supplement/Proxy Statement, except for any information that is superseded by other information that is set forth directly in this document.

         This Prospectus Supplement/Proxy Statement incorporates by reference the following documents with respect to BancorpSouth:

         1. BancorpSouth's Annual Report on Form 10-K for the year ended December 31, 1997;

         2. BancorpSouth's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         3. BancorpSouth's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

         4. BancorpSouth's Current Report on Form 8-K dated May 18, 1998;

         5. BancorpSouth's Current Report on Form 8-K dated July 10, 1998;

         6. BancorpSouth's Current Report on Form 8-K dated September 3, 1998;

         7. The description of BancorpSouth Common Stock contained in BancorpSouth's Registration Statement on Form 8-A dated May 14, 1997; and

         8. The description of BancorpSouth Rights contained in BancorpSouth's Registration Statement on Form 8-A dated May 14, 1997.

         BancorpSouth incorporates by reference additional documents that BancorpSouth may file with the SEC between the date of this Prospectus Supplement/Proxy Statement and the date of the Alabama Bancorp Special Meeting, Highland Bank Special Meeting and First Community Bank Special Meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         BancorpSouth has supplied all information contained or incorporated by reference in this Prospectus Supplement/Proxy Statement relating to BancorpSouth, as well as all pro forma financial information.

         You can obtain copies of the documents incorporated by reference in this Prospectus Supplement/Proxy Statement with respect to BancorpSouth without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Prospectus Supplement/Proxy Statement, by requesting them in writing or by telephone from BancorpSouth at the following:

                               BancorpSouth, Inc.
                              One Mississippi Plaza
                            Tupelo, Mississippi 38801
                                 (601) 680-2000
                              Attention: Secretary

         You should rely only on the information contained in or incorporated by reference in this Prospectus Supplement/Proxy Statement in considering how to vote your shares at the Alabama Bancorp Special Meeting, Highland Bank Special Meeting and First Community Bank Special Meeting. Neither BancorpSouth nor Alabama Bancorp, Highland Bank or First Community Bank has authorized anyone to provide you with information that is different from the information in this document. This Prospectus Supplement/Proxy Statement is dated _______________, 1998. You should not assume that the information contained in this document is accurate as of any date other than that date. Neither the mailing of this Prospectus Supplement/Proxy Statement nor the issuance of BancorpSouth Common Stock in the Mergers shall create any implication to the contrary.

       CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         This Prospectus Supplement/Proxy Statement contains certain forward-looking statements about the financial condition, results of operations and business of BancorpSouth, Alabama Bancorp, Highland Bank and First Community Bank and about the combined companies following the Mergers. These statements concern the cost savings, revenue enhancements and other advantages the companies expect to obtain from the Mergers, the anticipated impact of the Mergers on BancorpSouth's financial performance and earnings estimates for the combined company. These statements appear in several sections of this Prospectus Supplement/Proxy Statement, including "SUMMARY," "THE MERGERS -- Reasons for the Mergers" and "THE MERGERS -- Fairness Opinion." Also, the forward-looking statements generally include any of the words "believes," "expects," "anticipates," "intends," "estimates," "plans" or similar expressions.

         Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of BancorpSouth, Alabama Bancorp, Highland Bank and First Community Bank, and of the combined companies, may differ materially from those expressed in these forward-looking statements. Many of the factors that could influence or determine actual results are unpredictable and not within the control of

BancorpSouth, Alabama Bancorp, Highland Bank or First Community Bank. In addition, neither BancorpSouth nor Alabama Bancorp, Highland Bank nor First Community Bank intend to, nor are they obligated to, update these forward-looking statements after this Prospectus Supplement/Proxy Statement is distributed, even if new information, future events or other circumstances have made them incorrect or misleading as of any future date. For all of these statements, BancorpSouth claims the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995.

         Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities:

         1. Cost savings the companies expect from the Mergers might not be fully realized or realized within the time frame the companies anticipate;

         2. Revenues following the Mergers may be lower than expected;

         3. Loss of deposits, customers or revenues following the Mergers may be greater than anticipated;

         4. Competitive pressure among financial services providers in the mid-south region of the United States or in the financial services industry generally may increase significantly;

         5. Costs or difficulties related to regulatory requirements involved in combining the companies, including the subsidiary banks, may be greater than expected;

         6. Interest rates may change in such a way as to reduce the companies' margins;

         7. General economic or monetary conditions, either nationally or regionally, may be less favorable than expected, resulting in a deterioration in credit quality or a diminished demand for the companies' services and products;

         8. Changes in laws or government rules, or the way in which courts interpret these laws or rules, may adversely affect the companies' businesses; and

         9. Business conditions, inflation or securities markets may undergo significant change.

                                  LEGAL MATTERS

         The validity of the shares of BancorpSouth Common Stock to be issued in the Mergers will be passed upon by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee, special counsel to BancorpSouth. Certain matters concerning the Mergers will be passed upon on behalf of BancorpSouth by Riley, Ford, Caldwell & Cork, P.A., Tupelo, Mississippi. Certain legal matters concerning the Mergers will be passed upon on behalf of Alabama Bancorp, Highland Bank and First Community Bank by Bradley Arant Rose & White LLP, Birmingham, Alabama, special counsel to such companies.

                                     EXPERTS

         The Consolidated Financial Statements of BancorpSouth as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference in this Prospectus Supplement/Proxy Statement and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

         The Consolidated Financial Statements of Alabama Bancorp at December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997, included in this Prospectus Supplement/Proxy Statement and Registration Statement, have been audited by Ernst & Young

LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The Consolidated Statements of Income, Stockholders' Equity and Cash Flows of Alabama Bancorp and subsidiaries for the year ended December 31, 1995 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                     ALABAMA BANCORP., INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                    Contents

Report of Independent Auditors.......................................F-2
Report of Independent Auditors.......................................F-3

Audited Financial Statements

Consolidated Statements of Condition.................................F-4
Consolidated Statements of Income....................................F-6
Consolidated Statements of Stockholders' Equity......................F-7
Consolidated Statements of Cash Flows ...............................F-8
Notes to Consolidated Financial Statements...........................F-10

Other Financial Information

Schedule 1:  First Community Bank of The South
   Statements of Condition...........................................F-27
   Statements of Income..............................................F-28

Schedule 2:  Highland Bank
   Statements of Condition...........................................F-30
   Statements of Income..............................................F-32

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Alabama Bancorp., Inc. and Subsidiaries

We have audited the accompanying consolidated statements of condition of Alabama Bancorp., Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Alabama Bancorp., Inc. and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The information contained in Schedules 1 and 2 is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information has been subjected to the auditing procedures applied in our audit of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.



                                                    /s/ Ernst & Young LLP
Birmingham, Alabama
March 25, 1998

                    Report of Independent Public Accountants


To Alabama Bancorp., Inc. and Subsidiaries:

We have audited the accompanying consolidated statements of income, stockholders' equity, and cash flows of Alabama Bancorp., Inc. and Subsidiaries for the year ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1995 financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Alabama Bancorp., Inc. and subsidiaries for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the consolidated statements of income, stockholders' equity, and cash flows taken as a whole. The information contained in Schedules 1 and 2 is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information has been subjected to the auditing procedures applied in our audit of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated statements of income, stockholders' equity, and cash flows taken as a whole.



                                         /s/ ARTHUR ANDERSEN LLP


Birmingham, Alabama
March 14, 1996

                     ALABAMA BANCORP., INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CONDITION

                                                                                DECEMBER 31,
                                                                      ------------------------------
                                                                         1997                  1996
                                                                      ------------------------------
ASSETS
Cash and due from banks ........................................      $ 11,550,000      $ 10,398,000
Federal funds sold .............................................        10,718,000         1,420,000
Interest bearing deposits with other banks .....................                --            20,000
Available-for-sale securities ..................................        36,127,000        40,916,000
Investment securities (fair value of $36,525,000 and
  $27,130,000, respectively) ...................................        36,912,000        27,770,000
Loans ..........................................................       176,864,000       158,032,000
Less:
         Unearned income .......................................            19,000            68,000
         Allowance for loan losses .............................         1,519,000         1,549,000
                                                                      ------------      ------------
Net loans ......................................................       175,326,000       156,415,000
                                                                      ------------      ------------
FHLB stock .....................................................           916,000           756,000
Premises and equipment, net ....................................         6,383,000         6,633,000
Excess of cost over net assets of subsidiaries
    acquired....................................................         1,238,000         1,311,000

Accrued interest receivable ....................................         2,068,000         1,908,000
Other assets ...................................................           412,000           406,000
Other real estate ..............................................           559,000           154,000
                                                                      ------------      ------------
Total assets ...................................................      $282,209,000      $248,107,000
                                                                      ============      ============

                                                                                DECEMBER 31,
                                                                      ------------------------------
                                                                         1997                  1996
                                                                      ------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand:
         Noninterest bearing ...................................      $ 37,931,000      $ 31,806,000
         Interest bearing ......................................        81,269,000        71,522,000
Savings deposits ...............................................        12,568,000        12,565,000
Certificates of deposit $100,000 and over ......................        26,403,000        18,575,000
Other time deposits ............................................        89,879,000        89,694,000
                                                                      ------------      ------------
Total deposits .................................................       248,050,000       224,162,000
Federal funds purchased ........................................                --           178,000
FHLB Advance ...................................................         9,000,000                --
Other borrowed funds ...........................................         1,614,000         1,308,000
Notes payable ..................................................         2,183,000         2,425,000
Accrued expenses and other liabilities .........................         1,597,000         2,135,000
                                                                      ------------      ------------
Total liabilities ..............................................       262,444,000       230,208,000
                                                                      ------------      ------------

Minority interest in subsidiary banks ..........................         2,115,000         1,890,000
                                                                      ------------      ------------

Stockholders' equity:
Common stock, $.25 par value, 40,000 shares
   authorized, 20,799 issued and outstanding ...................             5,000             5,000
Surplus ........................................................         6,927,000         6,927,000
Retained earnings ..............................................        10,190,000         8,885,000
Unrealized gain on available-for-sale securities ...............           528,000           192,000
                                                                      ------------      ------------
Total stockholders' equity .....................................        17,650,000        16,009,000
                                                                      ------------      ------------
Total liabilities and stockholders' equity .....................      $282,209,000      $248,107,000
                                                                      ============      ============

See notes to consolidated financial statements.

                     ALABAMA BANCORP., INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                                                    YEAR ENDED DECEMBER 31,
                                                         ---------------------------------------------
                                                             1997            1996            1995
                                                         ---------------------------------------------
Interest income:
Interest and fees on loans ........................      $14,339,000      $13,043,000      $11,928,000
Interest on securities:
         Taxable interest income ..................        3,838,000        4,110,000        4,214,000
         Tax exempt interest income ...............          333,000          442,000          617,000
Interest on federal funds sold and other interest
  earning assets ..................................          291,000          375,000          665,000
                                                         -----------      -----------      -----------
Total interest income .............................       18,801,000       17,970,000       17,424,000
                                                         -----------      -----------      -----------

Interest expense:
Interest on deposits ..............................        9,343,000        9,306,000        9,449,000
Interest on borrowed funds ........................          470,000          205,000          206,000
                                                         -----------      -----------      -----------
Total interest expense ............................        9,813,000        9,511,000        9,655,000
                                                         -----------      -----------      -----------
Net interest income ...............................        8,988,000        8,459,000        7,769,000
Provision for loan losses .........................          179,000          401,000           72,000
                                                         -----------      -----------      -----------
Net interest income after provision for loan losses        8,809,000        8,058,000        7,697,000
                                                         -----------      -----------      -----------
Noninterest income:
Service charges on deposits .......................        1,265,000        1,291,000        1,108,000
Net securities gains ..............................           13,000           17,000           79,000
Other .............................................          668,000          544,000          548,000
                                                         -----------      -----------      -----------
Total noninterest income ..........................        1,946,000        1,852,000        1,735,000
                                                         -----------      -----------      -----------

Noninterest expense:
Salaries and employee benefits ....................        4,063,000        3,465,000        3,140,000
Net occupancy expense .............................        1,212,000        1,138,000          946,000
FDIC insurance expense ............................           22,000            5,000          233,000
Minority interest in net income of consolidated
  subsidiaries ....................................          225,000          278,000          256,000
Other .............................................        2,341,000        2,178,000        2,307,000
                                                         -----------      -----------      -----------
Total noninterest expense .........................        7,863,000        7,064,000        6,882,000
                                                         -----------      -----------      -----------
Income before income taxes ........................        2,892,000        2,846,000        2,550,000
Applicable income taxes ...........................        1,042,000        1,020,000          622,000
                                                         ===========      ===========      ===========
Net income ........................................      $ 1,850,000      $ 1,826,000      $ 1,928,000
                                                         ===========      ===========      ===========
Net income per share ..............................      $     88.95      $     87.79      $     92.70
                                                         ===========      ===========      ===========

See notes to consolidated financial statements.

                     ALABAMA BANCORP., INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                For the Years Ended December 31,
                                                                       1997, 1996 and 1995
                                                                --------------------------------
                                                                           Unrealized
                                                                           Gain (Loss)
                                                                               on
                                                                           Available-
                                        Common                               for-sale         Retained         Stockholders'
                                         Stock            Surplus           Securities        Earnings             Equity
                                      -----------       -----------       -------------    -------------       -------------
Balance, December 31, 1994 ........   $     5,000       $ 6,927,000        $(1,000,000)     $  6,223,000       $ 12,155,000

    Unrealized gain on
    securities due to
    reclassification from
    investment to
    available-for-sale, net
    of income tax effect of
    $177,000 ......................                                            271,000                              271,000
Change in unrealized loss on
    available-for-sale
    securities, net of
    income tax effect of
    $641,000 ......................                                          1,245,000                            1,245,000
Net income ........................                                                             1,928,000         1,928,000
Dividends declared and paid........                                                              (546,000)         (546,000)
                                      -----------       -----------        -----------      -------------      ------------
Balance, December 31, 1995........    $     5,000       $ 6,927,000        $   516,000      $   7,605,000      $ 15,053,000

Change in unrealized loss on
    available-for-sale
    securities, net of
    income tax effect of
    $(167,000) ....................                                           (324,000)                            (324,000)
Net income ........................                                                             1,826,000         1,826,000
Dividends declared and paid .......                                                              (546,000)         (546,000)
Balance, December 31, 1996.........
                                      -----------       -----------        -----------      -------------      ------------
                                            5,000       $ 6,927,000            192,000         8,885,000         16,009,000
Change in unrealized gain
    on available for-sale
    securities, net of
    income tax effect of
    $204,000 ......................                                            336,000                              336,000
Net income ........................                                                            1,850,000          1,850,000

Dividends declared and paid........                                                             (545,000)          (545,000)
                                      -----------       -----------        -----------      ------------       ------------
Balance, December 31,
   1997 ...........................   $     5,000       $ 6,927,000        $   528,000      $ 10,190,000       $ 17,650,000
                                      ===========       ===========        ===========      ============       ============

See notes to consolidated financial statements.

                     ALABAMA BANCORP., INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEAR ENDED DECEMBER 31,
                                                        --------------------------------------------------
                                                              1997              1996              1995
                                                        --------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income .......................................      $  1,850,000       $  1,826,000       $  1,928,000
Adjustments to reconcile net income to net cash
provided by operating activities:
    Depreciation .................................           672,000            616,000            485,000
    Provisions for loan losses ...................           179,000            401,000             72,000
    Net amortization on securities ...............           171,000             38,000             48,000
    Realized securities gains ....................           (13,000)           (17,000)           (79,000)
    Provision for deferred income taxes ..........           (14,000)                --             12,000
    Loss on sale of premises and equipment, net...            10,000              9,000                 --
    Loss on sale of other real estate ............            27,000                 --
    Amortization of intangibles ..................            73,000             74,000             73,000
    Minority interest in net income of
       consolidated subsidiaries .................           225,000            278,000            256,000
    (Increase) decrease in other assets ..........            (6,000)          (455,000)           296,000
    Increase in accrued interest receivable ......          (160,000)           (31,000)          (374,000)
    Decrease in accrued expenses and other
       liabilities ...............................          (729,000)          (554,000)          (103,000)
                                                        ------------       ------------       ------------
Net cash provided by operating activities ........         2,285,000          2,185,000          2,614,000
                                                        ------------       ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of available for sale
    securities ...................................         7,206,000         38,255,000         32,129,000
Proceeds from maturities of investment securities.         2,446,000            825,000                 --
Proceeds from maturity of available for sale
    securities ...................................         4,930,000          5,596,000         10,177,000
Purchase of available for sale securities ........        (7,055,000)       (28,444,000)       (49,518,000)
Purchase of investment securities ................       (11,657,000)                --         (5,152,000)
Net loan originations ............................       (19,661,000)       (14,703,000)       (18,666,000)
Decrease (increase) in interest-bearing deposits
    with other banks .............................            20,000            172,000           (192,000)
Capital expenditures .............................          (451,000)        (1,226,000)          (609,000)
Proceeds from sale of premises and equipment......            19,000            224,000                 --
Proceeds from sale of other real estate ..........           139,000                 --             10,000
                                                        ------------       ------------       ------------
Net cash (used) provided by investing activities .
                                                         (24,064,000)           699,000        (31,821,000)
                                                        ------------       ------------       ------------

                                                                        YEAR ENDED DECEMBER 31,
                                                        --------------------------------------------------
                                                             1997              1996               1995
                                                        --------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in demand and savings deposits ......      $ 15,875,000       $  2,590,000       $ 18,871,000
Net increase (decrease) in certificates of deposit
    $100,000 and over ............................         7,828,000         (5,075,000)        (2,363,000)
Net increase (decrease) in other time deposits ...           185,000         (1,916,000)         9,597,000
Net repayment of federal funds ...................          (178,000)          (332,000)          (340,000)
Net increase in FHLB advance .....................         9,000,000                 --
Net increase in other borrowed funds .............           306,000          1,308,000                 --
Proceeds from long-term debt .....................                --            265,000                 --
Repayment of long-term debt ......................          (242,000)          (507,000)                --
Cash dividends ...................................          (545,000)          (546,000)          (546,000)
                                                        ------------       ------------       ------------
Net cash provided (used) by financing activities .        32,229,000         (4,213,000)        25,219,000
                                                        ------------       ------------       ------------

Net increase (decrease) in cash and cash
    equivalents...................................        10,450,000         (1,329,000)        (3,988,000)
Cash and cash equivalents at beginning of year ...        11,818,000         13,147,000         17,135,000
                                                        ------------       ------------       ------------
Cash and cash equivalents at end of year .........      $ 22,268,000       $ 11,818,000       $ 13,147,000
                                                        ============       ============       ============

See notes to consolidated financial statements.

                     ALABAMA BANCORP., INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Alabama Bancorp and its subsidiaries (the "Company") conform with generally accepted accounting principles and with general financial services industry practices. The Company provides a full range of banking and bank related services to individual and corporate customers through its subsidiaries located in Alabama. The Company is subject to the regulations of certain government agencies and undergoes periodic examinations by those regulatory authorities.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Alabama Bancorp and its subsidiary banks: First Community Bank of The South, Fort Deposit, Alabama; and Highland Bank, Birmingham, Alabama. Significant intercompany balances and transactions have been eliminated in consolidation.

At December 31, 1997, Alabama Bancorp's ownership percentages are as follows:

First Community Bank of The South..................     95.70%
Highland Bank......................................     87.69%

During the year ended December 31, 1996, The Citizens Bank of Leeds, a majority owned subsidiary of the Parent, was merged with and into Highland Bank, another majority owned subsidiary of the Parent. The merger was accounted for in a manner similar to a pooling of interests as the entities were under common control, and as such the assets and liabilities of the former subsidiary were transferred at book value. The results of operations reflect the activities of the former subsidiaries as if they had always been merged.

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

USE OF ESTIMATES IN FINANCIAL STATEMENTS

In preparing financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the statement of condition dates and revenues and expenses for the periods shown. Actual results could differ from the estimates and assumptions used in the consolidated financial statements.

SECURITIES

The Company adopted the provisions of the Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, effective January 1, 1994. Accordingly, the Company's policies for investments in debt and equity securities are as follows:

Securities classified as trading are intended to be sold in the near term. Trading securities are carried at fair value and unrealized gains and losses are included in earnings. The Company had no securities classified as trading at December 31, 1997 or December 31, 1996. Securities classified as investment are carried at amortized cost, as the Company has the ability and positive intent to hold these securities to maturity. All securities not considered investment or part of the trading portfolio have been designated as available-for-sale and are carried at fair value. The unrealized difference between amortized cost and fair value on available-for-sale securities is excluded from earnings and is reported net of deferred taxes as a component of stockholders' equity. This caption includes securities that management intends to use as part of its asset/liability management strategy; or alternatively may be sold in response to changes in interest rates, changes in prepayment risk, liquidity needs or for other purposes (see Note 4).

Amortization of premium and accretion of discount are computed using a method that approximates the interest method. The adjusted cost of the specific security sold is used to compute gain or loss on the sale of securities.

LOANS

Loans are stated at the amount of unpaid principal, reduced by unearned income and an allowance for loan losses. Interest income with respect to loans is accrued on the principal amount outstanding, except for interest on certain consumer loans which is recognized over the terms of the loan using a method which approximates the level yield method. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection is doubtful. The net amount of nonrefundable loan fees and direct costs of loan originations are deferred and amortized to interest income over the lives of the loans using a method that approximates the level-yield method.

During 1995, management adopted the provisions of SFAS No. 114, Accounting by Creditors for Impairment of a Loan, and SFAS No. 118, Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures. These standards require that impaired loans be valued based on the present value of the loans' estimated cash flows at each loan's effective interest rate, the fair value of the loan itself, or the fair value of the underlying collateral (see Note 5). Initial adoption of SFAS Nos. 114 and 118 had no material impact on financial condition or results of operations.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained through provisions for loan losses charged to expense at levels that management estimates will be adequate to absorb losses inherent in the existing loan portfolio. These estimates take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific loan problems and current economic conditions that may affect the borrower's ability to pay. Loans deemed uncollectible are charged to the allowance, while provisions for loan losses and recoveries on loans previously charged off are added to the allowance. Ultimate losses may vary from those estimates; adjustments, as necessary, are made through the provision for loan losses in the period they become known.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation. Depreciation and amortization are computed utilizing both the straight-line and accelerated methods for financial statement and tax purposes. The estimated useful lives in computing the depreciation and amortization are as follows:

Premises...........................................     5-40 years
Equipment..........................................     3-20 years

Expenditures for maintenance and repairs are charged to operations as incurred; expenditures for renewals and improvements are capitalized and written off through depreciation and amortization charges. Premises and equipment retired or sold are removed from the asset and related accumulated depreciation accounts and any resulting profit or loss is reflected in the consolidated statements of income.

In 1996, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The accounting for long-lived assets that are expected to be disposed of is also addressed by Statement 121. The initial adoption of Statement 121 had no material impact on the Company's financial condition or results of operations.

EXCESS OF COST OVER NET ASSETS OF SUBSIDIARIES ACQUIRED

The excess of cost over net assets of subsidiaries acquired includes both goodwill and core deposit premium. Goodwill is being amortized over a 40-year period using the straight-line method for acquisitions prior to January 1, 1994 and over a 15-year period using the straight-line method for more recent acquisitions. Core deposit premium is being amortized over a 15-year period. The accumulated amortization at December 31, 1997 and 1996 was approximately $681,000 and 608,000, respectively.

OTHER REAL ESTATE

Other real estate includes foreclosed properties, acquired through partial or total satisfaction of loans. Such properties are carried at the lower of the recorded investment in the loan or fair value of the foreclosed properties less estimated selling costs. The recorded investment is the sum of the outstanding principal loan balance plus any accrued interest which has not been received, and acquisition costs associated with the property. Any excess of the recorded investment over the fair value of the property received at the time of foreclosure is charged to the allowance for loan losses. Subsequent declines in values are provided for through charges against other noninterest expense. Revenues and expenses associated with operating or disposing of foreclosed properties are recorded during the period in which they are incurred.

INCOME TAXES

The consolidated financial statements are prepared on the accrual basis. Temporary differences occur when income and expenses are recognized in different periods for financial reporting purposes and for purposes of computing income taxes currently payable. Deferred taxes are provided as a result of such temporary differences.

STATEMENT OF CASH FLOWS

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

Cash payments for interest during 1997, 1996 and 1995 were $9,687,000, $9,705,000 and $9,408,000, respectively. Gross cash payments for income taxes were $1,196,000, $892,000 and $838,000 in 1997, 1996 and 1995, respectively.

Non-cash transactions included refinancings of other real estate of $221,000 during 1995.

2.   RESTRICTIONS ON CASH AND DUE FROM BANKS

Alabama Bancorp's subsidiary banks are required to maintain reserve balances with the Federal Reserve Bank. The average amount of the reserve balances maintained for the years ended December 31, 1997 and 1996 were approximately $1,262,000 and $442,000, respectively.

3.   FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's estimates of fair values of financial instruments and valuation methods and assumptions are provided in accordance with the requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments. In cases where quoted market prices are not available, fair values have been estimated using present values of future cash flows. This method is highly sensitive to the assumptions used, such as those concerning appropriate discount rates and estimates of future cash flows. In that regard, estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current settlement of the underlying financial instruments, and they are not intended to represent a measure of the underlying value of the Company.

CASH AND DUE FROM BANKS, FEDERAL FUNDS SOLD AND INTEREST BEARING DEPOSITS WITH OTHER BANKS

The carrying amounts are considered to be reasonable estimates of fair values as of December 31, 1997 and 1996.

SECURITIES

Fair value is determined based on quoted market prices where available. If not available, fair values are based on market prices of comparable instruments. As of December 31, 1997 and 1996, the carrying amounts of securities exceeded the fair values by approximately $387,000 and $640,000, respectively. The carrying amounts of accrued interest on securities approximate fair values as of December 31, 1997 and 1996.

LOANS

For loans with rates that are repriced in coordination with movements in market interest rates and which have undergone no significant change in credit risk, fair value is considered to approximate carrying value. The fair value of other loans by loan category (real estate, commercial, installment, etc.) is estimated by discounting the future cash flows using current interest rates at which loans with similar terms would be made to borrowers with similar credit ratings. As of December 31, 1997 and 1996, the fair values of loans exceeded the carrying amounts by approximately $1,122,000 and $137,000, respectively. The carrying amounts of accrued interest on loans approximate fair values as of December 31, 1997 and 1996.

DEPOSITS

The fair value of deposit liabilities with no stated maturity is considered to be the amount payable on demand (i.e., carrying value) as of December 31, 1997 and 1996. The fair value of fixed maturity deposits (i.e., certificates of deposit) is estimated by discounting the future cash flows at the current rate and the accompanying maturity term currently chosen by the majority of these deposit customers. The fair values of these deposits exceeded the carrying amounts by approximately

$266,000 and $491,000 as of December 31, 1997 and 1996, respectively. The carrying amounts of accrued interest payable on deposits approximate fair values as of December 31, 1997 and 1996.

The economic value attributable to the long-term relationship with depositors who provide low-cost funds to the Company is considered to be a separate, intangible asset and is excluded from both the presentation above and the consolidated statements of condition.

FEDERAL FUNDS PURCHASED AND OTHER BORROWED FUNDS

The carrying amounts are considered to be reasonable estimates of fair values as of December 31, 1997 and 1996.

NOTES PAYABLE

Notes payable have rates that are priced in coordination with movements in market rates. As such, the carrying amounts of notes payable are considered to be reasonable estimates of fair values as of December 31, 1997 and 1996. The carrying amounts of accrued interest payable on notes payable approximate fair values as of December 31, 1997 and 1996.

OFF-BALANCE-SHEET INSTRUMENTS

Off-balance-sheet financial instruments include commitments to extend credit and standby letters of credit. The fair value of such instruments is estimated based on fees currently charged for similar arrangements in the market place, adjusted for changes in terms and credit risk as appropriate. As a result of management's evaluation of terms and credit risk, the fair value of these financial instruments was not considered to be significant as of December 31, 1997 and 1996.

4.      SECURITIES

The amortized cost and fair value of available-for-sale securities and gross unrealized gains and gross unrealized losses are as follows:


                                                                DECEMBER 31, 1997
                                        --------------------------------------------------------------------
                                                              Gross               Gross
                                           Amortized       Unrealized           Unrealized          Fair
                                             Cost             Gains              (Losses)          Value
                                        --------------    -------------       -------------     ------------
Mortgage-backed securities.........       $  3,574,000       $   58,000       $       --        $  3,632,000
U.S. Treasury securities and
    obligations of U.S. government
    corporations and agencies......         28,028,000          191,000          (61,000)         28,158,000
Obligations of states and
    political subdivisions.........          3,424,000           54,000               --           3,478,000
Equity securities..................            250,000          609,000               --             859,000
                                        --------------       ----------         --------        ------------
Totals.............................       $ 35,276,000       $  912,000         $(61,000)       $ 36,127,000


                                                               DECEMBER 31, 1996
                                         --------------------------------------------------------------
                                                           Gross             Gross
                                          Amortized      Unrealized        Unrealized          Fair
                                            Cost           Gains            (Losses)          Value
                                         -----------   -------------     -------------    --------------
Mortgage-backed securities ........      $ 5,290,000      $  36,000       $    (20,000)      $ 5,306,000
U.S. Treasury securities and
    obligations of U.S. government
    corporations and agencies......       33,283,000         96,000           (225,000)       33,154,000
Obligations of states and political
    subdivisions ..................        1,789,000         35,000             (1,000)        1,823,000
Equity securities .................          244,000        389,000                 --           633,000
                                         -----------      ---------       ------------       -----------
Totals ............................      $40,606,000      $ 556,000       $   (246,000)      $40,916,000
                                         ===========      =========       ============       ===========

The amortized cost and fair value of available-for-sale securities (excluding equity securities) at December 31, 1997 and 1996, by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

                                            DECEMBER 31, 1997                DECEMBER 31, 1996
                                      ----------------------------      ----------------------------
                                       Amortized           Fair          Amortized           Fair
                                         Cost             Value             Cost            Value
                                      -----------      -----------      -----------      -----------
Due in one year or less ........      $   802,000      $   804,000      $   523,000      $   524,000
Due after one year through five
    years ......................       21,684,000       21,779,000       23,409,000       23,391,000
Due after five years through ten
    years ......................        5,116,000        5,158,000        6,110,000        6,071,000
Due after ten years ............        7,424,000        7,527,000       10,320,000       10,297,000
                                      -----------      -----------      -----------      -----------
Totals .........................      $35,026,000      $35,268,000      $40,362,000      $40,283,000
                                      ===========      ===========      ===========      ===========

Proceeds from sales of available-for-sale securities were $7,206,000 and $38,255,000 during 1997 and 1996, respectively. Gross gains of $37,000 and $304,000 and gross losses of $24,000 and $287,000 were realized on the sale of available-for-sale securities during 1997 and 1996, respectively.

The amortized cost and fair value of investment securities and gross unrealized gains and gross unrealized losses are as follows:


                                                                DECEMBER 31, 1997
                                        --------------------------------------------------------------
                                                            Gross           Gross
                                         Amortized       Unrealized       Unrealized          Fair
                                            Cost            Gains          (Losses)           Value
                                        -----------      ----------      -----------       -----------
Mortgage-backed securities .......      $25,775,000      $  21,000       $  (549,000)      $25,247,000
U.S. Treasury securities and
    obligations of U.S. government
    corporations and agencies.....        3,409,000         30,000           (15,000)        3,424,000
Obligations of states and
    political subdivisions .......        7,728,000        137,000           (11,000)        7,854,000
                                        -----------      ---------       -----------       -----------
Totals ...........................      $36,912,000      $ 188,000       $  (575,000)      $36,525,000
                                        ===========      =========       ===========       ===========



                                                                DECEMBER 31, 1996
                                        --------------------------------------------------------------
                                                            Gross           Gross
                                         Amortized       Unrealized       Unrealized          Fair
                                           Cost             Gains          (Losses)           Value
                                        -----------      ----------      ------------      -----------
Mortgage-backed securities .......      $20,707,000      $  24,000       $  (642,000)      $20,089,000
U.S. Treasury securities and
    obligations of U.S. government
    corporations and agencies.....          998,000             --           (28,000)          970,000
Obligations of states and political
    subdivisions .................        6,065,000         70,000           (64,000)        6,071,000
                                        -----------      ---------       -----------       -----------
Totals ...........................      $27,770,000      $  94,000       $  (734,000)      $27,130,000
                                        ===========      =========       ===========       ===========

At December 31, 1997 and 1996, investment securities with book values of $37,225,000 and $33,873,000, respectively, were pledged to secure United States Government deposits and other public funds and for other purposes as permitted by law.

The amortized cost and fair value of investment securities at December 31, 1997 and 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

                                              DECEMBER 31, 1997               DECEMBER 31, 1996
                                        --------------------------------------------------------------
                                         AMORTIZED          FAIR           AMORTIZED           FAIR
                                           COST            VALUE              COST            VALUE
                                        -----------      ----------       -----------       ----------
Due in one year or less ..........      $        --      $       --      $        --       $        --
                                        -----------      ----------      -----------       -----------
Due after one year through five
    years ........................        1,704,000        1,719,000              --                --
Due after five years through ten
    years ........................       10,742,000       10,854,000       8,062,000         8,030,000
Due after ten years ..............       24,466,000       23,952,000      19,708,000        19,100,000
                                        -----------      -----------     -----------       -----------
Totals ...........................      $36,912,000      $36,525,000     $27,770,000       $27,130,000
                                        ===========      ===========     ===========       ===========

5.      LOANS

The subsidiary banks grant the majority of their loans to customers in Jefferson, Shelby and St. Clair counties and within a 50-mile radius of Fort Deposit, Alabama. Composition of the loan portfolios at December 31, 1997 and 1996 is as follows:

                                                       1997              1996
                                                   ------------      ------------
Commercial, agricultural and industrial loans ..   $ 94,293,000      $ 80,851,000
Real estate loans ..............................     70,003,000        63,054,000
Consumer loans .................................     12,384,000        13,904,000
Other loans ....................................        184,000           223,000
                                                   ------------      ------------
Gross loans ....................................    176,864,000       158,032,000
Less:
Unearned income ................................         19,000            68,000
Allowance for loan losses ......................      1,519,000         1,549,000
                                                   ------------      ------------
Net loans ......................................   $175,326,000      $156,415,000
                                                   ============      ============

At December 31, 1997 and 1996, nonaccrual loans totaled approximately $775,000 and $1,187,000, respectively. The amount of interest income that would have been recorded during 1997 and 1996 if the above amounts had been current in accordance with their original terms was approximately $70,000 and $98,000, respectively.

At December 31, 1997 and 1996, the recorded investment in loans that are considered to be impaired under SFAS No. 114 was $1,163,000 and $2,106,000, respectively, of which $775,000 and $1,187,000 were on a non-accrual basis. The allowance for loan losses related to impaired loans at December 31, 1997 and 1996 was $174,000 and $316,000, respectively. The average recorded investment in impaired loans was approximately $1,001,000 and $1,359,000 during the years ended December 31, 1997 and 1996, respectively. For the years ended December 31, 1997 and 1996, the Company recognized interest income on these impaired loans of $21,000 and $47,000, respectively.

In the normal course of business, loans are made to directors and executive officers of the Company and other related parties. The loans are made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with others. Such loans do not involve more than a normal risk of collectibility, nor do they present other unfavorable features. Loan balances outstanding from such related parties were $3,239,000 and $4,871,000 at December 31, 1997 and 1996, respectively. Loan activity during 1997 consisted of $264,000 in new loans and $1,896,000 in repayments.

6.      ALLOWANCE FOR LOAN LOSSES

The following is an analysis of changes in the allowance for loan losses for the years ended December 31:


                                                          1997                1996             1995
                                                      -----------         -----------      -----------
Balance at beginning of year ...................      $ 1,549,000         $ 1,429,000      $ 1,593,000
Loans charged off ..............................         (521,000)           (516,000)        (422,000)
Recoveries of loans previously charged off .....          312,000             235,000          186,000
                                                      -----------         -----------      -----------
Net charge-offs ................................         (209,000)           (281,000)        (236,000)
Provision charged to operations ................          179,000             401,000           72,000
                                                      -----------         -----------      -----------
Balance at end of year .........................      $ 1,519,000         $ 1,549,000      $ 1,429,000
                                                      ===========         ===========      ===========

7.      PREMISES AND EQUIPMENT

A summary of premises and equipment at December 31 is as follows:

                                                          1997               1996
                                                      -----------         -----------
Land and improvements ..........................      $ 1,279,000         $ 1,278,000
Buildings and improvements .....................        5,417,000           4,893,000
Furniture and equipment ........................        3,559,000           3,347,000
Construction in process ........................               --             320,000
                                                      -----------         -----------
                                                       10,255,000           9,838,000
Less accumulated depreciation ..................        3,872,000           3,205,000
                                                      -----------         -----------
Net carrying amounts ...........................      $ 6,383,000         $ 6,633,000
                                                      ===========         ===========

8.   DEPOSITS

In the normal course of business, related parties deposit funds with the Company. Deposits with related parties were $4,292,000 and $3,273,000 at December 31, 1997 and 1996, respectively.

At December 31, 1997, remaining maturities of certificates of deposit $100,000 and greater and other time deposits $100,000 and greater are as follows:

Three months or less ........................              $34,106,000
Over three through six months ...............                2,259,000
Over six through 12 months ..................                5,238,000
Over 12 months ..............................                5,686,000
                                                           -----------
Totals ......................................              $47,289,000
                                                           ===========

Maturities of time deposits for each of the five years following December 31, 1997 are as follows:

1998 ........................................         $85,493,000
1999 ........................................         $21,019,000
2000 ........................................         $ 4,715,000
2001 ........................................         $ 3,599,000
2002 ........................................         $ 1,287,000

9.      BORROWINGS

Notes payable at December 31 are summarized as follows:

                                                                                            1997           1996
                                                                                         ----------     ----------
Note payable to stockholder, unsecured; interest payable at prime minus one percent, 7.50% and 7.25% at December 31, 1997 and 1996,
    respectively; due on demand ....................................................     $  200,000     $  200,000
Note payable to affiliated entity, unsecured; interest at prime, 8.50% and 8.25%
    at December 31, 1997 and 1996, respectively; due in annual installments of
    $100,000 through March 2002 ....................................................        600,000        700,000
Note payable to an unaffiliated commercial bank; interest at one month LIBOR plus one percent, 6.94% at December 31, 1997 and 1996, principal and
    interest due monthly through January 2000 ......................................      1,383,000      1,525,000
                                                                                         ----------     ----------
Totals .............................................................................     $2,183,000     $2,425,000
                                                                                         ==========     ==========

Debt maturities for each of the five years following December 31, 1997 are as follows:

1998 ...............................................................      $  242,000
1999 ...............................................................      $  242,000
2000 ...............................................................      $5,200,000
2001 ...............................................................      $  100,000
2002 ...............................................................      $5,100,000

Alabama Bancorp has an unsecured short-term credit agreement with an unaffiliated bank that provides for maximum borrowings of $500,000. No borrowings were outstanding under this agreement at December 31, 1997 or December 31, 1996. No compensating balances or commitment fees are required by this agreement.

Federal Home Loan Bank notes represent borrowings from the Federal Home Loan Bank of Atlanta. Interest on $5 million of these borrowings is at a fixed rate of 5.66% with a maturity of five years and $4 million at a variable rate of three month LIBOR minus 16 basis points (5.72% at December 31, 1997) with a maturity of three years. These borrowings are secured by Federal Home Loan Bank stock (carried at cost of $916,000) and by first mortgage loans on one-to-four family dwellings held by banking subsidiaries (approximately $28 million at December 31, 1997).

10.     EMPLOYEE BENEFIT PLANS

The Company has a contributory profit sharing plan covering employees who qualify as to age and length of service. The Company's subsidiaries make annual contributions to the plan at amounts determined by the Board of Directors of the subsidiaries, not to exceed 14% of the total eligible compensation paid to participants in the plan. The Company and its subsidiaries expect to continue the plan indefinitely; however, the rights to modify, amend or terminate the plan have been reserved.

Profit sharing expenses (included in salaries and employee benefits) were $294,000, $184,000 and $294,000 for the years ended December 31, 1997, 1996 and
1995, respectively.

11.     INCOME TAXES

The components of income tax expense (benefit) are as follows:

                                                                 1997             1996           1995
                                                             -----------       ----------      --------
Currently payable:
    Federal ...........................................      $   967,000       $  925,000      $550,000
    State .............................................           89,000           95,000        60,000
                                                             -----------       ----------      --------
Tax currently payable .................................        1,056,000        1,020,000       610,000
Tax effect of temporary differences, primarily
    regarding loan loss recognition and change from
    cash to accrual method ............................          (14,000)              --        12,000
                                                             -----------       ----------      --------
Income tax expense ....................................      $ 1,042,000       $1,020,000      $622,000
                                                             ===========       ==========      ========

The effective tax rates for the years ended December 31, 1997, 1996 and 1995 differ from the expected tax using federal statutory rates. A reconciliation between the expected tax and the actual income tax expense follows:

                                                                 1997             1996           1995
                                                             -----------       ----------      --------
Expected tax at federal statutory rates ...............      $   983,000       $  968,000      $867,000
Increase (decrease) resulting from:
    Tax-exempt interest ...............................         (113,000)        (157,000)     (179,000)
    State excise taxes, less federal tax benefit ......           47,000           61,000         8,000
    Minority interest in income of consolidated
     subsidiaries .....................................           77,000           95,000        87,000
    Other, net ........................................           48,000           53,000      (161,000)
                                                             -----------       ----------      --------
Income tax expense ....................................      $ 1,042,000       $1,020,000      $622,000
                                                             ===========       ==========      ========

The Company was in a net deferred tax asset position of $55,000 and $245,000 at December 31, 1997 and 1996, respectively. The deferred taxes primarily relate to differences in the treatment of loan losses and deferred loan costs for financial reporting and income tax reporting purposes and the tax effect on the unrealized gain (loss) on available-for-sale securities.

12.     COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the subsidiary banks have entered into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the balance sheet when they become payable. A summary of commitments and contingent liabilities at December 31, 1997 and 1996 is as follows:

                                                                   1997                  1996
                                                              --------------       ---------------
Commitments to extend credit.............................     $   18,628,000       $    12,388,000
Standby letters of credit................................            334,000               344,000

Commitments to extend credit and standby letters of credit include exposure to some credit loss in the event of nonperformance of the customer. The subsidiary banks' credit policies and procedures for credit commitments and financial guarantees are the same as those for extensions of credit that are recorded on the consolidated statements of condition.

Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not necessarily represent liquidity requirements of the subsidiary banks.

The Company and its bank subsidiaries are defendants in various legal proceedings arising in the normal course of business. Based upon consultation with legal counsel, management believes the ultimate resolution of these proceedings will not have a material effect on the Company's financial statements.

The primary source of funds available to the company is payment of dividends from the Company's subsidiaries. Banking laws and other regulations limit the amount of dividends a bank subsidiary may pay without prior regulatory approval. The amount of net assets of subsidiaries available for payment without prior regulatory approval was approximately $2,993,000 and $3,456,000 at December 31, 1997 and 1996, respectively.

13.     REGULATORY CAPITAL REQUIREMENTS

Alabama Bancorp and its subsidiaries are subject to regulatory capital requirements administered by federal banking agencies. These regulatory capital requirements involve quantitative measures of the Company's assets, liabilities and certain off-balance sheet items, and also qualitative judgments by the regulators. Failure to meet minimum capital requirements can subject the Company to a series of increasingly restrictive regulatory actions. As of December 31, 1997 and 1996, the most recent notification from federal banking agencies categorized Alabama Bancorp and its subsidiaries as "well capitalized" under the regulatory framework. There are no conditions or events since that notification that management believes have changed the institution's category.

Minimum capital requirements for all banks are Tier 1 Capital of at least 4% risk-weighted assets, Total Capital of at least 8% of risk-weighted assets and a Leverage ratio of 3%, plus an additional 100 to 200 basis point cushion in certain circumstances, of adjusted quarterly average assets. Tier 1 Capital consists principally of stockholders' equity, excluding unrealized gains and losses on securities available for sale, less excess purchase price and certain other intangibles. Total Capital consists of Tier 1 Capital plus certain debt instruments and the allowance for loan losses, subject to limitation.

Alabama Bancorp's and its subsidiaries' capital levels at December 31, 1997 and 1996, exceeded the "well capitalized" levels as shown below:

                                                                            DECEMBER 31, 1997
                                                            ---------------------------------------------
                                                                         ACTUAL
                                                            -----------------------------      TO BE WELL
                                                               AMOUNT              RATIO      CAPITALIZED
                                                            ------------           ------     -----------
Tier 1 Capital:
Alabama Bancorp .......................................      $17,776,000             9.71%         6.00%
Highland Bank .........................................       13,393,000             9.36          6.00
First Community Bank ..................................        5,184,000            13.96          6.00

Total Capital:
Alabama Bancorp .......................................      $19,251,000            10.53%        10.00%
Highland Bank .........................................       14,452,000            10.10         10.00
First Community Bank ..................................        5,630,000            15.16         10.00

Leverage:
Alabama Bancorp .......................................      $17,776,000             6.57%         5.00%
Highland Bank .........................................       13,393,000             6.58          5.00
First Community Bank ..................................        5,184,000             7.67          5.00


                                                                            DECEMBER 31, 1997
                                                            ---------------------------------------------
                                                                          ACTUAL
                                                            -----------------------------      TO BE WELL
                                                               AMOUNT              RATIO      CAPITALIZED
                                                            ------------           ------     -----------
Tier 1 Capital:
Alabama Bancorp .......................................      $16,100,000            10.07%         6.00%
Highland Bank .........................................       12,879,000            10.57          6.00
First Community Bank ..................................        4,875,000            12.95          6.00

Total Capital:
Alabama Bancorp .......................................      $17,541,000            10.97%        10.00%
Highland Bank .........................................       13,738,000            11.27         10.00
First Community Bank ..................................        5,346,000            14.20         10.00

Leverage:
Alabama Bancorp .......................................      $16,100,000             6.57%         5.00%
Highland Bank .........................................       12,879,000             7.19          5.00
First Community Bank ..................................        4,875,000             7.33          5.00

14.     PARENT CORPORATION

The financial information for Alabama Bancorp (parent company only) is presented as follows:


                  ALABAMA BANCORP., INC. (PARENT COMPANY ONLY)
                             STATEMENTS OF CONDITION

                                                                       DECEMBER 31,
                                                                  1997            1996
                                                              -----------      -----------
Assets:
Cash ...................................................      $   801,000      $   654,000
Investment in subsidiaries .............................       19,293,000       18,182,000
Available-for-sale securities ..........................          859,000          633,000
Premises and equipment, net ............................          332,000          473,000
Excess of cost over net assets of subsidiaries
  acquired..............................................          705,000          733,000
Other assets ...........................................           57,000           58,000
                                                              -----------      -----------
Total assets ...........................................      $22,047,000      $20,733,000
                                                              ===========      ===========


Liabilities:
Notes payable ..........................................      $ 2,183,000      $ 2,425,000
Income taxes payable ...................................               --          203,000
Accrued expenses and other liabilities .................           99,000          206,000
                                                              -----------      -----------
Total liabilities ......................................        2,282,000        2,834,000
                                                              -----------      -----------
Minority interest in subsidiary banks ..................        2,115,000        1,890,000
                                                              -----------      -----------

Stockholders' equity:
Common stock, $.25 par  value, 40,000 shares authorized,
    20,799 issued and outstanding ......................            5,000            5,000
Capital surplus ........................................        6,927,000        6,927,000
Unrealized gain on available-for-sale securities .......          528,000          192,000
Retained earnings ......................................       10,190,000        8,885,000
                                                              -----------      -----------
Total stockholders' equity .............................       17,650,000       16,009,000
                                                              -----------      -----------
Total liabilities and stockholders' equity .............      $22,047,000      $20,733,000
                                                              ===========      ===========

                  ALABAMA BANCORP., INC. (PARENT COMPANY ONLY)
                              STATEMENTS OF INCOME

                                                                             FOR THE YEARS ENDED
                                                                                  DECEMBER 31,
                                                                 ---------------------------------------------
                                                                    1997             1996             1995
                                                                 -----------      ----------      ------------
Income:
Dividend income from subsidiaries ..........................     $ 1,263,000      $ 1,329,000      $ 1,266,000
Other income ...............................................       1,559,000        1,359,000        1,269,000
                                                                 -----------      -----------      -----------
Total income ...............................................       2,822,000        2,688,000        2,535,000
                                                                 -----------      -----------      -----------

Expenses:
Salaries and employee benefits .............................       1,014,000          935,000          881,000
Interest ...................................................         170,000          178,000          205,000
Minority interest in net income of consolidated
  subsidiaries..............................................         225,000          278,000          256,000
Other expenses .............................................         538,000          507,000          398,000
                                                                 -----------      -----------      -----------
Total expense ..............................................       1,947,000        1,898,000        1,740,000
                                                                 -----------      -----------      -----------
Income before income tax expense ...........................         875,000          790,000          795,000

Income tax (benefit) expense ...............................         (64,000)         247,000          207,000
                                                                 -----------      -----------      -----------
Income before equity in earnings of subsidiaries ...........         939,000          543,000          588,000
                                                                 -----------      -----------      -----------

Equity in earnings of subsidiaries .........................       2,174,000        2,612,000        2,606,000
Less dividends received ....................................      (1,263,000)      (1,329,000)      (1,266,000)
                                                                 -----------      -----------      -----------
                                                                     911,000        1,283,000        1,340,000
                                                                 -----------      -----------      -----------
Net income .................................................     $ 1,850,000      $ 1,826,000      $ 1,928,000
                                                                 ===========      ===========      ===========

                  ALABAMA BANCORP., INC. (PARENT COMPANY ONLY)
                            STATEMENTS OF CASH FLOWS

                                                                               FOR THE YEARS ENDED
                                                                                   DECEMBER 31,
                                                                ----------------------------------------------
                                                                    1997              1996             1995
                                                                -----------       -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income .............................................        $ 1,850,000       $ 1,826,000      $ 1,928,000
Adjustments to reconcile net income to net cash
    provided by operating activities:
Equity in subsidiary earnings over dividends received              (911,000)       (1,283,000)      (1,340,000)
Depreciation and amortization ..........................            208,000           192,000          117,000
Minority interest in net income of consolidated
    subsidiaries .......................................            225,000           278,000          256,000
Decrease (increase) in other assets ....................              1,000            (1,000)          17,000
Decrease in income taxes payable .......................           (203,000)           (8,000)         151,000
Decrease in accrued expenses and other liabilities                 (197,000)         (108,000)        (364,000)
                                                                -----------       -----------      -----------
Net cash provided by operations ........................            973,000           896,000          765,000
                                                                -----------       -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures ...................................            (39,000)          (96,000)        (140,000)
Proceeds from sale of subsidiary stock .................                 --           128,000               --
Investment in subsidiary bank ..........................                 --           (58,000)              --
Purchase of securities .................................                 --                --           (9,000)
                                                                -----------       -----------      -----------
Net cash used in financing activities ..................            (39,000)          (26,000)        (149,000)
                                                                -----------       -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt ...........................                 --           265,000               --
Payments on long-term debt .............................           (242,000)         (507,000)              --
Dividends paid .........................................           (545,000)         (546,000)        (546,000)
                                                                -----------       -----------      -----------
Net cash used in financing activities ..................           (787,000)         (788,000)        (546,000)
                                                                -----------       -----------      -----------

Net increase in cash and cash equivalents ..............            147,000            82,000           70,000
Cash and cash equivalents at beginning of year .........            654,000           572,000          502,000
                                                                -----------       -----------      -----------
Cash and cash equivalents at end of year ...............        $   801,000       $   654,000      $   572,000
                                                                ===========       ===========      ===========

                                                                               FOR THE YEARS ENDED
                                                                                   DECEMBER 31,
                                                                ----------------------------------------------
                                                                    1997              1996             1995
                                                                -----------       -----------      -----------
Cash paid during the period for:
Interest ...............................................        $   174,000       $   254,000      $   160,000
                                                                ===========       ===========      ===========
Income taxes ...........................................        $ 1,196,000       $   892,000      $   838,000
                                                                ===========       ===========      ===========

15.     OTHER MATTERS (UNAUDITED)

The Company estimates that the cost related to adapting its computer systems to reflect the Year 2000 will not have a material adverse effect on results of operations. The Company presently believes that with modifications to existing software and conversions to new software, the Year 2000 Issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of the Company. The Company's third-party vendors have indicated that they will be Year 2000 compliant, and the Company is continuing to monitor their progress in that regard.

                                                                      Schedule 1

                        FIRST COMMUNITY BANK OF THE SOUTH

                             STATEMENTS OF CONDITION

                                     Assets


                                                                  DECEMBER 31,
                                                         ----------------------------
                                                            1997              1996
                                                         -----------      -----------
Assets:
Cash and due from banks ............................     $ 1,524,000      $ 2,042,000
Federal funds sold .................................       1,422,000               --
Available-for-sale securities ......................      14,491,000       13,566,000
Investment securities (fair value of $8,718,000
    and $7,640,000, respectively) ..................       8,785,000        7,787,000
Loans ..............................................      38,847,000       40,810,000
Less:
    Unearned income ................................          13,000           51,000
    Allowance for loan losses ......................         445,000          612,000
                                                         -----------      -----------
Net loans ..........................................      38,389,000       40,147,000
                                                         -----------      -----------

FHLB stock .........................................         375,000          209,000
Premises and equipment, net ........................       1,690,000        1,553,000
Accrued interest receivable ........................         695,000          661,000
Other assets .......................................         101,000           83,000
Other real estate ..................................         475,000               --
                                                         -----------      -----------
Total assets .......................................     $67,947,000      $66,048,000
                                                         ===========      ===========

                                                                      Schedule 1

                        FIRST COMMUNITY BANK OF THE SOUTH

                       STATEMENTS OF CONDITION (CONTINUED)

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                         DECEMBER 31,
                                                                -------------------------------
                                                                   1997                 1996
                                                                -----------         -----------
Liabilities:
Deposits:
Demand:
    Noninterest bearing ...............................         $ 6,751,000         $ 5,459,000
    Interest bearing ..................................           9,081,000           9,906,000
Savings deposits ......................................           4,689,000           4,572,000
Certificates of deposit $100,000 and over .............           7,512,000           6,487,000
Other time deposits ...................................          30,123,000          34,023,000
                                                                -----------         -----------
Total deposits ........................................          58,156,000          60,447,000
Federal funds purchased ...............................                  --             178,000
FHLB Advance ..........................................           4,000,000                  --
Accrued expenses and other liabilities ................             511,000             533,000
                                                                -----------         -----------
Total liabilities .....................................          62,667,000          61,158,000
                                                                -----------         -----------

Stockholders' equity:
Common stock, $5 par value, 80,000 shares authorized,
    71,385 issued and outstanding .....................             357,000             357,000
Capital surplus .......................................             201,000             201,000
Retained earnings .....................................           4,626,000           4,317,000
Unrealized gain on available-for-sale securities ......              96,000              15,000
                                                                -----------         -----------
Total stockholders' equity ............................           5,280,000           4,890,000
                                                                -----------         -----------
Total liabilities and stockholders' equity ............         $67,947,000         $66,048,000
                                                                ===========         ===========

This schedule is presented for additional analysis of the consolidated statements of condition and should be read in conjunction with the consolidated financial statements and notes thereto.

                                                                      Schedule 1

                        FIRST COMMUNITY BANK OF THE SOUTH

                              STATEMENTS OF INCOME


                                                                                 FOR THE YEARS ENDED
                                                                                      DECEMBER 31,
                                                                -------------------------------------------------
                                                                     1997             1996               1995
                                                                ------------      ------------       ------------
Interest income:
Interest and fees on loans .................................    $  3,517,000      $  3,648,000       $  3,580,000
Interest on securities .....................................       1,300,000         1,307,000          1,325,000
Interest on federal funds sold and other interest earning
    assets .................................................         107,000           113,000            166,000
                                                                ------------      ------------       ------------
Total interest income ......................................       4,924,000         5,068,000          5,071,000
                                                                ------------      ------------       ------------

Interest expense:
Interest on deposits .......................................       2,494,000         2,670,000          2,779,000
Interest on borrowed funds .................................         161,000             3,000                 --
                                                                ------------      ------------       ------------
Total interest expense .....................................       2,655,000         2,673,000          2,779,000
                                                                ------------      ------------       ------------
Net interest income ........................................       2,269,000         2,395,000          2,292,000
Loan loss provision ........................................              --           135,000                 --
                                                                ------------      ------------       ------------
Net interest income after provision for loan loss ..........       2,269,000         2,260,000          2,292,000

Noninterest income:
Service charges on deposits ................................         447,000           414,000            320,000
Net securities (loss) gain .................................          (2,000)           14,000             30,000
Other ......................................................          72,000            49,000             52,000
                                                                ------------      ------------       ------------
Total noninterest income ...................................         517,000           477,000            402,000
                                                                ------------      ------------       ------------

Noninterest expense:
Salaries and employee benefits .............................         939,000           798,000            742,000
Net occupancy expense ......................................         272,000           252,000            235,000
FDIC insurance expense .....................................           7,000             2,000             65,000
Other ......................................................         927,000           791,000            817,000
                                                                ------------      ------------       ------------
Total noninterest expense ..................................       2,145,000         1,843,000          1,859,000
                                                                ------------      ------------       ------------
Income before income tax expense ...........................         641,000           894,000            835,000

Income tax expense .........................................         107,000           282,000            126,000
                                                                ------------      ------------       ------------
Net income .................................................    $    534,000      $    612,000       $    709,000
                                                                ============      ============       ============

                                                                      Schedule 2

                                  HIGHLAND BANK

                             STATEMENTS OF CONDITION

                                     Assets


                                                                               DECEMBER 31,
                                                                      ------------------------------
                                                                          1997               1996
                                                                      ------------      ------------
Assets:
Cash and cash due from banks ...................................      $ 10,026,000      $  8,356,000
Federal funds sold .............................................         9,296,000         1,420,000
Interest bearing deposits with other banks .....................                --            20,000
Available-for-sale securities ..................................        20,777,000        26,717,000
Investment securities (fair value of $27,807,000 and
    $19,490,000, respectively) .................................        28,127,000        19,983,000
Loans ..........................................................       138,016,000       117,222,000
Less:
Unearned income ................................................             6,000            17,000
Allowance for loan losses ......................................         1,073,000         1,238,000
                                                                      ------------      ------------
Net loans ......................................................       136,937,000       115,967,000
                                                                      ------------      ------------

FHLB stock .....................................................           542,000           547,000
Premises and equipment, net ....................................         4,361,000         4,607,000
Accrued interest receivable ....................................         1,373,000         1,247,000
Excess cost over net assets acquired ...........................           703,000           763,000
Other assets ...................................................           297,000           522,000
                                                                      ------------      ------------
Total assets ...................................................      $212,439,000      $180,149,000
                                                                      ============      ============

                                                                      Schedule 2

                                  HIGHLAND BANK

                       STATEMENTS OF CONDITION (CONTINUED)

                      Liabilities and Stockholders' Equity


                                                                           FOR THE YEARS ENDED
                                                                               DECEMBER 31,
                                                                      ------------------------------
                                                                          1997              1996
                                                                      ------------      ------------
Liabilities:
Demand:
    Noninterest bearing ........................................      $ 31,980,000      $ 27,000,000
    Interest bearing ...........................................        72,188,000        61,617,000
Savings deposits ...............................................         7,878,000         7,993,000
Certificates of deposit $100,000 and over ......................        18,892,000        12,088,000
Other time deposits ............................................        59,756,000        55,671,000
                                                                      ------------      ------------
Total deposits .................................................       190,694,000       164,369,000
Accrued expenses and other liabilities .........................           987,000           893,000
Other borrowed funds ...........................................         6,615,000         1,308,000
                                                                      ------------      ------------
Total liabilities ..............................................       198,296,000       166,570,000
                                                                      ------------      ------------

Stockholders' equity:
Preferred stock, Class A, nonvoting, par value $100;
    50 shares authorized, 28 shares issued and outstanding ......            3,000             3,000
Common stock, par value $.06; 3,000,000 shares authorized,
    2,132,942 issued and outstanding ...........................           128,000           128,000
Capital surplus ................................................        13,794,000        13,794,000
Retained earnings (deficit) ....................................           163,000          (282,000)
Unrealized gain (loss) on available-for-sale securities ........
                                                                            55,000           (64,000)
                                                                      ------------      ------------
Total stockholders' equity .....................................        14,143,000        13,579,000
                                                                      ------------      ------------
Total liabilities and stockholders' equity .....................      $212,439,000      $180,149,000
                                                                      ============      ============

This schedule is presented for additional analysis of the consolidated statements of condition and should be read in conjunction with the consolidated financial statements and notes thereto.

                                                                      Schedule 2

                                  HIGHLAND BANK

                              STATEMENTS OF INCOME

                                                                          FOR THE YEARS ENDED
                                                                                DECEMBER 31,
                                                              --------------------------------------------
                                                                   1997            1996             1995
                                                              ------------     -----------      ----------
Interest income:
Interest and fees on loans ..............................      $10,822,000     $ 9,395,000      $8,348,000
Interest on securities ..................................        2,859,000       3,242,000       3,496,000
Interest on federal funds sold and other interest earning
    assets ..............................................          184,000         262,000         497,000
                                                               -----------     -----------      ----------
Total interest income ...................................       13,865,000      12,899,000      12,341,000
                                                               -----------     -----------      ----------

Interest expense:
Interest on deposits ....................................        6,848,000       6,636,000       6,670,000
Interest on borrowed funds ..............................          139,000          24,000           1,000
                                                               -----------     -----------      ----------
Total interest expense ..................................        6,987,000       6,660,000       6,671,000
                                                               -----------     -----------      ----------
Net interest income .....................................        6,878,000       6,239,000       5,670,000
Provision for loan losses ...............................          179,000         266,000         (72,000)
                                                               -----------     -----------      ----------
Net interest income after provision for
    loan losses .........................................        6,699,000       5,973,000       5,598,000

Noninterest income:
Service charges on deposits .............................          818,000         877,000         788,000
Net securities gains ....................................           15,000          27,000          49,000
Other ...................................................          648,000         521,000         548,000
                                                               -----------     -----------      ----------
Total noninterest income ................................        1,481,000       1,425,000       1,385,000
                                                               -----------     -----------      ----------

Noninterest expense:
Salaries and employee benefits ..........................        2,110,000       1,732,000       1,515,000
Net occupancy expense ...................................          677,000         641,000         548,000
FDIC insurance expense ..................................           15,000           3,000         168,000
Other ...................................................        2,739,000       2,531,000       2,566,000
                                                               -----------     -----------      ----------
Total noninterest expense ...............................        5,541,000       4,907,000       4,797,000
                                                               -----------     -----------      ----------
Income before income tax expense ........................        2,639,000       2,491,000       2,186,000

Income tax expense ......................................          999,000         491,000         289,000
                                                               -----------     -----------      ----------
Net income ..............................................      $ 1,640,000     $ 2,000,000      $1,897,000
                                                               ===========     ===========      ==========

PROSPECTUS

                                15,000,000 SHARES

                                  BANCORPSOUTH


                                  COMMON STOCK



         BancorpSouth, Inc. may from time to time offer shares of its common stock in an aggregate amount of up to 15,000,000 shares, on terms and at prices to be determined at the time of such offerings and set forth in one or more supplements to this Prospectus. BancorpSouth is a Mississippi corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended.

         Shares of BancorpSouth common stock are to be offered directly by BancorpSouth in connection with the acquisition of, or business combination with, certain banking or savings institutions. The specific terms under which shares of BancorpSouth common stock are being offered in connection with the delivery of this Prospectus will be set forth in the applicable supplement and will include the specific number of shares of BancorpSouth common stock and the issuance price per share. BancorpSouth common stock may not be sold through this Prospectus without delivery of the applicable supplement.

         BancorpSouth common stock is listed on the New York Stock Exchange under the symbol "BXS."

                                 ---------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSIONER HAS APPROVED OR DISAPPROVED OF THE SHARES OF BANCORPSOUTH COMMON STOCK TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------


         SHARES OF BANCORPSOUTH COMMON STOCK ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                 ---------------


                 The date of this Prospectus is __________, 1998

                                   THE COMPANY

         BancorpSouth, Inc. ("BancorpSouth") is a bank holding company with financial services operations in Mississippi and Tennessee. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, conducts a commercial banking and trust business through offices located in communities throughout Mississippi and West Tennessee. In addition, BancorpSouth Bank operates consumer finance, credit life insurance and insurance agency subsidiaries. BancorpSouth Bank operates under the trade names "Bank of Mississippi" in Mississippi and "Volunteer Bank" in Tennessee.

         BancorpSouth, through its subsidiaries, provides a range of financial services to individuals and small-to-medium size businesses. Various types of checking accounts, both interest bearing and non-interest bearing, are available. Savings accounts and certificates of deposit with a range of maturities and interest rates are available to meet the needs of customers. Other services include safe deposit and night depository facilities. Limited 24-hour banking with automated teller machines is provided in most of its principal markets. BancorpSouth Bank is an issuing bank for MasterCard, and overdraft protection is available to approved MasterCard holders maintaining checking accounts with BancorpSouth Bank.

         BancorpSouth offers a variety of services through the trust department of BancorpSouth Bank, including personal trust and estate services, certain employee benefit accounts and plans, including individual retirement accounts, and limited corporate trust functions.

         BancorpSouth's lending activities include both commercial and consumer loans. Loan originations are derived from a number of sources including real estate broker referrals, mortgage loan companies, direct solicitation by BancorpSouth's loan officers, present savers and borrowers, builders, attorneys, walk-in customers and, in some instances, other lenders. BancorpSouth has established disciplined and systematic procedures for approving and monitoring loans that vary depending on the size and nature of the loan.

         BancorpSouth's principal office is located at One Mississippi Plaza, Tupelo, Mississippi, 38801 and its telephone number is (601) 680-2000.

                              AVAILABLE INFORMATION

         BancorpSouth has filed a Registration Statement on Form S-4, including amendments thereto, if any, with respect to BancorpSouth common stock (the "Registration Statement") with the Securities and Exchange Commission (the "SEC"). This Prospectus and any accompanying supplement do not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or as previously filed with the SEC and incorporated herein by reference. For further information with respect to BancorpSouth and BancorpSouth common stock, reference is made to such Registration Statement, exhibits and schedules.

         BancorpSouth is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the SEC. The Registration Statement, as well as such reports, proxy statements and other information, may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the

SEC at http://www.sec.gov. BancorpSouth common stock is listed on The New York Stock Exchange, Inc., and such reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents or portions of documents filed by BancorpSouth with the SEC are incorporated herein by reference:

         1. BancorpSouth's Annual Report on Form 10-K for the year ended December 31, 1997;

         2. BancorpSouth's Quarterly Report on Form 10-Q for the three months ended March 31, 1998;

         3. BancorpSouth's Quarterly Report on Form 10-Q for the three months ended June 30, 1998;

         4. BancorpSouth's Current Report on Form 8-K dated May 18, 1998;

         5. BancorpSouth's Current Report on Form 8-K dated July 10, 1998;

         6. BancorpSouth's Current Report on Form 8-K dated September 3, 1998;

         7. The description of BancorpSouth common stock contained in BancorpSouth's Registration Statement on Form 8-A, dated May 14, 1997; and

         8. The description of BancorpSouth common stock purchase rights contained in BancorpSouth's Registration Statement on Form 8-A, dated May 14, 1997.

         All documents filed by BancorpSouth pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersede such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. A copy of these documents is available upon written or oral request, at no charge, from Cathy S. Freeman, Vice President and Corporate Secretary, BancorpSouth, Inc., One Mississippi Plaza, Tupelo, Mississippi 38801, (601) 680-2000.

                                  LEGAL MATTERS

         The validity of the shares of BancorpSouth common stock to be offered hereunder will be passed upon by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee, special counsel to BancorpSouth. Certain matters concerning this offering will be passed upon on behalf of BancorpSouth by Riley, Ford, Caldwell & Cork, P.A., Tupelo, Mississippi.

                                     EXPERTS

         The Consolidated Financial Statements of BancorpSouth, as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

                                                                         ANNEX A




                          AGREEMENT AND PLAN OF MERGER


                                     AMONG


                               BANCORPSOUTH, INC.


                                      AND


                             ALABAMA BANCORP., INC.

                                 HIGHLAND BANK

                                      AND

                       FIRST COMMUNITY BANK OF THE SOUTH


                           DATED AS OF JUNE 19, 1998

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of June 19, 1998
("Agreement"), among BANCORPSOUTH, INC., a Mississippi corporation ("BancorpSouth"), and ALABAMA BANCORP., INC., a Delaware corporation (the "Company"), HIGHLAND BANK, an Alabama banking corporation ("Highland Bank"), and FIRST COMMUNITY BANK OF THE SOUTH, an Alabama banking corporation ("First Community Bank").

                                   RECITALS:

     WHEREAS, BancorpSouth is the sole shareholder of BancorpSouth Bank, a Mississippi banking corporation ("BancorpSouth Bank");

     WHEREAS, the Company is the majority shareholder of Highland Bank and First Community Bank;

     WHEREAS, the Boards of Directors of each of the parties hereto have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein in which (i) the Company will merge with and into BancorpSouth (the "Holding Company Merger"), (ii) Highland Bank will merge with and into BancorpSouth Bank (the "Highland Merger"), and (iii) First Community Bank will merge with and into BancorpSouth Bank (the "First Community Merger"), each subject to the terms and conditions set forth herein (collectively, the "Merger"); and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER


1.1. The Merger.

     (a) Subject to the terms and conditions of this Agreement, in accordance with the Mississippi Business Corporation Act (the "MBCA") and the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in
Section 1.2 hereof), the Company shall merge with and into BancorpSouth. BancorpSouth shall be the surviving corporation (the "Surviving Corporation") in the Holding Company Merger, and shall continue its corporate existence under the laws of the State of Mississippi. The name of the Surviving Corporation shall continue to be "BancorpSouth, Inc." Upon consummation of the Holding Company Merger, the separate corporate existence of the Company shall terminate.

     (b) Subject to the terms and conditions of this Agreement, in accordance with the Mississippi Banking Act (the "MBA"), the Alabama Business Corporation Act (the "ABCA") and the Alabama Banking Code (the "ABC"), at the Effective Time, Highland Bank shall merge with and into BancorpSouth Bank. BancorpSouth Bank shall be the surviving banking corporation (the "Surviving Bank") in the Highland Merger, and shall continue its corporate existence under the laws of the State of Mississippi. The name of the Surviving Bank shall continue to be "BancorpSouth Bank." Upon consummation of the Highland Merger, the separate corporate existence of Highland Bank shall terminate.

     (c) Subject to the terms and conditions of this Agreement, in accordance with the MBA, the ABCA and the ABC, at the Effective Time, First Community Bank shall merge with and into

BancorpSouth Bank. BancorpSouth Bank shall be the Surviving Bank in the First Community Merger, and shall continue its corporate existence under the laws of the State of Mississippi. The name of the Surviving Bank shall continue to be "BancorpSouth Bank." Upon consummation of the First Community Merger, the separate corporate existence of First Community Bank shall terminate.

1.2. Effective Time.

     (a) The Holding Company Merger shall become effective as set forth in the articles of merger (the "Company Articles of Merger") which shall be filed on the Closing Date (as defined in Section 10.1) with the Secretary of State of the State of Mississippi (the "Mississippi Secretary") and the Secretary of State of the State of Delaware (the "Delaware Secretary") with respect to the Holding Company Merger.

     (b) The Highland Merger shall become effective as set forth in the articles of merger (the "Highland Articles of Merger") which shall be filed on the Closing Date with the Mississippi Department of Banking and Consumer Finance (the "Mississippi Department"), the Secretary of State of the State of Alabama (the "Alabama Secretary") and the Alabama Banking Department (the "Alabama Department") with respect to the Highland Merger.

     (c) The First Community Merger shall become effective as set forth in the articles of merger (the "First Community Articles of Merger", and together with the Company Articles of Merger and the Highland Articles of Merger, the "Articles of Merger") which shall be filed on the Closing Date with the Mississippi Department, the Alabama Secretary and the Alabama Department with respect to the First Community Merger.

     (d) The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

1.3. Effects of the Merger.

     (a) At and after the Effective Time, the Holding Company Merger shall have the effects set forth in Section 252 of the DGCL.

     (b) At and after the Effective Time, the Highland Merger shall have the effects set forth in Sections 10-2B-11.01 et seq. of the ABCA, Sections 5-7A-1 et seq. of the ABC and Sections 5-13B-20 et seq. of the ABC.

     (c) At and after the Effective Time, the First Community Merger shall have the effects set forth in Sections 10-2B-11.01 et seq. of the ABCA, Sections 5-7A-1 et seq. of the ABC and Sections 5-13B-20 et seq. of the ABC.

1.4. Conversion of Company Common Stock.

     (a) At the Effective Time, subject to Section 2.2(e) hereof, each share of the common stock, par value $0.25 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than Company Dissenting Shares (as defined herein) and other than shares of Company Common Stock held directly or indirectly by BancorpSouth or the Company or any of their respective Subsidiaries (as defined below), except for Trust Account Shares and DPC shares, as such terms are defined in Section 1.4(c) hereof) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for that number of shares of common stock, par value $2.50 per share, of BancorpSouth ("BancorpSouth Common Stock"), together with the number of BancorpSouth Rights (as defined in Section 5.2 hereof) associated therewith, equal to the Company Exchange Ratio (as defined below); provided, however, that (except as provided in the two following paragraphs) the Company Exchange Ratio shall not be less than 130.2642 nor greater than 176.2398 (such limitation, the "Company Collar Provision").


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


     In the event that, without giving effect to the limitations set forth in the Company Collar Provision, the computation of the Company Exchange Ratio, computed in accordance with the definition below, shall result in a number greater than 176.2398, then the Company may, at its option and without penalty, terminate this Agreement by giving prior written notice thereof to BancorpSouth on the Determination Date (as defined below), unless, within 24 hours following the giving of such notice, BancorpSouth agrees with the Company to adjust the Company Exchange Ratio for purposes of this subsection (a) to an amount proposed by the Company that is (i) not greater than the Company Exchange Ratio as so computed in accordance with this paragraph and (ii) not less than 176.2398.

     In the event that, without giving effect to the limitations set forth in the Company Collar Provision, the computation of the Company Exchange Ratio, computed in accordance with the definition below, shall result in a number less than 130.2642, then BancorpSouth may, at its option and without penalty, terminate this Agreement by giving prior written notice thereof to the Company on the Determination Date, unless, within 24 hours following the giving of such notice, the Company agrees with BancorpSouth to adjust the Company Exchange Ratio for purposes of this subsection (a) to an amount proposed by BancorpSouth that is (i) not less than the Company Exchange Ratio as so computed in accordance with this paragraph and (ii) not greater than 130.2642.

     For purposes of this Agreement:

           (i) the "Company Exchange Ratio" means the quotient, rounded to the nearest 1/10,000, equal to (x) $3,304.50, divided by (y) the Average Closing Price (as defined below);

           (ii) the "Average Closing Price" means the average of the daily last sale prices of BancorpSouth Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Transactions tape (as reported in the Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 10 consecutive full trading days in which shares of BancorpSouth Common Stock are traded on the NYSE ending at the close of trading on the Determination Date; and

           (iii) the "Determination Date" means the third business day prior to the meeting of the Company's shareholders held for the purpose of voting upon the approval and adoption of this Agreement (as contemplated in Section 7.3).

     (b) All of the shares of Company Common Stock converted into BancorpSouth Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Company Certificate") previously representing any such shares of Company Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of BancorpSouth Common Stock and (ii) the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Company Certificate have been converted pursuant to this
Section 1.4 and Section 2.2(e) hereof. Company Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of BancorpSouth Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Company Certificates in accordance with Section 2.2 hereof, without any interest thereon. If, between the date of this Agreement and the Effective Time, the shares of BancorpSouth Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Company Exchange Ratio shall be adjusted accordingly.

     (c) At the Effective Time, all shares of Company Common Stock that are owned directly or indirectly by BancorpSouth or the Company or any of their respective Subsidiaries (other than shares of Company Common Stock that are (i) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties ("Trust Account Shares") or (ii) held by BancorpSouth or the Company or any of their respective Subsidiaries

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


in respect of a debt previously contracted ("DPC Shares")) shall be canceled and shall cease to exist and no stock of BancorpSouth or other consideration shall be delivered in exchange therefor. All shares of BancorpSouth Common Stock that are owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of BancorpSouth.

     (d) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Section 262 of the DGCL ("Company Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, BancorpSouth Common Stock or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such Company Dissenting Shares in accordance with the provisions of
Section 262 of the DGCL; provided, however, that (i) if any holder of Company Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Company Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, BancorpSouth Common Stock and/or cash in lieu of fractional shares, without any interest thereon, as provided in
Section 1.4(a) and Article II hereof.

1.5. Conversion of Highland Common Stock.

     (a) At the Effective Time, subject to Section 2.2(e) hereof, each share of the common stock, par value $0.06 per share, of Highland Bank (the "Highland Common Stock") issued and outstanding immediately prior to the Effective Time (other than Highland Dissenting Shares (as defined herein) and other than shares of Highland Common Stock held directly or indirectly by BancorpSouth, the Company or Highland Bank or any of their respective Subsidiaries, except for Trust Account Shares and DPC Shares) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for that number of shares of BancorpSouth Common Stock, together with the number of BancorpSouth Rights associated therewith, equal to the Highland Exchange Ratio (as defined below); provided, however, that (except as provided in the two following paragraphs) the Highland Exchange Ratio shall not be less than 1.1445 nor greater than 1.5485 (such limitation, the "Highland Collar Provision").

     In the event that, without giving effect to the limitations set forth in the Highland Collar Provision, the computation of the Highland Exchange Ratio, computed in accordance with the definition below, shall result in a number greater than 1.5485 then the Company may, at its option and without penalty, terminate this Agreement by giving prior written notice thereof to BancorpSouth on the Determination Date, unless, within 24 hours following the giving of such notice, BancorpSouth agrees with the Company to adjust the Highland Exchange Ratio for purposes of this subsection (a) to an amount proposed by the Company that is (i) not greater than the Highland Exchange Ratio as so computed in accordance with this paragraph and (ii) not less than 1.5485.

     In the event that, without giving effect to the limitations set forth in the Highland Collar Provision, the computation of the Highland Exchange Ratio, computed in accordance with the definition below, shall result in a number less than 1.1445, then BancorpSouth may, at its option and without penalty, terminate this Agreement by giving prior written notice thereof to the Company on the Determination Date, unless, within 24 hours following the giving of such notice, the Company and Highland Bank agrees with BancorpSouth to adjust the Highland Exchange Ratio for purposes of this subsection (a) to an amount proposed by BancorpSouth that is (i) not less than the Highland Exchange Ratio as so computed in accordance with this paragraph and (ii) not greater than 1.1445.

     For purposes of this Agreement, the "Highland Exchange Ratio" means the quotient, rounded to the nearest 1/10,000, equal to (x) $29.0347, divided by
(y) the Average Closing Price.


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


     (b) All of the shares of Highland Common Stock converted into BancorpSouth Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Highland Certificate") previously representing any such shares of Highland Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of BancorpSouth Common Stock and (ii) the cash in lieu of fractional shares into which the shares of Highland Common Stock represented by such Highland Certificate have been converted pursuant to this
Section 1.5 and Section 2.2(e) hereof. Highland Certificates previously representing shares of Highland Common Stock shall be exchanged for certificates representing whole shares of BancorpSouth Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Highland Certificates in accordance with Section 2.2 hereof, without any interest thereon. If, between the date of this Agreement and the Effective Time, the shares of BancorpSouth Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Highland Exchange Ratio shall be adjusted accordingly.

     (c) At the Effective Time, all shares of Highland Common Stock that are owned directly or indirectly by BancorpSouth, the Company or Highland Bank or any of their respective Subsidiaries (other than shares of Highland Common Stock that are Trust Account Shares or DPC Shares) shall be canceled and shall cease to exist and no stock of BancorpSouth or other consideration shall be delivered in exchange therefor. All shares of BancorpSouth Common Stock that are owned by Highland Bank or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of BancorpSouth.

     (d) Notwithstanding anything in this Agreement to the contrary, shares of Highland Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Article 13 of the ABCA ("Highland Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, BancorpSouth Common Stock or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such Highland Dissenting Shares in accordance with the provisions of
Article 13 of the ABCA; provided, however, that (i) if any holder of Highland Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Article 13 of the ABCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Highland Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, BancorpSouth Common Stock and/or cash in lieu of fractional shares, without any interest thereon, as provided in
Section 1.5(a) and Article II hereof.

1.6. Conversion of First Community Common Stock.

     (a) At the Effective Time, subject to Section 2.2(e) hereof, each share of the common stock, par value $5.00 per share, of First Community Bank (the "First Community Common Stock") issued and outstanding immediately prior to the Effective Time (other than First Community Dissenting Shares (as defined herein) and other than shares of First Community Common Stock held directly or indirectly by BancorpSouth, the Company or First Community or any of their respective Subsidiaries, except for Trust Account Shares and DPC Shares) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for that number of shares of BancorpSouth Common Stock, together with the number of BancorpSouth Rights associated therewith, equal to the First Community Exchange Ratio (as defined below); provided, however, that (except as provided in the two following paragraphs) the First Community Exchange Ratio shall not be less than 8.3224 nor greater than 11.2597 (such limitation, the "First Community Collar Provision").

     In the event that, without giving effect to the limitations set forth in the First Community Collar Provision, the computation of the First Community Exchange Ratio, computed in accordance with the definition below, shall result in a number greater than 11.2597, then the Company may, at its option and without penalty, terminate this Agreement by giving prior written notice thereof to BancorpSouth on the Determination Date (as defined below), unless, within 24 hours following the giving of such notice, BancorpSouth agrees with the Company to adjust the First Community Exchange Ratio for purposes of this subsection (a) to an amount proposed by the Company that is (i) not greater than the First Community Exchange Ratio as so computed in accordance with this paragraph and (ii) not less than 11.2597.

     In the event that, without giving effect to the limitations set forth in the First Community Collar Provision, the computation of the First Community Exchange Ratio, computed in accordance with the definition below, shall result in a number less than 8.3224, then BancorpSouth may, at its option and without penalty, terminate this Agreement by giving prior written notice thereof to the Company on the Determination Date, unless, within 24 hours following the giving of such notice, the Company and First Community Bank agrees with BancorpSouth to adjust the First Community Exchange Ratio for purposes of this subsection
(a) to an amount proposed by the Company that is (i) not less than the First Community Exchange Ratio as so computed in accordance with this paragraph and
(ii) not greater than 8.3224.

     For purposes of this Agreement, the "First Community Exchange Ratio" means the quotient, rounded to the nearest 1/10,000, equal to (x) $211.1193, divided by (y) the Average Closing Price.

     (b) All of the shares of First Community Common Stock converted into BancorpSouth Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "First Community Certificate") previously representing any such shares of First Community Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of BancorpSouth Common Stock and (ii) the cash in lieu of fractional shares into which the shares of First Community Common Stock represented by such First Community Certificate have been converted pursuant to this Section 1.6 and Section 2.2(e) hereof. First Community Certificates previously representing shares of First Community Common Stock shall be exchanged for certificates representing whole shares of BancorpSouth Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such First Community Certificates in accordance with Section 2.2 hereof, without any interest thereon. If, between the date of this Agreement and the Effective Time, the shares of BancorpSouth Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the First Community Exchange Ratio shall be adjusted accordingly.

     (c) At the Effective Time, all shares of First Community Common Stock that are owned directly or indirectly by BancorpSouth, the Company or First Community Bank or any of their respective Subsidiaries (other than shares of First Community Common Stock that are Trust Account Shares or DPC Shares) shall be canceled and shall cease to exist and no stock of BancorpSouth or other consideration shall be delivered in exchange therefor. All shares of BancorpSouth Common Stock that are owned by First Community Bank or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of BancorpSouth.

     (d) Notwithstanding anything in this Agreement to the contrary, shares of First Community Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Article 13 of the ABCA ("First Community Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, BancorpSouth Common Stock or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such First Community Dissenting Shares in accordance with the provisions of Article 13 of the ABCA; provided, however, that (i) if any holder of First Community Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in
Article 13 of the ABCA, such holder or holders (as the

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


case may be) shall forfeit the right to appraisal of such shares of First Community Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, BancorpSouth Common Stock and/or cash in lieu of fractional shares, without any interest thereon, as provided in Section 1.6(a) and Article II hereof.

1.7. Stock Options. At the Effective Time, each outstanding Highland Option (as defined in Section 4.2) which is vested under the terms of such option and not exercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of Highland Common Stock and shall be replaced by an option issued under the appropriate stock option plan of BancorpSouth, as follows:

           (i) the number of shares of BancorpSouth Common Stock to be subject to the new option shall be equal to the product of (x) the number of shares of Highland Common Stock subject to the original option, times (y) the Highland Exchange Ratio, provided that any fractional shares of BancorpSouth Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

           (ii) the exercise price per share of BancorpSouth Common Stock under the new option shall be equal to the result of (x) the exercise price per share of Highland Common Stock under the original option, divided by (y) the Highland Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. The adjustment provided herein with respect to any options which are incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, such Section 424(a) shall override anything to the contrary contained herein. The duration and other terms of the new option shall be the same as the original option except that all references to Highland Bank shall be deemed to be references to BancorpSouth.

All other Highland Options shall be terminated and canceled as of the Effective Time. Prior to the Effective Time, BancorpSouth shall reserve for issuance the number of shares of BancorpSouth Common Stock necessary to satisfy BancorpSouth's obligations under this Section 1.7.

1.8. BancorpSouth Common Stock. Except for shares of BancorpSouth Common Stock owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of BancorpSouth as contemplated by Sections 1.4, 1.5 and 1.6 hereof, the shares of BancorpSouth Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

1.9. Articles. At the Effective Time, the Amended and Restated Articles of Incorporation of BancorpSouth (the "BancorpSouth Articles"), as in effect at the Effective Time, shall be the articles of incorporation of the Surviving Corporation. At the Effective Time, the Amended and Restated Articles of Association of BancorpSouth Bank, as in effect at the Effective Time, shall be the articles of association of the Surviving Bank.

1.10. Bylaws. At the Effective Time, the Bylaws of BancorpSouth, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law and the BancorpSouth Articles.

1.11. Directors and Officers. The directors and officers of BancorpSouth immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Restated Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The directors and officers of BancorpSouth Bank immediately prior to the Effective Time shall be the directors and officers of the Surviving Bank, each to hold office in accordance with the Restated Articles of

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


Association and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

1.12. Tax Consequences; Accounting Treatment. It is intended that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (ii) be accounted for as a "pooling of interests" under GAAP (as defined herein). BancorpSouth may terminate this Agreement if cash payments in respect of fractional shares or dissenter's rights exceed the amount permissible for the utilization of pooling of interests accounting treatment.

                                   ARTICLE II
                               EXCHANGE OF SHARES

2.1. BancorpSouth to Make Shares Available. At or prior to the Effective Time, BancorpSouth shall deposit, or shall cause to be deposited, with a bank or trust company (the "Exchange Agent") selected by BancorpSouth and reasonably satisfactory to the Company, for the benefit of the holders of Company Certificates, Highland Certificates and First Community Certificates (collectively, "Certificates"), for exchange in accordance with this Article II, certificates representing the shares of BancorpSouth Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of BancorpSouth Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Sections 1.4, 1.5 and 1.6 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Company Common Stock, Highland Common Stock and First Community Common Stock (collectively, "Acquiree Common Stock"), as applicable.

2.2. Exchange of Shares.

     (a) As soon as practicable after the Effective Time, and in no event more than three business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of BancorpSouth Common Stock and the cash in lieu of fractional shares into which the shares of Acquiree Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. The Company shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor
(i) a certificate representing that number of whole shares of BancorpSouth Common Stock to which such holder of Acquiree Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (ii) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

     (b) No dividends or other distributions declared after the Effective Time with respect to BancorpSouth Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article
II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of BancorpSouth Common Stock represented by such Certificate.

     (c) If any certificate representing shares of BancorpSouth Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed

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


(or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of BancorpSouth Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no transfers on the stock transfer books of (i) the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time, (ii) Highland Bank of the shares of Highland Common Stock which were issued and outstanding immediately prior to the Effective Time, or (ii) First Community Bank of the shares of First Community Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of BancorpSouth Common Stock as provided in this Article II.

     (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of BancorpSouth Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to BancorpSouth Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of BancorpSouth. In lieu of the issuance of any such fractional share, BancorpSouth shall pay to each former stockholder of the Company, Highland Bank or First Community Bank, as applicable, who otherwise would be entitled to receive a fractional share of BancorpSouth Common Stock an amount in cash equal to the product of (x) $21.5625, times (y) the fraction of a share of BancorpSouth Common Stock which such holder would otherwise be entitled to receive pursuant to Article I hereof.

     (f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company, Highland Bank or First Community Bank, as applicable, for 12 months after the Effective Time shall be paid to BancorpSouth. Any shareholders of the Company, Highland Bank or First Community Bank, as applicable, who have not theretofore complied with this Article II shall thereafter look only to BancorpSouth for payment of their shares of BancorpSouth Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on BancorpSouth Common Stock deliverable in respect of each share of Acquiree Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of BancorpSouth, the Company, Highland Bank, First Community Bank, the Exchange Agent or any other person shall be liable to any former holder of shares of Acquiree Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by BancorpSouth, the posting by such person of a bond in such reasonable amount as BancorpSouth may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of BancorpSouth Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III
                        DISCLOSURE SCHEDULES; STANDARDS
                       FOR REPRESENTATIONS AND WARRANTIES

3.1 Disclosure Schedules. The parties acknowledge that as of the date of this Agreement, the Company has delivered those portions of the Company Disclosure Schedule specifically referred to herein, and the BancorpSouth has delivered those portions of the BancorpSouth Disclosure Schedule (together with the Company Disclosure Schedule, the "Disclosure Schedules") specifically referred to herein. Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item

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


in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or could be reasonably expected to have a Material Adverse Effect (as defined herein) with respect to either the Company or BancorpSouth, respectively.

3.2. Standards.

     (a) No representation or warranty of the Company contained in Article IV or of BancorpSouth contained in Article V shall be deemed untrue or incorrect for any purpose under this Agreement as a consequence of the existence or absence of any fact, circumstance or event, unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with such representation or warranty contained in
Article IV, in the case of the Company, or Article V, in the case of BancorpSouth, has had or could be reasonably expected to have a Material Adverse Effect with respect to (i) the Company or (ii) BancorpSouth, respectively.

     (b) As used in this Agreement, the term "Material Adverse Effect" means, with respect to (i) BancorpSouth or (ii) the Company, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party or parties and their Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (A) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (B) any change in GAAP or regulatory accounting principles applicable to banks or their holding companies generally, (C) any action or omission of the Company or BancorpSouth or any Subsidiary of either of them taken with the express prior written consent of the other party hereto, or (D) any expenses incurred by such party which such expenses are contemplated by or reasonably incurred in connection with this Agreement or the transactions contemplated hereby or (ii) the ability of such party and its Subsidiaries to consummate the transactions contemplated hereby. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Subject to Article III, the Company hereby represents and warrants to BancorpSouth as follows:

4.1.  Corporate Organization

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Certificate of Incorporation and Bylaws of the Company, copies of which have previously been made available to BancorpSouth, are true and correct copies of such documents as in effect as of the date of this Agreement.

     (b) Highland Bank is an Alabama state bank duly organized, validly existing and in good standing under the laws of the State of Alabama. First Community Bank is an Alabama state bank duly organized, validly existing and in good standing under the laws of the State of Alabama. The deposit accounts of Highland Bank and of First Community Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund to the fullest extent

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permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Each of the Company's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Highland Bank, First Community Bank and each of the Company's other Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The articles of incorporation, bylaws and similar governing documents of Highland Bank, First Community Bank and each other Subsidiary of the Company, copies of which have previously been made available to BancorpSouth, are true and correct copies of such documents as in effect as of the date of this Agreement.

     (c) The minute books of the Company, Highland Bank, First Community Bank and each of their Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1994 of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

4.2. Capitalization.

     (a) The authorized capital stock of the Company consists of 40,000 shares of Company Common Stock. As of the date hereof, there are 20,799 shares of Company Common Stock outstanding and no shares of Company Common Stock held by the Company as treasury stock. There are no shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for 4,139 shares of Company Common Stock reserved for issuance upon exercise of the option (the "Option") to be issued to BancorpSouth pursuant to the Stock Option Agreement, to be entered into on the date hereof, between BancorpSouth and Company (the "Stock Option Agreement"). All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Option, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company.

     (b) The authorized capital stock of Highland Bank consists of 3,000,000 shares of Highland Common Stock and 50 shares of preferred stock, $100 par value per share (the "Highland Preferred Stock"). As of the date hereof, there are 2,132,942 shares of Highland Common Stock outstanding, 28 shares of Highland Preferred Stock outstanding and no shares of Highland Common Stock or Highland Preferred Stock held by Highland Bank as treasury stock. There are no shares of Highland Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for 90,000 shares of Highland Common Stock reserved for issuance pursuant to Highland Bank's stock option plans ("Highland Option Plan") under which options to acquire 24,000 shares of Highland Common Stock are outstanding as of the date hereof (the "Highland Options"). All of the issued and outstanding shares of Highland Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights, and have no personal liability attaching to the ownership thereof. Except for Highland Options outstanding under the Highland Option Plan, Highland Bank does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Highland Common Stock or any other equity security of Highland Bank or any securities representing the right to purchase or otherwise receive any shares of Highland Common Stock or any other equity security of Highland Bank. Of the Highland Options, 21,500 are vested and exercisable and 2500 are not vested and not exercisable under the terms of such option, as of the date hereof. The names of the optionees, the date of each option to purchase Highland Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be

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exercised under the Highland Option Plan, if any, shall be set forth in Section
4.2(b) of the Company Disclosure Schedule.

     (c) The authorized capital stock of First Community Bank consists of 80,000 shares of First Community Common Stock. As of the date hereof, there are 71,385 shares of First Community Common Stock outstanding and no shares of First Community Common Stock held by First Community Bank as treasury stock. There are no shares of First Community Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of First Community Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights, and have no personal liability attaching to the ownership thereof. First Community Bank does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of First Community Common Stock or any other equity security of First Community Bank or any securities representing the right to purchase or otherwise receive any shares of First Community Common Stock or any other equity security of First Community Bank.

     (d) Section 4.2(d) of the Company Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of the Company, Highland Bank and First Community Bank, respectively. Except for such Subsidiaries, the Company, Highland Bank and First Community Bank do not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

4.3. Authority; No Violation.

     (a) Each of the Company, Highland Bank and First Community Bank has full corporate power and authority to execute and deliver this Agreement and, with respect to the Company, the Stock Option Agreement and, upon the receipt of shareholder approval of this Agreement, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and, with respect to the Company, the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the respective Boards of Directors of the Company, Highland Bank and First Community Bank. The respective Boards of Directors of the Company, Highland Bank and First Community Bank has directed that this Agreement and the transactions contemplated hereby be submitted to the respective shareholders of the Company, Highland Bank and First Community Bank for approval at a meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of the Company's, Highland Bank's and First Community Bank's shareholders, no other corporate proceedings on the part of the Company, Highland Bank and First Community Bank are necessary to approve this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and, with respect to the Company, the Stock Option Agreement has been duly and validly executed and delivered by each of the Company, Highland Bank and First Community Bank and (assuming due authorization, execution and delivery by BancorpSouth) each of this Agreement and, with respect to the Company, the Stock Option Agreement constitutes a valid and binding obligation of each of the Company, Highland Bank and First Community Bank, enforceable against each of them in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     (b) Neither the execution and delivery of this Agreement or, with respect to the Company, the Stock Option Agreement by any of the Company, Highland Bank or First Community Bank, nor the consummation by any of the Company, Highland Bank or First Community Bank, of the transactions contemplated hereby or thereby, nor compliance by any of the Company, Highland Bank or First Community Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of the Company, Highland Bank or First Community Bank or the articles of incorporation, bylaws or similar governing documents of any of

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their Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company, Highland Bank, First Community Bank or any of their Subsidiaries, or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company, Highland Bank, First Community Bank or any of their Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company, Highland Bank, First Community Bank or any of their Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

4.4. Consents and Approvals.

     Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act, and with the FDIC under the Federal Deposit Insurance Act, as amended (the "FDIA"), and approval of such applications and notices, (b) the filing of such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with the SEC of a proxy statement or statements in definitive form relating to the meetings of the Company's, Highland Bank's and First Community Bank's shareholders to be held in connection with this Agreement and the transactions contemplated hereby (such proxy statement or statements, the "Proxy Statement") and the filing and declaration of effectiveness of a post-effective amendment to BancorpSouth Registration Statement on Form S-4 (such registration statement and any post-effective amendment thereto relating to this transaction, the "S-4") in which the Proxy Statement will be included as a prospectus, (d) the approval of this Agreement by the requisite vote of the shareholders of each of the Company, Highland Bank or First Community Bank, (e) the filing of the Articles of Merger with the Mississippi Secretary, the Delaware Secretary, the Alabama Secretary, the Mississippi Department and the Alabama Department, as applicable, and (f) approval for listing of the BancorpSouth Common Stock to be issued in the Merger on the NYSE, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by the Company, Highland Bank and First Community Bank of this Agreement and, with respect to the Company, the Stock Option Agreement and (2) the consummation by the Company, Highland Bank and First Community Bank of the Merger and the other transactions contemplated hereby and thereby.

4.5. Reports. The Company, Highland Bank, First Community Bank and each of their Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with (i) the Federal Reserve Board, (ii) the FDIC, (iii) any Federal Reserve Bank, (iv) any state banking commissions or any other state regulatory authority (each a "State Regulator") and (v) any other self-regulatory organization ("SRO") (collectively, the "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company, Highland Bank, First Community Bank and their Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company, Highland Bank, First Community Bank or any of their Subsidiaries since December 31, 1995. Except as set forth in Section 4.5 of the Company Disclosure Schedule, there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company, Highland Bank, First Community Bank or any of their Subsidiaries.

4.6. Financial Statements. The Company has previously made available to BancorpSouth copies of the consolidated statements of condition of the Company and its Subsidiaries as of December 31 for

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the fiscal years 1996 and 1997, and the related consolidated statements of earnings, changes in shareholders' equity and cash flows for the fiscal years 1996 through 1997, inclusive, in each case accompanied by the audit report of Ernst & Young LLP, independent public accountants with respect to the Company. The December 31, 1997 consolidated statement of condition of the Company (including the related notes, where applicable) fairly presents the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section
4.6 (including the related notes, where applicable) fairly present the results of the consolidated operations and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies with applicable accounting requirements; and each of such statements (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

4.7. Broker's Fees. Except for Alex Sheshunoff & Co. Investment Banking, neither the Company, Highland Bank, First Community Bank nor any Subsidiary thereof nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Stock Option Agreement.

4.8. Absence of Certain Changes or Events.

     (a) Since December 31, 1997, except as set forth in Section 4.8 of the Company Disclosure Schedule, (i) there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on the Company, Highland Bank or First Community Bank and (ii) the Company, Highland Bank, First Community Bank and their Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

     (b) Neither the Company, Highland Bank, First Community Bank nor any of their Subsidiaries has, except as set forth in Section 4.8 of the Company Disclosure Schedule, (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1997 (which amounts have been previously disclosed to BancorpSouth), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus (except for salary increases and bonus payments made in the ordinary course of business consistent with past practices), (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (iv) had any union organizing activities.

4.9. Legal Proceedings.

     (a) Except as set forth in Section 4.9(a) of the Company Disclosure Schedule, neither the Company, Highland Bank, First Community Bank nor any of their Subsidiaries is a party to any, and there are no pending or, to the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company, Highland Bank, First Community Bank or any of their Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Stock Option Agreement.

     (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, Highland Bank, First Community Bank or any of their Subsidiaries or the assets of the Company, Highland Bank, First Community Bank or any of their Subsidiaries.


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4.10. Taxes.

     (a) Each of the Company, Highland Bank, First Community Bank and their Subsidiaries has (i) duly and timely filed (including applicable extensions granted without penalty) all Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of the Company (in accordance with GAAP) for all Taxes (as hereinafter defined) shown to be due on such Tax Returns. Except as set forth in Section 4.10 of the Company Disclosure Schedule, as of the date hereof neither the Company, Highland Bank, First Community Bank nor any of their Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, and as of the date hereof, with respect to each taxable period of the Company, Highland Bank, First Community Bank and their Subsidiaries, the federal and state income Tax Returns of the Company, Highland Bank, First Community Bank and their Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review.

     (b) For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

4.11. Employees.

     (a) Section 4.11(a) of the Company Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to (the "Plans") by the Company, Highland Bank, First Community Bank or any of their Subsidiaries or by any trade or business, whether or not incorporated, all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliates"), for the benefit of any employee or former employee of the Company, Highland Bank, First Community Bank, any Subsidiary thereof or any ERISA Affiliate.

     (b) The Company has heretofore made available to BancorpSouth with respect to each of the Plans true and correct copies of each of the following documents if applicable: (i) the Plan document; (ii) the actuarial report, if any, for such Plan for each of the last two years, (iii) the most recent determination letter from the Internal Revenue Service for such Plan and (iv) the most recent summary plan description and related summaries of material modifications.

     (c) Except as set forth in Section 4.11(c) of the Company Disclosure Schedule, each of the Plans is in compliance with the applicable provisions of the Code and ERISA; each of the Plans intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of the Company, nothing has occurred which could reasonably be expected to result in the revocation of such letter; no Plan has an accumulated or waived funding deficiency within the meaning of section 412 of the Code; neither the Company, Highland Bank nor First Community Bank nor any ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of the Company, no proceedings have been instituted to terminate any Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in section

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4043(c) of ERISA, has occurred with respect to any Plan (other than a reportable event with respect to which the thirty day notice period has been waived); no condition exists that presents a material risk to the Company, Highland Bank or First Community Bank of incurring a liability to or on account of a Plan pursuant to Title IV of ERISA; no Plan is a multiemployer plan (within the meaning of section 4001(a)(3) of ERISA) and no Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or to the knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

     (d) Except as set forth in Section 4.11(d) of the Company Disclosure Schedule or as otherwise contemplated by this Agreement or any other agreements entered into by any party hereto in connection with the execution hereof, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" within the meaning of Section 280G of the Code, forgiveness of indebtedness or otherwise) becoming due to any officer, director or employee of the Company, Highland Bank, First Community Bank or any of their Subsidiaries under any Plan or otherwise, (ii) increase any benefits payable under any Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

4.12. Company Information. The information relating to the Company, Highland Bank, First Community Bank and their Subsidiaries which is provided to BancorpSouth by the Company, Highland Bank and/or First Community Bank or its representatives for inclusion in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to BancorpSouth or any of its Subsidiaries) will comply with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

4.13. Compliance with Applicable Law. Except as set forth in Section 4.13 of the Company Disclosure Schedule, the Company, Highland Bank, First Community Bank and each of their Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company, Highland Bank, First Community Bank or any of their Subsidiaries, and neither the Company, Highland Bank, First Community Bank nor any of their Subsidiaries has received notice, and the Company does not know, of any violations of any of the above.

4.14. Certain Contracts.

     (a) Except as set forth in Section 4.14 of the Company Disclosure Schedule, neither the Company, Highland Bank, First Community Bank nor any of their Subsidiaries is a party to or bound by any contract (whether written or oral) (i) with respect to the employment of any directors or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from BancorpSouth, the Company, Highland Bank, First Community Bank, the Surviving Corporation, the Surviving Bank or any of their respective Subsidiaries to any director or consultant thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the Securities and Exchange Commission ("SEC")) to be performed after the date of this Agreement, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 90 days or less notice involving the payment of more than $50,000 per annum, or
(v) which materially restricts the conduct of any line of business by the Company, Highland Bank, First Community Bank or any of their Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in

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this Section 4.14(a) is referred to herein as a "Company Contract". The Company has previously delivered or made available to BancorpSouth true and correct copies of each Company Contract.

     (b) (i) Each Company Contract described in clause (iii) of Section 4.14(a) is valid and binding and in full force and effect, (ii) the Company, Highland Bank, First Community Bank and each of their Subsidiaries has performed all obligations required to be performed by it to date under each Company Contract described in clause (iii) of Section 4.14(a), (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of the Company, Highland Bank, First Community Bank or any of their Subsidiaries under any Company Contract described in clause (iii) of Section 4.14(a), and (iv) no other party to any Company Contract described in clause (iii) of Section 4.14(a) is, to the knowledge of the Company, in default in any respect thereunder.

4.15. Agreements with Regulatory Agencies. Except as set forth in Section 4.15 of the Company Disclosure Schedule, neither the Company, Highland Bank, First Community Bank nor any of their Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Company, Highland Bank, First Community Bank or any of their Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

4.16. Business Combination Provision; Takeover Laws. Each of the Company, Highland Bank and First Community Bank has taken all action required to be taken by it in order to exempt this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price" or other anti-takeover laws and regulations (collectively, "Takeover Laws") of the State of Alabama and the State of Delaware.

4.17. Administration of Fiduciary Accounts. The Company, Highland Bank, First Community Bank and each of their Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither the Company, Highland Bank, First Community Bank nor any of their Subsidiaries nor any of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

4.18. Environmental Matters.

     (a) Except as set forth in Section 4.18 of the Company Disclosure Schedule, each of the Company, Highland Bank, First Community Bank and their Subsidiaries and, to the knowledge of the Company, each of the Participation Facilities and the Loan Properties (each as hereinafter defined), are in compliance with all applicable federal, state and local laws, including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws");

     (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of the Company, threatened, before any Governmental Entity or other forum in which the Company, Highland Bank, First Community Bank, any of their Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant

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(i) for alleged noncompliance (including by any predecessor) with any
Environmental Laws, or (ii) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by the Company, Highland Bank, First Community Bank or any of their Subsidiaries, any Participation Facility or any Loan Property;

     (c) Except as set forth in Section 4.18 of the Company Disclosure Schedule, to the knowledge of the Company, during the period of (i) the Company's, Highland Bank's, First Community Bank's or any of their Subsidiaries' ownership or operation of any of their respective current or former properties, (ii) the Company's, Highland Bank's, First Community Bank's or any of their Subsidiaries' participation in the management of any Participation Facility, or (iii) the Company's, Highland Bank's, First Community Bank's or any of their Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of the Company, prior to the period of (i) the Company's, Highland Bank's, First Community Bank's or any of their Subsidiaries' ownership or operation of any of their respective current or former properties, (ii) the Company's, Highland Bank's, First Community Bank's or any of their Subsidiaries' participation in the management of any Participation Facility, or (iii) the Company's, Highland Bank's, First Community Bank's or any of their Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

     (d) The following definitions apply for purposes of this Section 4.18: (i) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials, (ii) "Loan Property" means any property in which the Company, Highland Bank, First Community Bank or any of their Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (iii) "Participation Facility" means any facility in which the Company, Highland Bank, First Community Bank or any of their Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

4.19. Approvals. As of the date of this Agreement, the Company knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained.

4.20. Loan Portfolio.

     (a) Except as set forth in Section 4.20 of the Company Disclosure Schedule, neither the Company, Highland Bank, First Community Bank or any of their Subsidiaries is a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), other than Loans the unpaid principal balance of which does not exceed $100,000, under the terms of which the obligor was, as of May 31, 1998, over 90 days delinquent in payment of principal or interest or in default of any other provision. Section 4.20 of the Company Disclosure Schedule sets forth all of the Loans in original principal amount in excess of $100,000 of the Company, Highland Bank, First Community Bank or any of their Subsidiaries that as of May 31, 1998, were classified as "Doubtful" or "Loss", or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder.

     (b) Each Loan in original principal amount in excess of $100,000 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

4.21. Property. Each of the Company, Highland Bank, First Community Bank and their Subsidiaries has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal,

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tangible or intangible, which are reflected on the consolidated statement of financial condition of the Company as of December 31, 1997 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business, (iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property is used on the date of this Agreement, (iv) for dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business or (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business. All leases pursuant to which the Company, Highland Bank, First Community Bank or any of their Subsidiaries, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms and neither the Company, Highland Bank, First Community Bank nor any of their Subsidiaries nor, to the knowledge of the Company, any other party thereto, is in default thereunder.

4.22. Accounting for the Merger; Reorganization. As of the date of this Agreement, the Company has no reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF BANCORPSOUTH

Subject to Article III, BancorpSouth hereby represents and warrants to the Company as follows:

5.1. Corporate Organization.

     (a) BancorpSouth is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. BancorpSouth has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. BancorpSouth is duly registered as a bank holding company under the BHC Act. The BancorpSouth Articles and Bylaws of BancorpSouth, copies of which have previously been made available to the Company, are true and correct copies of such documents as in effect as of the date of this Agreement.

     (b) BancorpSouth Bank is a Mississippi state bank validly existing and in good standing. The deposit accounts of BancorpSouth Bank are insured by the FDIC through the Bank Insurance Fund or Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. Each of BancorpSouth's other Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of BancorpSouth has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association, bylaws and similar governing documents of the BancorpSouth Bank, copies of which have previously been made available to the Company, are true and correct copies of such documents as in effect as of the date of this Agreement.

     (c) The minute books of BancorpSouth and each of its Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1996 of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

5.2. Capitalization.

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     (a) The authorized capital stock of BancorpSouth consists of 500,000,000 shares of BancorpSouth Common Stock. As of June 18, 1998, there were 44,792,042 shares of BancorpSouth Common Stock issued and outstanding, and 105,052 shares of BancorpSouth Common Stock were held in BancorpSouth's treasury. As of the date of this Agreement, no shares of BancorpSouth Common Stock were reserved for issuance, except with respect to employee benefit plans, stock option plans, BancorpSouth's rights plan and that certain Agreement and Plan of Merger, dated as of May 2, 1998, between BancorpSouth and Merchants Capital Corporation and the transactions contemplated therein. All of the issued and outstanding shares of BancorpSouth Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above with respect to reserved shares and for the BancorpSouth's dividend reinvestment plan, BancorpSouth does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of BancorpSouth Common Stock or any other equity securities of BancorpSouth or any securities representing the right to purchase or otherwise receive any shares of BancorpSouth Common Stock. The shares of BancorpSouth Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

     (b) Schedule 22 to BancorpSouth's Annual Report on Form 10-K for the year ended December 31, 1997 sets forth a true and correct list of all of the BancorpSouth Subsidiaries as of the date of this Agreement. BancorpSouth owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of BancorpSouth, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Subsidiary of BancorpSouth has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of BancorpSouth calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

5.3. Authority; No Violation.

     (a) BancorpSouth has full corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of BancorpSouth, and no other corporate proceedings on the part of BancorpSouth are necessary to approve this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Stock Option Agreement has been duly and validly executed and delivered by BancorpSouth and (assuming due authorization, execution and delivery by the Company, Highland Bank and First Community Bank) each of this Agreement and the Stock Option Agreement constitutes a valid and binding obligation of BancorpSouth, enforceable against BancorpSouth in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     (b) Neither the execution and delivery of this Agreement or the Stock Option Agreement by BancorpSouth, nor the consummation by BancorpSouth of the transactions contemplated hereby or thereby, nor compliance by BancorpSouth with any of the terms or provisions hereof or thereof, will (i) violate any provision of the BancorpSouth Articles or Bylaws of BancorpSouth, or the articles of incorporation or bylaws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to

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BancorpSouth or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of BancorpSouth or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BancorpSouth or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

5.4. Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and the FDIC under the FDIA, and approval of such applications and notices, (b) such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the S-4, (d) the filing of the Articles of Merger with the Mississippi Secretary, the Delaware Secretary, the Alabama Secretary, the Mississippi Department and the Alabama Department, as applicable, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of BancorpSouth Common Stock pursuant to this Agreement and (f) approval for listing of the BancorpSouth Common Stock to be issued in the Merger on the NYSE, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by BancorpSouth of this Agreement and (2) the consummation by BancorpSouth of the Merger and the other transactions contemplated hereby.

5.5. Reports. BancorpSouth and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1996 with any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of BancorpSouth and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of BancorpSouth, investigation into the business or operations of BancorpSouth or any of its Subsidiaries since December 31, 1996. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of BancorpSouth or any of its Subsidiaries.

5.6. Financial Statements. BancorpSouth has previously made available to the Company copies of (i) the consolidated balance sheets of BancorpSouth and its Subsidiaries as of December 31 for the fiscal years 1996 and 1997 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1996 through 1997, inclusive, as reported in BancorpSouth's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to BancorpSouth, and (ii) the unaudited consolidated balance sheet of BancorpSouth and its Subsidiaries as of March 31, 1998 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the three months ended March 31, 1998, as reported in BancorpSouth's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the SEC under the Exchange Act. The December 31, 1997 consolidated balance sheet of BancorpSouth (including the related notes, where applicable) fairly presents the consolidated financial position of BancorpSouth and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 5.6 (including the related notes, where applicable) fairly present and the financial statements to be filed with the SEC after the date hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of BancorpSouth and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies, and the financial

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


statements to be filed with the SEC after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed with the SEC after the date hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of BancorpSouth and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

5.7. Broker's Fees. Neither BancorpSouth nor any Subsidiary of BancorpSouth, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Stock Option Agreement.

5.8. Absence of Certain Changes or Events. Except as may be disclosed in any BancorpSouth Report (as defined in Section 5.12) filed with the SEC prior to the date of this Agreement, since December 31, 1997, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on BancorpSouth.

5.9. Legal Proceedings.
----------------------

     (a) Except as set forth in BancorpSouth's Annual Report on Form 10-K for the year ended December 31, 1997 or as disclosed pursuant to Section 5.16 hereto, neither BancorpSouth nor any of its Subsidiaries is a party to any and there are no pending or, to BancorpSouth's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BancorpSouth or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Stock Option Agreement .

     (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon BancorpSouth, any of its Subsidiaries or the assets of BancorpSouth or any of its Subsidiaries.

5.10. Taxes. Except as set forth in Section 5.10 of the BancorpSouth Disclosure Schedule, each of BancorpSouth and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted without penalty) all Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of BancorpSouth (in accordance with GAAP) for all Taxes shown to be due on such Tax Returns. Except as set forth in Section 5.10 of the BancorpSouth Disclosure Schedule, as of the date hereof, neither BancorpSouth nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, and as of the date hereof, with respect to each taxable period of BancorpSouth and its Subsidiaries, the federal and state income Tax Returns of BancorpSouth and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review.

5.11. Employees.
---------------

     (a) Section 5.11(a) of the BancorpSouth Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the ERISA); "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to as of the date of this Agreement (the "BancorpSouth Plans") by BancorpSouth, any of

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its Subsidiaries or by any trade or business, whether or not incorporated (a
"BancorpSouth ERISA Affiliate"), all of which together with BancorpSouth would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of BancorpSouth, any Subsidiary or any BancorpSouth ERISA Affiliate.

     (b) Each of the BancorpSouth Plans is in compliance with the applicable provisions of the Code and ERISA; each of the BancorpSouth Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of the BancorpSouth, nothing has occurred which could reasonably be expected to result in the revocation of such letter; no BancorpSouth Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither BancorpSouth nor any BancorpSouth ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a BancorpSouth Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of BancorpSouth no proceedings have been instituted to terminate any BancorpSouth Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any BancorpSouth Plan (other than a reportable event with respect to which the thirty day notice period has been waived); no condition exists that presents a material risk to BancorpSouth of incurring a liability to or on account of a BancorpSouth Plan pursuant to Title IV of ERISA; no BancorpSouth Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) and no BancorpSouth Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or, to the knowledge of BancorpSouth, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the BancorpSouth Plans or any trusts related thereto.

5.12. SEC Reports. BancorpSouth has previously made available to the Company a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 1996 by BancorpSouth with the SEC pursuant to the Securities Act of 1933 (the "Securities Act") or the Exchange Act (the "BancorpSouth Reports") and (b) communication mailed by BancorpSouth to its shareholders since December 31, 1996, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. BancorpSouth has timely filed all BancorpSouth Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all BancorpSouth Reports complied with the published rules and regulations of the SEC with respect thereto.

5.13. BancorpSouth Information. The information relating to BancorpSouth and its Subsidiaries to be contained in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company, Highland Bank, First Community Bank or any of their Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 will comply with the provisions of the Securities Act and the rules and regulations thereunder.

5.14. Compliance with Applicable Law. BancorpSouth and each of its Subsidiaries holds, and has at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and other than matters addressed by Section 5.16 have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to BancorpSouth or any of its Subsidiaries, and neither BancorpSouth nor any of its Subsidiaries has received notice, and BancorpSouth does not know, of any violations of any of the above.

5.15. Ownership of Company Common Stock; Affiliates and Associates. As of the date hereof, neither BancorpSouth nor any of its affiliates or associates (as such terms are defined under the

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


Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Company, Highland Bank or First Community Bank (other than Trust Account Shares and DPC Shares).

5.16. Agreements with Regulatory Agencies. Except as disclosed to the Company orally or in writing, neither BancorpSouth nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, a "BancorpSouth Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has BancorpSouth or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any BancorpSouth Regulatory Agreement.

5.17. Environmental Matters.

     (a) Each of BancorpSouth and its Subsidiaries and, to the knowledge of BancorpSouth, each of the Participation Facilities and the Loan Properties (each as hereinafter defined), are in compliance with all Environmental Laws;

     (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of BancorpSouth, threatened, before any Governmental Entity or other forum in which BancorpSouth, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (ii) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by BancorpSouth or any of its Subsidiaries, any Participation Facility or any Loan Property;

     (c) To the knowledge of BancorpSouth during the period of (i) BancorpSouth's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (ii) BancorpSouth's or any of its Subsidiaries' participation in the management of any Participation Facility, or (iii) BancorpSouth's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of BancorpSouth, prior to the period of (i) BancorpSouth's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (ii) BancorpSouth's or any of its Subsidiaries' participation in the management of any Participation Facility, or (iii) BancorpSouth's or any of its Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

     (d) The following definitions apply for purposes of this Section 5.17: (i) "Loan Property" means any property in which BancorpSouth or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (ii) "Participation Facility" means any facility in which BancorpSouth or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

5.18. Approvals. As of the date of this Agreement, BancorpSouth knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained.

5.19. Loan Portfolio.

     (a) Except as set forth in Section 5.19 of the BancorpSouth Disclosure Schedule, neither BancorpSouth nor any of its Subsidiaries is a party to any written or oral Loan, other than Loans the

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unpaid principal balance of which does not exceed $100,000, under the terms of which the obligor was, as of May 31, 1998, over 90 days delinquent in payment of principal or interest or in default of any other provision. Section 5.19 of the BancorpSouth Disclosure Schedule sets forth all Loans in original principal amounts in excess of $100,000 of BancorpSouth or any of its Subsidiaries that were as of May 31, 1998, classified as "Doubtful" or "Loss", or words of similar import.

     (b) Each Loan in original principal amount in excess of $100,000 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

5.20. Property. Each of BancorpSouth and its Subsidiaries has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal, tangible or intangible, and which are reflected on the consolidated statement of financial condition of BancorpSouth as of December 31, 1997 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business,
(iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property is used on the date of this Agreement, (iv) for dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business or (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business. All leases pursuant to which BancorpSouth or any Subsidiary of BancorpSouth, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms and neither BancorpSouth nor any of its Subsidiaries nor, to the knowledge of BancorpSouth, any other party thereto is in default thereunder.

5.21. Accounting for the Merger; Reorganization. As of the date of this Agreement, BancorpSouth has no reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

                                   ARTICLE VI
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1. Covenants of the Company, Highland Bank and First Community Bank. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement and the Stock Option Agreement or with the prior written consent of BancorpSouth, the Company, Highland Bank, First Community Bank and their Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement and the Stock Option Agreement or as consented to in writing by BancorpSouth, the Company, Highland Bank or First Community Bank shall not, and shall not permit any of their Subsidiaries to:

     (a) declare or pay any dividends on, or make other distributions in respect of any of its capital stock during any period, at a rate that is inconsistent with its past practice or in excess of the rate of its most recent dividend or distribution prior to the date hereof;

     (b) (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof) any shares of the capital stock of the Company, Highland Bank, First Community Bank or any of their Subsidiaries, or any securities convertible into or exercisable for any shares of the capital stock of the Company, Highland Bank, First Community Bank or any of their Subsidiaries, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(iii) issue, deliver or sell, or authorize or

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propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except, in the case of clauses (ii) and (iii), for the issuance of Company Common Stock, Highland Common Stock or First Community Common Stock upon the exercise or fulfillment of rights or options issued or existing pursuant to (A) employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement and in accordance with their present terms or (B) the Stock Option Agreement;

     (c) amend its Articles of Incorporation, Bylaws or other similar governing documents;

     (d) authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate, facilitate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make a takeover proposal; provided, however, that the Company, Highland Bank and First Community Bank may communicate information about any such takeover proposal to its respective shareholders if, in the judgment of the Company's, Highland Bank's or First Community Bank's respective Boards of Directors, based upon the advice of outside counsel, such communication is required under applicable law, provided further, however, that the Company, Highland Bank and First Community Bank may, and may authorize and permit its officers, directors, employees or agents to, (i) provide or cause to be provided such information, and (ii) participate in such discussions or negotiations, if the respective Boards of Directors of the Company, Highland Bank or First Community Bank after having consulted with and considered the advice of outside counsel, has determined that the failure to do so could cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. The Company, Highland Bank and First Community Bank will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than BancorpSouth with respect to any of the foregoing. The Company, Highland Bank and First Community Bank will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.1(d). The Company, Highland Bank and First Community Bank will notify BancorpSouth immediately if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, Highland Bank or First Community Bank, as applicable, and the Company, Highland Bank and First Community Bank will promptly (within 24 hours) inform BancorpSouth in writing of all of the relevant details with respect to the foregoing including the material terms and conditions of such request or takeover proposal and the identity of the person or group making such request or proposal. The Company, Highland Bank and First Community Bank will keep BancorpSouth fully informed of the status and details (including amendments or proposed amendments) of any such request or takeover proposal. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company, Highland Bank, First Community Bank or any of their Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company, Highland Bank, First Community Bank or any of their Subsidiaries, other than the transactions contemplated or permitted by this Agreement or the Stock Option Agreement ;

     (e) make any capital expenditures other than those which are set forth in
Section 6.1 of the Company Disclosure Schedule or (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $100,000 in the aggregate;

     (f) enter into any new line of business other than the sale of annuities;

     (g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to

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the Company, Highland Bank or First Community Bank, or which could reasonably be expected to impede or delay consummation of the Merger, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;

     (h) except as contemplated by Article III hereto, take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

     (i) change its methods of accounting in effect December 31, 1997, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;

     (j) except as set forth in Section 7.7 hereof, as required by applicable law or as required to maintain qualification pursuant to the Code, (i) adopt, amend, or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between the Company, Highland Bank, First Community Bank or any of their Subsidiaries and one or more of its current or former directors, officers or (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares).

     (k) take or permit to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a reorganization under Section 368(a) of the Code;

     (l) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

     (m) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

     (n) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

     (o) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company, Highland Bank, First Community Bank or any of their Subsidiaries is a party or by which the Company, Highland Bank, First Community Bank or any of their Subsidiaries or their respective properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date, or amend or waive the provisions of any confidentiality or standstill agreement to which the Company, Highland Bank, First Community Bank or any of their affiliates is a party as of the date hereof;

     (p) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval (as defined in Section 8.1(c));

     (q) enter into any Loans in an original principal amount in excess of $2,000,000; or

     (r) agree or commit to do any of the foregoing.


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6.2. Covenants of BancorpSouth. Except as otherwise contemplated by this
Agreement or consented to in writing by the Company, BancorpSouth shall not, and shall not permit any of its Subsidiaries to:

     (a) except as contemplated by Article III hereto, take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

     (b) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval;

     (c) change its methods of accounting in effect at December 31, 1997, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by BancorpSouth's independent auditors;

     (d) take or permit to be taken any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or a reorganization under Section 368(a) of the Code; or

     (e) agree or commit to do any of the foregoing.

6.3. Conduct of BancorpSouth's Business. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, or with the prior written consent of the Company, BancorpSouth shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

7.1. Regulatory Matters.

     (a) BancorpSouth and the Company, Highland Bank and First Community Bank shall promptly prepare and file with the SEC the Proxy Statement, and BancorpSouth shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company, Highland Bank, First Community Bank and BancorpSouth shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and each of the Company, Highland Bank and First Community Bank shall thereafter mail the Proxy Statement to its respective shareholders. BancorpSouth shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger). The Company and BancorpSouth shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or BancorpSouth, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate

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the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) BancorpSouth and the Company, Highland Bank and First Community Bank shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of BancorpSouth, the Company, Highland Bank, First Community Bank or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (d) BancorpSouth and the Company, Highland Bank and First Community Bank shall promptly furnish each other with copies of written communications received by BancorpSouth or the Company, Highland Bank or First Community Bank, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

7.2. Access to Information.

     (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives (each, a "Representative") of the other party, access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, it shall, and shall cause its Subsidiaries to, make available to the other party all information concerning its business, properties and personnel as the other party may reasonably request. In addition, the Company, Highland Bank and First Community Bank shall permit a Representative of BancorpSouth to have access to the premises and observe the operations of the Company, Highland Bank and First Community Bank during normal business hours and to attend each meeting of their respective Boards of Directors and committees thereof (other than during discussions regarding this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby). Neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. Such party shall identify the nature of the limitation on access and disclosure, and the parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) All information furnished to BancorpSouth pursuant to Section 7.2(a) shall be subject to, and BancorpSouth shall hold all such information in confidence in accordance with, the provisions of the confidentiality agreement dated June 11, 1998 (the "Confidentiality Agreement"), between BancorpSouth and the Company. Each of the Company, Highland Bank and First Community Bank shall have the same obligations to BancorpSouth under the Confidentiality Agreement with respect to information furnished to the Company pursuant to Section 7.2(a) as if the Company were the receiving party under such Confidentiality Agreement.

     (c) Notwithstanding anything in the Confidentiality Agreement or any other agreement to the contrary, no investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein and the parties shall remain responsible for the same.

7.3. Shareholder Meetings. Each of the Company, Highland Bank and First Community Bank shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval and adoption of this Agreement. Each of the Company,

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Highland Bank and First Community Bank will, through its respective Board of
Directors, recommend to its respective shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement.

7.4. Legal Conditions to Merger. Each of BancorpSouth and the Company, Highland Bank and First Community Bank shall, and shall cause their Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company, Highland Bank, First Community Bank or BancorpSouth or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

7.5. Affiliates. Each of BancorpSouth and the Company, Highland Bank and First Community Bank shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, a written agreement, in the form of Exhibit 7.5(a) hereto (in the case of affiliates of BancorpSouth) or Exhibit 7.5(b) hereto (in the case of affiliates of the Company, Highland Bank and First Community Bank).

7.6. Stock Exchange Listing. BancorpSouth shall use its reasonable best efforts to cause the shares of BancorpSouth Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as of the Effective Time.

7.7. Employee Benefit Plans; Existing Agreements; Stay Pay Program.

     (a) As of the Effective Time, the employees of the Company and its Subsidiaries (the "Company Employees") shall be eligible to participate in BancorpSouth's employee benefit plans in which similarly situated employees of BancorpSouth or BancorpSouth Bank participate, to the same extent as similarly situated employees of BancorpSouth or BancorpSouth Bank (it being understood that inclusion of Company Employees in BancorpSouth's employee benefit plans may occur at different times with respect to different plans).

     (b) With respect to each BancorpSouth Plan that is an "employee benefit plan," as defined in Section 3(3)of ERISA, for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits or 401(k) eligibility), service with the Company (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with BancorpSouth; provided; however, that such service shall not be recognized to the extent that such recognition would result in a duplication or increase of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each BancorpSouth Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Company Plan. Company Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the BancorpSouth Plan.

     (c) As of the Effective Time, BancorpSouth shall assume and honor and shall cause the appropriate Subsidiaries of BancorpSouth to assume and to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing prior to the execution of this Agreement which are between the Company or any of its Subsidiaries and any

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director, officer or employee thereof and which have been disclosed in the
Company Disclosure Schedule.

     (d) BancorpSouth and the Company, Highland Bank and First Community Bank agree to cooperate and take all reasonable actions to effect the merger of any employee benefit plan that is intended to be qualified under Section 401(a) of the Code into the appropriate tax-qualified retirement plan of BancorpSouth after the Merger is completed, so that such plan merger satisfies the requirements of Section 414(l) of the Code; provided, however, that BancorpSouth shall not be obligated to effect such a merger of a plan unless such plan is fully funded under Section 412 of the Code and Section 302 of ERISA, to the extent applicable, and the merger would not jeopardize the tax-qualified status of any BancorpSouth Plan.

     (e) BancorpSouth and the Company, Highland Bank and First Community Bank shall cooperate in establishing a "stay pay" program for certain employees of the Company, Highland Bank and First Community Bank, whereby such employees would be paid up to three months of compensation as an incentive to remain in the employ of the Company, Highland Bank and First Community Bank, as applicable, during the period between the date hereof and the Closing. The parties hereto shall negotiate the specific terms and conditions of such "stay pay" program in good faith.

7.8. Indemnification.

     (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company, Highland Bank, First Community Bank or any of their Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to the fact that (i) he is or was a director, officer or employee of the Company, any of the Subsidiaries of the Company or any of their respective predecessors or affiliates or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, BancorpSouth shall indemnify and hold harmless, as and to the extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with BancorpSouth; provided, however, that (1) BancorpSouth shall have the right to assume the defense thereof and upon such assumption BancorpSouth shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if BancorpSouth elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between BancorpSouth and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with BancorpSouth, and BancorpSouth shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) BancorpSouth shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) BancorpSouth shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) BancorpSouth shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification

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under this Section 7.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify BancorpSouth thereof, provided that the failure to so notify shall not affect the obligations of BancorpSouth under this Section 7.8 except to the extent such failure to notify materially prejudices BancorpSouth. BancorpSouth's obligations under this
Section 7.8 shall continue in full force and effect without time limit from and after the Effective Time.

     (b) BancorpSouth shall cause the persons serving as officers and directors of the Company, Highland Bank, First Community Bank and their Subsidiaries immediately prior to the Effective Time to be covered for a period of three years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company, Highland Bank, First Community Bank and their Subsidiaries, as applicable (provided that BancorpSouth may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall BancorpSouth be required to expend on an annual basis more than 125% of the current amount expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if BancorpSouth is unable to maintain or obtain the insurance called for by this Section 7.8(b), BancorpSouth shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

     (c) In the event BancorpSouth or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of BancorpSouth assume the obligations set forth in this section.

     (d) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

7.9. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by BancorpSouth.

7.10. Coordination of Dividends. After the date of this Agreement each of BancorpSouth and the Company shall coordinate with the other the declaration of any dividends in respect of the Company Common Stock and the record dates and payments dates relating thereto, it being the intention of the parties that the holders of Company Common Stock may (to the extent allowed by law and declared) receive one, but not more than one, dividend for any period with respect to their shares of Company Common Stock and any shares of BancorpSouth Common Stock any holder of Company Common Stock receives in exchange therefor in the Merger.

7.11 Stock Option Agreement. Contemporaneously with the execution and delivery of this Agreement, the Company and BancorpSouth shall execute and deliver the Stock Option Agreement.

7.12 Highland Options. Each Highland Option that is outstanding but is not vested in accordance with its terms and has not been exercised immediately prior to the Effective Time shall terminate and be canceled as of the Effective Time.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

8.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Shareholder Approvals. This Agreement shall have been approved and adopted by the requisite vote of the respective shareholders of the Company, Highland Bank and First Community Bank under applicable law.

     (b) Listing of Shares. The shares of BancorpSouth Common Stock which shall be issued to the shareholders of the Company, Highland Bank and First Community Bank upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

     (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

     (f) Employment Agreement. Larry R. Mathews shall have entered into a written employment agreement with BancorpSouth Bank containing non-competition provisions satisfactory to BancorpSouth in its reasonable discretion, or the Employment Agreement, dated as of January 1, 1998, between the Company and Larry R. Mathews, shall have been duly amended by the parties thereto to delete the last sentence of Section 6(a) thereof.

8.2. Conditions to Obligations of BancorpSouth. The obligation of BancorpSouth to effect the Merger is also subject to the satisfaction or waiver by BancorpSouth at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of the Company set forth in this Agreement (other than those set forth in Section 4.2) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of the Company set forth in Section 4.2 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. BancorpSouth shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

     (b) Performance of Obligations of the Company. Each of the Company, Highland Bank and First Community Bank shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and BancorpSouth shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

     (d) Tax Opinion. BancorpSouth shall have received an opinion from Waller Lansden Dortch & Davis, PLLC, counsel to BancorpSouth ("BancorpSouth's Counsel"), in form and substance reasonably satisfactory to BancorpSouth, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes:

           (i) No gain or loss will be recognized by BancorpSouth, the Company, Highland Bank or First Community Bank as a result of the Merger;

           (ii) No gain or loss will be recognized by the shareholders of the Company, Highland Bank and First Community Bank who exchange all of their Acquiree Common Stock solely for BancorpSouth Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in BancorpSouth Common Stock); and

           (iii) The aggregate tax basis of the BancorpSouth Common Stock received by shareholders who exchange all of their Acquiree Common Stock solely for BancorpSouth Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Acquiree Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

     In rendering such opinion, BancorpSouth's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of BancorpSouth, the Company and others, reasonably satisfactory in form and substance to such counsel.

     (e) Legal Opinion. BancorpSouth shall have received an opinion from the Company's Counsel (as defined below), in form and substance reasonably satisfactory to BancorpSouth, dated the Effective Time, relating to the enforceability of this Agreement and such other matters as BancorpSouth may reasonably request; provided, however, that as to matters of Mississippi law, the Company's Counsel may rely upon an opinion of Mississippi counsel addressed to it or may cause such opinion to be issued directly to BancorpSouth.

     (f) Pooling Treatment. KPMG Peat Marwick LLP, certified public accountants for BancorpSouth, and Ernst & Young LLP, certified public accountants for the Company, shall have each delivered a letter dated the Closing Date and addressed to BancorpSouth, to the effect that the Merger will qualify for pooling of interests accounting treatment under applicable accounting standards if consummated in accordance with this Agreement.

     (g) Shareholder Approval of Employment Agreement. Prior to the Effective Time, the shareholders of the Company shall have duly approved the Employment Agreement, dated as of January 1, 1998, between the Company and Larry R. Mathews, such that the provisions of the Employment Agreement do not result in any "excess parachute payments," within the meaning of Section 280G of the Code, in accordance with Section 280G(b)(5) of the Code.

     (h) Transfer of Certain Shares. Prior to the Effective Time, the Company shall have conveyed for fair value all of its holdings of shares of capital stock of EBSCO Industries, Inc. and of Shrewsbury Bank to a person or entity that is not a Subsidiary of the Company.

     (i) Highland Preferred Stock. Highland Bank shall have redeemed all of the outstanding shares of Highland Preferred Stock at a redemption price per share not greater than the par value per share thereof.

8.3. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of BancorpSouth set forth in this Agreement (other than those set forth in Section 5.2) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of BancorpSouth set forth in Section 5.2 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of BancorpSouth by the Chief Executive Officer and the principal financial officer of BancorpSouth to the foregoing effect.

     (b) Performance of Obligations of BancorpSouth. BancorpSouth shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of BancorpSouth by the Chief Executive Officer and the principal financial officer of BancorpSouth to such effect.

     (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

     (d) Tax Opinion. The Company shall have received an opinion from Bradley Arant Rose & White LLP (the "Company's Counsel"), in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes:

           (i) No gain or loss will be recognized by BancorpSouth, the Company, Highland Bank or First Community Bank as a result of the Merger;

           (ii) No gain or loss will be recognized by the shareholders of the Company, Highland Bank and First Community Bank who exchange all of their Acquiree Common Stock solely for BancorpSouth Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in BancorpSouth Common Stock); and

           (iii) The aggregate tax basis of the BancorpSouth Common Stock received by shareholders who exchange all of their Acquiree Common Stock solely for BancorpSouth Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Acquiree Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

     In rendering such opinion, the Company's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of BancorpSouth, the Company and others, reasonably satisfactory in form and substance to such counsel.

     (e) Fairness Opinion. Prior to the mailing of the Proxy Statement, the Company shall have received an opinion from Alex Sheshunoff & Co. Investment Banking to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger is fair to the shareholders of the Company from a financial point of view.

     (f) Legal Opinion. The Company shall have received an opinion from BancorpSouth's Counsel, in form and substance reasonably satisfactory to the Company, dated the Effective Time, relating to the enforceability of this Agreement, the validity of the shares of BancorpSouth Common Stock to be issued in the Merger and such other matters as the Company may reasonably request; provided, however, that as to matters of Mississippi law, BancorpSouth's Counsel may rely upon an opinion of Mississippi counsel addressed to it or may cause such opinion to be issued directly to the Company.

                                   ARTICLE IX
                           TERMINATION AND AMENDMENT

9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the parties hereto:

     (a) by mutual consent of the Company and BancorpSouth in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

     (b) By either BancorpSouth or the Company upon written notice to the other party (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

     (c) by either BancorpSouth or the Company if the Merger shall not have been consummated on or before January 31, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

     (d) by either BancorpSouth or the Company (provided that the Company may not terminate if it is in material breach of any of its obligations under
Section 7.3) if any approval of the shareholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof;

     (e) by either BancorpSouth or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if any of the representations or warranties set forth in this Agreement on the part of the other party shall be untrue or incorrect in any material respect, which is not cured within thirty days following written notice to the party making such representation, or which, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 9.1(e) unless the representation or warranty, together with all other representations and warranties that are untrue or incorrect, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 8.2(a) (in the case of a representation or warranty by the Company) or Section 8.3(a) (in the case of a representation or warranty by BancorpSouth);

     (f) by either BancorpSouth or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing;

     (g) by the Board of Directors of BancorpSouth, if the Board of Directors of the Company, Highland Bank and First Community Bank shall have failed to recommend in the Proxy Statement that the Company's, Highland Bank's and First Community Bank's shareholders, as applicable, approve and adopt this Agreement, or shall have withdrawn, modified or changed in a manner adverse to BancorpSouth its approval or recommendation of this Agreement and the transactions contemplated hereby;

     (h) by either BancorpSouth or the Company as provided in Sections 1.4(a), 1.5(a) and 1.6(a) hereof.

9.2. Effect of Termination. In the event of termination of this Agreement by either BancorpSouth or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except (i) Sections 7.2(b), 9.2 and 10.3 shall survive any termination of this Agreement and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

9.3. Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company, Highland Bank and First Community Bank; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company's, Highland Bank's and First Community Bank's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company's, Highland Bank's and First Community Bank's shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.4. Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE X
                               GENERAL PROVISIONS

10.1. Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Central Standard Time) on the first day which is (a) the last business day of month and (b) at least two business days after the satisfaction or waiver (subject to applicable law) of the last to occur of the conditions set forth in Article VIII hereof (other than those conditions which relate to actions to be taken at the Closing) (the "Closing Date"), at Waller Lansden Dortch & Davis, PLLC, 511 Union Street, Suite 2100, Nashville, Tennessee 37219, or at such other time, date and place as is agreed to by the parties hereto.

10.2. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Stock Option Agreement which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

10.3. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

10.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                        (a) if to BancorpSouth, to:

                        BancorpSouth, Inc.
                        One Mississippi Plaza
                        Tupelo, Mississippi  38801
                        Attention: Aubrey B. Patterson

                        with a copy (which shall not constitute notice) to:

                        Waller Lansden Dortch & Davis,
                        A Professional Limited Liability Company
                        511 Union Street, Suite 2100
                        Nashville, Tennessee 37219
                        Attention: Ralph W. Davis, Esq.

                        and

                        (b)  if to the Company, Highland Bank or
                        First Community Bank, to:

                        Alabama Bancorp., Inc.
                        2211 Highland Avenue
                        Birmingham, Alabama  35255
                        Attention: Larry R. Mathews

                        with a copy (which shall not constitute notice) to:

                        Bradley Arant Rose & White LLP
                        2001 Park Place, Suite 1400
                        Birmingham, Alabama  35203
                        Attention: Paul S. Ware, Esq.

10.5. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated in such specific provision. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 19, 1998.

10.6. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.7. Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement and the Stock Option Agreement.

10.8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Mississippi, without regard to its principles of conflicts of laws.

10.9. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in 7.2(b) of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Section 7.2(b) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.11. Publicity. Except as otherwise required by law or the rules of the NYSE, so long as this Agreement is in effect, neither BancorpSouth nor the Company, Highland Bank or First Community Bank shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which such consent shall not be unreasonably withheld.

10.12. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                         [NEXT PAGE IS SIGNATURE PAGE.]

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                        BANCORPSOUTH, INC.

                        By:  /s/ AUBREY B. PATTERSON
                        ----------------------------
                        Name: Aubrey B. Patterson
                        Title:   Chairman and Chief Executive Officer

                        ALABAMA BANCORP., INC.


                        By: /s/ LARRY R. MATHEWS
                        ------------------------
                        Name:  Larry R. Mathews
                        Title:    President

                        HIGHLAND BANK


                        By: /s/ LARRY R. MATHEWS
                        ------------------------
                        Name:  Larry R. Mathews
                        Title:    President and Chief Executive Officer

                        FIRST COMMUNITY BANK OF THE SOUTH


                        By: /s/ LARRY R. MATHEWS
                        ------------------------
                        Name:  Larry R. Mathews
                        Title:    Director

                                                                         ANNEX B

                        DELAWARE GENERAL CORPORATION LAW

                         SECTION 262 - APPRAISAL RIGHTS

Section  262. Appraisal Rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251, 252, 254, 257, 258, 263 or 264 of this title:

           (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

           (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                 a. Shares of stock of the corporation surviving or resulting from such merger or consolidation;

                 b. Shares of stock of any other corporation which at the
            effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders;

                 c. Cash in lieu of fractional shares of the corporations
            described in the foregoing subparagraphs a. and b. of this paragraph; or

                 d. Any combination of the shares of stock and cash in lieu of fractional shares described in the foregoing subparagraphs a., b. and c. of this paragraph.

           (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (3) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

           (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

           (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving

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or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote

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such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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                                                                         ANNEX C

                                CODE OF ALABAMA

                        ARTICLE 13.  DISSENTERS' RIGHTS


Section 10-2B-13.01. Definitions

     (1) "Corporate action" means the filing of articles of merger or share exchange by the probate judge or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters' rights.

     (2) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 10-2B-13.02 and who exercises that right when and in the manner required by Sections 10-2B-13.20 through 10-2B-13.28.

     (4) "Fair Value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (7) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (8) "Shareholder" means the record shareholder or the beneficial shareholder.


Section 10-2B-13.02. Right to dissent

     (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

           (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 10-2B-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 10-2B-11.04;

           (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

           (3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or

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      substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

           (4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter's shares because it:

                 (i) Alters or abolishes a preferential right of the shares;

                 (ii) Creates, alters, or abolishes a right in respect of
            redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

                 (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

                 (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                 (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 10-2B-6.04; or

           (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.


Section 10-2B-13.03. Dissent as to fewer than all shares held -- Beneficial owners

     (a) A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

           (1) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

           (2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.


Section 10-2B-13.20. Notice of rights

     (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are

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or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Section 10-2B-13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters' rights that the action was taken; and (2) send them the dissenters' notice described in
Section 10-2B-13.22.


Section 10-2B-13.21. Requirements for exercise of rights

     (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is submitted to a vote at a shareholder's meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment or his or her shares if the proposed action is effectuated; and (2) must not vote his or her shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his or her shares under this article.


Section 10-2B-13.22. Dissenters' notice

     (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 10-2B-13.21.

     (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

           (1) State where the payment demand must be sent;

           (2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;

           (3) Supply a form for demanding payment;

           (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and

           (5) Be accompanied by a copy of this article.


Section 10-2B-13.23. Duty to demand payment

     (a) A shareholder sent a dissenters' notice described in Section 10-2B-13.22 must demand payment in accordance with the terms of the dissenters' notice.

     (b) The shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment by the date set in the dissenters' notice is not entitled to payment for his or her shares under this article.


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


     (d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto.


Section 10-2B-13.24. Share restrictions

     (a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for (1) notation thereon by the corporation that such demand has been made and (2) return to the shareholder by the corporation.

     (b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders' rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

     (c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares.

     (d) A transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.


Section 10-2B-13.25. Offer of payment

     (a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Section 10-2B-13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b) The offer of payment must be accompanied by:

           (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;

           (2) A statement of the corporation's estimate of the fair value of the shares;

           (3) An explanation of how the interest was calculated;

           (4) A statement of the dissenter's right to demand payment under
      Section 10-2B-13.28; and

           (5) A copy of this article.

     (c) Each dissenter who agrees to accept the corporation's offer of payment infull satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters' notice. Upon receiving the certificate or certificates, the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares.


Section 10-2B-13.26. Failure to take action


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     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.

     (b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 10-2B-13.22and repeat the payment demand procedure.


Section 10-2B-13.27.  Reserved.


Section 10-2B-13.28. Procedure if shareholder dissatisfied with corporation's offer or failure to perform

     (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation's offer under
Section 10-2B-13.25 and demand payment of the fair value of his or her shares and interest due, if:

           (1) The dissenter believes that the amount offered under Section 10-2B-13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

           (2) The corporation fails to make an offer under Section 10-2B-13.25 within 60 days after the date set for demanding payment; or

           (3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares.


Section 10-2B-13.30. Commencement of proceedings

     (a) If a demand for payment under Section 10-2B-13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.

     (d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under Section 10-2B-13.25.


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     (e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. If the court's determination as to the fair value of a dissenter's shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting shareholder. If the court's determination as to fair value, plus accrued interest, of a dissenter's shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection
(d), then the clerk shall return the balance of funds deposited, less any costs under Section 10-2B-13.31, to the corporation.

     (g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares.


Section 10-2B-13.31. Court costs and counsel fees

     (a) The court in an appraisal proceeding commenced under Section 10-2B-13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 10-2B-13.28.

     (b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

           (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 10-2B-13.20 through 10-2B-13.28; or

           (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.


Section 10-2B-13.32. Powers of corporation as to shares acquired pursuant to payment

     Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide.

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                                                                         ANNEX D

            [Letterhead of Alex Sheshunoff & Co. Investment Banking]


                                 June 19, 1998




Board of Directors
Alabama Bancorp
3401 Colonnade Parkway
Birmingham, Alabama   35243

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock of First Community Bank of the South, Fort Deposit, Alabama ("First Community"), and to the holders of the outstanding shares of common stock of Highland Bank, Birmingham, Alabama ("Highland") of the allocation of the value of the shares to be received by the holders of the stock of First Community and the holders of the stock of Highland in the proposed merger between Alabama Bancorp ("Alabama") and BancorpSouth, Inc., Tupelo, Mississippi, ("Bancorp"). The shares will be exchanged pursuant to an Agreement and Plan of Merger dated June 19, 1998 (the "Merger Agreement"). Pursuant to the Merger Agreement, Bancorp shall cause Alabama to be merged with and into Bancorp. In consideration of the merger, Bancorp has offered to exchange $77,000,000 in shares of its common stock for the outstanding shares of Alabama common stock.


The allocation of value between First Community and Highland is as follows:
     Highland Bank                         $61,929,250
     First Community Bank of the South     $15,070,750
     Total Consideration to be received    $77,000,000


Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") is regularly engaged in the valuation of securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. Sheshunoff was not engaged and did not participate in the negotiations leading to the merger.

In connection with our opinion, we have, among other things:

      1. Evaluated the relative contributions of First Community and Highland to Alabama's consolidated results based upon a review of the annual

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


            earnings for each bank for the four-year period ending December 31, 1997;

      2. Reviewed Call Report information as of December 1997 for Alabama, First Community and Highland;

      3. Conducted conversations with executive management regarding recent and projected financial performance of Alabama, First Community and Highland;

      4. Compared First Community's and Highland's recent operating results with those of certain other banks in the Southeast region of the United States which have recently been acquired;

      5. Compared First Community's and Highland's recent operating results with those of certain other banks in Alabama which have recently been acquired;

      6. Compared the pricing multiples for the respective values allocated to First Community and to Highland in the Merger to those of certain other banks in Alabama which have recently been acquired;

      7. Compared the pricing multiples for the respective values allocated to First Community and to Highland in the Merger to those of certain other banks in the Southeast region of the United States which have recently been acquired;

      8. Performed an affordability analysis based on the projections of earnings for combined entity subsequent to the Merger;

      9. Reviewed the historical stock price and trading volume of Bancorp common stock and the lack of any active market for the common stock of First Community, Highland and Alabama; and

      10.  Performed such other analyses as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to us by Alabama on behalf of First Community and Highland for the purposes of this opinion. In addition, where appropriate, we have relied upon publicly available information that we believe to be reliable, accurate and complete; however, we cannot guarantee the reliability, accuracy or completeness of any such publicly available information We have not made an independent evaluation of the assets or liabilities of Alabama, First Community, Highland or Bancorp, nor have we been furnished with any such appraisals.

We are not experts in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for losses and have assumed that such allowances for each of the companies are in the aggregate, adequate to cover such losses. We have

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assumed that both Alabama and Bancorp have received all required regulatory approvals necessary to consummate the Merger without conditions that will materially impact the Merger.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion.

Our opinion is limited to the fairness, from a financial point of view, to the holders of First Community's common stock and the holders of Highland's common stock, of the allocation of the purchase price between the holders of the common stock of each of the two banks. Moreover, this letter, and the opinion expressed herein, do not constitute a recommendation to any shareholder as to any approval of the Merger or the Merger Agreement. It is understood that this letter is for the information of the Board of Directors of Alabama and may not be used for any other purpose without our prior written consent.

Based on the foregoing and such other matters we have deemed relevant, it is our opinion, as of the date hereof, that the allocation of stock to be received by the holders of common stock of First Community and of Highland is fair, from a financial point of view, to the holders of First Community common stock and to the holders of Highland common stock.

                                    Very truly yours,



                                    ALEX SHESHUNOFF & CO.
                                    INVESTMENT BANKING



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                                                                         ANNEX E


THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO CERTAIN PROVISIONS CONTAINED HEREIN AND TO RESALE RESTRICTIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED


                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT ("AGREEMENT"), dated as of June 19, 1998, between ALABAMA BANCORP., INC., a Delaware corporation ("Issuer"), and BANCORPSOUTH, INC., a Mississippi corporation ("Grantee").

                              W I T N E S S E T H:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Agreement; and

     WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 5167 fully paid and nonassessable shares of Issuer's Common Stock, $0.25 par value per share ("Common Stock"), at a price of $2400.00 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section
2) within 90 days following such Subsequent Triggering Event. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 9.1(f) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional) or
Section 9.1(g) of the Merger Agreement; or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial

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Triggering Event or is a termination by Grantee pursuant to Section 9.1(f) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional) or Section 9.1(g) of the Merger Agreement. The term "Holder" shall mean the Grantee or any future holder or holders of the Option.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

           (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean with respect to any person except Grantee or any Grantee subsidiary (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Issuer or any Significant Subsidiary of Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer, or
      (z) any substantially similar transaction;

           (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its intention to withdraw or modify, in any manner adverse to Grantee, its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction;

           (iii) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

           (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

           (v) After an overture is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

           (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state

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      bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

           (i) The acquisition by any person of beneficial ownership of 25% or more of the then outstanding Common Stock; or

           (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) shall be 25%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

     (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

           "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

     It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably

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


satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or

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


the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 90 days of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practicable and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

7. (a) Immediately prior to the occurrence of a Repurchase Event (as defined below), (i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding

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the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, as reported or quoted on the exchange or market, if any, on which shares of Common Stock are then listed or included for quotation, or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to the Issuer.

     (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. Within the latter to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof, if any, that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

     (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the provisos to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise

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Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

           (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (B) Issuer in a merger in which Issuer is the continuing or surviving person, and (C) the transferee of all or substantially all of Issuer's assets.

           (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

           (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

           (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for

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


more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

     (f) Issuer shall not enter into any transaction described in subsection
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to obtain all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

10. The 90-day period for exercise of certain rights under Sections 2, 6, 7 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

11. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer and is enforceable against Issuer in accordance with its terms.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

12. Grantee hereby represents and warrants to Issuer that:

     (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

     (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

13. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as provided in Section 10); provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by

Grantee under the BHCA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

14. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to authorize for quotation the shares of Common Stock issuable hereunder on any exchange or market on which the shares of Issuer may be listed upon official notice of issuance and applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

19. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                        ALABAMA BANCORP., INC.


                        By:      /s/   LARRY R. MATHEWS
                                 -------------------------------------
                        Name:    Larry R. Mathews
                        Title:   President



                        BANCORPSOUTH, INC.



                        By:      /s/   AUBREY B. PATTERSON
                                 ------------------------------------
                        Name:    Aubrey B. Patterson
                        Title:   Chairman and Chief Executive Officer

                                                                         Annex F

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made by and between ALABAMA BANCORP., INC., an Alabama corporation (the "Company") and LARRY R. MATHEWS, an individual resident of Alabama (the "Executive") effective as of January 1, 1998.

                                   RECITALS:

     The Company desires to employ the Executive as its President and President and Chief Executive Officer of Highland Bank, its wholly owned subsidiary, pursuant to the terms hereof and the Executive is willing to become employed by the Company on the terms and conditions herein provided.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that on the effective date hereof:

     1. Employment. The Company shall employ the Executive, and the Executive shall serve the Company, as President of the Company and President and Chief Executive Officer of Highland Bank, its wholly owned subsidiary, upon the terms and conditions set forth herein. The Executive shall have such authority and responsibility consistent with his position and which may be set forth in the Company's bylaws or assigned by the Company's Board of Directors from time to time. The Executive shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy. The Executive may devote reasonable periods to serve as a director or advisor to other organizations, to charitable and community activities, and to managing his personal investments, provided that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Company.

     2. Terms. Unless earlier terminated as provided herein, the Executive's employment under this Agreement shall be for an initial term of one year from the date hereof and shall automatically renew (without further action of the Company or the Executive) for successive one year period unless and until either party gives notice of non-renewal at least 60 days prior to the expiration of the initial one (1) year period or any renewal year (for convenience, the initial year and all renewal years or portions thereof prior to the Termination Date are referred to as the "Term").

     3. Compensation and Benefits.

     (a) The Company shall pay the Executive base or minimum annual cash compensation consisting of two components: (i) a base annual salary of $180,000.00; and (ii) an annual bonus calculated as provided hereinbelow. The base salary shall be payable at least monthly at the rate of 1/12th of the annual base salary (pro-rated for the first and final months during the Term, if less than a full calendar month). The annual bonus shall be paid within 120 days after the end of each fiscal year. The annual bonus shall be based upon the net income before tax ("NIBT") for each fiscal year of the Company calculated in accordance with generally accepted accounting principles consistently applied. The amount of the annual bonus, shall be calculated by multiplying the applicable percentage set forth under column A, below, times the amount of the Company's NIBT for the applicable fiscal year. Examples of the calculation of the bonus under this paragraph (a) are set forth on Exhibit A attached hereto.


A. Percentage of NIBT To Be Paid To     B. If Applicable Fiscal Year's NIBT Is
Executive                               The Following Percentage Of The NIBT
                                        For the Highest Of The Three Preceding
                                        Fiscal Years

1) 2.0%                                 904% to less than 100%
2) 2.5%                                 100% to less than 105%
3) 3.0%                                 105% to less than 110%
4) 3.5%                                 110% to less than 115%
S) 4.0%                                 115% to less than 120%
6) 4.5%                                 120%

     Provided, however, if the NIBT for the applicable fiscal year is less than 90% the NIBT for the highest of the three preceding fiscal years, the amount of any annual bonus shall be subject to the absolute discretion of the Company.

     (b) In addition to the annual bonus provided for in paragraph (a) above, Executive shall be entitled to receive two (2) special one-time bonuses if NIBT reaches or exceeds the amount stated below. If NIBT reaches $3,500,000.00 on or before fiscal year ending December 31, 1999, Executive shall be paid a bonus of $75.000.00. If NIBT reaches $4,000,000.00 by fiscal year ending December 31, 2000, Executive shall be paid a bonus of $150,000.00 or if NIBT reaches $4,000,000.00 by fiscal year ending December 31, 2001, Executive shall be paid a bonus of $100,000.00.

     (c) Upon a Change of Control, the Executive will thereupon earn and be paid a bonus equal to the greater of $1,000,000.00 or two percent (2%) of the sales proceeds (or, if the consideration paid to the Company or Highland Bank or their stockholders is not cash, the fair and reasonable value of the stock or other consideration paid or transferred to the Company, Highland Bank, or their shareholders) less the Executive's earnings under the Performance Award Agreement with the Company. If the Company or Highland Bank is taken public wit a share offering of one-third (1/3) or more of the total outstanding shares (after inclusion of any shares offered in the public offering), Executive shall have the right and option of being issued up to two percent (2%) of the total outstanding shares to be offset by a reduction in the amount to which the Executive is entitled to receive under the Performance Award Agreement equal to the value of the shares issued to the Executive.

     (d) The Executive shall participate in all retirement, welfare, deferred compensation, life and health insurance (including medical, dental and hospitalization under a Blue Cross Blue Shield group plan at a minimum), vacation, and other benefit plans or programs of the Company or its subsidiaries now or hereafter applicable to the Executive or applicable generally to employees of the Company or its subsidiaries or to a class of employees that includes senior executives of the Company or its subsidiaries; provided that during any period during the Term that the Executive is subject to a Disability, the amount of the Executive's base annual salary provided under this Section 3 shall be reduced by the sum of the amounts, if any, paid to the Executive for the same period under any disability benefit plan of the Company or any of its subsidiaries.

     (e) The Company shall provide to the Executive an automobile owned or leased by the Company of a make and model appropriate to the Executive's position.

     (f) The Company shall reimburse the Executive's reasonable expenses for dues and capital assessments for country club and dining club memberships currently held by the Executive.

     (g) The Company, at its expense, shall provide the Executive a life insurance policy with death benefit of a minimum of $1,000,000.00 through age 60.

     (h) The Company, at its expense, shall continue to provide the Executive a disability insurance policy with minimum monthly benefits equal to the amount of the Executive's base salary (or the highest percentage of base salary available from time to time) commencing no later than 180 days after commencement of Disability.

     (i) Executive shall be paid a bonus of $90,000.00 for fiscal year ended December 31, 1997. Executive and Company each acknowledge that such bonus has been paid to and received by Executive.

     4. Termination: Severance Pay.

     (a) The Executive's employment under this Agreement may be terminated only as follows:
                  (i)  by the Company for Cause by delivery
                       of a Notice of Termination to the Executive;

                  (ii) by the Company by delivery of a
                       notice of non-renewal pursuant to Section 2;

                  (iii) by the Company by delivery of a
                       Notice of Termination to the Executive within a one (1) year period beginning on the day after a Change of Control;

                  (iv) by the Executive by delivery of a
                       Notice of Termination to the Company within a one (1) year period beginning on the day after a Change in Control;

                  (v)  by the Executive by delivery of a
                       notice of non-renewal pursuant to Section 2.

     (b) If the Executive's employment with the Company is terminated by the Company for Cause, the Company shall pay to the Executive within fifteen days after the Termination Date a lump sum cash payment equal to the Accrued Compensation.

     (c) If the Executive's employment with the Company is terminated by the Company other than for Cause (e.g., if the Executive is terminated by the Company following a Change of Control or if the Company elects not to renew the Executive's employment under Section 2 by giving notice of non-renewal under
Section 2) or by the Executive following a Change of Control, in addition to other rights and remedies available in law or equity, it any, the Executive shall be entitled to receive, and the Company agrees to pay or provide all of the following:

                  (i)  the Company shall pay the Executive
                       in cash within fifteen days of the Termination Date an amount equal to all Accrued Compensation;

                  (ii) the Company shall pay to the
                       Executive in cash at the end of each of the 36 consecutive calendar moths following the Termination Date as amount equal to one-twelfth (1/12th) of the cash compensation from salary and bonus during the fiscal year preceding the Termination Date. Provided, however, that if payments under this clause (ii) are made as a result of or following a Change of Control, then the member of months of payment hereunder shall be reduced by the number of month, the Executive is employed with the successor organization following the Change of Control; and

                  (iii) for the period from the Termination
                       Date through the date that Executive attains the age of 65 (the "Continuation Period"), the Company shall, at its expense, continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided to the Executive at any time during the year prior to the Change in Control. The coverage and benefits (including deductibles and costs) provided in this Section 4(c)(iii) during the Continuation Period shall be no less favorable to the Executive and his dependents and beneficiaries than the most favorable of such coverages and benefits during the period referred to In the preceding sentence. Provided, however, that if the Executive is provided the foregoing benefits by a successor employer following a Change of Control, then the Company shall only be required to provide the benefits to the extent the successor's benefits are not equal. Provided further that the life insurance provided for under Section 2(h) shall only be continued through age 60.

     (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive In any subsequent employment, except as specifically provided in (c) (iii) above.

     5. Trade Secrets. The Executive shall not, at any time, either during the Term of his employment or after the Termination Date, if such Termination is for Cause, use or disclose any

Trade Secrets of the Company, except in fulfillment of his duties as the Executive during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form.

6. Non-Competition.

     (a) In the event that the Executive's employment under this Agreement shall be terminated and the Company has met, or is current with, its obligations under Section 4 (c) above, for one year following the Termination Date, the Executive shall not, directly or indirectly, own, operate, be employed by, be a director of, act as a consultant for, be associated with, or be a partner or have proprietary interest in, any enterprise, partnership, association, corporation, joint venture, or other entity, which is competitive with the business of Highland Bank, in any county in any state where Highland Bank has an office or other place of business at the Termination Date. Offices and other places of business of Successors and Assigns of the Company shall nor be considered in determining the prohibited geographical area. Notwithstanding the foregoing, this Section 6 shall not apply at any time after a Change of Control shall have occurred.

     (b) The parties have entered into this Section 6 of this Agreement in good faith and for the reasons set forth in the recitals hereto and assume that this Agreement is legally bind. If, for any reason, this Agreement is not binding because of its geographical scope or because of its term, then the parties agree that this Agreement shall be deemed effective to the widest geographical area and/or the longest period of tune (but not in excess of one year) as the case may be legally enforceable.

     (c) The Executive acknowledges that the rights and privileges granted to the: Company in this Section 6 are of special and unique character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a breach thereof by the Executive of this Agreement will cause the Company great and irreparable injury and damage. Accordingly, the Executive hereby agrees that the Company shall be entitled to remedies of injunction, specific performance or other equitable relief to prevent a breach of the Section 6 of this Agreement by the Executive. This provision shall not be construed as a waiver of any other rights or remedies the Company may have at law or in equity for damages or otherwise.

     7. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided that all notices to the Company shall be directed to the attention of the Board of Directors with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof.

     8. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Alabama without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in the State of Alabama.

     10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     11. Entire Agreement. This Agreement constitutes the entire agreement between the panties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

     12. Headings. The headings of Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     14. Successors: Binding Agreement.
     (a) This Agreement shall be binding upon and shall inure to tile benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

     (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

     15. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     (a) "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the Termination Date but not paid as of the Termination Date including, without limitation (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, and
(iii) bonuses.

     (b) The termination of the Executive's employment shall be for "Cause" if it is a result of:

                  (i)  any act that constitutes, on the part
                       of the Executive, fraud or dishonesty, or

                  (ii) the conviction of the Executive of a
                       felony; or

                  (iii) the suspension or removal of the
                       Executive by federal or state banking regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time;

     (c) A "Change in Control" shall mean the occurrence during the Term of any of the following events:

                  (i)  An acquisition after the effective
                       date hereof of any voting securities of the Company or Highland Bank (the "Voting Securities") by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20%; or more of the combined voting power of the Company's or Highland Bank's then outstanding Voting Securities;

                  (ii) The individuals who, as of the date
                       of this Agreement, are members of the Board of Directors of the Company or Highland Bank (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's or Highland Bank's stockholders, of any new director was approved by a vote of at lest two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

                  (iii) Approval by stockholders of the Company of:

                        (A) A merger, consolidation or reorganization involving the Company, unless


                          (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and


                          (2) the individual who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving
                               Corporation.

                        (B)  A complete liquidation or
                             dissolution of the Company; or

                            (C) An agreement for the sale or other dispensation of all or substantially all of the assets of the Company or Highland Bank to any Person (other than a transfer to the Company).

                       (iv) Approval by the stockholder of Highland Bank of (A)
                            a merger, consolidation or reorganization of Highland Bank (unless the successor or survivor continues to be a subsidiary of the Company or the merger is into the Company) or (B) a sale of all or substantially all of the operating assets of Highland Bank.

     (d) "Continuation Period" shall have the meaning ascribed to it in Section 4(c) (iii).

     (e) "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Company for a period of 180 consecutive days, as determined by an independent physician selected with the approval of both the Company and the Executive (or his guardian or attorney-in-fact if he is unable to select).

     (f) "Notice of Termination" shall mean a written notice of termination of employment from the Company or the Executive which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     (g) "Performance Award Agreement" means that certain Performance
Award Agreement between the Company and the Employee executed simultaneously herewith.

     (h) "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company or Highland Bank (including this Agreement), whether by merger, operation of law or otherwise.

     (i) "Termination Date" shall mean the date specified in the Notice of Termination.

     (j) "Trade Secrets" shall mean any information, including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, information on customers, or a list of actual or potential customers or suppliers, which: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) Is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and it seal to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed and sealed this Agreement, effective as of the date first above written.

                                      "COMPANY"

        ATTEST:                          ALABAMA BANCORP., INC.
        BY: /s/ SANDRA BULLOCK         By: /s/ J.T. STEPHENS
        -------------------------      -------------------------------------
           ITS:  Assistant Secretary          J. T. Stephens, Vice Chairman
           -------------------------

        (CORPORATE SEAL)

                                         "EXECUTIVE:


                                         /s/ LARRY R. MATHEWS    (L.S.)
                                        -------------------------
                                             LARRY R. MATHEWS

EXHIBIT A
               EXAMPLES OF BONUS COMPUTATION UNDER Section  3(a)

Assume 12-31-97 NIBT is $3mm, then:
      1.   If 12-98 NIBT is 108% higher, or $3,240k, then 3% X $3,240k =
           $97,200.00 bonus.

      2.   If 12-98 NIBT is 113% higher, or $3,390k, then 3.5% X $3,390k
           = $118,650.00 bonus.

      3.   If 12-98 NIBT is 121% higher, or $3,630k, then 4.5% X $3,630k
           = $163,350.00 bonus.

Assume 12-31-99 NIBT is $4mm and the highest in last 3 years, then:

4. If 12-31-2000 NIBT is 12% higher, or $4,480k, then 3.5% = $156,800.00.

                                                                        Annex G

                          PERFORMANCE REWARD AGREEMENT


         THIS PERFORMANCE REWARD AGREEMENT (the "Agreement") is made and entered into by and between Alabama Bancorp., Inc. (the "Corporation") and Larry R. Mathews ("Mathews") as of January l, 1998.

                                    RECITALS:

         A. The Corporation desires to grant to Mathews 100 Performance Reward Units (hereinafter defined) with each PRU granting the right to Mathews to receive, upon his exercise of a PRU, an amount of cash equal to one percent (1%) of a percentage of the increase in the Adjusted Net Worth (hereinafter defined) of the Corporation from December 31, 1997 through the end of the fiscal year preceding the date of the exercise. The percentage of the increase in the Adjusted Net Worth to be paid to Mathews will be based upon (i) Mathews' years of service in the employment of the Corporation and (ii) the Cumulative Average Yearly Return On Equity (hereinafter defined) from December 31, 1997, all as more fully explained in this Agreement.

         B. Mathews desires to obtain the Performance Reward Units on the terms set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the Corporation and Mathews agree as follows:

         1. Definitions: As used herein, the following terms shall have the following meanings:

                  (a) "Adjusted Net Worth" means the net worth (net worth meaning total assets minus total liabilities) of the Corporation as determined by its public auditors in accordance with generally accepted accounting principles, consistently applied, as of the end of each fiscal year, adjusted to exclude items beyond management control which increase or decrease the yearly net worth. For example, some of the items to be included and excluded are (i) the additional input of capital which, for example, would increase the net worth through other than management achievement or profitability, (ii) the redemption by the Corporation of its stock which would lower its net worth through other than management impact, (iii) capital gains or losses on miscellaneous equity investments of the Corporation held as of January l, 1998, such as Synovus or EBSCO Industries, Inc., and (iv) the payment by the Corporation of dividends which would lower the net worth through other than management impact.

                  (b) "Increase in Net Worth" means the amount by which the Adjusted Net Worth as of the end of a fiscal year of the Corporation exceeds the Base Book Value.

                  (c) "Performance Reward Unit" or "PRU". A Performance Reward Unit or PRU is the right to receive an amount of cash from the Corporation at the date of exercise. Each PRU entitles Mathews to receive an amount equal to one percent (1%) of the Applicable Percentage multiplied times the Increase in Net Worth.

                  (d) "Base Book Value" means $17,603,000.00, representing the Adjusted Net Worth as of December 31, 1997.

                  (e) "Applicable Percentage" means the percentage to be multiplied by the Increase in Net Worth in calculating the value of each PRU. The Applicable Percentage is a function of both Mathews years of employment after December 31, 1997 and the Cumulative Average Yearly Return on Equity after December 31, 1997. The Applicable Percentage is determined by using Schedule A attached hereto. For example, if Mathews were employed nine (9) years and the Cumulative Average Yearly Return on Equity were 12%, the Applicable Percentage would be .7%.

                  (f) "Cumulative Average Yearly Return On Equity" shall mean the percentage return or increase on a cumulative basis for the Corporation's equity, using the Base Book Value as beginning equity and using the Adjusted Net Worth at the end of each year thereafter in calculating the increase in equity and the percentage return on equity. For convenience, Schedule B sets forth the Cumulative Average Yearly Return On Equity based upon up to twenty (20) years of employment and an Increase in Net Worth from the Base Book Value up to $654,856,771. For example, if Mathews were employed nine (9) years and there were an Increase in Net Worth to $48,814,505, then the Cumulative Average Yearly Return On Equity would be twelve percent (12%). The

Cumulative Average Yearly Return On Equity shall be calculated applying the methodology reflected in Schedule B.

                  (g) "Change In Control" shall have the same meaning given such term in the Employment Agreement between the Corporation and Mathews.

                  (h) "Successors and Assigns" shall have the same meaning given such term in the Employment Agreement between the Corporation and Mathews.

2. Grant.

                  The Corporation hereby grants Mathews 100 PRU's. Mathews may exercise any one or more of 100 PRU's hereby granted at any time within 180 days after the end of each fiscal year after determination of the Adjusted Net Worth for each such fiscal year pursuant to this Agreement. Since years of employment service with the Corporation is one variable applied in determining the amount to be paid to Mathews, exercise of one or more of the PRU's terminates any future opportunity for participation in future adjusted book value growth for those PRU's exercised.

3. Calculation of Increase in Net Worth.

                  The Corporation's Increase in Net Worth from December 31, 1997 will be determined annually as of the end of each fiscal year based on the audited net worth, increased or decreased by adjustments as described in Section 1(a) above, with each years Adjusted Net Worth to be the base from which the following fiscal year's Adjusted Net Worth is determined. The adjustments to the audited net worth as described in Section 1(a) above, shall be determined in the reasonable, good faith judgment of the Chairman of the Board of the Corporation each year within 120 days after the end of each fiscal year. The Chairman shall deliver to Mathews a schedule of the calculation (including a description of each adjustment) within the 120 day period.

4. Payment

                  Within thirty (30) days after exercise of a PRU, the Corporation agrees to pay Mathews, for each PRU so exercised, an amount equal to one percent (1%) of the sum calculated by multiplying the Applicable Percentage times the Increase in Net Worth. For convenience, Schedule C attached hereto sets forth the amount which would be payable to Mathews if all 100 PRU's were exercised, and if fewer than 100 PRU's were exercised then the value of each PRU would be one percent (1%) of the amount stated in Schedule C. For example, if Mathews were employed for nine (9) years and the Cumulative Average Yearly Return On Equity were twelve percent (12%), the amount to be paid to Mathews if all 100 PRU's were exercised would be $217,481.

5. Special Condition.

                  If there is a Change of Control after January 1, 1998, the value of each PRU will be calculated as if the years of employment were 20. Thus, a Change In Control causes each PRU to be valued as if Mathews had completed 20 years of employment service whether or not actually achieved at the time of the Change In Control, but all other variables in calculating the value of each PRU shall not be affected by the Change In Control.

6. Modification and Waiver.

                  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Mathews and the Corporation. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

7. Governing Law.

                  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Alabama without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in the State of Alabama.

8. Entire Agreement.

                  This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

9. Headings.

                  The headings of Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

10. Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11. Successors: Binding Agreement.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the Corporation, its Successors and Assigns and the Corporation shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place.

                  (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Mathews, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Mathews legal personal representative.

         IN WITNESS WHEREOF, the parties hereto hereby executed this Agreement as of the date first written above.


                                                        ALABAMA BANCORP., INC.

                                                        BY:  /s/ J.T.  STEPHENS
                                                           --------------------
                                                        ITS:     Vice Chairman


                                                        /s/ LARRY R. MATHEWS
                                                        --------------------
                                                        LARRY R. MATHEWS

                                   SCHEDULE A


                     PERCENT OF ADJ. BK. VALUE FROM 12/31/97

PERCENT OF FUTURE BOOK VALUE

YEAR              >15%          14.00%           13.00%           12.00%          11.00%           10.00%
1                1.00%           0.90%            0.80%            0.70%           0.60%            0.50%
2                1.00%           0.90%            0.80%            0.70%           0.60%            0.50%
3                1.00%           0.90%            0.80%            0.70%           0.60%            0.50%
4                1.00%           0.90%            0.80%            0.70%           0.60%            0.50%
5                1.00%           0.90%            0.80%            0.70%           0.60%            0.50%
6                1.00%           0.90%            0.80%            0.70%           0.60%            0.50%
7                1.00%           0.90%            0.80%            0.70%           0.60%            0.50%
8                1.00%           0.90%            0.80%            0.70%           0.60%            0.50%
9                1.00%           0.90%            0.80%            0.70%           0.60%            0.50%
10               1.00%           0.90%            0.80%            0.70%           0.60%            0.50%
11               1.10%           0.90%            0.80%            0.70%           0.60%            0.50%
12               1.20%           1.00%            0.80%            0.70%           0.60%            0.50%
13               1.30%           1.10%            0.90%            0.70%           0.60%            0.50%
14               1.40%           1.20%            1.00%            0.80%           0.60%            0.50%
15               1.50%           1.30%            1.10%            0.90%           0.70%            0.50%
16               1.60%           1.40%            1.20%            1.00%           0.80%            0.60%
17               1.70%           1.50%            1.30%            1.10%           0.90%            0.70%
18               1.80%           1.60%            1.40%            1.20%           1.00%            0.80%
19               1.90%           1.70%            1.50%            1.30%           1.10%            0.90%
20               2.00%           1.80%            1.60%            1.40%           1.20%            1.00%

                                   SCHEDULE B

FUTURE VALUE ANALYSIS

BASE BOOK VALUE                  $17,603,000

YEAR         20.00%          19.00%         18.00%         17.00%          16.00%         15.00%
1        21,123,600      20,947,570     20,771,540     20,595,510      20,419,480     20,243,345
2        25,348,320      24,927,608     24,510,417     24,096,747      23,686,597     23,279,968
3        30,417,984      29,663,854     28,922,292     28,193,194      27,476,452     26,771,963
4        36,501,581      35,299,986     34,128,305     32,988,037      31,872,685     30,787,767
5        43,601,897      42,006,983     40,271,400     38,693,883      36,972,314     35,406,921
6        52,662,276      49,988,310     47,520,252     45,154,585      42,887,884     40,716,809
7        63,074,732      59,486,089     56,073,897     52,830,865      49,749,946     46,824,330
8        75,689,678      70,788,446     66,167,199     61,812,112      57,709,937     53,847,979
9        90,827,614      84,238,251     78,077,294     72,320,171      66,943,427     61,925,176
10      108,993,136     100,243,519     92,131,207     84,614,600      77,654,492     71,213,953
11      130,791,763     119,289,787    108,714,825     98,999,082      90,079,210     81,896,046
12      156,950,116     141,954,847    128,283,493    115,828,926     104,491,884     94,180,453
13      188,340,139     168,926,268    151,374,522    135,519,844     121,210,585    108,307,520
14      226,008,167     201,022,259    178,621,936    158,558,217     140,604,279    124,553,649
15      271,209,801     239,216,488    210,773,884    185,513,114     163,100,964    143,236,696
16      325,451,761     284,667,621    248,713,183    217,050,343     189,197,118    164,722,200
17      390,542,113     338,754,468    293,481,556    253,948,902     219,468,657    189,430,530
18      468,650,536     403,117,817    346,308,236    297,120,215     254,583,642    217,845,110
19      562,380,643     479,710,203    408,643,719    347,630,651     295,317,025    250,521,876
20      674,856,771     570,855,141    482,199,588    406,727,862     342,567,749    288,100,158


                                   SCHEDULE B

FUTURE VALUE ANALYSIS
BASE BOOK VALUE                  $17,603,000

YEAR         14.00%         13.00%         12.00%          11.00%          10.00%
1        20,067,420     19,891,390     19,715,360      19,539,330      19,363,300
2        22,876,859     22,477,271     22,081,203      21,688,656      21,299,630
3        26,079,619     25,399,318     24,730,948      24,074,408      23,429,593
4        29,730,766     28,701,227     27,698,661      26,722,593      25,772,552
5        33,893,073     32,432,388     31,022,601      29,662,079      28,349,808
6        38,638,103     36,648,597     34,745,201      32,924,907      31,184,788
7        44,047,438     41,412,914     38,914,625      36,546,647      34,303,267
8        50,214,079     46,796,593     43,584,380      40,566,778      37,733,594
9        57,214,079     52,880,150     48,814,505      45,029,124      41,506,953
10       65,258,217     59,754,570     54,672,246      49,982,328      45,657,649
11       74,394,367     67,522,664     61,232,916      55,480,384      50,223,413
12       84,809,579     76,300,610     68,580,865      61,583,226      55,245,755
13       96,682,920     86,219,689     76,810,569      68,357,381      60,770,330
14      110,218,528     97,428,249     86,027,838      75,876,693      66,847,363
15      125,649,122    110,093,921     96,351,178      84,223,129      73,532,100
16      143,239,999    124,406,131    107,913,319      93,487,673      80,885,309
17      163,293,599    140,578,928    120,862,918     103,771,317      88,973,840
18      186,154,703    158,854,189    135,366,468     115,186,162      97,871,224
19      212,216,362    179,505,234    151,610,444     127,856,640     107,658,347
20      241,926,652    202,840,914    169,803,697     141,920,870     118,424,182

                                   SCHEDULE C
                     EXAMPLES OF THE VALUE OF 100 PRV UNITS

COMPENSATION AMOUNT AVAILABLE

YEAR         20.00%          19.00%         18.00%         17.00%          16.00%         15.00%
1            35,206          33,446         31,685         29,925          28,165         26,405
2            77,453          73,246         69,074         64,937          60,836         56,770
3           128,150         120,609        113,193        105,902          98,735         91,690
4           188,986         176,970        165,253        153,830         142,697        131,848
5           261,989         244,040        226,684        209,907         193,693        178,029
6           349,593         323,853        299,173        275,516         252,849        231,138
7           454,717         418,831        384,709        352,279         321,469        292,213
8           580,867         531,854        485,842        442,091         401,069        362,450
9           732,246         666,353        604,743        547,172         493,405        443,222
10          913,901         826,405        745,282        670,116         600,515        536,110
11        1,245,076       1,118,555      1,002,230        895,357         797,238        707,224
12        1,672,165       1,492,222      1,328,168      1,178,711       1,042,667        918,929
13        2,219,583       1,967,202      1,739,030      1,532,919       1,346,899      1,179,159
14        2,917,672       2,567,870      2,254,265      1,973,373       1,722,018      1,497,309
15        3,804,102       3,324,202      2,897,583      2,518,652       2,182,469      1,884,505
16        4,925,580       4,273,034      3,697,763      3,191,157       2,745,506      2,353,907
17        6,339,965       5,459,575      4,689,935      4,017,880       3,431,716      2,921,068
18        8,118,856       6,939,267      5,916,694      5,031,310       4,265,652      3,604,358
19       10,350,775       8,780,037      7,429,774      6,270,525       5,276,566      4,425,459
20       13,145,075      11,065,043      9,291,932      7,782,497       6,499,295      5,409,943


                                   SCHEDULE C
                     EXAMPLES OF THE VALUE OF 100 PRV UNITS

COMPENSATION AMOUNT AVAILABLE

YEAR         14.00%         13.00%         12.00%          11.00%         10.00%
1            22,180         18,307         14,787          11,618          8,802
2            47,465         38,994         31,347          24,514         18,483
3            76,290         62,371         49,896          38,828         29,133
4           109,150         88,786         70,670          54,718         40,848
5           146,611        118,635         93,937          72,354         53,734
6           189,316        152,365        119,995          91,931         67,909
7           238,000        190,479        149,181         113,662         83,501
8           293,500        233,549        181,870         137,783        100,653
9           356,769        282,217        218,481         164,557        119,520
10          428,897        337,213        259,485         194,276        140,273
11          511,122        399,357        305,409         227,264        163,102
12          672,066        469,581        356,845         263,881        188,214
13          869,879        617,550        414,453         304,526        215,837
14        1,111,386        798,252        547,399         349,642        246,222
15        1,404,600      1,017,400        708,734         466,341        279,645
16        1,758,918      1,281,638        903,103         607,077        379,694
17        2,185,359      1,598,687      1,135,859         775,515        499,596
18        2,696,827      1,977,517      1,413,162         975,832        642,146
19        3,308,427      2,428,534      1,742,097       1,212,790        810,498
20        4,037,826      2,963,807      2,130,810       1,491,814      1,008,212

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         A.    Restated Articles of Incorporation and Bylaws.

         The Registrant's Restated Articles of Incorporation provide that it will indemnify, and upon request advance expenses to, any person (or his estate) who was or is a party to any legal proceeding because he is or was a director, officer or employee of BancorpSouth, or is or was serving at the request of BancorpSouth as a director, officer, partner, trustee, employee or agent of another corporation, partnership, or other entity, against any liability incurred in that proceeding (A) to the full extent permitted by the MBCA, and
(B) despite the fact that such person did not meet the standard of conduct specified in the MBCA or would be disqualified for indemnification under the MBCA, if a determination is made that (i) the person seeking indemnity is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, and (ii) his acts or omissions did not constitute gross negligence or willful misconduct. A request for reimbursement or advancement of expenses prior to final disposition of the proceeding must be accompanied by an undertaking to repay the advances if it is ultimately determined that he did not meet the requisite standard of conduct but it need not be accompanied by an affirmation that the person seeking indemnity believed he has met the standard of conduct.

         The Registrant's Bylaws provide that it will indemnify officers and directors who are a party to any legal proceeding because he is or was an officer or director of BancorpSouth against any expenses or awards in connection therewith if he acted in good faith and in a manner he reasonably believed to be in the best interest of BancorpSouth and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant also will indemnify officers and directors who are a party to any derivative suit with respect to the Registrant because that person is or was an officer or director of the Registrant, against expenses incurred in connection with that action unless he is found to have acted without good faith and without that degree of care, diligence and skill which ordinarily prudent men would exercise in similar circumstances and in like positions, unless, despite such finding of liability, the court determines that he is entitled to indemnity. The Bylaws also provide that the Registrant may (i) advance to the officer or director the expenses incurred in defending a proceeding upon receipt of an undertaking that he will repay amounts advanced unless it ultimately is determined that he is entitled to be indemnified, and (ii) purchase and maintain insurance on behalf of an officer or director against any liability arising out of his acting as such.

         B.    Mississippi Business Corporation Act.

         In addition to the foregoing provisions of the Registrant's Restated Articles of Incorporation and Bylaws, directors, officers, employees and agents of the Registrant and its subsidiaries may be indemnified by the Registrant pursuant to Sections 79-4-8.50 through 79-4-8.58 of the MBCA.

         C.    Insurance.

         The Registrant maintains and pays premiums on an insurance policy on behalf of its officers and directors against liability asserted against or incurred by such persons in or arising from their capacity as such.

         D.    SEC Policy On Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the

Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21.              EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)          Exhibits

      EXHIBIT
      NUMBER      DESCRIPTION OF EXHIBITS
         2.1   --    Agreement and Plan of Merger, dated as of June 19, 1998, among the Registrant, Alabama
                     Bancorp., Inc., Highland Bank and First Community Bank of The South
         3.1   --    Restated Articles of Incorporation of the Registrant (1)
         3.2   --    Amendment to Articles of Incorporation of Registrant, as filed on May 4, 1994 (1)
         3.3   --    Bylaws of the Registrant, as amended (2)
         5.1   --    Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company
         8.1   --    Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, as to
                     tax matters
         8.2   --    Opinion of Bradley Arant Rose & White LLP, as to tax matters
         10.1  --    Stock Option Agreement, dated as of June 19, 1998, between the Registrant and Alabama
                     Bancorp., Inc.
         11.1  --    Statement re computation of earnings per share (3)
         21.1  --    List of subsidiaries of the Registrant (3)
         23.1  --    Consent of KPMG Peat Marwick LLP
         23.2  --    Consent of Ernst & Young LLP
         23.3  --    Consent of Arthur Andersen LLP
         23.4  --    Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (included in opinions filed as Exhibits 5.1 and 8.1)
         23.5  --    Consent of Alex Sheshunoff & Co. Investment Banking
         23.6  --    Consent of Bradley Arant Rose & White LLP (included in opinion filed as Exhibit 8.2)
         24.1  --    Power of Attorney (included on page II-5)

[FN]
         ------------------
         (1) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form S-4, filed on January 5, 1995.

         (2) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form 8-A filed on May 14, 1999.

         (3) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.


ITEM 22.       UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on September 8, 1998.

                                           BANCORPSOUTH, INC.

                                           By:   /s/ Aubrey B. Patterson
                                                 --------------------------
                                                 Aubrey B. Patterson
                                                 Chairman of the Board and
                                                 Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aubrey B. Patterson and L. Nash Allen, Jr., and each of them, his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Post-Effective Amendment to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or be in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                      Title                                      Date
/s/ Aubrey B. Patterson                   Chairman of the Board, Chief               September 8, 1998
-----------------------------------
Aubrey B. Patterson                       Executive  Officer, Director (principal
                                          executive officer)

s/ L. Nash Allen, Jr.                     Treasurer and Chief Financial              September 8, 1998
-----------------------------------
L. Nash Allen, Jr.                        Officer (principal financial and
                                          accounting officer)

/s/ Shed H. Davis                         Director                                   September 8, 1998
-----------------------------------
Shed H. Davis

/s/ Hassell H. Franklin                   Director                                   September 8, 1998
-----------------------------------
Hassell H. Franklin

/s/ Fletcher H. Goode, M.D.               Director                                   September 8, 1998
-----------------------------------
Fletcher H. Goode, M.D.

/s/ W. G. Holliman, Jr.                   Director                                   September 8, 1998
-----------------------------------
W. G. Holliman, Jr.

Name                                      Title                                      Date
/s/ A. Douglas Jumper                     Director                                   September 8, 1998
-----------------------------------
A. Douglas Jumper

/s/ Turner O. Lashlee                     Director                                   September 8, 1998
-----------------------------------
Turner O. Lashlee

/s/ Alan W. Perry                         Director                                   September 8, 1998
-----------------------------------
Alan W. Perry

/s/ Travis E. Staub                       Director                                   September 8, 1998
-----------------------------------
Travis E. Staub

/s/ Dr. Andrew R. Townes                  Director                                   September 8, 1998
-----------------------------------
Dr. Andrew R. Townes

/s/ Lowery A. Woodall                     Director                                   September 8, 1998
-----------------------------------
Lowery A. Woodall

                                 EXHIBIT INDEX

      EXHIBIT
      NUMBER      DESCRIPTION OF EXHIBITS
      -------     -----------------------
         2.1   --    Agreement and Plan of Merger, dated as of June 19, 1998, among the Registrant, Alabama
                     Bancorp., Inc., Highland Bank and First Community Bank of The South
         3.1   --    Restated Articles of Incorporation of the Registrant (1)
         3.2   --    Amendment to Articles of Incorporation of Registrant, as filed on May 4, 1994 (1)
         3.3   --    Bylaws of the Registrant, as amended (2)
         5.1   --    Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company
         8.1   --    Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, as to
                     tax matters
         8.2   --    Opinion of Bradley Arant Rose & White LLP, as to tax matters
         10.1  --    Stock Option Agreement, dated as of June 19, 1998, between the Registrant and Alabama
                     Bancorp., Inc.
         11.1  --    Statement re computation of earnings per share (3)
         21.1  --    List of subsidiaries of the Registrant (3)
         23.1  --    Consent of KPMG Peat Marwick LLP
         23.2  --    Consent of Ernst & Young LLP
         23.3  --    Consent of Arthur Andersen LLP
         23.4  --    Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (included in opinions filed as Exhibits 5.1 and 8.1)
         23.5  --    Consent of Alex Sheshunoff & Co. Investment Banking
         23.6  --    Consent of Bradley Arant Rose & White LLP (included in opinion filed as Exhibit 8.2)
         24.1  --    Power of Attorney (included on page II-5)

         (1) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form S-4, filed on January 5, 1995.

         (2) Incorporated by reference to exhibits filed with the Registrant's Registration Statement on Form 8-A filed on May 14, 1999.

         (3) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.